Filed Pursuant to Rule 424(b)(3)
Registration No. 333-193458

Prospectus Supplement

(to Prospectus dated December 29, 2014)

This Prospectus Supplement supplements and amends the prospectus dated December 29, 2014, relating to the offering and resale by the selling stockholders identified in the prospectus of up to 1,467,244 shares of our common stock, par value $0.01. These shares consist of 1,440,140 shares of our common stock that were issued pursuant to a subscription agreement, dated as of December 19, 2013, and 27,104 shares of our common stock underlying warrants that were previously issued to certain of the selling stockholders in December 2011 in connection with our acquisition of Biocontrol Ltd. All share numbers above reflect an adjustment for our 1-for-50 reverse stock split effected on August 3, 2015.

This prospectus supplement incorporates into our prospectus the information contained in our attached:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission on March 30, 2016;
•	Current Reports on Form 8-K, which were filed with the Securities and Exchange Commission on January 8, 2016, January 19, 2016, March 29, 2016, April 8, 2016, April 14, 2016 and April 20, 2016.

You should read this prospectus supplement in conjunction with the prospectus, including any supplements and amendments thereto. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in the prospectus supplement supersedes the information contained in the prospectus.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any supplements and amendments thereto.

Our common stock is listed on the NYSE MKT under the symbol “APHB.” On April 20, 2016, the last reported sale price of our common stock on the NYSE MKT was $3.17 per share.

Investment in our common stock involves risks. See “Risk Factors” on page 5 of the prospectus, as updated or superseded by the “Risk Factors” section beginning on page 22 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Neither the Securities and Exchange Commission nor any state securities commission has passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 21, 2016.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒    ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2015

or

☐    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                     to

Commission File Number 001-37544

AMPLIPHI BIOSCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Washington	91-1549568

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation and organization)

3579 Valley Centre Drive

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 800-4868

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NYSE MKT

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.     Yes   ☐     No   ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act.      Yes   ☐     No   ☒

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes   ☒     No   ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes   ☒     No   ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).      Yes   ☐     No   ☒

As of June 30, 2015, the aggregate market value of voting stock held by non-affiliates of the Registrant, based on the closing price of the Common Stock on June 30, 2015 (the last business day of the Registrant’s most recently completed second quarter) as quoted on the OTCQB, was approximately $37,554,000.

As of March 25, 2016, 5,883,503 shares of the Registrant’s Common Stock were outstanding.

TABLE OF CONTENTS

AMPLIPHI BIOSCIENCES CORPORATION

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report and certain information incorporated herein by reference contain forward-looking statements, which are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. These statements relate to future events, results or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or events to be materially different from any future results, performance or events expressed or implied by the forward-looking statements. Forward-looking statements in this report include, but are not limited to, statements regarding:

·	our estimates regarding anticipated operating losses, capital requirements and needs for additional funds;
·	the impact of our disagreement with one of our principal stockholders on our ability to raise additional capital and the ultimate outcome of that disagreement;
·	our ability to manufacture, or otherwise secure the manufacture of, sufficient amounts of our product candidates for our preclinical studies and clinical trials;
·	our clinical development plans, including planned clinical trials;
·	our research and development plans, including our plans to initiate a clinical trial of AB-SA01 for the treatment of wounds infected with S. aureus in the first half of 2016;
·	our ability to select combinations of phages to formulate our product candidates;
·	the safety and efficacy of our product candidates;
·	the anticipated regulatory pathways for our product candidates;
·	our ability to successfully complete preclinical and clinical development of, and obtain regulatory approval of our product candidates and commercialize any approved products on our expected timeframes or at all;
·	the content and timing of submissions to and decisions made by the U.S. Food and Drug Administration, or FDA, and other regulatory agencies;
·	our ability to leverage the experience of our management team;
·	our ability to attract and keep management and other key personnel;
·	the capacities and performance of our suppliers, manufacturers, contract research organizations, or CROs, and other third parties over whom we have limited control;
·	the actions of our competitors and success of competing drugs that are or may become available;
·	our expectations with respect to future growth and investments in our infrastructure, and our ability to effectively manage any such growth;
·	the size and potential growth of the markets for any of our product candidates, and our ability to capture share in or impact the size of those markets;
·	the benefits of our product candidates;
·	market and industry trends;
·	the effects of government regulation and regulatory developments, and our ability and the ability of the third parties with whom we engage to comply with applicable regulatory requirements;
·	the accuracy of our estimates regarding future expenses, revenues, capital requirements and need for additional financing;
·	our expectations regarding future planned expenditures;
·	our ability to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act;
our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act;
·	our ability to obtain, maintain and successfully enforce adequate patent and other intellectual property protection of any of our products and product candidates; and
·	our ability to operate our business without infringing the intellectual property rights of others.

In some cases, you can identify these statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or the negative of those terms, and similar expressions. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this Annual Report and are subject to risks and uncertainties. We discuss many of these risks in greater detail in the section entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

This Annual Report on Form 10-K includes trademarks and registered trademarks of AmpliPhi Biosciences Corporation. Products or service names of other companies mentioned in this Annual Report on Form 10-K may be trademarks or registered trademarks of their respective owners.

As used in this Annual Report, unless the context requires otherwise, the “Company,” “we,” “us” and “our” refer to AmpliPhi Biosciences Corporation and its wholly-owned subsidiaries.

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EXPLANATORY NOTE

Note Regarding Restatement of Previously Issued Consolidated Financial Statements

In this Annual Report on Form 10-K, we have restated historical financial statements for the year ended, December 31, 2014, three and six months ended June 30, 2014, three and nine months ended September 30, 2014 and three months ended June 30, 2015 to reflect a revision in accounting for basic and diluted earnings per share.

The error relates to the misapplication of Accounting Standards Codification No. 260, “Earnings Per Share,” or ASC 260, for two matters.

First, we did not properly consider the fact that outstanding shares of our Series B redeemable convertible preferred stock, in certain limited circumstances, have the right to receive additional dividends beyond their accruing dividends, which makes them participating securities. Therefore, consideration of this component of the preferred stock terms is included in computing basic earnings per share pursuant to the two-class method. The Company failed to make such adjustments to the basic income (loss) per share calculations for the prior periods discussed above.

Second, we did not properly account for the adjustments required to net income (loss) attributable to common stockholders in the calculation of diluted net income (loss) per share. The calculation of diluted net income (loss) per share requires that, to the extent that such securities are dilutive to income (loss) per share for the period, an adjustment to net income (loss) used in the calculation is required to remove the change in fair value of the liability classified warrants from the numerator for the period. Likewise, an adjustment to the denominator is required to reflect the related dilutive shares. Similarly, the diluted income (loss) per share calculation also requires an adjustment to net income (loss) used in the calculation to remove the change in the fair value of the Series B redeemable convertible preferred stock embedded derivative (if the Series B redeemable convertible preferred stock is dilutive), including any applicable accretion, and an adjustment to the denominator is required to reflect the related dilutive securities. The Company failed to make such adjustments to the diluted income (loss) per share calculations for the prior periods discussed above.

During the preparation process for this Annual Report on Form 10-K, we recomputed the basic and diluted income (loss) per share amounts for all periods to conform with the provisions of ASC 260.

In connection with this restatement, we revised our consolidated statement of operations for the year ended December 31, 2014, and applicable interim periods in 2014 and 2015 to reflect revised basic and diluted income (loss) per share. This adjustment had no impact on our balance sheets, reported loss from operations, net income (loss) attributable to common stockholders, statements of redeemable convertible preferred stock and stockholders’ equity, or our statements of cash flows and our cash and cash equivalents balances are unchanged for such periods.

Throughout this Annual Report on Form 10-K, amounts presented from current periods and prior period comparisons have been revised and labeled as “restated” and reflect the amounts on a restated basis.

Tables summarizing the effect of the restatement on the specific line items presented in our historical financial statements for the periods indicated are included in Note 3 – Significant Accounting Policies and Note 17 – Quarterly Financial Data of the notes to our consolidated financial statements included with this Annual Report on Form 10-K.

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PART I

Item 1.	BUSINESS

Company History

We were incorporated under the laws of the State of Washington in March 1989 as a wholly owned subsidiary of Immunex Corporation and began operations as an independent company in 1992 as Targeted Genetics Corporation.

In January 2011, we completed the acquisition of Biocontrol Ltd, which we refer to as Biocontrol, an antimicrobial biotechnology company based in the United Kingdom, with the goal of developing their phage therapy programs using funding from the sale of our legacy gene therapy assets.

On February 22, 2011, we changed our name to “AmpliPhi Biosciences Corporation.”

In November 2012, we completed the acquisition of Special Phage Holdings Pty Ltd, a company based in Australia, which we refer to as SPH, with the goal of combining SPH’s research on addressing the rapidly escalating problem of antibiotic resistance through the development of a series of bacteriophage-based treatments into our own development program.

In November 2015, our board of directors approved a plan for us to reincorporate as AmpliPhi Biosciences Corporation in the State of Delaware, subject to the approval of our stockholders. We may decide to abandon our plan to reincorporate in the State of Delaware at our election.

Company Overview

We are a biotechnology company focused on the discovery, development and commercialization of novel phage therapeutics. Phage therapeutics use bacteriophages, a family of viruses, to kill pathogenic bacteria. Phages have powerful and highly selective mechanisms of action that permit them to target and kill specific bacteria. We believe that phages represent a promising means to treat bacterial infections, especially those that have developed resistance to current therapies, including the so-called multi-drug-resistant or “superbug” strains of bacteria.

Our goal is to be the leading developer of phage therapeutics. We are combining our expertise in the manufacture of drug-quality bacteriophages and our proprietary approach and expertise in identifying, characterizing and developing naturally occurring bacteriophages with that of our collaboration partners in bacteriophage biology, synthetic biology and manufacturing, to develop second-generation bacteriophage products.

The extensive use of antibiotics since their discovery in the 1940s has resulted in drug resistance among many disease-causing bacteria. According to the U.S. Centers for Disease Control and Prevention, or CDC, resistance to antibiotics threatens to reverse many of the key medical advances of the last half-century. Examples of clinically important microbes that are rapidly developing resistance to available antimicrobials include bacteria that cause skin, bone, lung and bloodstream infections (e.g., S. aureus and methicillin-resistant S. aureus, or MRSA), pneumonia and lung infections in both community and hospital settings and cystic fibrosis patients (e.g., A. baumanii, P. aeruginosa, and K. pneumoniae), meningitis (e.g., S. pneumonia), urinary tract and gastrointestinal infections (e.g., E. coli and C. difficile). As phages kill bacteria in ways entirely unlike the mechanisms used by traditional antibiotics, we believe that multi-drug resistant bacteria will be susceptible to phage therapy. Furthermore, should resistant bacteria emerge, we believe it will remain possible to identify phages that can effectively kill these resistant bacteria.

Our lead product candidate is AB-SA01, for the treatment of S. aureus infections, including MRSA. We also have another product candidate in earlier stage development, AB-PA01 for the treatment of P. aeruginosa infections, and an additional discovery program, AB-CD01 for the treatment of C. difficile infections.

We are developing our phage product candidates using a proprietary discovery and development platform, which is designed for rapid identification, characterization and manufacturing of multiple phage therapeutics. Each product candidate combines several carefully chosen phages, which target a specific disease-causing bacterial pathogen such as S. aureus, P. aeruginosa, and C. difficile. We believe that the combination of our platform, our manufacturing capability, our understanding of the regulatory and development requirements of bacteriophage therapeutics, and the clinical and scientific expertise of our collaboration partners may enable the rapid advancement of phage therapeutics through the clinic and the regulatory approval process.

In March 2013, we entered into an exclusive channel collaboration with Intrexon Corporation, or Intrexon, directed towards the research, development and commercialization of new bacteriophage-based therapies for the treatment of bacterial infections caused by P. aeruginosa and C. difficile.

In September 2013, we entered into a license agreement, or the Leicester License Agreement, with the University of Leicester to develop a phage therapy to kill certain types of C. difficile. Pursuant to the Leicester License Agreement, we may be obligated to pay the University of Leicester a single digit royalty and an aggregate of up to £575,000 in milestone payments.

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In June 2013, we entered into a cooperative research and development agreement, or CRADA, with the United States Army Medical Research and Materiel Command focusing on developing bacteriophage therapeutics to treat S. aureus, E. coli and P. aeruginosa infections. Under this CRADA we plan to initiate a clinical trial of AB-SA01 for the treatment of wounds infected with S. aureus in the first half of 2016.

In November 2015, our Australian subsidiary, AmpliPhi Australia Pty Ltd, entered into a clinical trial research agreement with the University of Adelaide and the Queen Elizabeth Hospital, both of Adelaide, SA, Australia, to conduct a Phase 1 clinical trial titled “A Phase 1 Investigator Initiated Study to Evaluate the Safety, Tolerability and Preliminary Effectiveness of AB-SA01 in Patients with Chronic Rhinosinusitis Associated with S. aureus infection”. The University of Adelaide will sponsor the clinical trial while we will supply AB-SA01 and control the trial protocol. This study will primarily measure the safety and tolerability of AB-SA01 and will secondarily examine the presence of S. aureus and symptoms assessed by the patient as well as by the physician using standard questionnaires used by physicians to assess treatment efficacy. We plan to enroll nine patients, divided into three cohorts. The first cohort will receive a twice daily dose of AB-SA01 for seven days. The second cohort will receive the same dose twice daily for 14 days. The third cohort will receive a higher dose of AB-SA01 twice daily for 14 days. Patients will be monitored an additional 30 days following their last day of treatment. Patient screening for this clinical trial commenced in late 2015 the first patient was dosed in January 2016. We expect data from this first clinical trial in the second half of 2016 and are planning to initiate a second clinical trial of AB-SA01 by the first half of 2017.

In January 2016, we entered into an Asset Purchase Agreement with Novolytics Ltd., which we refer to as the Novolytics Purchase Agreement, to purchase certain tangible and intangible assets. Pursuant to the Novolytics Purchase Agreement, we acquired all rights, title and interest to three families of patents. The first family is titled “Bacteriophages useful for therapy and prophylaxis of bacterial infections.” This patent has been granted in the United Kingdom, certain other European countries and India. The second patent family is titled “Anti-bacterial compositions” and has been granted in Australia with prosecution pending in multiple countries including the United States. The last patent family is titled “Novel bacteriophages” and the prosecution is pending in many countries including the United States. We also received clinical isolates for S. aureus which will bolster our libraries of clinically relevant strains. Additionally, we received know-how relating to certain formulation processes. We also have access to all previous dialogue between Novolytics and various regulatory organizations including the United Kingdom Medicines and Healthcare Products Regulatory Agency, or MHRA

At December 31, 2015, we had cash and cash equivalents of $9.4 million. The independent registered public accounting firm that audited our 2015 consolidated financial statements has included in their report an explanatory paragraph referring to our recurring losses and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern depends on our ability to raise substantial additional funds through public or private equity offerings, collaborative or licensing arrangements and/or debt financing. We may not be able to raise sufficient capital when required or on acceptable terms.

We have a disagreement with one of our principal stockholders, Third Security, LLC, regarding the interpretation of our Amended and Restated Articles of Incorporation. The disagreement relates to whether it is technically possible for us to satisfy the requirements for automatic conversion of our outstanding shares of Series B redeemable convertible preferred stock (Series B Preferred) pursuant to an underwritten public offering (a Qualified Public Offering). In the fourth quarter of 2015, Third Security informed us that, under its interpretation of our Amended and Restated Articles of Incorporation, the Qualified Public Offering conditions set forth in Article 4 of our Amended and Restated Articles of Incorporation can never be satisfied because our stock is publicly traded on the NYSE MKT, and that the only way all outstanding Series B Preferred can be converted into shares of our common stock (Common Shares) is by obtaining the requisite consent of the Series B Preferred stockholders. We disagree with Third Security’s interpretation. Our Amended and Restated Articles of Incorporation also contain various other ambiguities, such as in the provisions relating to the conversion rate for converting Series B Preferred into Common Shares and the stated value of the Series B Preferred following our 50:1 reverse split of our Common Shares in August 2015. The stated value of the Series B Preferred affects other provisions of our Amended and Restated Articles of Incorporation, including the anti-dilution rights for the Series B Preferred as well as the minimum public offering price per share necessary for a public offering to satisfy one of the Qualified Public Offering conditions. These ambiguities, as well as Third Security’s interpretation of the Qualified Public Offering conditions, create uncertainty around our capital structure, which may adversely affect our ability to raise capital. If adequate funds are not available on a timely basis on acceptable terms, we may be required to significantly reduce, delay or refocus our research and development programs, sell or relinquish rights to our products, technologies or other assets or merge all or a portion of our business with another entity, any of which could delay the time to market of our product candidates and have a material adverse effect on our business, financial condition and results of operations. This uncertainty around our ability to secure additional financing creates substantial doubt about our ability to continue as a going concern. In order to resolve our disagreement with Third Security, we may also agree to settlement terms that cause significant dilution to holders of our Common Shares and require us to pay significant consideration, or engage in expensive and time-consuming litigation where our interpretation of the Qualified Public Offering conditions may not prevail or the matter may otherwise be resolved in a manner unfavorable to us. For additional information, see “Risk Factors—We have a disagreement with one of our principal stockholders regarding the interpretation of our Amended and Restated Articles of Incorporation” under Item 1A of this Annual Report.

The Need for New Anti-Infective Therapies

The rapid and continuous emergence of antibiotic-resistant bacteria has become a global crisis. Despite this crisis, the number of novel anti-infective therapies currently in development is at historically-low levels. The CDC estimates that more than two million people in the United States acquire an antibiotic-resistant infection each year and more than 23,000 of these prove fatal. It is estimated that 50% of hospital-acquired infections are resistant to first-line anti-infective therapies. The cumulative annual cost for treating resistant bacterial infections in the United States alone is estimated to be $20 billion, while the global antibiotics market opportunity is estimated to be $40.3 billion in 2015.

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The CDC’s latest report on the matter, Antibiotic Resistance Threats in the United States, 2013, notes that there are “potentially catastrophic consequences of inaction” and ranks C. difficile as belonging to the highest tier of threat, or “Urgent Threats.” Despite the potential market opportunity, only two New Drug Applications, or NDAs, for antibacterial drugs were approved by the FDA between 2010 and 2012 compared to 18 in the period between 1980 and 1984. One of the primary recommendations of the CDC is the development of new antimicrobials to diversify treatment options.

Product Candidates

AB-SA01: Infections Caused by S. aureus

By screening our proprietary library of phage samples against a panel of S. aureus bacteria, collected from around the world, we have selected a phage product candidate mix that has demonstrated, in in vitro studies, greater than 92% efficacy with high overlap against a global diversity panel that includes some of the most virulent isolates of S. aureus, including MRSA isolates. The three phage constituents of AB-SA01 were selected for their ability to target the greatest number of bacterial isolates in the collection and maximal complementation. Complementation, defined as the percentage of S. aureus isolates susceptible to more than one phage, is emphasized in product selection to reduce risk of the emergence of bacterial resistance.

In conjunction with our CRADA with the U.S. Army Medical Research and Materiel Command, we are developing AB-SA01 to treat acute and chronic infections caused by S. aureus, including infections caused by MRSA strains of the same bacterium. MRSA infections are one of the most common causes of hospital-acquired (nosocomial) infections. The CDC estimates that more than 850,000 patients were treated for S. aureus infections of the skin or soft tissue in 2013 and, due to failure of first line treatment, more than 50% of these patients required a second-line treatment and approximately 35% of them required a third-line treatment. Global Data estimates the market for MRSA infection treatments alone was more than $2.7 billion in 2007. This market is forecasted to grow to more than $3.5 billion by 2019.

In connection with our CRADA with the US Army, we submitted a Pre-IND briefing package to the FDA to obtain their feedback on our Chemistry Manufacturing and Control, or CMC, program and plans for our first human clinical trial of AB-SA01 for the treatment of S. aureus infections of wound and skin. The FDA concurred with our plan for progressing this bacteriophage product candidate into clinical trials, specifically agreeing with the manufacturing process, product specifications and the absence of any need for non-clinical toxicology data to initiate our first Phase 1 clinical trial. We plan to initiate the Phase 1 clinical trial in the second half of 2016. We are also planning to initiate a second Phase 1 clinical trial in healthy volunteers in the second half of 2016.

Furthermore, in December 2015, we opened a clinical trial at the University of Adelaide Queen Elizabeth Hospital to evaluate the safety and preliminary efficacy of AB-SA01 in chronic rhinosinusitis patients infected with S. aureus. The first patient in this clinical trial was dosed in January 2016 and we have continued to dose additional patients through the first quarter of 2016. We expect data from this first clinical trial in the second half of 2016.

AB-PA01: Lung Infections in Cystic Fibrosis (CF) Patients Caused by P. aeruginosa

We are initially developing AB-PA01 for the treatment of P. aeruginosa, the most prevalent bacterial infection in cystic fibrosis, or CF, patients and the one that leads to the highest mortality and is the primary cause of lung infection in approximately 80% of CF patients ages 25 to 34, causing an estimated 450 deaths per year in the United States. To develop our product candidates, we have created a global diversity panel of relevant clinical isolates (bacteria isolated from patients) from clinics around the globe. These diversity panels have been screened against our phage libraries, which are isolated and characterized according to our set of proprietary discovery protocols. We have demonstrated, in in vitro and in vivo studies, that our proprietary phage mix is able to effectively kill targeted bacteria. Furthermore, our phage mixes are selected to exhibit a high degree of overlap, defined as the number of bacteria targeted by more than one phage in the product. We believe that high overlap is an important factor in preventing bacteria from developing resistance to our phage product candidates.

Similar to work described above for S. aureus, we have tested over 400 clinical P. aeruginosa clinical isolates. As an example, initial host range testing was performed with a reference panel of 67 CF isolates. AB-PA01 showed an activity of 95.5% (64/67) with 87.5% (56/64) of the positives isolates hit by more than one phage in the mix.

In collaboration with Institut Pasteur (Paris, France) and also with the Brompton Hospital, Imperial College (London, United Kingdom), we have demonstrated in the preclinical studies, some of which are described below, that phages can effectively treat infections in animal models of acute P. aeruginosa lung infections. The graphic below shows the three groups from a study conducted at the Institute Pasteur. Each group consisted of eight mice. Group 1 was treated with placebo, or PBS; Group 2 was treated with our phage mix; and Group 3 was treated with an antibiotic (note the model was optimized for this antibiotic). The colored regions, measured by light intensity, or luminescence, demonstrate where the P. aeruginosa infection is active and the bacteria are actively replicating. By the 24th hour, the surviving untreated animals (Group 1) are sacrificed as the infection has spread and in some cases has already proved lethal whereas the two treatment groups (Group 2, phage and Group 3, antibiotic) showed effective reduction of the active infection.

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Average luminescence, representing bacteria that remain alive, for each group is shown below:

Bacterial counts and the number of bacteriophage infection units detected by assay, or phage titers, were measured in these animals after 24 hours, and the results demonstrated that our phage mix effectively lowered the bacterial counts, or CFU, in the mouse lung to levels comparable to antibiotic treatment (PBS vs. antibiotic, p=0.0003; PBS vs. bacteriophage, p=0.0003). A p-value is a statistical measure of the probability that the difference in two values could have occurred by chance. The smaller the p-value, the lower the likelihood is that the difference occurred by chance, or the greater our confidence is that the results are statistically significant. Furthermore, it was evident that phage replicated to high levels in the infected lung.

An additional preclinical study conducted at the Institut Pasteur in mice (12 mice in each of the treatment and control groups) demonstrated the ability of our phage mix to reach the lung within two hours of being delivered by oral administration. The phage levels increased between two and six hours post-treatment, and the results were statistically significant (p-value <0.001). These results demonstrate that when orally administered in mice, phages not only reached the lungs, but were also able to infect and multiply in target bacteria.

In a separate in vivo study of acute P. aeruginosa infection of the mouse lung conducted at the Brompton Clinic, results demonstrated that our phage mix reduced CFU levels upon simultaneous intranasal administration (six mice in each of the treatment and control groups) and also when administered 24 hours post-bacterial infection (seven mice in the treatment group and eight mice in the control group) using a standard strain of P. aeruginosa, Pa01.

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We were granted an advisory meeting with the MHRA in the first quarter of 2014 to discuss our plans and intend to move the AB-PA01 compound into additional preclinical testing in preparation for a Phase 1/2 clinical trial in CF patients. We also sought advice and comment that our CMC plans were acceptable. The MHRA concurred with our approach and plans as presented, including a first-in-man dose ranging clinical trial in CF patients. We expect to continue product candidate selection and formulation work into mid-2016 and to submit a Clinical Trial Application, or CTA, to the MHRA in the first half of 2017 and we plan to initiate the first clinical trial shortly thereafter.

If we achieve successful proof of concept in this initial clinical indication we may consider developing this compound for the treatment of other acute and chronic lung infections, such as ventilator associated bacterial pneumonia, or VABP, and chronic obstructive pulmonary disease, or COPD. P. aeruginosa is the predominant pathogen in both of these indications. We are also currently evaluating our phages in preclinical animal models of chronic rhinosinusitis in collaboration with the University of Adelaide.

AB-CD01: Gastrointestinal (GI) Infection Caused by C. difficile, or CDI

From 2000 through 2007, deaths in the United States from CDI increased over 400%. Over 90% of such deaths occur in hospitalized or confined patients over the age of 65. Global Data estimates that the major European Union and United States markets for CDI therapies grew to more than $314 million in 2011 and they are expected to grow to more than $500 million by 2019.

According to the CDC almost 250,000 people each year require hospitalization for CDI and at least 14,000 people die each year in the United States from CDI. The CDC also estimates that 20-40% of CDI recurs with standard antibiotic treatment. We are actively working with researchers at the University of Leicester to develop a phage therapeutic that targets and kills C. difficile. We believe that orally delivered phages are well suited to treat CDI. Within this collaboration, researchers at the University of Leicester have discovered phages that have been shown to be effective against clinically-relevant strains of C. difficile isolated from around the world. We are also collaborating with Intrexon to develop second generation phages with improved biological characteristics. While current therapies against C. difficile are not yet antibiotic-resistant, the CDC has categorized C. difficile as an urgent threat and has stated that CDI requires urgent and aggressive action. We believe that there is a significant market opportunity for our product in treating this infection.

Preclinical studies are underway to select and optimize our phage cocktail and manufacturing strains as well as evaluate efficacy in animal models.

Prior Clinical Development

In 2010, the Company’s wholly owned subsidiary, Biocontrol Ltd, reported a double-blind placebo-controlled, randomized Phase 1/2 clinical trial targeting chronic ear infections (otitis) caused by antibiotic-resistant P. aeruginosa. To our knowledge, this was the first randomized placebo-controlled efficacy trial of bacteriophage therapy. Results were published demonstrating decreasing levels of P. aeruginosa in the ear and improvement of clinical condition with a single input dose of 2.4 nanograms of bacteriophage preparation. While this was a small trial (n=24), changes from baseline at the end of the trial in the test group (n=12) were statistically significant for both clinical condition (p=0.001) and bacterial load (p=0.016). No significant changes were seen in the control group (n=12) compared to baseline at the end of the trial. Difference between test and control groups was statistically significant by analysis by covariance, or ANCOVA, on day 21 for bacterial count (p=0.0365). These results will need to be validated in larger well-controlled trials.

Anti-Infective Therapeutics Market

The market opportunity for antibiotics is large, with the market estimated to reach $40.3 billion in annual sales globally in 2015. Almost one in every five deaths worldwide occurs as a result of infection and, according to the World Health Organization, or WHO, many bacterial infections will become difficult or impossible to cure as the efficacy of current antibiotic drugs wanes. Despite the advances in antimicrobial and vaccine development, infectious diseases still remain as the third-leading cause of death in the United States and the second-leading cause of death worldwide.

The number of new antibiotics approved by the FDA and other global regulatory authorities has declined consistently over the last two decades. According to the Infectious Diseases Society of America, as of early 2013, only two new antibiotics have been approved by the FDA since 2009 and only seven new antibiotics targeting multi-drug-resistant Gram-negative bacilli were in either Phase 2 or Phase 3 clinical trials. This dramatic decrease in productivity is evidenced by only two classes of antibiotics oxazolidinones and cyclic lipopeptides having been developed and launched in the last 30 years. At the same time, the evolution of antibiotic-resistant bacteria has led to an increasing number of infections for which there are no current treatments available.

Hospital-acquired (nosocomial) infections are a major healthcare problem throughout the world, affecting developed countries as well as resource-poor countries. The WHO reports that hospital-acquired infections are among the major causes of death and increased morbidity among hospitalized patients and estimates that more than 1.4 million people per year worldwide suffer from infectious complications from a hospital stay.

A recent CDC report also cites that in the United States, between 5 and 10% of all patients admitted to a hospital will be affected by a hospital-acquired infection during their stay, typically requiring extended stays and additional care. There is also a significant risk of death from such infections. In the United States, the CDC estimates that approximately 99,000 people die from hospital-acquired infections each year. The Cystic Fibrosis Foundation estimates that P. aeruginosa accounts for 10% of all hospital-acquired infections.

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Compounding the above situations is the alarming and continuing rise in the prevalence of antibiotic-resistant bacterial infections. This, coupled with the lack of new antibiotics in current discovery and development pipelines, has generated a significant clinical management problem worldwide, leading to increases in morbidity and mortality due to these antibiotic-resistant bacteria as well as increases in healthcare costs.

The first of these antibiotic-resistant infections to reach epidemic proportions was caused by the Gram-positive bacterium S. aureus. S. aureus resistance to a broad range of antibiotics has necessitated the use of expensive and potentially toxic “drugs of last resort”, most notably vancomycin. Antibiotic-resistant forms of S. aureus, usually termed MRSA, VISA (vancomycin-intermediate S. aureus), or VRSA (vancomycin-resistant S. aureus), can be extremely challenging to treat. Although several antibiotics targeting S. aureus have been developed, rapidly developing bacterial resistance has been noted for all of these including linezolid, daptomycin and tigecycline. On the basis of historical evidence, resistance to these existing products is likely to increase over time, and this picture is further complicated by the reduced efficacy of conventional antibiotics against Staphylococcus biofilms.

Typically, S. aureus infection causes a variety of suppurative (pus-forming) infections and toxinoses (lesions) in humans. It causes superficial skin lesions such as boils, styes and furuncles; more serious infections such as pneumonia, mastitis, phlebitis, meningitis and urinary tract infections; and deep-seated infections, such as osteomyelitis and endocarditis. S. aureus is the leading cause of wound infections, in particular, hospital-acquired (nosocomial) infection of surgical wounds and infections associated with indwelling medical devices. S. aureus is the leading pathogen in healthcare-associated infections in the United States as a whole, accounting for 30.4% of surgical site infections, or SSI, and 15.6% of such infections overall.

Infections also occur in connection with CF, which is a genetic disease affecting primarily Caucasians of northern European descent. According to the Cystic Fibrosis Foundation, there are approximately 50,000 cases of CF in North America and Europe. P. aeruginosa opportunistically infects the mucous membranes, primarily the lungs, of CF patients and quickly grows out of control, resulting in pneumonia. P. aeruginosa infections are notoriously resistant to known antibiotics, and treatment may be further complicated by the formation of biofilms. Biofilms are organized structures of microorganisms growing on solid surfaces (such as lung tissue) and often limit access of antibiotics to the covered tissues. Since phages attack bacteria in a manner independent of chemical antibiotic resistance mechanisms and can infect bacteria growing in biofilms, we believe that P. aeruginosa infection among CF patients represents a compelling indication to pursue. The availability of Pseudomonas-specific phages along with validated animal models of P. aeruginosa lung infections has contributed to the development of our bacteriophage program in CF.

Anti-Infective Treatments with Bacteriophages

Background

The dramatic rise in antibiotic resistance, the appearance of an increasing number of new “superbugs” and the lack of new antibiotics in the pipeline has prompted calls to action from many of the world’s major health bodies such as the CDC and the WHO, who warn of an “antibiotic cliff” and a “post-antibiotic era.” In 2009, the European Antimicrobial Resistance Surveillance System, or EARSS, concluded that “the loss of effective antimicrobial therapy increasingly threaten[s] the delivery of crucial health services in hospitals and in the community.” This conclusion was reinforced by The Antimicrobial Availability Task Force, or AATF, of the Infectious Diseases Society of America, or IDSA, and the European Centre for Disease Prevention and Control, or ECDC, in conjunction with the European Medicine Agency, or EMA. Clearly, there is a pressing need to find alternative antibacterial therapies.

Bacteriophage therapy has the potential to be an alternative method of treating bacterial infection. Phages are ubiquitous environmental viruses that grow only within bacteria. The name “bacteriophage” translates as “eaters of bacteria” and reflects the fact that as they grow, phages kill the bacterial host by multiplying inside and then bursting through the cell membrane in order to release the next generation of phages. Phages can differ substantially in morphology and each phage is active against a specific range of a given bacterial species. Phages were first discovered in 1915 at the Institut Pasteur and were shown to kill bacteria taken from patients suffering from dysentery. Furthermore, it was noted that phage numbers rose as patients recovered from infection, suggesting a direct association.

Life Cycle of a Bacteriophage

Until the discovery of effective antibiotics, phages were used as an effective means of combating bacterial infection. When broad-spectrum antibiotics came into common use in the early 1940s, phages were considered unnecessary, with antibiotics being seen for many years as the answer to bacterial disease. This attitude persisted until the development of the wide-ranging, and in some cases total, resistance to antibiotics seen within the last 10 years.

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Phages have the potential to provide both an alternative to, and a synergistic approach with, antibiotic therapy. Since they use different mechanisms of action, phages are unaffected by resistance to conventional antibiotics. Phages containing certain enzymes also have the ability to disrupt bacterial biofilms, thus potentiating the effect of chemical antibiotics when used in combination with them.

Our Strategy

Our strategy is to use techniques of modern biotechnology and current state-of-the-art practices for drug development in concert with existing regulatory guidance to develop a pipeline of bacteriophage products that will destroy bacteria such as MRSA, which are resistant to antibiotics. Our business strategy will apply state-of-the-art techniques in molecular biology and in clinical trial design to build upon the long successful history of using phages therapeutically to treat and cure infections.

We supplement our internal resources with world-class scientific and medical collaborations throughout the world. For example, through a collaboration with The University of Adelaide in Australia we conducted preclinical studies showing the ability of S. aureus phage preparations to kill clinical isolates from 61 patients demonstrating efficacy of greater than 90%. Furthermore, a S. aureus mixture was shown to be safe and efficacious in a preclinical sheep model of chronic rhinosinusitis. This program continues to progress and a clinical trial of patients at the University of Adelaide’s Queen Elizabeth Hospital with treatment refractory chronic rhinosinusitis patients infected with S. aureus commenced in late 2015 and the first patient was dosed in January 2016.

In collaboration with the U.S. Army, we plan to initiate a clinical trial in 2016 that will support the development of a treatment for S. aureus infections for wound and skin infections.

We collaborate with the Royal Brompton Hospital in London where we have demonstrated that a candidate phage product can survive nebulization, was effective in killing over 83% of recent clinical isolates from London patients, and in preclinical mouse models demonstrated that a phage mixture dose-dependently clears Pseudomonas infection from the lung and reduced inflammation.

We expect to continue product selection and formulation work for AB-PA01, and in conjunction with the Brompton Hospital, we would expect to conduct a Phase 1/2 study using AB-PA01 to treat CF patients with P. aeruginosa lung infections.

Through our collaborations with the University of Leicester and Intrexon, we are also continuing to develop and identify candidate C. difficile phages to treat patients suffering from serious gastrointestinal infections.

Acquisitions

In January 2011, we completed the acquisition of Biocontrol Ltd, with the goal of developing their phage therapy programs using funding from the sale of our legacy gene therapy assets. Under the terms of our acquisition of Biocontrol Ltd, we issued 456,344 shares of our common stock to the shareholders of Biocontrol Ltd with a total fair value of approximately $8.6 million as of January 6, 2011, resulting in Biocontrol’s former shareholders owning approximately 50% of our outstanding equity securities at the time. As a condition to closing the acquisition, Biocontrol Ltd raised approximately £200,000 (US$310,000) in working capital for use by us.

In November 2012, we acquired SPH pursuant to our offer to acquire all outstanding shares of SPH from its shareholders under the terms of a Shareholder Sale Agreement and a Managers Warranty Deed, collectively referred to as the SPH Agreements, in exchange for up to 800,000 shares of our common stock.

In connection with our acquisition of SPH, we entered into certain other arrangements, including the repayment under a Loan Repayment Deed (as amended) of a $770,000 loan originally made by Cellabs Pty Ltd, or Cellabs, an Australian company affiliated with Dr. Smithyman, to SPH, a consulting agreement with Dr. Smithyman and the payment of $3,017 per month to Cellabs for our laboratory space in Australia through December 31, 2015. Under the terms of the Loan Repayment Deed, the loan from Cellabs to SPH was to be repaid and fully satisfied partly in cash and partly by issuing 40,000 shares of our common stock to Cellabs. As of December 31, 2015, $350,000 has been paid by us to Cellabs and all 40,000 shares have been issued. We paid the remaining balance of $200,000 under the terms of the Loan Repayment Deed in December 2013. The SPH acquisition also included several phage therapy projects which had reached the pre-clinical or animal study stage, including the Brompton Hospital CF study, the Adelaide University MRSA chronic rhinosinusitis study and the University of Leicester C. difficile project. We believe that acquisition of SPH brought substantial phage scientific expertise and know-how to the Company.

In January 2016, we entered into an Asset Purchase Agreement with Novolytics Limited, which we refer to as the Novolytics Purchase Agreement, to purchase certain tangible and intangible assets. Pursuant to the Novolytics Purchase Agreement, we receive all rights, title and interest to three families of patents. The first family is titled “Bacteriophages useful for therapy and prophylaxis of bacterial infections.” This patent has been granted in the United Kingdom, certain other European countries and India. The second patent family is titled “Anti-bacterial compositions” and has been granted in Australia with prosecution pending in multiple countries including the U.S. The last patent family is titled “Novel bacteriophages” and the prosecution is pending in many countries including the U.S. We also received clinical isolates for S. aureus which will bolster our libraries of clinically relevant strains. Additionally, we received know-how relating to certain formulation processes. We also have access to all previous dialogue between Novolytics and various regulatory organizations including the MHRA.

In connection with the Novolytics Purchase Agreement, we paid cash to Novolytics to cover expenses incurred in connection with winding up its phage-related business, as well as warrants to the shareholders of Novolytics to purchase up to an aggregate of 170,000 shares of our common stock, each with an exercise price of $12.00 per share. Pursuant to the terms of the Novolytics Purchase Agreement, we have granted certain registration rights covering the resale of the shares of common stock underlying such warrants.

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Strategic Alliances and Research Agreements

As discussed below, we have established collaborations with Intrexon, the U.S. Army and the University of Leicester, which provide us with access to the considerable scientific, developmental, and regulatory capabilities of our collaborators. We believe that our collaborations contribute to our ability to rapidly advance our product candidates, build our product platform and concurrently progress a wide range of discovery and development programs.

Exclusive Channel Collaboration with Intrexon

In March 2013, we entered into an exclusive channel collaboration agreement with Intrexon, or the Exclusive Channel Collaboration, that governs a collaboration arrangement in which we use Intrexon’s technologies directed towards the research, development and commercialization of new bacteriophage-based therapies to target specific antibiotic-resistant infections. We believe that combining the broadest and most advanced synthetic biology platform with our phage capabilities may lead to the development of innovative second-generation phage product candidates. The Exclusive Channel Collaboration establishes committees comprised of representatives of us and Intrexon that govern activities related to the bacteriophage programs in the areas of project establishment and prioritization, as well as budgets and their approval, chemistry, manufacturing and controls, clinical and regulatory matters, commercialization efforts and intellectual property.

Under the terms of the Exclusive Channel Collaboration, the Company will receive an exclusive, worldwide license to utilize Intrexon’s proprietary technology and expertise for the standardized design and production of genetically modified bacteriophages, which we refer to collectively as the Bacteriophage Program. The Exclusive Channel Collaboration seeks to develop bacteriophage-containing human therapeutics, other than AB-PA01, for use in the treatment of bacterial infections associated with P. aeruginosa infections and the treatment of infections of C. difficile, which we collectively refer to as AmpliPhi Product candidates. The Exclusive Channel Collaboration grants the Company a worldwide license to use patents and other intellectual property of Intrexon in connection with the research, development, use, importing, manufacture, sale and offer for sale of AmpliPhi Product candidates. Such license is exclusive with respect to any clinical development, selling, offering for sale or other commercialization of AmpliPhi Product candidates, and otherwise is non-exclusive. Subject to limited exceptions, we may not sublicense the rights to Intrexon’s technology without Intrexon’s written consent.

Under the Exclusive Channel Collaboration, and subject to certain exceptions, we are responsible for, among other things, the performance of the Bacteriophage Program, including development, commercialization and certain aspects of manufacturing AmpliPhi Product candidates. Intrexon is responsible for the costs of establishing manufacturing capabilities and facilities, subject to certain exceptions, for the bulk manufacture of products developed under the Bacteriophage Program, certain other aspects of manufacturing and costs of basic-stage research with respect to Intrexon’s channel technology and Intrexon’s materials, such as platform improvements and costs of filing, prosecution and maintenance of Intrexon’s patents.

Subject to certain expense allocations and other offsets provided in the Exclusive Channel Collaboration, we agreed to pay Intrexon, on a quarterly basis, tiered royalties on net sales derived in that quarter from the sale of AmpliPhi Product candidates, which are based on or incorporate Intrexon’s technology, calculated on a product-by-product basis. If we sublicense a product developed under the collaboration with Intrexon, we have also agreed to pay Intrexon, on a quarterly basis, a certain percentage of revenues received from the sublicensee. Pursuant to the Exclusive Channel Collaboration, Intrexon received 480,000 shares of our common stock as an upfront technology access fee. We may also pay Intrexon up to $7.5 million in aggregate milestone payments for each product, payable either in cash or equity upon the achievement of certain events. Intrexon is also entitled to tiered royalties as a percentage in the upper-single digits of the net product sales of a product developed under the Exclusive Channel Collaboration. No milestones have been achieved under the Exclusive Channel Collaboration through December 31, 2015.

The Exclusive Channel Collaboration is effective until terminated by either Intrexon or us. Intrexon may terminate the Exclusive Channel Collaboration if we fail to use diligent efforts to develop and commercialize AmpliPhi Product candidates or if we elect not to pursue the development of an AmpliPhi Program identified by Intrexon that is a “Superior Therapy” as defined in the Exclusive Channel Collaboration. We have the right to terminate the Exclusive Channel Collaboration upon 90 days’ written notice to Intrexon at any time. Both we and Intrexon have the right to terminate the Exclusive Channel Collaboration upon written notice to the other party if the other party commits a material breach of the agreement and fails to cure such breach within 60 days following written notice.

Upon termination of the Exclusive Channel Collaboration, we may continue to develop and commercialize any AmpliPhi Product Candidate that, at the time of termination:

•	is being commercialized by us;
•	has received regulatory approval;
•	is a subject of an application for regulatory approval that is pending before the applicable regulatory authority;
•	is the subject of an ongoing Phase 2 or completed Phase 3 clinical trial in the field; or
•	if we terminate the Exclusive Channel Collaboration for cause, is the subject of an effective investigational new drug application with the FDA, or for which we have commenced at least one authorized in vivo good laboratory practices animal study that is expected to be used for filing an investigational new drug application for such AmpliPhi Product Candidate.

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Our obligation to pay royalties described above with respect to these “retained” products will survive termination of the Exclusive Channel Collaboration.

We incurred expenses for services under the Exclusive Channel Collaboration of $178,000 and $862,000 for the years ended December 31, 2015 and 2014, respectively.

Global R&D Agreement with U.S. Army

In June 2013, we entered into a CRADA with the U.S. Army Medical Research and Materiel Command. The CRADA will focus on developing bacteriophage therapeutics to treat at least three types of infections: S. aureus, E. coli and P. aeruginosa. The initial indication will be wounds and skin infections from S. aureus, which is the leading pathogen in healthcare-associated infections in the United States as a whole, accounting for 30.4% of surgical site infections.

We retain global regulatory ownership and commercial rights to all products developed by us under the CRADA. The U.S. Army Medical Research and Materiel Command will have the right to retain a non-exclusive license to use any products developed by or on behalf of the U.S. Government for non-commercial uses. We also have the rights to exclusively license any intellectual property developed by the U.S. Army Medical Research and Materiel Command under the collaboration on terms to be agreed upon.

The CRADA expires in June 2018 and can be terminated by either the U.S. Army Medical Research and Materiel Command or us upon 60 days’ written notice to the other party at any time.

University of Leicester Development Agreements

In April and September 2013, we entered into a collaboration agreement and a license agreement, respectively, with the University of Leicester to develop a phage therapy that targets and kills C. difficile.

Under these agreements, which we refer to collectively as the Leicester Development Agreements, we are funding the University of Leicester to carry out in vitro studies and animal model development work to identify bacteriophage to resolve C. difficile infections. We have licensed related patents, materials and know-how from the University of Leicester. Under the Leicester Development Agreements, the University of Leicester will provide the bacteriophage and act as overall project coordinator for preclinical studies. All rights, title and interest to any intellectual property developed under the Leicester Development Agreements belong to us. Under the Leicester License Agreement, we have exclusive rights to certain patents and materials owned by the University of Leicester, as well as non-exclusive licenses to related know-how.

The collaboration agreement expires in November 2018 and is terminable by either party upon (a) material breach by the other party, subject to a 90-day cure period, (b) the inability of the principal investigator to continue the collaboration or (c) our bankruptcy or winding up of our operations or, commencing on November 13, 2016, with 180 days’ notice.

Pursuant to the Leicester License Agreement, we paid an up-front fee and will pay the University of Leicester royalties based on product sales and make certain milestone payments based on product development. We are also required to pay minimum annual fees, which reduce future milestone payments. In the event that we sublicense a product created under the Leicester Development Agreements, we have agreed to pay the University of Leicester certain milestone payments or a certain percentage of any sublicense revenue received by us for the attainment of such milestone, as well as a certain percentage of all royalty payments we receive from any sublicensees.

The license agreement expires on the later of the expiration of the licensed patents or September 2028, and is terminable by us at any time upon 60 days’ notice, by the University of Leicester (a) if we legally challenge the validity or ownership of any of the licensed patents, (b) if we fail to pay the fees, milestones or royalties due under the license agreement or (c) if we fail to make substantial commercial process and agree with Leicester that we will be unable to do so. The license agreement is also terminable by either party upon the material breach by the other party (subject to a 30-day cure period) or upon the other party’s bankruptcy or insolvency.

License Agreement with United Kingdom Secretary of State for the Department of Health

In January 2011, upon completion of our acquisition of Biocontrol Ltd., we assumed a license agreement entered into in March 2007 between Biocontrol Ltd. and the Health Protection Agency, Centre for Emergency Preparedness and Response, to use certain intellectual property rights to develop treatments for bacterial biofilm infections. The agreement was subsequently assigned to the United Kingdom Secretary of State for the Department of Health, or DoH.

Under the license agreement, we have obtained exclusive rights to a patent portfolio related to the use of bacteriophages combined with biofilm-disrupting agents in treating biofilm infections. In consideration for the exclusive license, we may be required to pay to the DoH certain milestone payments in the aggregate of up to £10,000 per product, as well as single digit percentage royalty on net sales of products incorporating licensed intellectual property.

The license agreement shall remain in full force and effect until the expiration of the last patent exclusively licensed under the license agreement. If we default on any milestone or royalty payments, or upon breach by us of certain other terms of the license agreement, the DoH may either terminate the license agreement immediately upon written notice or modify the license to be non-exclusive upon 30 days’ written notice.

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Intellectual Property

General

Our goal is to obtain, maintain and enforce patent protection for our product candidates, formulations, processes, methods and any other proprietary technologies, preserve our trade secrets and operate without infringing on the proprietary rights of other parties, both in the United States and in other countries. Our policy is to actively seek to obtain, where appropriate, the broadest intellectual property protection possible for our current product candidates and any future product candidates, proprietary information and proprietary technology through a combination of contractual arrangements and patents, both in the United States and abroad. However, patent protection may not afford us with complete protection against competitors who seek to circumvent our patents.

We also depend upon the skills, knowledge, experience and know-how of our management and research and development personnel, as well as that of our advisors, consultants and other contractors. To help protect our proprietary know-how, which is not patentable, and for inventions for which patents may be difficult to enforce, we currently and will in the future rely on trade secret protection and confidentiality agreements to protect our interests. To this end, we require all of our employees, consultants, advisors and other contractors to enter into confidentiality agreements that prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business.

As of March 30, 2016, we owned or had exclusive license rights to five U.S. patents and 27 foreign patents, expiring on various dates between 2024 and 2029. These patents relate to the therapeutic uses of bacteriophages, bacteriophage compositions, the sequential use of bacteriophages in combination with conventional antibiotics, genetic sequence variations, biofilm disrupting agents, methods to reduce antibiotic resistance, and methods to design therapeutic combination panels of bacteriophage.

US 7758856 and national patents within the EU deriving from PCT WO2004062677; Bacteriophage for the treatment of bacterial biofilms

Under an existing license from the United Kingdom Secretary of State for the Department of Health (DoH), we have exclusive rights to a patent portfolio related to the use of bacteriophages combined with biofilm-disrupting agents in treating biofilm infections. This portfolio includes one issued patent in the United States (U.S.) and a patent granted in Europe (EP1587520 is validated in France, Germany, Netherlands, Switzerland/Liechtenstein and the United Kingdom). Claims issued in these patents include those directed to compositions and methods related to agents that are able to facilitate the penetration of biofilms, and their combination with therapeutic bacteriophage preparations. The U.S. patent is expected to expire in November 2026 (absent any extensions). The foreign patents are expected to expire in January 2024 (absent any extensions).

US 7807149, US 8105579, US 8388946, continuation application and national filings deriving from PCT WO2005009451; Bacteriophage containing therapeutic agents

Through our wholly owned subsidiary, Biocontrol Ltd, we own three granted U.S. patents and one pending U.S. continuation patent application (US14/919,672) with claims directed generally to bacteriophage compositions, therapeutic methods of using bacteriophages, and methods of treating bacterial infections by sequentially administering bacteriophages in combination with conventional antibiotics. The pending U.S. continuation application relates generally to panels of bacteriophages with different strain specificities for bacterial infections. Corresponding patents have been granted in Australia (AU2004258731), Europe (EP1663265 and EP2570130), Japan (JP5731727 and JP5856556) and Canada (CA2533352). Claims issued in these patents include those directed to therapeutic and non-therapeutic applications of bacteriophage and the sequential use of antibiotics to treat bacterial infections. U.S. patents are expected to expire from July 2024 to March 2027 (absent any extensions). The foreign patents are expected to expire in July 2024 to March 2027 (absent any extensions).

US 8475787, continuation application and national filings deriving from PCT WO2008110840; Beneficial effects of bacteriophage treatment

Through our wholly owned subsidiary, Biocontrol Ltd, we own one granted U.S. patent, and one pending continuation application related to bacteriophage-induced induction of antibiotic sensitivity for Pseudomonas aeruginosa. The granted U.S. patent is expected to expire in July 2029 (absent any extensions). The U.S. continuation application is directed to bacteriophage-induced antibiotic sensitivity for other bacterial species. A corresponding patent has granted in Australia (AU2008224651), and related applications are under examination in Canada, Europe and Japan. Foreign patents in this family are expected to expire in March 2028 (absent any extensions).

PCT WO2013/16464 (United Kingdom priority filing 1207910.9); Therapeutic bacteriophage compositions

Through our wholly owned subsidiary, Biocontrol Ltd, we own a PCT application relating to the design of effective combinations of bacteriophages. The PCT application published on November 7, 2013, and national phase applications are currently pending in the U.S., Canada, Europe, Japan, and Australia. Patents issuing from this PCT, if any, are expected to expire in May 2023 (absent any extensions).

PCT WO2009/044163 (United Kingdom priority filing 0719438.4); Anti-bacterial compositions

Pursuant to the terms of the Asset Purchase Agreement with Novolytics Ltd., we own one U.S. patent application (14/686315), which has been refiled as a continuation application, relating to certain phages targeting MRSA via bacteriophage K and bacteriophage P68. A corresponding patent has been granted in Australia (AU2008306626) and China (CN200880110119.7) and related applications are pending in India, Japan, Canada and Europe. The granted foreign patents are expected to expire October 2028 (absent any extensions).

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PCT WO2013/068743 (United Kingdom priority filing 0800149.7); Novel bacteriophage

Pursuant to the terms of the Asset Purchase Agreement with Novolytics Ltd., we own one U.S. patent application (14/356869). This application again relates to the MRSA therapeutic target area via Phage K mutants and the methods of using bacteriophage K. Related applications are also pending in Australia, China, Canada, India, Japan and Europe. Any potential applications would expire in November 2032.

Our success in preserving market exclusivity for our product candidates relies on patent protection, including extensions to this where appropriate, and on data exclusivity relating to an approved biologic. This may be extended by orphan drug and/or pediatric use protection where appropriate. Once any regulatory period of data exclusivity expires, depending on the status of our patent coverage, we may not be able to prevent others from marketing and selling biosimilar versions of our product candidates. We are also dependent upon the diligence of our appointed agents in national jurisdictions, acting for and on behalf of the Company, which manage the prosecution of pending domestic and foreign patent applications and maintain granted domestic and foreign patents.

Competition

We operate in highly competitive segments of the biotechnology and biopharmaceutical markets. We face competition from many different sources, including commercial pharmaceutical and biotechnology enterprises, academic institutions, government agencies and private and public research institutions all seeking to develop novel treatment modalities for bacterial infections. Many of our competitors have significantly greater financial, product development, manufacturing and marketing resources than we do. Large pharmaceutical companies have extensive experience in clinical development and obtaining regulatory approval for drugs. In addition, many universities and private and public research institutes are active in antibacterial research, some in direct competition with us. We also may compete with these organizations to recruit scientists and clinical development personnel.

There are a handful of small biotechnology companies developing bacteriophage products to treat human diseases. Other than our ongoing clinical trials there is, to our knowledge, one corporate-sponsored clinical trial currently enrolling. A French biotechnology company, Pherecydes Pharma, is acting as clinical trial sponsor of a Phase 1/2 clinical trial in Europe of a phage therapy for the treatment of burn wounds infected with E. coli and P. aeruginosa, referred to as PhagoBurn. This clinical trial is a randomized, multi-center open label study to assess tolerance and efficacy of local treatment with a bacteriophage cocktail. A multi-center clinical trial also sponsored by Pherecydes Pharma evaluating a bacteriophage cocktail versus placebo for diabetic foot ulcers, is listed on clinicaltrials.gov as active but not yet enrolling. To our knowledge, a small number of biotechnology companies, including Synthetic Genomics and LytPhage, Inc., as well as academic institutions, have earlier stage discovery programs utilizing synthetic biology approaches to genetically modify bacteriophages to remove or input genes to improve therapeutic properties such as increases to the bacterial host range to infect a larger number of bacterial strains and decrease the need for using multiple phages in a product.

A related approach to treating Staphylococcus infections is being pursued by Contrafect Corporation using a bacteriophage lysin (a hydrolytic enzyme produced by bacteriophages) to treat S. aureus bacteremia (infection in the blood). Contrafect has recently completed a Phase 1 intravenous single dose escalation study in healthy volunteers.

Our bacteriophage programs may compete with or be synergistic with currently approved antibiotics, and experimental approaches such as novel antibiotics, antimicrobial peptides, antimicrobial vaccines, metals, antisense, monoclonal antibodies and possibly microbiome manipulation. For example, Seres Therapeutics is developing a single-dose capsule (SER-109) consisting of bacterial spores to treat recurrent CDI (Clostridium difficile infection). In May 2015, Seres initiated a multi-center, randomized, placebo-controlled Phase 2 clinical trial, to assess the efficacy and safety of SER-109. SER-109, or similar products that may be in development by third parties, could prove to be competitive to or used in conjunction with a bacteriophage therapeutic approach.

Manufacturing and Supply

We have developed our own manufacturing capabilities at a facility in Ljubljana, Slovenia that is leased by our wholly-owned subsidiary, AmpliPhi, Biotehnološke Raziskave in Razvoj, d.o.o. Our facility complies with applicable cGMP regulations, which require, among other things, quality control and quality assurance as well as the corresponding maintenance of records and documentation. Pharmaceutical product manufacturers and other entities involved in the manufacture and distribution of approved pharmaceutical products are required to register their establishments with the FDA, and certain state agencies, including the applicable government agency where the facility is located, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMP and other laws.

After conducting a global search, we elected to proceed with establishing a wholly-owned cGMP compliant manufacturing facility in Ljubljana, Slovenia. Upon final product selection, we plan to manufacture each of our product candidates in this facility. We have been able to access and hire highly skilled process development and phage manufacturing expertise and believe that we have control of our proprietary platform from phage identification through final product fill and finish. Our facility is comprised of approximately 4,000 sq. ft. of laboratory and office space, where we produce cGMP clinical trial supplies for our current and planned preclinical studies and clinical trials. We believe this facility could be sufficient to meet our manufacturing needs through initial Phase 3 clinical trials. Our current formulation for AB-SA01 is intended for sinonasal or topical delivery via a nasal wash solution or dressed bandage. We plan to further optimize future formulations of our product candidates for delivery to patients with wound and skin infections.

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Our facility in Ljubljana, Slovenia is subject to inspection and regulation by JAZMP, the Slovenian agency that regulates and supervises pharmaceutical products in Slovenia. Discovery of problems with a product after approval may result in restrictions on a product, manufacturer or holder of an approved New Drug Application/Biologics License Application, including withdrawal of the product from the market. In addition, changes to the manufacturing process generally require prior regulatory approval before being implemented and other types of changes to the approved product, such as adding new indications and additional labeling claims, are also subject to further regulatory review and approval, including approval by the FDA.

Commercialization and Marketing

We have full worldwide commercial rights to all of our phage-based product candidates to treat drug-resistant bacterial infections, including our product candidates: AB-PA01 for the treatment of CF patients with P. aeruginosa lung infections; AB-SA01, for the treatment of S. aureus infections; and AB-CD01 for the prevention or treatment of C. difficile infections. We believe we can maximize the value of our company by retaining substantial global commercialization rights to these product candidates and, where appropriate, entering into partnerships to develop and commercialize our other product candidates. We plan to build a successful commercial enterprise using a sales team in the United States and possibly other major markets and with partners in other territories.

We have not yet established a sales, marketing or product distribution infrastructure because our lead candidates are still in early clinical development. We generally expect to retain commercialization and co-commercialization rights in the United States for all of our product candidates for which we receive marketing approvals. Subject to receiving marketing approvals, we intend to explore building the necessary marketing and sales infrastructure to market and sell our current product candidates. We also intend to explore the use of a variety of distribution agreements and commercial partnerships in those territories where we do not establish a sales force for any of our product candidates that obtain marketing approval.

Government Regulation and Product Approval

Government authorities in the United States, at the federal, state and local level, and other countries extensively regulate, among other things, the research, development, testing, manufacture, quality control, approval, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, post-approval monitoring and reporting, marketing and export and import of products such as those we are developing.

United States Product Development Process

In the United States, the FDA regulates biological products under the Federal Food, Drug and Cosmetic Act, or FDCA, and the Public Health Service Act, or the PHS Act, and related regulations. Biological products are also subject to other federal, state and local statutes and regulations. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable United States requirements at any time during the product development process or approval process, or after approval, may subject an applicant to administrative or judicial sanctions. FDA sanctions could include refusal to approve pending applications, withdrawal of an approval, a clinical hold, warning letters, product recalls, product seizures, total or partial suspension of production or distribution injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us. The process required by the FDA before a biological product may be marketed in the United States generally includes the following:

•	completion of preclinical laboratory tests, animal studies and formulation studies according to good laboratory practice requirements, or GLP, or other applicable regulations;
•	submission to the FDA of an IND, which must become effective before human clinical trials may begin in the United States;
•	performance of adequate and well-controlled human clinical trials according to the FDA’s regulations commonly referred to as good clinical practices, or GCPs, and any additional requirements for the protection of human research subjects and their health information, to establish the safety and efficacy of the proposed biological product for its intended use or uses;
•	submission to the FDA of a Biologics License Application for a new biological product;
•	satisfactory completion of an FDA inspection of the manufacturing facility or facilities where the biological product is produced to assess compliance with the FDA’s cGMP regulations, to assure that the facilities, methods and controls are adequate to preserve the biological product’s identity, strength, quality and purity;
•	potential FDA audit of the nonclinical study sites and clinical trial sites that generated the data in support of the Biologics License Application; and
•	FDA review and approval, or licensure, of the Biologics License Application which must occur before a biological product can be marketed or sold.

The lengthy process of seeking required approvals and the continuing need for compliance with applicable statutes and regulations require the expenditure of substantial resources even when approvals are inherently uncertain.

The strategies, nature, and technologies of bacteriophage products are different from the conventional antibiotic therapy products. From the regulatory requirements established to ensure the safety, efficacy and quality of bacteriophage preparations, there are several major points to consider during the development, manufacturing, characterization, preclinical study and clinical study of bacteriophage. The major issues include:

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•	bacteriophage preparation design (single agent versus phage mixes and wild-type phage versus genetically engineered phage);
•	proof of concept in development of bacteriophage products;
•	selectivity of bacteriophage replication and targeting to specific species of bacteria;
•	relevant animal models in preclinical studies; and
•	clinical safety and efficacy.

Before testing any compounds with potential therapeutic value in humans, the biological product candidate enters the preclinical testing stage. Preclinical tests include laboratory evaluations of product biology, toxicity and formulation, as well as animal studies to assess the potential safety and activity of the biological product candidate. The conduct of the preclinical tests must comply with federal regulations and requirements including GLP. The sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data, any available clinical data or literature and a proposed clinical protocol, to the FDA as part of the Investigational New Drug Application. The Investigational New Drug Application automatically becomes effective 30 days after receipt by the FDA, unless the FDA places the Investigational New Drug Application on a clinical hold within that 30 day time period. In such a case, the Investigational New Drug Application sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. The FDA may also impose clinical holds on a biological product candidate at any time before or during clinical trials due to safety concerns or non-compliance. Accordingly, we cannot be certain that submission of an Investigational New Drug Application will result in the FDA allowing clinical trials to begin, or that, once begun, issues will not arise that suspend or terminate such clinical trial.

Clinical trials involve the administration of the biological product candidate to healthy volunteers or patients under the supervision of qualified investigators, generally physicians not employed by the sponsor. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, dosing procedures, subject inclusion and exclusion criteria and the parameters to be used to monitor subject safety. Each protocol must be submitted to the FDA if conducted under an IND. Clinical trials must be conducted in accordance with GCP requirements. Further, each clinical trial must be reviewed and approved by an independent institutional review board, or IRB, or ethics committee if conducted outside of the U.S., at or servicing each institution at which the clinical trial will be conducted. An IRB or ethics committee is charged with protecting the welfare and rights of trial participants and considers such items as whether the risks to individuals participating in the clinical trials are minimized and are reasonable in relation to anticipated benefits. The IRB or ethics committee also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative and must monitor the clinical trial until completed. We intend to use third-party Clinical Research Organizations, or CROs, to administer and conduct our planned clinical trials and will rely upon such CROs, as well as medical institutions, clinical investigators and consultants, to conduct our trials in accordance with our clinical protocols and to play a significant role in the subsequent collection and analysis of data from these trials. The failure by any of such third parties to meet expected timelines, adhere to our protocols or meet regulatory standards could adversely impact the subject product development program and we remain legally responsible for compliance with applicable laws and regulations governing the conduct of these clinical trials.

Human clinical trials are typically conducted in three sequential phases that may overlap or be combined:

•	Phase 1: The biological product is initially introduced into healthy human subjects and tested primarily for safety and dosage tolerance. Absorption, metabolism, distribution and excretion may also be tested.
•	Phase 2: The biological product is evaluated in a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance, optimal dosage and dosing schedule.
•	Phase 3: Clinical trials are undertaken to further evaluate dosage, clinical efficacy and safety in an expanded patient population at geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the product and provide an adequate basis for product labeling. Generally, two adequate and well-controlled Phase 3 clinical trials are required by the FDA and other regulatory authorities for approval of a marketing application.

Post-approval studies, or Phase 4 clinical trials, may be requested by the FDA as a condition of approval and are conducted after initial marketing approval. These studies are used to gain additional experience from the treatment of patients in the intended therapeutic indication.

Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and written Investigational New Drug Application safety reports must be submitted to the FDA and the investigators for serious and unexpected adverse events or any finding from tests in laboratory animals that suggests that there may be a significant risk for human subjects. The FDA or the sponsor or, if used, its data safety monitoring board may suspend a clinical trial at any time on various grounds, including a finding that the research subjects or patients are being exposed to an unacceptable health risk. Similarly, an IRB or ethics committee can suspend or terminate approval of a clinical trial at its institution if the clinical trial is not being conducted in accordance with the IRB’s or ethics committee’s requirements or if the pharmaceutical product has been associated with unexpected serious harm to patients. Suspension of a clinical study due to safety risks attributed to the investigational product will result in termination of the study and possibly others that are underway.

Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the physical characteristics of the biological product as well as finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. To help reduce the risk of the introduction of adventitious agents or other impurities with the use of biological products, the PHS Act emphasizes the importance of manufacturing control for products whose attributes cannot be precisely defined. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, the sponsor must develop methods for testing the identity, strength, quality, potency, and purity of the final biological product. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the biological product candidate does not undergo unacceptable deterioration over its shelf life.

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United States Review and Approval Processes

In order to obtain approval to market a biological product in the United States, a Biologics License Application must be submitted to the FDA that provides data establishing to the FDA’s satisfaction the safety and effectiveness of the investigational biological product for the proposed indication. The application includes all data available from nonclinical studies and clinical trials, including negative or ambiguous results as well as positive findings, together with detailed information relating to the product’s manufacture and composition, and proposed labeling, among other things. The testing and approval processes require substantial time and effort and there can be no assurance that the FDA will accept the Biologics License Application for filing and, even if filed, that any approval will be granted on a timely basis, if at all.

Under the Prescription Drug User Fee Act, or PDUFA, as amended, each Biologics License Application must be accompanied by a significant user fee. The FDA adjusts the PDUFA user fees on an annual basis. PDUFA also imposes an annual product fee for biologics, and an annual establishment fee on facilities used to manufacture prescription biologics. Fee waivers or reductions are available in certain circumstances, including a waiver of the application fee for the first application filed by a small business. Additionally, no user fees are assessed on Biologics License Applications for products designated as orphan drugs, unless the product also includes a non-orphan indication.

The FDA has 60 days from its receipt of a Biologics License Application to determine whether the application will be accepted for filing based on the agency’s threshold determination that the application is sufficiently complete to permit substantive review. The FDA may refuse to file any Biologics License Application that it deems incomplete or not properly reviewable at the time of submission and may request additional information. In this event, the Biologics License Application must be resubmitted with the additional information. The resubmitted application also is subject to review before the FDA accepts it for filing. After the Biologics License Application submission is accepted for filing, the FDA reviews the Biologics License Application to determine, among other things, whether the proposed product is safe and effective for its intended use, has an acceptable purity profile, and whether the product is being manufactured in accordance with cGMP regulations to assure and preserve the product’s identity, safety, strength, quality, potency, and purity. The FDA may refer applications for novel biological products or biological products that present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved and, if so, under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions. The FDA may ultimately decide that the Biologics License Application does not satisfy the criteria for approval. If a product receives regulatory approval, the approval may be significantly limited to specific diseases and dosages or the indications for use may otherwise be limited, which could restrict the commercial value of the product. Further, the FDA may require that certain contraindications, warnings or precautions be included in the product labeling.

Special FDA Expedited Review and Approval Programs

The FDA has various programs, including fast track designation, accelerated approval and priority review, that are intended to expedite the process for the development and FDA review of drugs that are intended for the treatment of serious or life threatening diseases or conditions and demonstrate the potential to address unmet medical needs. The purpose of these programs is to provide important new drugs and biological products to patients earlier than under standard FDA review procedures.

To be eligible for a fast track designation, the FDA must determine, based on the request of a sponsor, that a product is intended to treat a serious or life threatening disease or condition and demonstrates the potential to address an unmet medical need, or if the drug or biological product qualifies as a qualified infectious disease product under the Generating Antibiotic Incentives Now Act, or GAIN Act. The FDA will determine that a product will fill an unmet medical need if it will provide a therapy where none exists or provide a therapy that may be potentially superior to existing therapy based on efficacy or safety factors. We intend to request fast track designation for our product candidates if applicable.

Specifically, new drugs and biological products are eligible for Fast Track designation if they are intended to treat a serious or life-threatening condition and demonstrate the potential to address unmet medical needs for the condition. Fast Track designation applies to the combination of the product and the specific indication for which it is being studied. The sponsor of a new drug or biological may request the FDA to designate the drug or biologic as a Fast Track product at any time during the clinical development of the product. Unique to a Fast Track product, the FDA may consider for review sections of the marketing application on a rolling basis before the complete application is submitted, if the sponsor provides a schedule for the submission of the sections of the application, the FDA agrees to accept sections of the application and determines that the schedule is acceptable, and the sponsor pays any required user fees upon submission of the first section of the application.

Any product submitted to the FDA for marketing, including under a Fast Track program, may be eligible for other types of FDA programs intended to expedite development and review, such as priority review and accelerated approval. Any product is eligible for priority review if it has the potential to provide safe and effective therapy where no satisfactory alternative therapy exists or a significant improvement in the treatment, diagnosis or prevention of a disease compared to marketed products. The FDA will attempt to direct additional resources to the evaluation of an application for a new drug or biological product designated for priority review in an effort to facilitate the review. Additionally, a product may be eligible for accelerated approval. Drug or biological products studied for their safety and effectiveness in treating serious or life-threatening illnesses and that provide meaningful therapeutic benefit over existing treatments may receive accelerated approval, which means that they may be approved on the basis of adequate and well-controlled clinical studies establishing that the product has an effect on a surrogate endpoint that is reasonably likely to predict a clinical benefit, or on the basis of an effect on a clinical endpoint other than survival or irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity or prevalence of the condition and the availability or lack of alternative treatments.

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As a condition of approval, the FDA may require a sponsor of a drug or biological product receiving accelerated approval perform post-marketing studies to verify and describe the predicted effect on irreversible morbidity or mortality or other clinical endpoint, and the drug or biological product may be subject to accelerated withdrawal procedures. In addition, the FDA currently requires as a condition for accelerated approval pre-approval of promotional materials, which could adversely impact the timing of the commercial launch of the product. Fast Track designation, priority review and accelerated approval do not change the standards for approval but may expedite the development or approval process.

A sponsor can also request designation of a product candidate as a “breakthrough therapy.” A breakthrough therapy is defined as a drug or biological product that is intended, alone or in combination with one or more other drugs or biological products, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the biological product or drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Drugs or biological products designated as breakthrough therapies are also eligible for accelerated approval. The FDA must take certain actions, such as holding timely meetings and providing advice, intended to expedite the development and review of an application for approval of a breakthrough therapy. We intend to request “breakthrough therapy” designation for our product candidates if applicable.

Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.

Patent Term Extension and Biosimilars

Under the Drug Price Competition and Patent Term Restoration Act of 1984, known as the Hatch-Waxman Amendments, a portion of a product’s patent term that was lost during clinical development and application review by the FDA may be restored.

Patent term restoration can compensate for time lost during product development and the regulatory review process by returning up to five years of patent life for a patent that covers a new product or its use. This period is generally one-half the time between the effective date of an Investigational New Drug Application (falling after issuance of the patent) and the submission date of a Biologics License Application, plus the time between the submission date of a Biologics License Application and the approval of that application. Patent term restorations, however, cannot extend the remaining term of a patent beyond a total of 14 years. The application for patent term extension is subject to approval by the United States Patent and Trademark Office in conjunction with the FDA. It takes at least six months to obtain approval of the application for patent term extension. Up to five years of interim one-year extensions are available if a product is still undergoing development or FDA review at the time of the expiration.

A patent term extension is only available when the FDA approves a biological product for the first time. However, we cannot be certain that the PTO and the FDA will agree with our analysis or will grant a patent term extension.

A biological product can obtain pediatric market exclusivity in the United States. Pediatric exclusivity, if granted, adds six months to existing exclusivity periods and patent terms. This six-month exclusivity, which runs from the end of other exclusivity protection or patent term, may be granted based on the voluntary completion of a pediatric study in accordance with an FDA-issued “Written Request” for such a study.

An abbreviated approval pathway for biological products shown to be similar to, or interchangeable with, an FDA-licensed reference biological product was created by the Biologics Price Competition and Innovation Act of 2009, which was part of the Patient Protection and Affordable Care Act, or PPACA, signed into law on March 23, 2010. This amendment to the PHS Act attempts to minimize duplicative testing. Biosimilarity, which requires that there be no clinically meaningful differences between the biological product and the reference product in terms of safety, purity, and potency, can be shown through analytical studies, animal studies, and a clinical study or studies. Interchangeability requires that a biological product is biosimilar to the reference biological product and the product must demonstrate that it can be expected to produce the same clinical results as the reference product and, for products administered multiple times, the product and the reference product may be switched after one has been previously administered without increasing safety risks or risks of diminished efficacy relative to exclusive use of the reference biological product.

A reference biological product is granted twelve years of exclusivity from the time of first licensure of the reference product. The first biological product submitted under the abbreviated approval pathway that is determined to be interchangeable with the reference product has exclusivity against other biologics submitting under the abbreviated approval pathway for the lesser of (i) one year after the first commercial marketing, (ii) 18 months after approval if there is no legal challenge, (iii) 18 months after the resolution in the applicant’s favor of a lawsuit challenging the biologic’s patents if an application has been submitted, or (iv) 42 months after the application has been approved if a lawsuit is ongoing within the 42-month period.

FDA Post-Approval Requirements

Maintaining substantial compliance with applicable federal, state, local, and foreign statutes and regulations requires the expenditure of substantial time and financial resources. Rigorous and extensive FDA regulation of biological products continues after approval, particularly with respect to cGMP. We will rely on third parties for the production of commercial quantities of any products that we may commercialize. We and third party manufacturers of our products are required to comply with applicable requirements in the cGMP regulations, including quality control and quality assurance and maintenance of records and documentation. We cannot be certain that we or our present or future suppliers will be able to comply with the cGMP and other FDA regulatory requirements. Other post-approval requirements applicable to biological products include reporting of cGMP deviations that may affect the identity, potency, purity and overall safety of a distributed product, record-keeping requirements, reporting of adverse effects, reporting updated safety and efficacy information, and complying with electronic record and signature requirements. After a Biologics License Application is approved, the product also may be subject to official lot release. As part of the manufacturing process, the manufacturer is required to perform certain tests on each lot of the product before it is released for distribution. If the product is subject to official release by the FDA, the manufacturer submits samples of each lot of product to the FDA together with a release protocol showing a summary of the history of manufacture of the lot and the results of all of the manufacturer’s tests performed on the lot. The FDA also may perform certain confirmatory tests on lots of some products, such as viral vaccines, before releasing the lots for distribution by the manufacturer. In addition, the FDA conducts laboratory research related to the regulatory standards on the safety, purity, potency, and effectiveness of biological products.

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Discovery of previously unknown problems or the failure to comply with the applicable regulatory requirements, by us or our suppliers, may result in restrictions on the marketing of a product or withdrawal of the product from the market as well as possible civil or criminal sanctions and adverse publicity. FDA sanctions could include refusal to approve pending applications, withdrawal of an approval, clinical hold, warning or untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, mandated corrective advertising or communications with doctors, debarment, restitution, disgorgement of profits, or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us.

Biological product manufacturers and other entities involved in the manufacture and distribution of approved biological products are required to register their facilities with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with cGMPs and other laws. In addition, changes to the manufacturing process or facility generally require prior FDA approval before being implemented and other types of changes to the approved product, such as adding new indications and additional labeling claims, are also subject to further FDA review and approval.

Labeling, Marketing and Promotion

The FDA closely regulates the labeling, marketing and promotion of biological products, including direct-to-consumer advertising, promotional activities involving the internet, and industry-sponsored scientific and educational activities. While doctors are free to prescribe any product approved by the FDA for any use, a company can only make claims relating to safety and efficacy of a biological product that are consistent with FDA approval, and the company is allowed to actively market a biological product only for the particular use and treatment approved by the FDA. In addition, any claims we make for our products in advertising or promotion must be appropriately balanced with important safety information and otherwise be adequately substantiated. Failure to comply with these requirements can result in adverse publicity, warning letters, corrective advertising, injunctions and potential civil and criminal penalties.

Other Healthcare Laws and Compliance Requirements

In the United States, our activities are potentially subject to regulation by various federal, state and local authorities in addition to the FDA, including the Centers for Medicare and Medicaid Services (formerly the Health Care Financing Administration), other divisions of the United States Department of Health and Human Services (e.g., the Office of Inspector General), the United States Department of Justice and individual United States Attorney offices within the Department of Justice and state and local governments.

International Regulation

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our future products. Our manufacturing facility in Ljubljana, Slovenia is subject to inspection and regulation by JAZMP, the Slovenian agency that regulates and supervises pharmaceutical products in Slovenia. Whether or not we obtain FDA approval for a product, we must obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The approval process varies from country to country, and the time may be longer or shorter than that required for FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

Under European Union regulatory systems, marketing authorizations may be submitted either under a centralized or a mutual recognition procedure. The centralized procedure provides for the grant of a single marketing authorization that is valid for all European Union member states. The mutual recognition procedure provides for mutual recognition of national approval decisions. Under this procedure, the holder of a national marketing authorization may submit an application to the remaining member states. Within 90 days of receiving the applications and assessment report, each member state must decide whether to recognize approval.

Pricing and Reimbursement

Although none of our product candidates has been commercialized for any indication, if they are approved for marketing, commercial success of our product candidates will depend, in part, upon the availability of coverage and reimbursement from third-party payors at the federal, state and private levels. Government payor programs, including Medicare and Medicaid, private healthcare insurance companies and managed-care plans have attempted to control costs by limiting coverage and the amount of reimbursement for particular drug treatments. The U.S. Congress and state legislatures from time to time propose and adopt initiatives aimed at cost-containment. Ongoing federal and state government initiatives directed at lowering the total cost of healthcare will likely continue to focus on healthcare reform, the cost of prescription drugs and biological products and on the reform of the Medicare and Medicaid payment systems. Examples of how limits on drug coverage and reimbursement in the United States may cause reduced payments for drugs in the future include:

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•	changing Medicare reimbursement methodologies;
•	fluctuating decisions on which drugs to include in formularies;
•	revising drug rebate calculations under the Medicaid program; and
•	reforming drug importation laws.

Indeed, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, the Healthcare Reform Act, which was signed into law in March of 2010, substantially changes the way healthcare is financed by both governmental and private insurers, and significantly impacts drugs and biological products manufacturers. The Healthcare Reform Act includes, among other things, the following measures:

•	annual, non-deductible fees on any entity that manufactures or imports certain prescription drugs;
•	increases in Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program for both branded and generic drugs;
•	a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in and conduct comparative clinical effectiveness research;
•	new requirements for manufacturers to discount drug prices to eligible patients by 50 percent at the pharmacy level and for mail order services in order for their outpatient drugs to be covered under Medicare Part D; and
•	an increase in the number of entities eligible for discounts under the Public Health Service pharmaceutical pricing program.

Additionally, some third-party payors also require pre-approval of coverage for new or innovative drug therapies before they will reimburse healthcare providers who use such therapies. While we cannot predict whether any proposed cost-containment measures will be adopted or otherwise implemented in the future, the announcement or adoption of these proposals could have a material adverse effect on our ability to obtain adequate prices for our product candidates and operate profitably.

In the United States and markets in other countries, sales of any products for which we receive regulatory approval for commercial sale will depend in part on the availability of reimbursement from third-party payors, including government health administrative authorities, managed care providers, private health insurers and other organizations. Third-party payors are increasingly examining the medical necessity and cost-effectiveness of medical products and services, in addition to their safety and efficacy, and, accordingly, significant uncertainty exists as to the reimbursement status of newly approved therapeutics.

Adequate third-party reimbursement may not be available for our products to enable us realize an appropriate return on our investment in research and product development.

Research and Development Expenses

Our research and development expenses were $4.0 million and $5.8 million in 2015 and 2014, respectively.

Employees

As of March 25, 2016, we had 28 full-time employees and two consultants. Of these full-time employees, 23 employees are engaged in research and development activities and five employees are engaged in finance, legal, human resources, facilities and general management. We have no collective bargaining agreements with our employees, we have not experienced any work stoppages and we believe our relations with our employees are good.

Corporate Information

Our website address is http://www.ampliphibio.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge through our website as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission, or the SEC. We will also provide the reports in electronic or paper form free of charge upon request. The SEC maintains a website that contains our public filings with the SEC and other information regarding the Company, at www.sec.gov. These reports and other information concerning the Company may also be accessed at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our website and the information contained on, or that can be accessed through our website, will not be deemed to be incorporated by reference in, and are not considered part of, this Annual Report on Form 10-K.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of our initial public offering conducted after we became a reporting company under the Exchange Act pursuant to our registration statement on Form 10 (File No. 000-23930), (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a “large accelerated filer” under the Exchange Act, which means that the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30th of the prior year, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

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Item 1A.	RISK FACTORS

You should consider carefully the following information about the risks described below, together with the other information contained in this Annual Report and in our other public filings, in evaluating our business. If any of the following risks actually occurs, our business, financial condition, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock would likely decline.

Risks Related to Our Financial Condition and Need for Additional Capital

We have incurred losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future, and our future profitability is uncertain.

We have incurred losses in each year since our inception in 1992. Prior to our merger with Biocontrol in January 2011, our accumulated deficit was $315.5 million. Since January 2011 through December 31, 2015, we have incurred a cumulative deficit of $47.0 million, and we expect to incur losses for the foreseeable future. We have devoted, and will continue to devote for the foreseeable future, substantially all of our resources to research and development of our product candidates. For the year ended December 31, 2015 we had an operating loss of $10.2 million. Additional information regarding our results of operations may be found in our consolidated financial statements and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this report.

Clinical trials and activities associated with discovery research are costly. We do not expect to generate any revenue from the commercial sales of our product candidates in the near term, and we expect to continue to have significant losses for the foreseeable future.

To attain ongoing profitability, we will need to develop products successfully and market and sell them effectively, or rely on other parties to do so. We cannot predict when we will achieve ongoing profitability, if at all. We have never generated revenue from the commercial sales of our product candidates, and there is no guarantee that we will be able to do so in the future. If we fail to become profitable, or if we are unable to fund our continuing losses, we would be unable to continue our research and development programs.

We have never generated any revenue from product sales and may never be profitable.

Our ability to generate meaningful revenue and achieve profitability depends on our ability, and the ability of any third party with which we may partner, to successfully complete the development of, and obtain the regulatory approvals necessary to, commercialize our product candidates. We do not anticipate generating revenues from product sales for the foreseeable future, if ever. If any of our product candidates fail in clinical trials or if any of our product candidates do not gain regulatory approval, or if any of our product candidates, if approved, fail to achieve market acceptance, we may never become profitable. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Our ability to generate future revenues from product sales depends heavily on our success in:

•	completing research and preclinical and clinical development of our product candidates;
•	seeking and obtaining regulatory and marketing approvals for product candidates for which we complete clinical trials;
•	developing a sustainable, scalable, reproducible, and transferable manufacturing process for our product candidates;
•	launching and commercializing product candidates for which we obtain regulatory and marketing approval, either by establishing a sales force, marketing and distribution infrastructure, or by collaborating with a partner;
•	obtaining market acceptance of any approved products;
•	addressing any competing technological and market developments;
•	implementing additional internal systems and infrastructure, as needed;
•	identifying and validating new product candidates;
•	negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter;
•	maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how; and
•	attracting, hiring and retaining qualified personnel.

Even if one or more of the product candidates that we develop is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved product. Our expenses could increase beyond expectations if we are required by the FDA, the EMA, or other foreign regulatory authorities to perform clinical trials and other studies in addition to those that we currently anticipate. Even if we are able to generate revenues from the sale of any approved products, we may not become profitable and may need to obtain additional funding to continue operations.

We will need to raise additional capital to continue operations.

Our consolidated financial statements for the year ended December 31, 2015 were prepared under the assumption that we would continue our operations as a going concern. However, we have had recurring losses from operations, negative operating cash flow and an accumulated deficit.

In December 2013, we raised gross proceeds of approximately $18.0 million through a private placement of shares of our common stock. In March 2015, we raised gross proceeds of approximately $13.0 million through a private placement of shares of our common stock. We do not generate any cash from operations and must raise additional funds in order to continue operating our business. We expect to continue to fund our operations primarily through equity and debt financings in the future. If additional capital is not available to us when needed or on acceptable terms, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely. As of December 31, 2015, we had cash and cash equivalents of $9.4 million. We believe that our existing resources will be sufficient to fund our planned operations through the third quarter of 2016.

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Developing drugs and conducting clinical trials is expensive. Our future funding requirements will depend on many factors, including:

•	the costs and timing of our research and development activities;
•	the progress and cost of our clinical trials and other research and development activities;
•	the cost and timing of securing manufacturing capabilities for our clinical product candidates and commercial products, if any;
•	the terms and timing of any collaborative, licensing, acquisition or other arrangements that we may establish;
•	the costs and timing of seeking regulatory approvals;
•	the costs of filing, prosecuting, defending and enforcing any patent applications, claims, patents and other intellectual property rights; and
•	the costs of lawsuits involving us or our product candidates.

We will need to raise additional capital to support our product development activities in 2016 and beyond. We may seek funds through arrangements with collaborators or others that may require us to relinquish rights to the products candidates that we might otherwise seek to develop or commercialize independently. We cannot be certain that we will be able to enter into any such arrangements on reasonable terms, if at all.

We may seek to raise capital through a variety of sources, including:

•	the public equity market;
•	private equity financings;
•	collaborative arrangements;
•	licensing arrangements; and/or
•	public or private debt.

Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates. Our ability to raise additional funds will depend, in part, on the status of our product development activities and other business operations, as well as factors related to financial, economic, and market conditions, many of which are beyond our control. We cannot be certain that sufficient funds will be available to us when required or on acceptable terms, if at all. Raising additional capital through the sale of securities could cause significant dilution to our stockholders. If adequate funds are not available, we may be required to significantly reduce or refocus our operations or to obtain funds through additional arrangements that may require us to relinquish rights to certain of our products, technologies or potential markets, any of which could delay or require that we curtail or eliminate some or all of our development programs or otherwise have a material adverse effect on our business, financial condition and results of operations. In addition, we may have to delay, reduce the scope of or eliminate some of our research and development, which could delay the time to market for any of our product candidates, if adequate funds are not available.

If we are unable to secure additional financing on a timely basis or on terms acceptable to us, we may be required to cease or reduce certain research and development projects, to sell some or all of our technology or assets or to merge all or a portion of our business with another entity. Insufficient funds may require us to delay, scale back, or eliminate some or all of our activities, and if we are unable to obtain additional funding, there is uncertainty regarding our continued existence.

We have a disagreement with one of our principal stockholders regarding the interpretation of our Amended and Restated Articles of Incorporation.

We have a disagreement with one of our principal stockholders, Third Security, LLC. Third Security, together with its affiliates, including Randal J. Kirk, is currently the beneficial owner of approximately 27.2% of our outstanding shares of common stock, including securities convertible into common stock (Common Shares). Additionally, Third Security is currently the beneficial owner of approximately 28.5% of our outstanding shares of Series B redeemable convertible preferred stock (Series B Preferred). Julian Kirk, the son of Randal J. Kirk and a member of our Board of Directors, is a Managing Director of Third Security.

Section 4.4.4(b) of Article 4 of our Amended and Restated Articles of Incorporation provides in relevant part as follows:

“Automatic Conversion. The shares of Series B Preferred shall be automatically converted into fully paid and non-assessable Common Shares, at the then applicable Series B Preferred Conversion Rate (i) upon the closing of an underwritten initial public offering with aggregate offering proceeds to [AmpliPhi] of at least $7,000,000 (after reduction for underwriting discounts and commissions) and a price per share to the public of at least the Series B Stated Value (subject to adjustment in the event of any . . . stock split . . .) upon the closing of which the shares of Common Stock of [AmpliPhi] shall be listed for trading on the . . . New York Stock Exchange . . . or (ii) at the election of the holders of two-thirds (2/3) of the then outstanding shares of Series B Preferred.”

We refer to an underwritten public offering that meets all of the parameters specified in Section 4.4.4(b)(i) of our Amended and Restated Articles of Incorporation as a “Qualified Public Offering.” In June and July 2013, when our shares were not listed on any exchange, we issued shares of Series B Preferred to Third Security and other investors as part of a private placement in which we raised approximately $13.3 million (the Series B Financing). In December 2013, we filed a Registration Statement on Form 10 and registered our shares for trading on the OTC. In March 2015, we issued Common Shares to Third Security and other investors as part of a private placement in which we raised approximately $13.0 million. In August 2015, we completed our listing application and our Common Shares began trading on the New York Stock Exchange’s NYSE MKT Exchange (NYSE MKT). Since the Series B Financing, we have not completed an underwritten public offering of our stock.

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As part of our ongoing management of our business, we frequently evaluate financing alternatives with the objective of assessing opportunities to raise capital needed for the advancement of our business. We may seek to raise capital through a variety of sources, including the public equity market, private equity financings, collaborative arrangements, licensing arrangements and/or public or private debt. We believe that at such time as we consummate our first underwritten public offering that otherwise meets the specified parameters for a Qualified Public Offering set forth in Section 4.4.4(b)(i) of our Amended and Restated Articles of Incorporation, the Series B Preferred should automatically convert into Common Shares.

In the fourth quarter of 2015, Third Security informed us that, under its interpretation of our Amended and Restated Articles of Incorporation, the Qualified Public Offering conditions set forth in Article 4 of our Amended and Restated Articles of Incorporation can never be satisfied because our stock is publicly traded on the NYSE MKT, and that the only way all outstanding Series B Preferred can be converted to Common Shares is by obtaining the requisite consent of the Series B Preferred stockholders. We disagree with Third Security’s interpretation. In an attempt to resolve the disagreement, we formed a special committee of our Board, consisting of disinterested directors Michael Perry, Paul Grint and Vijay Samant (Special Committee), that has been delegated full authority to negotiate and finalize relevant settlement arrangements with Third Security and other holders of Series B Preferred relating to the interpretation of our Amended and Restated Articles of Incorporation. Over the past several months, the Special Committee has attempted to reach a mutually acceptable agreement with Third Security and other holders of the Series B Preferred regarding voluntary conversion of the outstanding Series B Preferred to Common Shares. We cannot assure you that the Special Committee will be able to reach agreement with Third Security or other holders of Series B Preferred on reasonable terms or at all.

Our Amended and Restated Articles of Incorporation also contain various other ambiguities, such as in the provisions relating to the conversion rate for converting Series B Preferred into Common Shares and the stated value of the Series B Preferred following our 50:1 reverse split of our Common Shares in August 2015. The stated value of the Series B Preferred affects other provisions of our Amended and Restated Articles of Incorporation, including the anti-dilution rights for the Series B Preferred as well as the minimum public offering price per share necessary for a public offering to satisfy one of the Qualified Public Offering conditions. These ambiguities, as well as Third Security’s interpretation of the Qualified Public Offering conditions, create uncertainty around our capital structure, which may adversely affect our ability to raise capital. If adequate funds are not available on a timely basis on acceptable terms, we may be required to significantly reduce, delay or refocus our research and development programs, sell or relinquish rights to our products, technologies or other assets or merge all or a portion of our business with another entity, any of which could delay the time to market of our product candidates and have a material adverse effect on our business, financial condition and results of operations. This uncertainty around our ability to secure additional financing creates substantial doubt about our ability to continue as a going concern.

Attached to this Annual Report as Exhibits 99.1 and 99.2 are letters dated March 15, 2016 and March 28, 2016 from outside counsel to New River Management VII, LP, the record holder of the shares of Series B Preferred beneficially owned by Third Security. The letters were provided in response to our furnishing drafts of this risk factor to Julian Kirk prior to filing this Annual Report. We express no opinion as to the accuracy of the factual characterizations or legal analyses contained in the letters.

In order to reach agreement with Third Security and/or other holders of Series B Preferred regarding the interpretation of our Amended and Restated Articles of Incorporation and/or voluntary conversion of the outstanding Series B Preferred to Common Shares, we may be required to pay significant consideration, which may include the issuance of additional Common Shares to those holders and which could result in significant dilution to current holders of our Common Shares. If we are unable to reach agreement on acceptable terms with Third Security and/or other holders of Series B Preferred, we may decide to initiate litigation in the State of Washington seeking a declaratory judgment as to the interpretation of our Amended and Restated Articles of Incorporation. Such litigation would be expensive and time consuming, and would utilize valuable capital needed for the operation of our business. There can be no assurance that we would prevail in any litigation regarding our Amended and Restated Articles of Incorporation, that the court would agree with our interpretation of the Qualified Public Offering conditions or any of the ambiguous provisions of our Amended and Restated Articles of Incorporation, or that the court would not interpret any of the provisions of our Amended and Restated Articles of Incorporation in a manner unfavorable to us. If the court in such litigation were to agree with Third Security’s interpretation or to otherwise determine the matter unfavorably to us, our ability to raise capital may be severely impaired, which may have a material adverse effect on our business, financial condition and ability to continue operating as a going concern.

There is substantial doubt about our ability to continue as a going concern, which may affect our ability to obtain future financing and may require us to curtail our operations.

Our financial statements as of December 31, 2015 were prepared under the assumption that we will continue as a going concern. The independent registered public accounting firm that audited our 2015 consolidated financial statements, in their report, included an explanatory paragraph referring to our recurring losses and expressing substantial doubt in our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. At December 31, 2015, we had cash and cash equivalents of $9.4 million. Our ability to continue as a going concern depends on our ability to raise substantial additional funds through public or private equity offerings, collaborative or licensing arrangements and/or debt financing.

We may be required to make cash payments to the holders of our Series B redeemable convertible preferred stock.

The holders of our shares of Series B Preferred are entitled to receive accruing, cumulative dividends at the rate of 10% per annum, payable in cash at the option of the holders of two-thirds of the shares of Series B Preferred (a) when, as and if declared by our Board of Directors, (b) upon an acquisition of our company or (c) upon redemption of the Series B Preferred. In addition, if holders of Series B Preferred elect to convert their shares to common stock, or if the Series B Preferred is automatically converted pursuant to the provisions of our articles of incorporation, all accrued but unpaid dividends on the Series B Preferred will become payable upon conversion. If such holders elect to receive payment for such dividends in cash, or if dividends are required to be paid upon conversion, we will have less cash available, which will have a negative effect on our operations and financial results. As of December 31, 2015, the aggregate amount of accrued but unpaid dividends was $3.2 million. In addition, at any time on or after June 26, 2018, the holders of at least two-thirds of the outstanding Series B Preferred may require us to redeem all of the outstanding Series B Preferred for an amount equal to the original issue price per share plus any accrued and unpaid dividends.

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Taxing authorities could reallocate our taxable income among our subsidiaries, which could increase our overall tax liability.

We are organized in the United States, and we currently have subsidiaries in the United Kingdom, Australia and Slovenia. If we succeed in growing our business, we expect to conduct increased operations through our subsidiaries in various tax jurisdictions pursuant to transfer pricing arrangements between us and our subsidiaries. If two or more affiliated companies are located in different countries, the tax laws or regulations of each country generally will require that transfer prices be the same as those between unrelated companies dealing at arms’ length and that appropriate documentation is maintained to support the transfer prices. While we believe that we operate in compliance with applicable transfer pricing laws and intend to continue to do so, our transfer pricing procedures are not binding on applicable tax authorities.

If tax authorities in any of these countries were to successfully challenge our transfer prices as not reflecting arms’ length transactions, they could require us to adjust our transfer prices and thereby reallocate our income to reflect these revised transfer prices, which could result in a higher tax liability to us. In addition, if the country from which the income is reallocated does not agree with the reallocation, both countries could tax the same income, resulting in double taxation. If tax authorities were to allocate income to a higher tax jurisdiction, subject our income to double taxation or assess interest and penalties, it would increase our consolidated tax liability, which could adversely affect our financial condition, results of operations and cash flows.

Our ability to use our net operating tax loss carryforwards and certain other tax attributes may be limited.

Our ability to utilize or net operating loss carryforwards and certain other tax attributes may be limited under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”). These limitations apply if an “ownership change,” as defined by Section 382 of the Code, occurs. If we have experienced an “ownership change” at any time since our formation, we may already be subject to limitations on our ability to utilize our existing net operating losses and other tax attributes to offset taxable income. In addition, future changes in our stock ownership (including in connection with future private or public offerings, as well as changes that may be outside of our control), may trigger an “ownership change” and, consequently, limitations under Sections 382 and 383 of the Code. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards and other pre-change tax attributes to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed. As of December 31, 2015, we had U.S. federal and state net operating loss carryforwards of approximately $182.3 million and $37.3 million, respectively, foreign NOLs of $8.5 million and U.S. research and development credits of $5.2 million, which could be limited if we have experienced or do experience any “ownership changes.” We have not completed a study to assess whether an “ownership change” has occurred or whether there have been multiple “ownership changes” since our formation, due to the complexity and cost associated with such a study, and the fact that there may be additional ownership changes in the future.

For the fiscal year ended December 31, 2014 and 2015, respectively, our management assessed the effectiveness of our internal control over financial reporting and determined that it was not effective. If we fail to remediate this material weakness or to achieve and maintain proper and effective internal control over financial reporting, our ability to produce accurate financial statements on a timely basis could be impaired and our public reporting may be unreliable.

We are required to maintain internal control over financial reporting adequate to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our consolidated financial statements in accordance with generally accepted accounting principles. In connection with the restatement of our consolidated financial statements for the second quarter of 2015 and for the quarterly and annual periods of 2014, we determined that we had a material weakness as of December 31, 2014 and December 31, 2015, namely that our internal control over financial reporting, including control over the evaluation and review of complex and non-routine transactions, were not effective. A material weakness means a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the registrant’s annual or interim financial statements will not be prevented or detected on a timely basis.

We do not expect that our internal control over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. Over time, controls may become inadequate because changes in conditions or deterioration in the degree of compliance with policies or procedures may occur. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. As a result, we cannot assure you that significant deficiencies or material weaknesses in our internal control over financial reporting will not be identified in the future.

We are taking steps to remediate the material weakness in our internal control over financial reporting, including designing additional training programs for relevant personnel and developing specific review procedures regarding the review of complex and non-routine transactions. However, we cannot assure you that these efforts will remediate our material weakness in a timely manner, or at all. If we are unable to successfully remediate our material weakness, or identify any future material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports and we may experience a loss of public confidence, which could have an adverse effect on our business, financial condition and the market price of our common stock and other securities.

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We incur significant costs as a result of operating as a public company, and our management is required to devote substantial time to compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses. We are subject to the reporting requirements of the Exchange Act, which require, among other things, that we file with the SEC annual, quarterly and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and the NYSE MKT to implement provisions of the Sarbanes-Oxley Act, imposes significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas such as “say on pay” and proxy access. Recent legislation permits emerging growth companies to implement many of these requirements over a longer period and up to five years following their initial public offering. We intend to take advantage of this new legislation but cannot guarantee that we will not be required to implement these requirements sooner than expected and thereby incur unexpected expenses.

We expect the rules and regulations applicable to public companies to result in us continuing to incur substantial legal and financial compliance costs. These costs will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business.

Risks Related to Our Business

We are seeking to develop antibacterial agents using bacteriophage technology, a novel approach, which makes it difficult to predict the time and cost of development. No bacteriophage products have been approved in the United States or elsewhere.

We are developing our product candidates with bacteriophage technology. We have not, nor to our knowledge has any other company, received regulatory approval from the FDA or equivalent foreign agencies for a pharmaceutical drug based on this approach. While in vitro studies have characterized the behavior of bacteriophages in cell cultures and there exists a body of literature regarding the use of phage therapy in humans, the safety and efficacy of phage therapy in humans has not been extensively studied in well-controlled modern clinical trials. Most of the prior research on phage-based therapy was conducted in the former Soviet Union prior to and immediately after World War II and lacked appropriate control group design or lacked control groups at all. Furthermore, the standard of care has changed substantially during the ensuing decades since those studies were performed, diminishing the relevance of prior claims of improved cure rates. We cannot be certain that our approach will lead to the development of approvable or marketable drugs.

Developing phage-based therapies on a commercial scale will also require developing new manufacturing processes and techniques. We and our third-party collaborators may experience delays in developing manufacturing capabilities for our product candidates, and may not be able to do so at the scale required to efficiently conduct the clinical trials required to obtain regulatory approval of our product candidates, or to manufacture commercial quantities of our products, if approved.

In addition, the FDA or other regulatory agencies may lack experience in evaluating the safety and efficacy of drugs based on these approaches, which could lengthen the regulatory review process, increase our development costs and delay or prevent commercialization of our product candidates.

Delays in our clinical trials could result in us not achieving anticipated developmental milestones when expected, increased costs and delay our ability to obtain regulatory approval for and commercialize our product candidates.

Delays in our ability to commence or enroll patients for our clinical trials could result in us not meeting anticipated clinical milestones and could materially impact our product development costs and delay regulatory approval of our product candidates. Planned clinical trials may not be commenced or completed on schedule, or at all. Clinical trials can be delayed for a variety of reasons, including:

•	delays in the development of manufacturing capabilities for our product candidates to enable their consistent production at clinical trial scale;
•	failures in our internal manufacturing operations that result in our inability to consistently and timely produce bacteriophages in sufficient quantities to support our clinical trials;
•	the availability of financial resources to commence and complete our planned clinical trials;
•	delays in reaching a consensus with clinical investigators on study design;
•	delays in reaching a consensus with regulatory agencies on trial design or in obtaining regulatory approval to commence a trial;
•	delays in obtaining clinical materials;
•	slower than expected patient recruitment for participation in clinical trials;
•	failure by clinical trial sites, other third parties, or us to adhere to clinical trial agreements;
•	delays in reaching agreement on acceptable clinical trial agreement terms with prospective sites or obtaining institutional review board approval; and
•	adverse safety events experienced during our clinical trials.

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If we do not successfully commence or complete our clinical trials on schedule, the price of our common stock may decline.

Completion of clinical trials depends, among other things, on our ability to enroll a sufficient number of patients, which is a function of many factors, including:

•	the therapeutic endpoints chosen for evaluation;
•	the eligibility criteria defined in the protocol;
•	the perceived benefit of the product candidate under study;
•	the size of the patient population required for analysis of the clinical trial’s therapeutic endpoints;
•	our ability to recruit clinical trial investigators and sites with the appropriate competencies and experience;
•	our ability to obtain and maintain patient consents; and
•	competition for patients from clinical trials for other treatments.

We may experience difficulties in enrolling patients in our clinical trials, which could increase the costs or affect the timing or outcome of these clinical trials. This is particularly true with respect to diseases with relatively small patient populations.

We have not completed formulation development of any of our product candidates.

The development of our bacteriophage product candidates requires that we isolate, select and combine a number of bacteriophages that target the desired bacteria for that product candidate. The selection of bacteriophages for any of our product candidates is based on a variety of factors, including without limitation the ability of the selected phages, in combination, to successfully kill the targeted bacteria, the degree of cross-reactivity of the individual phages with the same part of the bacterial targets, the ability of the combined phages to satisfy regulatory requirements, our ability to manufacture sufficient quantities of the phages, intellectual property rights of third parties, and other factors. While we have selected an initial formulation of AB-SA01 for the treatment of S. aureus infections, there can be no assurance that this will be the final formulation of AB-SA01 for commercialization. In addition, we have initiated final phage selection for AB-PA01, our P. aeruginosa product. AB-CD01, which is our C. difficile product, is at an earlier stage. If we are unable to complete formulation development of our product candidates in the time frame that we have anticipated, then our product development timelines, and the regulatory approval of our product candidates, could be delayed.

Our product candidates must undergo rigorous clinical testing, such clinical testing may fail to demonstrate safety and efficacy and any of our product candidates could cause undesirable side effects, which would substantially delay or prevent regulatory approval or commercialization.

Before we can obtain regulatory approval for a product candidate, we must undertake extensive clinical testing in humans to demonstrate safety and efficacy to the satisfaction of the FDA or other regulatory agencies. Clinical trials of new drug candidates sufficient to obtain regulatory marketing approval are expensive and take years to complete.

We cannot be certain of successfully completing clinical testing within the time frame we have planned, or at all. We may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent us from receiving regulatory approval or commercializing our product candidates, including the following:

•	our clinical trials may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical and/or preclinical testing or to abandon programs;
•	the results obtained in earlier stage clinical testing may not be indicative of results in future clinical trials;
•	clinical trial results may not meet the level of statistical significance required by the FDA or other regulatory agencies;
•	we, or regulators, may suspend or terminate our clinical trials if the participating patients are being exposed to unacceptable health risks; and
•	our product candidates may have unintended or undesirable effects on patients that may delay or preclude regulatory approval of our product candidates or limit their commercial use, if approved.

Results from preclinical studies and Phase 1 or 2 clinical trials of our product candidates may not be predictive of the results of later stage human clinical trials.

Preclinical studies, including studies of our product candidates in animal disease models, may not accurately predict the result of human clinical trials of those product candidates. In particular, promising animal studies suggesting the efficacy of prototype phage products in the treatment of bacterial infections, such as P. aeruginosa and S. aureus, may not predict the ability of these products to treat similar infections in humans. Our phage technology may be found not to be efficacious in treating bacterial infections alone or in combination with other agents, when studied in human clinical trials.

To satisfy FDA or foreign regulatory approval standards for the commercial sale of our product candidates, we must demonstrate in adequate and controlled clinical trials that our product candidates are safe and effective. Success in early clinical trials, including Phase 2 trials, does not ensure that later clinical trials will be successful. Our initial results from early stage clinical trials also may not be confirmed by later analysis or subsequent larger clinical trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier clinical trials and most product candidates that commence clinical trials are never approved for commercial sale.

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We must continue to develop manufacturing processes for our product candidates and any delay in or our inability to do so would result in delays in our clinical trials.

We are developing novel manufacturing processes for our product candidates at our facility in Ljubljana, Slovenia. The manufacturing processes for our product candidates, and the scale up of such processes for clinical trials, is novel, and there can be no assurance that we will be able to complete this work in a timely manner, if at all. Any delay in the development or scale up of these manufacturing processes could delay the start of clinical trials and harm our business. Our facility in Slovenia must also undergo ongoing inspections by JAZMP, the Slovenian agency that regulates and supervises pharmaceutical products in Slovenia, for compliance with their and the European Medicines Agency’s, or EMA’s, current good manufacturing practice regulations, or cGMP regulations, before the respective product candidates can be approved for use in clinical trials or commercialization. In the event these facilities do not receive a satisfactory cGMP inspection for the manufacture of our product candidates, we may need to fund additional modifications to our manufacturing process, conduct additional validation studies, or find alternative manufacturing facilities, any of which would result in significant cost to us as well as a delay of up to several years in obtaining approval for such product candidate.

Our manufacturing facility will be subject to ongoing periodic inspection by the European regulatory authorities, including JAZMP, and the FDA for compliance with European and FDA cGMP regulations. Compliance with these regulations and standards is complex and costly, and there can be no assurance that we will be able to comply. Any failure to comply with applicable regulations could result in sanctions being imposed (including fines, injunctions and civil penalties), failure of regulatory authorities to grant marketing approval of our product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or products, operating restrictions and criminal prosecution.

We may conduct clinical trials for our products or product candidates outside the United States and the FDA may not accept data from such trials.

We are currently conducting an investigator-sponsored clinical trial of AB-SA01 at the University of Adelaide in Australia for chronic rhinosinusitis, and may seek to conduct one or more other clinical trials in the future outside the United States. Although the FDA may accept data from clinical trials conducted outside the United States, acceptance of such study data by the FDA is subject to certain conditions. For example, the study must be well designed and conducted and performed by qualified investigators in accordance with ethical principles. The study population must also adequately represent the U.S. population, and the data must be applicable to the U.S. population and U.S. medical practice in ways that the FDA deems clinically meaningful. Generally, the patient population for any clinical studies conducted outside of the United States must be representative of the population for whom we intend to label the product in the United States. In addition, such studies would be subject to the applicable local laws and FDA acceptance of the data would be dependent upon its determination that the studies also complied with all applicable U.S. laws and regulations. There can be no assurance the FDA will accept data from trials conducted outside of the United States. If the FDA does not accept any such data, it would likely result in the need for additional trials, which would be costly and time consuming and delay aspects of our business plan.

We may need to license additional intellectual property rights.

The development and commercialization of phage-based antibacterial agents may require us to obtain rights to intellectual property from third parties. For example, pursuant to our Collaborative Research and Development Agreement with the United States Army Medical Research and Materiel Command and the Walter Reed Army Institute of Research, we are currently focusing on developing bacteriophage therapeutics to treat S. aureus infections. To the extent the intellectual property is generated from the United States Army Medical Research and Materiel Command or Walter Reed Army Institute of Research that is used in a commercial product, we may be obligated to make payments such as royalties, licensing fees and milestone payments. We may also determine that it is necessary or advisable to license other intellectual property from third parties. There can be no assurance that such intellectual property rights would be available on commercially reasonable terms, if at all.

We are conducting an investigator-sponsored clinical trial of AB-SA01 at the University of Adelaide. To the extent that intellectual property is generated as a result of the study that is used in a commercial product, we may be obligated to make payments, such as royalties, licensing fees, and milestone payments. There can be no assurance that such intellectual property rights would be available on commercially reasonable terms, if at all.

We are subject to significant regulatory approval requirements, which could delay, prevent or limit our ability to market our product candidates.

Our research and development activities, preclinical studies, clinical trials and the anticipated manufacturing and marketing of our product candidates are subject to extensive regulation by the FDA and other regulatory agencies in the United States and by comparable authorities in Europe and elsewhere. There can be no assurance that our manufacturing facilities will satisfy the requirements of the FDA or comparable foreign authorities. We require the approval of the relevant regulatory authorities before we may commence commercial sales of our product candidates in a given market. The regulatory approval process is expensive and time-consuming, and the timing of receipt of regulatory approval is difficult to predict. Our product candidates could require a significantly longer time to gain regulatory approval than expected, or may never gain approval. We cannot be certain that, even after expending substantial time and financial resources, we will obtain regulatory approval for any of our product candidates. A delay or denial of regulatory approval could delay or prevent our ability to generate product revenues and to achieve profitability.

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Changes in regulatory approval policies during the development period of any of our product candidates, changes in, or the enactment of, additional regulations or statutes, or changes in regulatory review practices for a submitted product application may cause a delay in obtaining approval or result in the rejection of an application for regulatory approval.

Regulatory approval, if obtained, may be made subject to limitations on the indicated uses for which we may market a product. These limitations could adversely affect our potential product revenues. Regulatory approval may also require costly post-marketing follow-up studies. In addition, the labeling, packaging, adverse event reporting, storage, advertising, promotion and record-keeping related to the product will be subject to extensive ongoing regulatory requirements. Furthermore, for any marketed product, its manufacturer and its manufacturing facilities will be subject to continual review and periodic inspections by the FDA or other regulatory authorities. Failure to comply with applicable regulatory requirements may, among other things, result in fines, suspensions of regulatory approvals, product recalls, product seizures, operating restrictions and criminal prosecution.

A variety of risks associated with our international operations could materially adversely affect our business.

In addition to our U.S. operations, we have operations and subsidiaries in the United Kingdom, Australia and Slovenia. We face risks associated with our international operations, including possible unfavorable regulatory, pricing and reimbursement, political, tax and labor conditions, which could harm our business. We are subject to numerous risks associated with international business activities, including:

•	compliance with differing or unexpected regulatory requirements for the development, manufacture and, if approved, commercialization of our product candidates;
•	difficulties in staffing and managing foreign operations;
•	foreign government taxes, regulations and permit requirements;
•	U.S. and foreign government tariffs, trade restrictions, price and exchange controls and other regulatory requirements;
•	anti-corruption laws, including the Foreign Corrupt Practices Act, or the FCPA;
•	economic weakness, including inflation, natural disasters, war, events of terrorism or political instability in particular foreign countries;
•	fluctuations in currency exchange rates, which could result in increased operating expenses and reduced revenues, and other obligations related to doing business in another country;
•	compliance with tax, employment, immigration and labor laws, regulations and restrictions for employees living or traveling abroad;
•	workforce uncertainty in countries where labor unrest is more common than in the United States;
•	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad;
•	changes in diplomatic and trade relationships; and
•	challenges in enforcing our contractual and intellectual property rights, especially in those foreign countries that do not respect and protect intellectual property rights to the same extent as the United States.

These and other risks associated with our international operations may materially adversely affect our business, financial condition and results of operations.

We do not have a sales force and do not currently have plans to develop one.

The commercial success of any of our product candidates will depend upon the strength of sales and marketing efforts for them. We do not have a sales force and have no experience in sales, marketing or distribution. To successfully commercialize our product candidates, we will need to develop such a capability ourselves or seek assistance from a third party with a large distribution system and a large direct sales force. We may be unable to put such a plan in place. In addition, if we arrange for others to market and sell our products, our revenues will depend upon the efforts of those parties. Such arrangements may not succeed. Even if one or more of our product candidates is approved for marketing, if we fail to establish adequate sales, marketing and distribution capabilities, independently or with others, our business will be materially harmed.

Our success depends in part on attracting, retaining and motivating our personnel.

Our success depends on our continued ability to attract, retain and motivate highly qualified management, clinical and scientific personnel and on our ability to develop and maintain important relationships with leading academic institutions, clinicians and scientists. As of March 25, 2016, we had 28 employees. Our success will depend on our ability to retain and motivate personnel and hire additional qualified personnel when required. Competition for qualified personnel in the biotechnology field is intense. We face competition for personnel from other biotechnology and pharmaceutical companies, universities, public and private research institutions and other organizations. We also face competition from other more well-funded and well-established businesses and we may also be viewed as a riskier choice from a job stability perspective due to our relative newer status than longer existing biotech and pharmaceutical companies. We may not be able to attract and retain qualified personnel on acceptable terms given the competition for such personnel. If we are unsuccessful in our retention, motivation and recruitment efforts, we may be unable to execute our business strategy.

We must manage a geographically dispersed organization.

While we are a small company, we currently have operations in the United States, Australia and Slovenia. In the future, we may also locate facilities in other locations based on proximity to personnel with the expertise needed to research, develop and manufacture phage-based therapeutics, costs of operations or other factors. Managing our organization across multiple locations and multiple time zones may reduce our efficiency, increase our expenses and increase the risk of operational difficulties in the execution of our plans.

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Risks Related to Our Reliance on Third Parties

We rely on third parties for aspects of product development.

We rely on third parties such as the University of Leicester and the U.S. Army for certain aspects of product development. We are working with the University of Leicester for research and development of product candidates to treat C. difficile infections. We are working with the U.S. Army for research and development of product candidates to treat S. aureus infections, and we have an agreement with Intrexon Corporation regarding the development of bacteriophage and new strains of manufacturing hosts for our phage therapeutics. Because we rely on third parties to conduct these activities, we have less control over the success of these programs than we would if we were conducting them on our own. Factors beyond our control that could impact the success of these programs include the amount of resources devoted to the programs by the applicable third party, the staffing of those projects by third-party personnel, and the amount of time such personnel devote to our programs compared to other programs. Failure of our third-party collaborators to successfully complete the projects that we are working on with them could result in delays in product development and the need to expend additional resources, increasing our expenses beyond current expectations.

We will rely on third parties to conduct our clinical trials, and their failure to perform their obligations in a timely or competent manner may delay development and commercialization of our product candidates.

We expect to use third parties, such as clinical research organizations or the U.S. Army, to assist in conducting our clinical trials. However, we may face delays outside of our control if these parties do not perform their obligations in a timely or competent fashion or if we are forced to change service providers. This risk is heightened for clinical trials conducted outside of the United States, where it may be more difficult to ensure that clinical trials are conducted in compliance with FDA requirements. Any third-party that we hire to conduct clinical trials may also provide services to our competitors, which could compromise the performance of their obligations to us. If we experience significant delays in the progress of our clinical trials and in our plans to submit Biologics License Applications, the commercial prospects for product candidates could be harmed and our ability to generate product revenue would be delayed or prevented.

Risks Related to Our Intellectual Property

We are dependent on patents and proprietary technology. If we fail to adequately protect this intellectual property or if we otherwise do not have exclusivity for the marketing of our products, our ability to commercialize products could suffer.

Our commercial success will depend in part on our ability to obtain and maintain patent protection sufficient to prevent others from marketing our product candidates, as well as to defend and enforce these patents against infringement and to operate without infringing the proprietary rights of others. Protection of our product candidates from unauthorized use by third parties will depend on having valid and enforceable patents cover our product candidates or their manufacture or use, or having effective trade secret protection. If our patent applications do not result in issued patents, or if our patents are found to be invalid, we will lose the ability to exclude others from making, using or selling the inventions claimed therein. We have a limited number of patents and pending patent applications.

The patent positions of biotechnology companies can be uncertain and involve complex legal and factual questions. This is due to inconsistent application of policy and changes in policy relating to examination and enforcement of biotechnology patents to date on a global scale. The laws of some countries may not protect intellectual property rights to the same extent as the laws of countries having well-established patent systems, and those countries may lack adequate rules and procedures for defending our intellectual property rights. Also, changes in either patent laws or in interpretations of patent laws may diminish the value of our intellectual property. We are not able to guarantee that all of our patent applications will result in the issuance of patents and we cannot predict the breadth of claims that may be allowed in our patent applications or in the patent applications we may license from others.

Central provisions of The Leahy-Smith America Invents Act, or the America Invents Act went into effect on September 16, 2012 and on March 16, 2013. The America Invents Act includes a number of significant changes to U.S. patent law. These changes include provisions that affect the way patent applications are being filed, prosecuted and litigated. For example, the America Invents Act enacted proceedings involving post-issuance patent review procedures, such as inter partes review, or IPR, and post-grant review, that allow third parties to challenge the validity of an issued patent in front of the United States PTO Patent Trial and Appeal Board. Each proceeding has different eligibility criteria and different patentability challenges that can be raised. IPRs permit any person (except a party who has been litigating the patent for more than a year) to challenge the validity of the patent on the grounds that it was anticipated or made obvious by prior art. Patents covering pharmaceutical products have been subject to attack in IPRs from generic drug companies and from hedge funds. If it is within nine months of the issuance of the challenged patent, a third party can petition the United States PTO for post-grant review, which can be based on any invalidity grounds and is not limited to prior art patents or printed publications.

In post-issuance proceedings, United States PTO rules and regulations generally tend to favor patent challengers over patent owners. For example, unlike in district court litigation, claims challenged in post-issuance proceedings are given their broadest reasonable meaning, which increases the chance a claim might be invalidated by prior art or lack support in the patent specification. The United States Supreme Court is currently reviewing whether it is proper for the United States PTO to give claims their broadest reasonable meaning in post-issuance proceedings. As another example, unlike in district court litigation, there is no presumption of validity for an issued patent, and thus, a challenger’s burden to prove invalidity is by a preponderance of the evidence, as opposed to the heightened clear and convincing evidence standard. As a result of these rules and others, statistics released by the United States PTO show a high percentage of claims being invalidated in post-issuance proceedings. Moreover, with few exceptions, there is no standing requirement to petition the United States PTO for inter partes review or post-grant review. In other words, companies that have not been charged with infringement or that lack commercial interest in the patented subject matter can still petition the United States PTO for review of an issued patent. Thus, even where we have issued patents, our rights under those patents may be challenged and ultimately not provide us with sufficient protection against competitive products or processes.

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The degree of future protection for our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

•	we might not be the first to file patent applications for our inventions;
•	others may independently develop similar or alternative product candidates to any of our product candidates that fall outside the scope of our patents;
•	our pending patent applications may not result in issued patents;
•	our issued patents may not provide a basis for commercially viable products or may not provide us with any competitive advantages or may be challenged by third parties;
•	others may design around our patent claims to produce competitive products that fall outside the scope of our patents;
•	we may not develop additional patentable proprietary technologies related to our product candidates; and
•	we are dependent upon the diligence of our appointed agents in national jurisdictions, acting for and on our behalf, which control the prosecution of pending domestic and foreign patent applications and maintain granted domestic and foreign patents.

An issued patent does not guarantee us the right to practice the patented technology or commercialize the patented product. Third parties may have blocking patents that could be used to prevent us from commercializing our patented products and practicing our patented technology. Our issued patents and those that may be issued in the future may be challenged, invalidated or circumvented, which could limit our ability to prevent competitors from marketing the same or related product candidates or could limit the length of the term of patent protection of our product candidates. Moreover, because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that, before any of our product candidates can be commercialized, any related patent may expire or remain in force for only a short period following commercialization, thereby reducing any advantage of the patent. Patent term extensions may not be available for these patents.

We rely on trade secrets and other forms of non-patent intellectual property protection. If we are unable to protect our trade secrets, other companies may be able to compete more effectively against us.

We rely on trade secrets to protect certain aspects of our technology, including our proprietary processes for manufacturing and purifying bacteriophages. Trade secrets are difficult to protect, especially in the pharmaceutical industry, where much of the information about a product must be made public during the regulatory approval process. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our information to competitors. Enforcing a claim that a third party illegally obtained and is using our trade secret information is expensive and time-consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to or may not protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how.

If we are sued for infringing intellectual property rights of third parties or if we are forced to engage in an interference proceeding, it will be costly and time-consuming, and an unfavorable outcome in that litigation or interference would have a material adverse effect on our business.

Our ability to commercialize our product candidates depends on our ability to develop, manufacture, market and sell our product candidates without infringing the proprietary rights of third parties. Numerous United States and foreign patents and patent applications, which are owned by third parties, exist in the general field of anti-infective products or in fields that otherwise may relate to our product candidates. If we are shown to infringe, we could be enjoined from use or sale of the claimed invention if we are unable to prove that the patent is invalid. In addition, because patent applications can take many years to issue, there may be currently pending patent applications, unknown to us, which may later result in issued patents that our product candidates may infringe, or which may trigger an interference proceeding regarding one of our owned or licensed patents or applications. There could also be existing patents of which we are not aware that our product candidates may inadvertently infringe or which may become involved in an interference proceeding.

The biotechnology and pharmaceutical industries are characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement. For so long as our product candidates are in clinical trials, we believe our clinical activities fall within the scope of the exemptions provided by 35 U.S.C. Section 271(e) in the United States, which exempts from patent infringement liability activities reasonably related to the development and submission of information to the FDA. As our clinical investigational drug product candidates progress toward commercialization, the possibility of a patent infringement claim against us increases. While we attempt to ensure that our active clinical investigational drugs and the methods we employ to manufacture them, as well as the methods for their use we intend to promote, do not infringe other parties’ patents and other proprietary rights, we cannot be certain they do not, and competitors or other parties may assert that we infringe their proprietary rights in any event.

We may be exposed to future litigation based on claims that our product candidates, or the methods we employ to manufacture them, or the uses for which we intend to promote them, infringe the intellectual property rights of others. Our ability to manufacture and commercialize our product candidates may depend on our ability to demonstrate that the manufacturing processes we employ and the use of our product candidates do not infringe third-party patents. If third-party patents were found to cover our product candidates or their use or manufacture, we could be required to pay damages or be enjoined and therefore unable to commercialize our product candidates, unless we obtained a license. A license may not be available to us on acceptable terms, if at all.

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Risks Related to Our Industry

If our competitors are able to develop and market products that are more effective, safer or more affordable than ours, or obtain marketing approval before we do, our commercial opportunities may be limited.

Competition in the biotechnology and pharmaceutical industries is intense and continues to increase. Some companies that are larger and have significantly more resources than we do are aggressively pursuing antibacterial development programs, including traditional therapies and therapies with novel mechanisms of action. In addition, other companies are developing phage-based products for non-therapeutic uses, and may elect to use their expertise in phage development and manufacturing to try to develop products that would compete with ours.

We also face potential competition from academic institutions, government agencies and private and public research institutions engaged in the discovery and development of drugs and therapies. Many of our competitors have significantly greater financial resources and expertise in research and development, preclinical testing, conducting clinical trials, obtaining regulatory approvals, manufacturing, sales and marketing than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established pharmaceutical companies.

Our competitors may succeed in developing products that are more effective, have fewer side effects and are safer or more affordable than our product candidates, which would render our product candidates less competitive or noncompetitive. These competitors also compete with us to recruit and retain qualified scientific and management personnel, establish clinical trial sites and patient registration for clinical trials, as well as to acquire technologies and technology licenses complementary to our programs or advantageous to our business. Moreover, competitors that are able to achieve patent protection, obtain regulatory approvals and commence commercial sales of their products before we do, and competitors that have already done so, may enjoy a significant competitive advantage.

The Generating Antibiotics Incentives Now Act, or the GAIN Act, is intended to provide incentives for the development of new, qualified infectious disease products. These incentives may result in more competition in the market for new antibiotics, and may cause pharmaceutical and biotechnology companies with more resources than we have to shift their efforts towards the development of products that could be competitive with our product candidates.

There is a substantial risk of product liability claims in our business. If we do not obtain sufficient liability insurance, a product liability claim could result in substantial liabilities.

Our business exposes us to significant potential product liability risks that are inherent in the development, manufacturing and marketing of human therapeutic products. Regardless of merit or eventual outcome, product liability claims may result in:

•	delay or failure to complete our clinical trials;
•	withdrawal of clinical trial participants;
•	decreased demand for our product candidates;
•	injury to our reputation;
•	litigation costs;
•	substantial monetary awards against us; and
•	diversion of management or other resources from key aspects of our operations.

If we succeed in marketing products, product liability claims could result in an FDA investigation of the safety or efficacy of our products, our manufacturing processes and facilities or our marketing programs. An FDA investigation could also potentially lead to a recall of our products or more serious enforcement actions, or limitations on the indications, for which they may be used, or suspension or withdrawal of approval.

We have product liability insurance that covers our clinical trials up to a $10.0 million annual per claim and aggregate limit. We intend to expand our insurance coverage to include the sale of commercial products if marketing approval is obtained for our product candidates or any other compound that we may develop. However, insurance coverage is expensive and we may not be able to maintain insurance coverage at a reasonable cost or at all, and the insurance coverage that we obtain may not be adequate to cover potential claims or losses.

Even if we receive regulatory approval to market our product candidates, the market may not be receptive to our product candidates upon their commercial introduction, which would negatively affect our ability to achieve profitability.

Our product candidates may not gain market acceptance among physicians, patients, healthcare payors and the medical community. The degree of market acceptance of any approved products will depend on a number of factors, including:

•	the effectiveness of the product;
•	the prevalence and severity of any side effects;
•	potential advantages or disadvantages over alternative treatments;
•	relative convenience and ease of administration;
•	the strength of marketing and distribution support;
•	the price of the product, both in absolute terms and relative to alternative treatments; and
•	sufficient third-party coverage or reimbursement.

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If our product candidates receive regulatory approval but do not achieve an adequate level of acceptance by physicians, healthcare payors and patients, we may not generate product revenues sufficient to attain profitability.

Foreign governments tend to impose strict price controls, which may adversely affect our future profitability.

In some foreign countries, particularly in the European Union, prescription drug pricing is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our product candidate to other available therapies. If reimbursement of our products is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, our profitability will be negatively affected.

We may incur significant costs complying with environmental laws and regulations, and failure to comply with these laws and regulations could expose us to significant liabilities.

Our research and development activities use biological and hazardous materials that are dangerous to human health and safety or the environment. We are subject to a variety of federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of these materials and wastes resulting from these materials. We are also subject to regulation by the Occupational Safety and Health Administration, or OSHA, state and federal environmental protection agencies and to regulation under the Toxic Substances Control Act. OSHA, state governments or federal Environmental Protection Agency, or EPA, may adopt regulations that may affect our research and development programs. We are unable to predict whether any agency will adopt any regulations that could have a material adverse effect on our operations. We have incurred, and will continue to incur, capital and operating expenditures and other costs in the ordinary course of our business in complying with these laws and regulations.

Although we believe our safety procedures for handling and disposing of these materials comply with federal, state and local laws and regulations, we cannot entirely eliminate the risk of accidental injury or contamination from the use, storage, handling or disposal of hazardous materials. In the event of contamination or injury, we could be held liable for any resulting damages, and any liability could significantly exceed our insurance coverage.

Risks Related to Our Common Stock

The price of our common stock has been and may continue to be volatile.

The stock markets in general, the markets for biotechnology stocks and, in particular, the stock price of our common stock, have experienced extreme volatility. The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future. The volatility in our share price is attributable to a number of factors. Our common shares are, compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of shares of our common stock are sold on the market without commensurate demand. We are also a speculative or “risky” investment due to the early stage of our drug development programs and our lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float and broader stockholder base. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Price declines in our common stock could also result from general market and economic conditions and a variety of other factors, including:

•	adverse results or delays in our clinical trials;
•	adverse actions taken by regulatory agencies with respect to our product candidates, clinical trials or the manufacturing processes of our product candidates;
•	announcements of technological innovations, patents or new products by our competitors;
•	regulatory developments in the United States and foreign countries;
•	any lawsuit involving us or our product candidates;
•	announcements concerning our competitors, or the biotechnology or pharmaceutical industries in general;
•	developments concerning any strategic alliances or acquisitions we may enter into;
•	actual or anticipated variations in our operating results;
•	changes in recommendations by securities analysts or lack of analyst coverage;
•	deviations in our operating results from the estimates of analysts;
•	sales of our common stock by our executive officers, directors and principal stockholders or sales of substantial amounts of common stock; and
•	loss of any of our key scientific or management personnel.

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In the past, following periods of volatility in the market price of a particular company’s securities, litigation has often been brought against that company. Any such lawsuit could consume resources and management time and attention, which could adversely affect our business.

A significant number of shares of our common stock are subject to issuance upon exercise or conversion of outstanding warrants, options and convertible securities, which upon such exercise or conversion may result in dilution to our security holders.

As of December 31, 2015, we had outstanding warrants to purchase 1,209,649 shares of our common stock at an average exercise price of $8.96 per share, and outstanding options to purchase 669,769 shares of our common stock at an average exercise price of $8.68 per share. The exercise price and/or the number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including certain issuances of securities at a price equal to or less than the then current exercise price, subdivisions and stock splits, stock dividends, combinations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and upon the issuance of certain assets or securities to holders of our common stock, as applicable. Although we cannot determine when these warrants or options will ultimately be exercised, it is reasonable to assume that such warrants and options will be exercised only if the exercise price is below the market price of our common stock. To the extent any of our outstanding warrants or options are exercised, additional shares of our common stock will be issued that will generally be eligible for resale in the public market (subject to limitations under Rule 144 under the Securities Act with respect to shares held by our affiliates), which will result in dilution to our security holders. The issuance of additional securities could also have an adverse effect on the market price of our common stock.

As of December 31, 2015, there were 7,527,853 outstanding shares of our Series B redeemable convertible preferred stock. Each share of Series B redeemable convertible preferred stock is convertible into 0.20 shares of common stock and accrues dividends at the rate of 10% per year compounded annually. At December 31, 2015, these shares would be convertible into 1,505,571 shares of common stock and the accrued dividends on these shares totaled $2.8 million. These shares of Series B redeemable convertible preferred stock also have certain liquidation preferences that in the event of a sale, merger, liquidation or certain reorganization transactions could have the effect of reducing the value attributable to common stockholders.

Our principal stockholders and management beneficially own a majority of our stock and will be able to exert significant control over matters subject to stockholder approval.

As of December 31, 2015, our executive officers, directors, principal stockholders and their affiliates beneficially owned a majority of our outstanding voting stock. Therefore, these stockholders will have the ability to influence us through this ownership position. These stockholders may be able to determine all matters requiring stockholder approval. For example, these stockholders, acting together, may be able to control elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may believe are in your best interest as one of our stockholders.

Provisions of Washington law and our current articles of incorporation and bylaws may discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management.

Provisions of Washington law and our current articles of incorporation and bylaws may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace or remove our board of directors. These provisions include:

•	authorizing the issuance of “blank check” preferred stock without any need for action by stockholders;
•	providing for a classified board of directors with staggered terms;
•	requiring supermajority stockholder voting to effect certain amendments to our articles of incorporation and bylaws;
•	eliminating the ability of stockholders to call special meetings of stockholders;
•	prohibiting stockholder action by written consent; and
•	establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

In addition, because we are incorporated in Washington, we are governed by the provisions of Chapter 23B.19 of the Washington Business Corporation Act, which, among other things, restricts the ability of stockholders owning 10% or more of our outstanding voting stock from merging or combining with us. These provisions could discourage potential acquisition attempts and could reduce the price that investors might be willing to pay for shares of our common stock in the future and result in the market price being lower than it would without these provisions.

Although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirors to negotiate with our board of directors, they would apply even if an offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

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We have never paid dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid cash dividends on our common stock. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, pursuant to our articles of incorporation, we are not permitted to pay cash dividends on our common stock until all accrued dividends on the outstanding Series B shares have been paid in full. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of gain for the foreseeable future.

Maintaining and improving our financial controls and the requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act and the rules of the NYSE MKT. The requirements of these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and place strain on our personnel, systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. Ensuring that we have adequate internal financial and accounting controls and procedures in place is a costly and time-consuming effort that needs to be re-evaluated frequently.

We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Implementing any appropriate changes to our internal controls may require specific compliance training for our directors, officers and employees, entail substantial costs to modify our existing accounting systems, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially impair our ability to operate our business. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to help prevent fraud.

In accordance with NYSE MKT rules, we are required to maintain a majority independent board of directors. The various rules and regulations applicable to public companies make it more difficult and more expensive for us to maintain directors’ and officers’ liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. If we are unable to maintain adequate directors’ and officers’ insurance, our ability to recruit and retain qualified officers and directors will be significantly curtailed.

If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We currently have two securities analysts and may never obtain additional research coverage by other securities and industry analysts. If no additional securities or industry analysts commence coverage of our company, the trading price for our stock could be negatively impacted. If we obtain additional securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined under the JOBS Act. For so long as we are an “emerging growth company,” we intend to take advantage of certain exemptions from reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We could be an “emerging growth company” for up to five years, although we may lose such status earlier, depending on the occurrence of certain events. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of our initial public offering conducted after we became a reporting company under the Exchange Act pursuant to our registration statement on Form 10 (File No. 000-23930), (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a “large accelerated filer” under the Exchange Act, which means that the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30th of the prior year, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We cannot predict if investors will find our common stock less attractive or our company less comparable to certain other public companies because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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Under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards, and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders could cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

Certain holders of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares held by our affiliates as defined in Rule 144 under the Securities Act. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.

Future sales and issuances of our common stock or rights to purchase common stock by us, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to decline.

We expect that significant additional capital will be needed in the future to continue our planned operations, including conducting clinical trials, commercialization efforts, expanded research and development activities and costs associated with operating as a public company. To the extent we raise additional capital by issuing equity or convertible securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

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Item 1B.	UNRESOLVED STAFF COMMENTS

Not applicable to the Company as a smaller reporting company.

Item 2.	PROPERTIES

Our principal corporate offices occupy approximately 1,000 square feet of leased office space pursuant to a month-to-month sublease, located at 3579 Valley Centre Drive, Suite 100, San Diego, California 92130. We also lease approximately 1,550 square feet of lab and office space in Richmond, Virginia, approximately 5,000 square feet of lab space in Brookvale, Australia, and approximately 4,000 square feet of lab and office space in Ljubljana, Slovenia. We believe our facilities are adequate for our current and near-term needs.

Item 3.	LEGAL PROCEEDINGS

None.

Item 4.	MINE SAFETY DISCLOSURES

Not applicable.

PART II

Item 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our shares of common stock have been listed on the NYSE MKT since August 21, 2015 and before that, during the periods presented below, were quoted on the OTCQB. The trading symbol for our common stock is “APHB.”

The following table sets forth the range of reported high and low sales prices for our common stock on the NYSE MKT for the periods in the table below from August 21, 2015 through December 31, 2015, and the high and low bid quotations for the periods in the table from January 1, 2014 through August 20, 2015. The quotations reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions. Consequently, the information provided below may not be indicative of our common stock price under different conditions. All prices prior to August 3, 2015 reflect an adjustment for our 1-for-50 reverse stock split.

	High	Low
Fiscal Year 2015
Fourth Quarter ended December 31, 2015	$8.25	$3.00
Third Quarter ended September 30, 2015	$11.70	$3.95
Second Quarter ended June 30, 2015	$14.25	$8.00
First Quarter ended March 31, 2015	$15.00	$7.50
Fiscal Year 2014
Fourth Quarter ended December 31, 2014	$10.25	$6.12
Third Quarter ended September 30, 2014	$21.00	$10.00
Second Quarter ended June 30, 2014	$28.50	$18.50
First Quarter ended March 31, 2014	$32.00	$25.00

Holders of Common Stock

As of March 25, 2016, there were 140 holders of record of our common stock. As of such date, there were 5,883,503 shares of our common stock outstanding. In addition, as of such date, there were 21 holders of record of our Series B redeemable convertible preferred stock and 7,527,853 shares of Series B redeemable convertible preferred stock outstanding, convertible into an aggregate of 1,505,571 shares of our common stock based on conversion ratio equal to 0.20 common shares for each share of Series B redeemable convertible preferred stock.

Dividends

We have never declared or paid any cash dividends or distributions on our common stock. We expect that we will retain all of our available funds and future earnings, if any, for use in the operation and expansion of our business. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our board of directors and will depend upon such factors as earnings levels, capital requirements, restrictions imposed by applicable law, our overall financial condition and any other factors deemed relevant by our board of directors. In addition, we are currently restricted from paying cash dividends on our common stock (i) at a rate greater than the rate at which dividends are paid on our Series B redeemable convertible preferred stock and (ii) until all accrued dividends on our Series B redeemable convertible preferred stock have been paid in full.

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Recent Sales of Unregistered Securities

On March 10, 2015, we entered into subscription agreements to issue an aggregate amount of 1,575,758 shares of common stock as well as warrants to purchase an aggregate 393,939 shares of our common stock for an aggregate purchase price of approximately $13.0 million as part of a private placement. The purchasers of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of such purchasers was an “accredited” investor” under Rule 506 of Regulation D or not a “U.S. person” under Regulation S.

In connection with our entry into an Asset Purchase Agreement with Novolytics Limited in January 2016, and in exchange for our receipt of release and non-solicitation agreements in favor of us from the shareholders of Novolytics, we issued warrants to purchase up to an aggregate of 170,000 shares of our common stock to such shareholders. The warrants have an exercise price of $12.00 per share and contain certain registration rights. One half of the shares subject to the warrants become exercisable on the date that is the earlier of 30 days following the expiration of the lock-up period for our next public offering, or December 31, 2016. The remaining shares subject to the warrants become exercisable 60 days thereafter. The warrants will expire upon the later of the close of business of the 24-month anniversary of the date the warrants first become exercisable, as described in the preceding sentence, or the 24-month anniversary of the initial effectiveness of a registration statement covering the exercise shares.

The foregoing description of the terms of the warrants is not complete and is qualified in its entirety by reference to the warrants, the form of which is filed as Exhibit 4.13 to this report.

The warrants were issued in a private placement transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D and/or Regulation S thereunder. The recipients acquired the warrants for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the warrants. Each of the recipients was an “accredited investor” under Rule 506 of Regulation D or not a “U.S. person” under Regulation S.

Item 6.	SELECTED FINANCIAL DATA

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information required under this item.

Item 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the consolidated financial statements and the related notes contained elsewhere in this Annual Report. Some of the information contained in this discussion and analysis are set forth elsewhere in this Annual Report, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks described in the section entitled “Risk Factors” and elsewhere in this Annual Report.

Overview

We are a biotechnology company focused on the discovery, development and commercialization of novel phage therapeutics. Phage therapeutics use bacteriophages, a family of viruses, to kill pathogenic bacteria. Phages have powerful and highly selective mechanisms of action that permit them to target and kill specific bacteria. We believe that phages represent a promising means to treat bacterial infections, especially those that have developed resistance to current therapies. including the so-called multi-drug-resistant or “superbug” strains of bacteria.

Our goal is to be the leading developer of phage therapeutics. We are combining our expertise in the manufacture of drug-quality bacteriophages and our proprietary approach and expertise in identifying, characterizing and developing naturally occurring bacteriophages with that of our collaboration partners in bacteriophage biology, synthetic biology and manufacturing, to develop second-generation bacteriophage products.

Our lead product candidate is AB-SA01, for the treatment of S. aureus infections, including methicillin-resistant S. aureus, or MRSA. We also have AB-PA01 for the treatment of P. aeruginosa infections in development, and AB-CD01 for the treatment of C. difficile infections in preclinical development.

We have generally incurred net losses since our inception and our operations to date have been primarily limited to research and development and raising capital. We have raised approximately $43.6 million in capital to support our operations since the shift in our focus to novel phage therapeutics in February 2011.

To date, we have not generated any product revenue and have primarily financed our operations through the sale and issuance of our equity securities and convertible notes. As of December 31, 2015, we had a cumulative deficit of $362.5 million. We anticipate that a substantial portion of our capital resources and efforts in the foreseeable future will be focused on completing the development and obtaining regulatory approval of our product candidates.

We currently expect to use our existing cash and cash equivalents for the continued research and development of our product candidates and for working capital and other general corporate purposes.

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We expect our research and development expenses to increase for the foreseeable future as we continue development of our product candidates. We also expect to incur additional expenses associated with operating as a public company. As a result, we expect to continue to incur significant and increasing operating losses at least for the next several years. We do not expect to generate product revenue unless and until we successfully complete development and obtain marketing approval for at least one of our product candidates.

We may also use a portion of our existing cash and cash equivalents for the potential acquisition of, or investment in, product candidates, technologies, formulations or companies that complement our business, although we have no current understandings, commitments or agreements to do so. We expect that these funds will not be sufficient to enable us to complete all necessary development of any potential product candidates. Accordingly, we will be required to obtain further funding through one or more other public or private equity offerings, debt financings, collaboration or licensing arrangements or other sources. Adequate additional funding may not be available to us on acceptable terms, or at all. If we are unable to raise capital when needed or on attractive terms, we would be forced to delay, reduce or eliminate our research and development programs.

Recent Developments

Restatement of Previously Issued Financial Statements

In this Annual Report on Form 10-K, we have restated certain historical financial statements for the year ended, December 31, 2014, three and six months ended June 30, 2014, three and nine months ended September 30, 2014 and three months ended June 30, 2015 to reflect a revision in accounting for basic and diluted earnings per share.

The error relates to the misapplication of Accounting Standards Codification No. 260, “Earnings Per Share,” or ASC 260 for two matters.

First, we did not properly consider the fact that outstanding shares of our Series B redeemable convertible preferred stock, in certain limited circumstances, have the right to receive additional dividends beyond their accruing dividends, which makes them participating securities. Therefore, consideration of this component of the preferred stock terms is included in computing basic earnings per share pursuant to the two-class method. The Company failed to make such adjustments to the basic income (loss) per share calculations for the prior periods discussed above.

Second, we did not properly account for the adjustments required to net income (loss) attributable to common stockholders in the calculation of diluted net income (loss) per share. The calculation of diluted net income (loss) per share requires that, to the extent that such securities are dilutive to income (loss) per share for the period, an adjustment to net income (loss) used in the calculation is required to remove the change in fair value of the liability classified warrants from the numerator for the period. Likewise, an adjustment to the denominator is required to reflect the related dilutive shares. Similarly, the diluted income (loss) per share calculation also requires an adjustment to net income (loss) used in the calculation to remove the change in the fair value of the Series B redeemable convertible preferred stock embedded derivative (if the Series B redeemable convertible preferred stock is dilutive), including any applicable accretion, and an adjustment to the denominator is required to reflect the related dilutive securities. The Company failed to make such adjustments to the diluted income (loss) per share calculations for the prior periods discussed above.

During the preparation process for this Annual Report on Form 10-K, we recomputed the basic and diluted income (loss) per share amounts for all periods to conform with the provisions of ASC 260.

In connection with this restatement, we revised our consolidated statement of operations for the year ended December 31, 2014, and applicable interim periods in 2014 and 2015 to reflect revised basic and diluted income (loss) per share. This adjustment had no impact on our balance sheets, reported loss from operations, net income (loss) attributable to common stockholders, statements of redeemable convertible preferred stock and stockholders’ equity, or our statements of cash flows and our cash and cash equivalents balances are unchanged for such periods.

Throughout this Annual Report on Form 10-K, amounts presented from current periods and prior period comparisons have been revised and labeled as “restated” and reflect the amounts on a restated basis.

Tables summarizing the effect of the restatement on the specific line items presented in our historical financial statements for the periods indicated are included in Note 3 – Significant Accounting Policies and Note 17 – Quarterly Financial Data of the notes to our consolidated financial statements included with this Annual Report on Form 10-K.

Liquidity, Capital Resources and Financial Condition

We have prepared the accompanying consolidated financial statements on a going concern basis, which assumes that we will realize our assets and satisfy our liabilities in the normal course of business. However, we have incurred net losses since our inception, had negative operating cash flows and had an accumulated deficit of $362.5 million as of December 31, 2015, $47.0 million of which has been accumulated since January of 2011, when we began our focus on bacteriophage development. These circumstances raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of the uncertainty concerning our ability to continue as a going concern.

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In December 2013, we raised gross proceeds of approximately $18.0 million through a private placement of shares of our common stock. In March 2015, we raised gross proceeds of approximately $13.0 million through a private placement of shares of our common stock. We do not generate any cash from operations and must raise additional funds in order to continue operating our business. We frequently evaluate financing alternatives with the objective of assessing opportunities to raise capital needed for the advancement of our business. We may seek to raise capital through a variety of sources, including the public equity market, private equity financings, collaborative arrangements, licensing arrangements and/or public or private debt. We may also seek to establish other funding facilities or pursue opportunities for the divestiture of certain intellectual property and/or other assets. If we pursue and successfully raise additional capital through the sale of equity and/or debt securities, the rights of our existing stockholders may be adversely impacted and our existing stockholders could suffer dilutions. If additional capital is not available to us when needed or on acceptable terms, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely. As of December 31, 2015, we had cash and cash equivalents of $9.4 million. We believe that our existing resources will be sufficient to fund our planned operations through the third quarter of 2016.

Our ability to raise additional funds will depend, in part, on the status of our product development activities and other business operations, as well as factors related to financial, economic, and market conditions, many of which are beyond our control.

In addition, we have a disagreement with one of our principal stockholders, Third Security, LLC, regarding the interpretation of our Amended and Restated Articles of Incorporation. The disagreement relates to whether it is technically possible for us to satisfy the requirements for automatic conversion of our outstanding shares of Series B Preferred pursuant to an underwritten public offering (a Qualified Public Offering). In the fourth quarter of 2015, Third Security informed us that, under its interpretation of our Amended and Restated Articles of Incorporation, the Qualified Public Offering conditions set forth in Article 4 of our Amended and Restated Articles of Incorporation can never be satisfied because our stock is publicly traded on the NYSE MKT, and that the only way all outstanding Series B Preferred can be converted into Common Shares is by obtaining the requisite consent of the Series B Preferred stockholders. We disagree with Third Security’s interpretation. Our Amended and Restated Articles of Incorporation also contain various other ambiguities, such as in the provisions relating to the conversion rate for converting Series B Preferred into Common Shares and the stated value of the Series B Preferred following our 50:1 reverse split of our Common Shares in August 2015. The stated value of the Series B Preferred affects other provisions of our Amended and Restated Articles of Incorporation, including the anti-dilution rights for the Series B Preferred as well as the minimum public offering price per share necessary for a public offering to satisfy one of the Qualified Public Offering conditions. These ambiguities, as well as Third Security’s interpretation of the Qualified Public Offering conditions, create uncertainty around our capital structure, which may adversely affect our ability to raise capital. In order to resolve our disagreement with Third Security, we may also agree to settlement terms that cause significant dilution to holders of our Common Shares and require us to pay significant consideration, or engage in expensive and time-consuming litigation where our interpretation of the Qualified Public Offering conditions may not prevail or the matter may otherwise be resolved in a manner unfavorable to us. For additional information, see “Risk Factors—We have a disagreement with one of our principal stockholders regarding the interpretation of our Amended and Restated Articles of Incorporation” under Item 1A of this Annual Report.

We cannot be certain that sufficient funds will be available to us when required or on acceptable terms, if at all. If adequate funds are not available on a timely basis or on acceptable terms, we may be required to significantly reduce or refocus our operations or to obtain funds through additional arrangements that may require us to relinquish rights to certain of our products, technologies or potential markets, any of which could delay or require that we curtail or eliminate some or all of our development programs or otherwise have a material adverse effect on our business, financial condition and results of operations. This uncertainty around our ability to secure additional financing creates substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies and Use of Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, and expenses and the disclosure of contingent assets and liabilities in our consolidated financial statements. On an ongoing basis, we evaluate our estimates and judgments, including those related to accrued expenses and stock-based compensation. We base our estimates on historical experience, known trends and events, and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Goodwill

Costs of investments in purchased companies in excess of the underlying fair value of net assets at the date of acquisition are recorded as goodwill and assessed annually for impairment. If considered impaired, goodwill will be written down to fair value and a corresponding impairment loss recognized. As of December 31, 2015, we have recorded goodwill of $7.6 million due to the 2012 acquisition of SPH’s know-how and phage libraries and the 2011 acquisition of Biocontrol’s patents and phage library. In management’s opinion, no goodwill has been impaired as of December 31, 2015.

Research and Development Costs

In Process Research & Development (IPR&D) assets represent capitalized incomplete research projects that we acquired through business combinations. Such assets are initially measured at their acquisition date fair values. The fair value of the research projects is recorded as intangible assets on the consolidated balance sheet rather than expensed regardless of whether these assets have an alternative future use. The amounts capitalized are being accounted for as indefinite-lived intangible assets, subject to impairment testing until completion or abandonment of research and development efforts associated with the projects. Upon successful completion of each project, we make a determination as to the then remaining useful life of the intangible asset and begin amortization. We test our indefinite-lived intangibles, including IPR&D assets, for impairment at least quarterly. As of December 31, 2015, we have recorded IPR&D of $12.4 million related to the 2012 acquisition of SPH’s know-how and phage libraries and the 2011 acquisition of Biocontrol’s know-how and phage library. In management’s opinion, no IPR&D has been impaired as of December 31, 2015.

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Stock-Based Compensation Expenses

We account for stock options and restricted stock units related to our stock incentive plans under the provisions of ASC 718, which requires the recognition of the fair value of stock-based compensation. The fair value of stock options and restricted stock units was estimated using a Black-Scholes option valuation model. This model requires the input of subjective assumptions in implementing ASC 718, including expected dividend, expected life, expected volatility and forfeiture rate of each award, as well as the prevailing risk-free interest rate and the fair value of the underlying common stock on the date of grant. The fair value of equity-based awards is amortized over the vesting period of the award, and we have elected to use the straight-line method of amortization. Actual results could differ from our assumptions, which may cause us to record adjustments to increase or decrease compensation expense, in future periods.

Warrant and Preferred Shares Conversion Feature Liability

We account for warrants and the preferred shares conversion feature with anti-dilution provisions under the guidance of ASC 815, Derivatives and Hedging and Emerging Issue Task Force Statement 07-5: Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock, which require the warrants and the preferred shares conversion feature to be recorded as a liability and adjusted to fair value in each reporting period. We estimate the fair values of these securities using a Monte Carlo valuation model. As a result of the revaluation of these liabilities to fair value at each reporting date, we recorded gains of $9.9 million and $37.2 million for the years ended December 31, 2015 and 2014, respectively.

JOBS Act

In April 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” We have irrevocably elected not to take advantage of the extended transition period afforded by the JOBS Act for the implementation of new or revised accounting standards, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As an “emerging growth company” we are not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis) and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation. These exemptions will apply until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of our initial public offering conducted after we became a reporting company under the Exchange Act pursuant to our registration statement on Form 10 (File No. 000-23930), (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a “large accelerated filer” under the Exchange Act, which means that the market value of our common stock that is held by non-affiliates exceeds $700 million as of June 30th of the prior year, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Financial Overview

Revenue

To date, our revenues have come primarily from sub-licensing agreements. We have not generated any revenues from the sale of our product candidates and do not expect to generate any revenue from the sale of our product candidates in the near term.

Research and Development Expenses

Research and development costs consist of the costs associated with our research and discovery activities, conducting clinical trials, manufacturing development efforts and activities related to regulatory filings. Our research and development expenses consist of salaries, non-cash stock-based compensation, costs of outside collaborators and outside services, laboratory supplies, royalty and license costs, contract research organizations, and facility, occupancy and utility expenses, offset by the benefit of any Australian government research grants. We expense research and development costs as incurred. We expect annual research and development expenses will increase significantly in the future as we progress with development.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related costs for our personnel in the executive, finance, patent, accounting and other administrative functions, including non-cash stock-based compensation. Other costs include consulting costs for functions for which we either do not or only partially staff internally, including public relations, market research and recruiting, professional fees for legal and accounting services, insurance and facility costs.

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Severance Charge

We incurred severance charges in 2015 and 2014 related to the departures of certain of our executives. The charges consist of cash compensation and benefits and non-cash stock-based compensation expense pursuant to their employment agreements with us.

Oher Income (Expense)

Gain (loss) on warrant and derivative liabilities represents the change in fair value on revaluation of our warrant and preferred stock conversion liabilities, driven primarily by changes in our common stock price, interest rates and remaining estimated life of these liabilities. Any interest earned on our cash and cash equivalents is not considered significant to our financial statements.

Results of Operations

Comparison of the Years Ended December 31, 2015 and 2014

Revenue

For the years ended December 31, 2015 and 2014, we recognized revenues related to sub-licensing agreements from our former gene therapy program of $0.5 million and $0.4 million, respectively.

Research and Development

Research and development expenses for the year ended December 31, 2015 totaled $4.0 million compared to $5.8 million for the year ended December 31, 2014. This decline of $1.8 million was primarily attributable to lower non-clinical spending in 2015 as compared to 2014, the inclusion in 2014 of initial start-up costs related to our Slovenia cGMP manufacturing facility, the benefit from Australian government research grants of $0.5 million, and the impact of lower average exchange rates in 2015 as compared to 2014. Partially offsetting these factors were higher costs related to our Slovenian facility being operational for a full year in 2015 as compared to a partial year in 2014.

Research and development expenses are expected to increase in 2016 compared to 2015 as we accelerate both non-clinical research studies, hire additional research and development staff, continue with clinical trials, and continue our discovery efforts.

General and Administrative

General and administrative expenses for the year ended December 31, 2015 were $6.4 million compared to $6.9 million for the same period of 2014. This decrease was primarily attributable to $0.6 million expensed in 2014 related to payments to certain stockholders as required by the terms of our Series B Preferred Stock Purchase Agreement and lower compensation and stock-based compensation expenses, which were partially offset by higher legal and accounting expenses.

Severance Charge

We recorded a severance charge of $0.3 million in 2015 related to the departure of an executive, which included severance period cash compensation and benefits and non-cash stock-based compensation expense related to the accelerated vesting of stock options. We also recorded a severance charge in 2014 of $1.9 million related to the departure of our former Chief Executive Officer, which included severance-period cash compensation and benefits and non-cash stock-based compensation expense related to the accelerated vesting of stock options

Other Income (Expense)

We recorded gains of $0.6 million and $9.5 million for the years ended December 31, 2015 and 2014, respectively, for the change in fair value on revaluation of our warrant liability. These gains were primarily attributable to a decline in the value of our common stock at December 31, 2015 and December 31, 2014 as compared to the prior year end values. We will continue to adjust this liability until the earlier of exercise or expiration of the warrants.

For the years ended December 31, 2015 and 2014, we recorded a gain of $9.3 million and $27.8 million, respectively, related to the change in fair value of our Series B preferred stock liability. These gains were primarily attributable to a decline in the value of our common stock at December 31, 2015 and December 31, 2014 as compared to the prior year-end values. We will continue to adjust this liability until conversion of the Series B redeemable convertible preferred stock into common stock.

We recorded other expenses of $0.3 million in 2015, which consisted primarily of the costs related to warrants issued to placement agents in conjunction with our March 2015 private placement of common stock.

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Income Taxes

We incurred net operating losses for the years ended December 31, 2015 and 2014 and accordingly, we did not pay any U.S. federal or state income taxes. As of December 31, 2015, we had U.S. gross net operating loss carry-forwards, or “NOLs”, of approximately $182.3 million, foreign NOLs of $8.5 million, $3.0 million of which was generated in 2015 and domestic research tax credit carry-forwards of approximately $5.2 million. The carry-forwards will begin to expire in 2019. Our gross net operating loss carry-forwards are subject to certain limitations on annual utilization as a result of changes in ownership of the Company, as defined by U.S. federal and state tax laws.

Net Operating Losses

We have not recorded a benefit from our net operating loss or research credit carry-forwards because we believe that it is uncertain that we will have sufficient income from future operations to realize the carry-forwards prior to their expiration. Accordingly, we have established a 100% valuation allowance against the deferred tax asset arising from the carry-forwards.

Comparison of the Years Ended December 31, 2014 and 2013

Revenue

For the years ended December 31, 2014 and 2013, we recognized revenues related to sub-licensing agreements from our former gene therapy program of $0.4 million and $0.1 million, respectively.

Research and Development

Research and development expenses were $5.8 million for the year ended December 31, 2014, a decrease of $0.7 million, or 10.9%, compared to $6.5 million for the year ended December 31, 2013. This decrease was attributable to a $3.0 million one-time technology access fee incurred in 2013 to Intrexon. Adjusted for this fee, other research and development expenses rose by $2.3 million, or 65.4%. This increase was due to higher discovery, laboratory, nonclinical testing, research and development collaborations, consulting and clinical development planning expenses for our product candidates, as well as the establishment of our pilot manufacturing operation in Slovenia in 2014.

General and Administrative

General and administrative expenses were $6.9 million for the year ended December 31, 2014, up $0.9 million, or 14.2%, compared to $6.0 million for 2013. This increase was due to higher legal, accounting, and staffing expenses incurred to satisfy our obligations as a public company and expenses of $0.6 million to certain stockholders as required by the terms of our registration rights agreement from the December 2013 private placement.

Severance Charge

The Company recorded a severance charge of $1.9 million in the third quarter ended September 30, 2014 related to the departure of its Chief Executive Officer. The charge included both 1) severance-period cash compensation and benefits and 2) stock-based compensation expense related to the acceleration of vested stock options, pursuant to the terms of the executive’s employment agreement.

Other Income (Expense)

We recorded a gain of $9.5 million for the year ended December 31, 2014 for the change in fair value on revaluation of our warrant liability. This gain was primarily attributable to a decline in the value of our common stock at December 31, 2014 as compared to December 31, 2013.

We recorded a gain of $27.8 million for the year ended December 31, 2014 for the change in fair value on revaluation of our Series B preferred stock liability. This gain was primarily attributable to a decline in the value of our common stock price at year end.

Income Taxes

We incurred net operating losses for the years ended December 31, 2014 and 2013 and, accordingly, we did not pay any federal or state income taxes. As of December 31, 2014, we had approximately $178.0 million in U.S., Australian, Slovenian, and UK gross net operating loss carry-forwards and research tax credit carry-forwards of approximately $3.9 million. The carry-forwards began to expire in 2012. Our gross net operating loss carry-forwards are subject to certain limitations on annual utilization as a result of changes in ownership of the Company, as defined by federal and state tax laws. Our current carry-forwards will begin to expire in 2019.

Net Operating Losses

We have not recorded a benefit from our net operating loss or research credit carry-forwards because we believe that it is uncertain that we will have sufficient income from future operations to realize the carry-forwards prior to their expiration. Accordingly, we have established a 100% valuation allowance against the deferred tax asset arising from the carry-forwards

Cash Flow Summary

We had cash and cash equivalents of $9.4 million and $6.6 million at December 31, 2015 and 2014, respectively.

43

Net cash used in operating activities for the year ended December 31, 2015 was $9.8 million. We recorded net loss for the period of $0.5 million, including a non-cash gain on warrant liability of $0.6 million, a non-cash gain on Series B preferred stock derivative liability of $9.3 million, a deferred income tax benefit of $0.1 million, and a non-cash gain of $0.1 million related to the re-valuation of a liquidated damages liability. Non-cash charges for warrants issued to placement agents related to our March 2015 private placement of common stock, stock-based compensation expense, depreciation expense, and patent amortization expense, which collectively represented a source of cash of approximately $1.0 million. An increase in prepaid expenses and other current assets, primarily related to accrued Australian government research and development grants, a reduction in accrued severance and a reduction in accounts receivable were partially offset by an increase in accounts payable and dividends payable and collectively represented a $0.2 million use of cash used in operating activities during the year ended December 31, 2015.

Net cash used in investing activities was $0.2 million and $1.2 million for the years ended December 31, 2015 and December 31, 2014, respectively. Net cash used in investing activities for the year ended December 31, 2014 was primarily attributable to the leasehold improvements and the purchase of equipment for our Slovenia manufacturing facility.

Cash provided by financing activities for the year ended December 31, 2015 totaled $12.8 million, and was comprised of the gross proceeds of $13.0 million from the March 2015 private placement of common stock and warrants to purchase common stock, less $0.6 million of commissions and other cash expenses related to the issuance. We also received $0.4 million in proceeds from the exercise of warrants during 2015.

Net cash used in operating activities for the year ended December 31, 2014 was $12.6 million. We recorded net income for the period of $23.1 million, including a non-cash gain on warrant and derivative liabilities of $37.2 million. Other items included in net cash used in operating activities included non-cash charges related to stock-based compensation expenses, depreciation expenses, and patent amortization expense, which collectively approximated $2.1 million. Decreases in accounts payable and accrued expenses and deferred revenue represented an aggregate $1.0 million use of funds, and partially offset by an increase in accrued severance of $0.6 million.

We invested $1.2 million in property and equipment in 2014, primarily related to our new cGMP manufacturing facility in Slovenia.

In March 2015, we raised approximately $13 million in a private placement for our common stock and warrants to purchase common stock.

Off-Balance Sheet Arrangements

As of December 31, 2015, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not engage in trading activities involving non-exchange traded contracts. Therefore, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in these relationships.

Item 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information required under this item.

Item 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

44

AMPLIPHI BIOSCIENCES CORPORATION

F-1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of AmpliPhi Biosciences Corporation

We have audited the accompanying consolidated balance sheets of AmpliPhi Biosciences Corporation as of December 31, 2014 and 2015, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of AmpliPhi Biosciences Corporation at December 31, 2014 and 2015, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 3 to the consolidated financial statements, the December 31, 2014 consolidated financial statements have been restated to correct an error in basic and diluted loss per share and diluted weighted average shares outstanding for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Richmond, Virginia

March 30, 2015

F-2

AmpliPhi Biosciences Corporation

Consolidated Balance Sheets

	December 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$9,370,000	$6,581,000
Accounts receivable	125,000	100,000
Prepaid expenses and other current assets	521,000	339,000
Total current assets	10,016,000	7,020,000
Property and equipment, net	1,131,000	1,220,000
In process research and development	12,446,000	12,446,000
Acquired patents, net	338,000	369,000
Goodwill	7,562,000	7,562,000
Total assets	$31,493,000	$28,617,000
Liabilities, Series B redeemable convertible preferred stock and stockholders’ equity
Current liabilities
Accounts payable, accrued expenses and other	$1,464,000	$1,167,000
Deferred revenue	245,000	244,000
Accrued severance	308,000	457,000
Dividends payable	368,000	-
Total current liabilities	2,385,000	1,868,000
Series B preferred stock derivative liability	1,493,000	12,320,000
Warrant liability	6,000	5,826,000
Accrued severance	-	98,000
Deferred tax liability	3,005,000	3,078,000
Total liabilities	6,889,000	23,190,000

Series B redeemable convertible preferred stock
$0.01 par value, 10,000,000 shares authorized, 7,527,853 shares issued and outstanding at December 31, 2015 and 8,671,040 shares issued and outstanding at December 31, 2014 (liquidation preference of $13,383,000 and $14,042,000 at December 31, 2015 and December 31, 2014, respectively)	11,890,000	1,990,000

Stockholders’ equity
Common stock, $0.01 par value, 670,000,000 shares authorized, 5,883,503 shares issued and outstanding at December 31, 2015 and 3,983,182 shares issued and outstanding at December 31, 2014	59,000	40,000
Additional paid-in capital	375,177,000	365,403,000
Accumulated deficit	(362,522,000)	(362,006,000)
Total stockholders’ equity	12,714,000	3,437,000
Total liabilities, Series B redeemable convertible preferred stock and stockholders’ equity	$31,493,000	$28,617,000

The accompanying notes are an integral part of these consolidated financial statements.

F-3

AmpliPhi Biosciences Corporation

Consolidated Statements of Operations

	Year Ended December 31,
	2015	2014
Revenue	$475,000	$409,000
Operating expenses
Research and development	3,992,000	5,805,000
General and administrative	6,421,000	6,850,000
Severance charge	289,000	1,864,000
Total operating expenses	10,702,000	14,519,000
Loss from operations	(10,227,000)	(14,110,000)
Other income (expense)
Change in fair value of warrant liability	610,000	9,455,000
Change in fair value of Series B stock derivative liability	9,330,000	27,764,000
Other expense	(302,000)	-
Other income (expense), net	9,638,000	37,219,000
(Loss) income before taxes	(589,000)	23,109,000
Income tax benefit	73,000	-
Net (loss) income	$(516,000)	$23,109,000
Accretion of Series B redeemable convertible preferred stock	(10,278,000)	(1,285,000)
Net (loss) income attributable to common stockholders	$(10,794,000)	$21,824,000
Per share information:
Net (loss) income per share of common stock – basic - restated for the year ended December 31, 2014	$(1.99)	$4.21
Weighted average number of shares of common stock outstanding – basic	5,411,204	3,746,639

Net loss per share of common stock – diluted - restated for the year ended December 31, 2014	$(1.99)	$(2.33)
Weighted average number of shares of common stock outstanding – diluted - restated for the year ended December 31, 2014	5,411,204	5,886,730

The accompanying notes are an integral part of these consolidated financial statements.

F-4

AmpliPhi Biosciences Corporation

Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)

	Redeemable Convertible
	Preferred Stock		Stockholders' Equity (Deficit)
							Total
					Additional		Stockholders’
	Series B		Common Stock		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balances, December 31, 2013	8,859,978	$707,000	3,650,711	$36,000	$362,454,000	$(385,115,000)	$(22,625,000)
Net income	-	-	-	-	-	23,109,000	23,109,000
Accretion of dividends on Series B redeemable convertible preferred stock	-	1,285,000	-	-	(1,285,000)	-	(1,285,000)
Warrants exercised	-	-	54,683	1,000	1,594,000	-	1,595,000
Conversion of Series B redeemable convertible preferred stock to common stock	(188,938)	(2,000)	37,788	1,000	706,000	-	707,000
Stock-based compensation	-	-	-	-	775,000	-	775,000
Stock-based compensation - severance	-	-	-	-	1,161,000	-	1,161,000
Shares released from escrow	-	-	240,000	2,000	(2,000)	-	-
Balances, December 31, 2014	8,671,040	$1,990,000	3,983,182	$40,000	$365,403,000	$(362,006,000)	$3,437,000
Net loss	-	-	-	-	-	(516,000)	(516,000)
Accretion of dividends on Series B redeemable convertible preferred stock	-	1,307,000	-	-	(1,307,000)	-	(1,307,000)
Amount reclassified to Series B redeemable convertible stock to accrete to its redemption value	-	8,971,000	-	-	(8,971,000)	-	(8,971,000)
Conversion of Series B redeemable convertible preferred stock to common stock	(1,143,187)	(378,000)	228,637	2,000	1,504,000	-	1,506,000
Common stock issued in March 2015 financing, net of fair value of warrants issued	-	-	1,575,758	16,000	8,250,000	-	8,266,000
Warrants exercised	-	-	56,645	1,000	1,072,000	-	1,073,000
Warrants reclassified from liabilities to equity due to amendment of warrants	-	-	-	-	5,462,000	-	5,462,000
Warrants reclassified from liabilities to equity due to increase in authorized shares	-	-	-	-	3,281,000	-	3,281,000
Exercise of common stock options and other	-	-	39,281	-	-	-	-
Stock-based compensation	-	-	-	-	479,000	-	479,000
Stock-based compensation - severance	-	-	-	-	4,000	-	4,000
Balances, December 31, 2015	7,527,853	$11,890,000	5,883,503	$59,000	$375,177,000	$(362,522,000)	$12,714,000

The accompanying notes are an integral part of these consolidated financial statements.

F-5

AmpliPhi Biosciences Corporation

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2015	2014
Operating activities:
Net (loss) income	$(516,000)	$23,109,000
Adjustments required to reconcile net (loss) income to cash used in operating activities:
Change in fair value of warrant liability	(610,000)	(9,455,000)
Change in fair value of Series B preferred stock derivative liability	(9,330,000)	(27,764,000)
Gain on re-valuation of liquidated damages liability	(120,000)	-
Warrants issued to placement agents	213,000	-
Deferred taxes	(73,000)	-
Amortization of patents	31,000	31,000
Depreciation	299,000	127,000
Stock-based compensation	479,000	775,000
Stock-based compensation - severance	4,000	1,161,000
Changes in operating assets and liabilities, net:
Accounts receivable	(25,000)	(92,000)
Accounts payable, accrued expenses, deferred revenue and other	296,000	(977,000)
Accrued severance	(247,000)	555,000
Prepaid expenses and other current assets	(182,000)	(42,000)
Net cash used in operating activities	(9,781,000)	(12,572,000)
Investing activities:
Purchases of property and equipment	(210,000)	(1,202,000)
Net cash used in investing activities	(210,000)	(1,202,000)
Financing activities
Proceeds from warrant exercises	396,000	-
Proceeds from issuance of common stock, net	12,384,000	-
Net cash provided by financing activities	12,780,000	-
Net increase (decrease) in cash and cash equivalents	2,789,000	(13,774,000)
Cash and cash equivalents, beginning of period	6,581,000	20,355,000
Cash and cash equivalents, end of period	$9,370,000	$6,581,000
Supplemental schedule of non-cash financing activities:
Accretion of Series B redeemable convertible preferred stock	$10,278,000	$1,285,000
Fair value of warrant liability upon issuance	4,210,000	-
Fair value of warrant liability converted upon exercise	-	1,595,000

The accompanying notes are an integral part of these consolidated financial statements.

F-6

AmpliPhi Biosciences Corporation

Notes to Consolidated Financial Statements

December 31, 2015 and December 31, 2014

1. Organization and Description of the Business

AmpliPhi Biosciences Corporation (the “Company”) was incorporated in the state of Washington in 1989 under the name Targeted Genetics Corporation. In February 2011, Targeted Genetics Corporation changed its name to AmpliPhi Biosciences Corporation. The Company is dedicated to developing novel antibacterial therapies called bacteriophage (phage). Phages are naturally occurring viruses that preferentially target and kill their bacterial targets.

The Company is a development stage company and has incurred net losses since its inception, has negative operating cash flows, and had an accumulated deficit of $362.5 million and $362.0 million as of December 31, 2015 and December 31, 2014, respectively. The Company completed a $13.0 million private placement of its common stock in March 2015, which provided net proceeds of approximately $12.4 million after commissions to placement agents. In the opinion of management, the Company’s cash and cash equivalents are sufficient to fund its planned operations through the third quarter of 2016. This estimate is based on the Company’s current product development plans, projected staffing expenses, working capital requirements, and capital expenditure plans.

2. Liquidity

The Company has prepared these consolidated financial statements on a going concern basis, which assumes that the Company will realize its assets and satisfy its liabilities in the normal course of business. However, the Company has incurred net losses since its inception, has negative operating cash flows and has an accumulated deficit of $362.5 million as of December 31, 2015, $47.0 million of which has been accumulated since January of 2011, when the Company began its focus on bacteriophage development. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of the uncertainty concerning the Company’s ability to continue as a going concern.

As of December 31, 2015, the Company had cash and cash equivalents of $9.4 million. Management believes that our existing resources will be sufficient to fund our planned operations through the third quarter of 2016.

The Company’s ability to raise additional funds will depend, in part, on the status of its product development activities and other business operations, as well as factors related to financial, economic, and market conditions, many of which are beyond its control. In addition, the Company has a disagreement with one of its principal stockholders, Third Security, LLC, regarding the interpretation of the Company’s Amended and Restated Articles of Incorporation. The disagreement relates to whether it is technically possible for the Company to satisfy the requirements for automatic conversion of the Company’s outstanding shares of Series B Redeemable Convertible Preferred Stock (Series B Preferred) pursuant to an underwritten public offering (a Qualified Public Offering). In the fourth quarter of 2015, Third Security informed the Company that, under its interpretation of the Amended and Restated Articles of Incorporation, the Qualified Public Offering conditions set forth in Article 4 of the Amended and Restated Articles of Incorporation can never be satisfied because the Company’s stock is publicly traded on the NYSE MKT, and that the only way all outstanding Series B Preferred can be converted into common stock is by obtaining the requisite consent of the Series B Preferred stockholders. The Company disagrees with Third Security’s interpretation. The Amended and Restated Articles of Incorporation also contain various other ambiguities, such as in the provisions relating to the conversion rate for converting Series B Preferred into common stock and the stated value of the Series B Preferred following the Company’s 50:1 reverse split of its common stock in August 2015. The stated value of the Series B Preferred affects other provisions of the Amended and Restated Articles of Incorporation, including the anti-dilution rights for the Series B Preferred as well as the minimum public offering price per share necessary for a public offering to satisfy one of the Qualified Public Offering conditions. These ambiguities, as well as Third Security’s interpretation of the Qualified Public Offering conditions, create uncertainty around the Company’s capital structure, which may adversely affect the Company’s ability to raise capital.

The Company cannot be certain that sufficient funds will be available to it when required or on acceptable terms, if at all. If adequate funds are not available on a timely basis or on acceptable terms, the Company may be required to significantly reduce or refocus its operations or to obtain funds through additional arrangements that may require the Company to relinquish rights to certain of its products, technologies or potential markets, any of which could delay or require that it curtail or eliminate some or all of its development programs or otherwise have a material adverse effect on the business, financial condition and results of operations. This uncertainty around the Company’s ability to secure additional financing creates substantial doubt about its ability to continue as a going concern.

3. Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries Biocontrol Limited, Ampliphi d.o.o., and AmpliPhi Australia Pty Ltd. All significant intercompany accounts and transactions have been eliminated.

F-7

Restatement of Prior Period Financial Statements

The Company has determined that a restatement is required to the previously reported basic and diluted income (loss) per share for the year ended December 31, 2014, three and six months ended June 30, 2014, three and nine months ended September 30, 2014 and three months ended June 30, 2015. The correction has no impact on the Company’s consolidated balance sheets, statement of operations, or the consolidated statement of cash flows as previously reported for the aforementioned periods. Furthermore, the correction does not impact any other previously reported periods in 2014 and 2015.

The Company has not amended its previously-filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q for the periods affected by the restatement. The financial information related to basic and diluted income (loss) per share that has been previously filed or otherwise reported for these periods is superseded by the information in this Form 10-K, and the financial statements and related financial information contained in such previously-filed reports should no longer be relied upon. No other changes were made to these previously filed reports other than those disclosures related to basic and diluted income (loss) per share.

The calculation of basic income (loss) per share requires consideration of the fact that the outstanding shares of the Company’s Series B redeemable convertible preferred stock, in certain limited circumstances, have the right to receive additional dividends beyond their accruing dividends and are consequently participating securities. Therefore, consideration of this component of the preferred stock terms is included in computing basic earnings per share pursuant to the two-class method. The Company failed to make such adjustments to the basic income (loss) per share calculations for the prior periods discussed above.

The calculation of diluted income (loss) per share requires that, to the extent such securities are dilutive to income/loss per share for the period, an adjustment to net income (loss) used in the calculation is required to remove the change in fair value of the liability classified warrants from the numerator for the period. Likewise, an adjustment to the denominator is required to reflect the related dilutive shares. Similarly, the diluted income (loss) per share calculation also requires an adjustment to net loss used in the calculation to remove the change in fair value of the Series B redeemable convertible preferred stock embedded derivative (if the Series B redeemable convertible preferred stock is dilutive), including any applicable accretion, and an adjustment to the denominator is required to reflect the related dilutive securities. The Company failed to make such adjustments to the diluted income (loss) per share calculations for the prior periods discussed above.

The table below illustrates a reconciliation of the components of the numerator and denominator included in the calculations of basic and diluted income (loss) per share and the impact of the correction of the error on the basic and diluted income (loss) per share amounts.

Year Ended December 31, 2014
Basic income per share - as originally reported	$5.82
Difference in basic income per share	(1.61)
Basic income per share - restated	$4.21

Diluted loss per share - as originally reported	$3.37
Difference in diluted loss per share	(5.70)
Diluted loss per share - restated	$(2.33)

Numerator
As originally reported	$21,824,000
Correction - adjustment related to preferred stockholders' participation in the Company's undistributed earnings	(6,067,000)
Numerator for use in basic income per share, as restated	15,757,000
Correction - adjustments related to warrants and preferred stock	(29,474,000)
Numerator for use in diluted loss per share, as restated	$(13,717,000)

Denominator
As originally reported	6,472,093
Less antidilutive shares previously incorrectly included in denominator	(585,363)
Denominator for use in diluted loss per share, as restated	5,886,730

F-8

The denominator for the basic income per share calculation remains unchanged from the amount previously reported.

The tables in Note 17 – Quarterly Financial Data illustrate a reconciliation of the components of the numerator and denominator included in the calculations of basic and diluted income (loss) per share for the three and six months ended June 30, 2014, three and nine months ended September 30, 2014 and the three months ended June 30, 2015.

Reverse Stock Split

On August 3, 2015, the Company filed Articles of Amendment to Amended and Restated Articles of Incorporation with the Secretary of State of the State of Washington that effected a 1-for-50 (1:50) reverse stock split of its common stock, par value $0.01 per share, effective August 7, 2015. On August 3, 2015, the Company also increased its authorized common stock, from 445,000,000 to 670,000,000 shares. The par value of its common stock was unchanged at $0.01 per share, post-split. All warrant, stock option, and per share information in the consolidated financial statements gives retroactive effect to the 1-for-50 reverse stock split that was effected on August 7, 2015.

Use of Estimates

Management considers many factors in selecting appropriate financial accounting policies and controls, and in developing the estimates and assumptions that are used in the preparation of these financial statements. Management must apply significant judgment in this process. In addition, other factors may affect estimates, including expected business and operational changes, sensitivity and volatility associated with the assumptions used in developing estimates, and whether historical trends are expected to be representative of future trends. The estimation process often may yield a range of potentially reasonable estimates of the ultimate future outcomes and management must select an amount that falls within that range of reasonable estimates. This process may result in actual results differing materially from those estimated amounts used in the preparation of the financial statements if these results differ from historical experience, or other assumptions do not turn out to be substantially accurate, even if such assumptions are reasonable when made. In preparing these financial statements, management used significant estimates in the following areas, among others: the determination of the fair value of stock-based awards, the fair value of liability-classified preferred stock derivatives, the fair value of liability-classified warrants, the valuation of long-lived assets, including in-process research and development (IPR&D), patents and goodwill, accrued expenses and the recoverability of the Company's net deferred tax assets and related valuation allowance.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of deposits with commercial banks and financial institutions. Cash equivalents include short-term investments that have a maturity at the time of purchase of three months or less, are readily convertible into cash and have an insignificant level of valuation risk attributable to potential changes in interest rates. Cash equivalents are recorded at cost plus accrued interest, which approximates fair market value.

Accounts Receivable

Accounts receivable amounts are stated at their face amounts less any allowance. Provisions for doubtful accounts are estimated based on assessment of the probable collection from specific customer accounts and other known factors. As of December 31, 2015 and December 31, 2014, management determined no allowance for doubtful accounts was required.

Property and Equipment

Property and equipment consists of computer and laboratory equipment, software, office equipment, furniture and leasehold improvements and is recorded at cost. Maintenance and repairs that do not improve or extend the lives of the respective assets are expensed to operations as incurred. Upon disposal, retirement, or sale of an asset, the related cost and accumulated depreciation is removed from the accounts and any resulting gain or loss is included in the results of operations. Property and equipment are depreciated on a straight-line basis over their estimated useful lives. The Company’s estimated useful life for property and equipment is as follows:

Estimated Useful Lives
Laboratory equipment	5 – 7 years
Office and computer equipment	1 – 5 years
Leasehold improvements	Shorter of lease term or useful life

The Company reviews long-lived assets when events or changes in circumstances indicate the carrying value of the assets may not be recoverable. Recoverability is measured by comparison of the book values of the assets to future net undiscounted cash flows that the assets are expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the book value of the assets exceed their fair value, which is measured based on the projected discounted future net cash flows arising from the assets. No impairment losses have been recorded since inception.

F-9

Prepaid Expenses and Other Current Assets

Prepaid and other current assets consist primarily of prepaid insurance, Australian government research grants receivable, deferred licensing costs, and deposits.

In-Process Research & Development and Goodwill

In-process research & development (IPR&D) assets represent capitalized incomplete research projects that the Company acquired through business combinations. Such assets are initially measured at their acquisition date fair values. The fair value of the research projects is recorded as intangible assets on the consolidated balance sheet rather than expensed regardless of whether these assets have an alternative future use. The amounts capitalized are being accounted for as indefinite-lived intangible assets, subject to impairment testing until completion or abandonment of research and development efforts associated with the projects. Upon successful completion of each project, the Company will make a determination as to the then remaining useful life of the intangible asset and begin amortization.

Costs of investments in purchased companies in excess of the underlying fair value of net assets at the date of acquisition are recorded as goodwill and assessed annually for impairment. If considered impaired, goodwill will be written down to fair value and a corresponding impairment loss recognized.

The Company reviews the carrying value of IPR&D and goodwill for potential impairment on an annual basis and at any time that events or business conditions indicate that it may be impaired. As permitted under Accounting Standards Codification Topic 350 (ASC 350), through December 31, 2015, the Company elected to base its assessment of potential impairment on qualitative and quantitative factors, as applicable. The quantitative measure is based upon an estimate of future discounted cash flows. The discounted cash flows model indicates the fair value based on the present value of the cash flows expected to be generated in the future. Significant estimates in the discounted cash flows model include: the weighted average cost of capital; probability of success of research; expected future revenues from products; expected future operating costs; long-term rate of growth and profitability of the business; and working capital effects. Based on our assessment, IPR&D and goodwill were not impaired as of December 31, 2015.

Patents

Patents are recorded at fair value and are amortized using the straight-line method over their estimated useful lives.

During the year ended December 31, 2011, the rights to Biocontrol Limited’s patents were acquired by the Company and patents in the amount of $493,000 were recorded. These patents are amortized over their useful life through December 2026. Annual patent amortization expense for the years ending December 31 are estimated as follows:

Patent
Amortization
2016	$31,000
2017	31,000
2018	31,000
2019	31,000
2020	31,000
Thereafter	183,000
Total patent amortization expense	$338,000

Stock-Based Compensation

The Company accounts for stock-based payments under the applicable accounting standard which requires measurement of compensation cost for all share-based payment awards at fair value on the date of grant and recognition of compensation cost over the requisite service period (typically the vesting period) for awards expected to vest.

Warrants and Preferred Shares Conversion Feature Liabilities

The Company accounts for both warrants with anti-dilution adjustment provisions and other features and preferred share features with anti-dilution adjustment provisions under the applicable accounting guidance which requires the warrant and the preferred share features to be recorded as liabilities and adjusted to fair value at each reporting period.

Foreign Currency Translations and Transactions

The functional currency of our wholly owned subsidiaries is the U.S. dollar.

F-10

Revenue Recognition

The Company generates revenue from technology licenses, collaborative research arrangements and agreements to provide research and development services. Revenue under technology licenses typically consists of nonrefundable, up-front license fees, technology access fees, royalties on product sales, and various other payments. The Company classifies advance payments received in excess of amounts earned as deferred revenue.

Research and Development Costs

Research and development costs include salaries, costs of outside collaborators and outside services, allocated facility, occupancy and utility expenses, which were partially offset by the benefit of Australian government research grants. The Company expenses research and development costs as incurred.

Income Taxes

Income taxes are recorded in accordance with the applicable accounting guidance which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company accounts for uncertain tax positions in accordance with the applicable accounting guidance. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit will more likely than not be realized. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. As of December 31, 2015 and 2014, the Company does not have any significant uncertain tax positions.

Basic and Diluted Net (Loss) Income per Common Share

Basic net (loss) income per common share is computed by dividing the net (loss) income attributable to common stockholders, less the impact under the two-class method of the preferred stockholders’ participation rights in the Company’s undistributed earnings, by the weighted average number of common shares outstanding during the period, excluding the dilutive effectors of preferred stock, warrants to purchase common shares, and stock options.

Diluted net (loss) income per share of common stock is computed by dividing 1) the net (loss) income attributable to common stockholders, adjusted by income (loss) related to potential diluted preferred stock and warrants to purchase shares of our common stock by the sum of 2) the weighted average number of shares of common stock outstanding during the period plus the potential dilutive effects of preferred stock and warrants to purchase common stock and stock options outstanding during the period calculated in accordance with the treasury stock method, although these shares, options and warrants are excluded if their effect is anti-dilutive. There was no difference between net loss and diluted net loss for the year ended December 31, 2015.

Other Comprehensive Income (Loss)

The Company recorded no comprehensive income other than net income for the periods reported.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standard Update, or ASU, No. 2014-09, Revenue from Contracts with Customers (Topic 606). The ASU creates a single source of revenue guidance for companies in all industries. The new standard provides guidance for all revenue arising from contracts with customers and affects all entities that enter into contracts to provide goods or services to their customers, unless the contracts are within the scope of other accounting standards. It also provides a model for the measurement and recognition of gains and losses on the sale of certain nonfinancial assets. This guidance, as amended, must be adopted using either a full retrospective approach for all periods presented or a modified retrospective approach and will be effective for fiscal years beginning after December 15, 2017. The Company has not yet evaluated the potential impact of adopting the guidance on its consolidated financial statements.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. The ASU is part of a simplification initiative aimed at reducing complexity in accounting standards. Current GAAP requires the deferred taxes for each jurisdiction (or tax-paying component of a jurisdiction) to be presented as a net current asset or liability and net noncurrent asset or liability. To simplify presentation, the new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. The standard is effective for public entities for annual reporting periods beginning after December 15, 2016, and interim periods therein. Early adoption is permitted. The adoption of this guidance is not expected to have a material impact on the Company's results of operations or liquidity.

In February 2015, the FASB issued ASU 2016-02, Leases (Topic 842), which amends the FASB Accounting Standards Codification and creates Topic 842, "Leases." The new topic supersedes Topic 840, "Leases," and increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and requires disclosures of key information about leasing arrangements. The guidance is effective for reporting periods beginning after December 15, 2018. ASU 2016-02 mandates a modified retrospective transition method. The Company has not yet evaluated the potential impact of adopting the guidance on its consolidated financial statements.

F-11

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, which defines management's responsibility to assess an entity's ability to continue as a going concern, and to provide related footnote disclosures if there is substantial doubt about its ability to continue as a going concern. The pronouncement is effective for annual reporting periods ending after December 15, 2016 with early adoption permitted. The adoption of this guidance is not expected to have a material impact on the Company's consolidated financial statements.

4. Fair Value of Financial Assets and Liabilities – Derivative Instruments

ASC Topic 820, Fair Value Measurement (ASC 820), establishes a fair value hierarchy for instruments measured at fair value that distinguishes between assumptions based on market data (observable inputs) and the Company’s own assumptions (unobservable inputs). Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the inputs that market participants would use in pricing the asset or liability, and are developed based on the best information available in the circumstances.

ASC 820 identifies fair value as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a basis for considering market participant assumptions in fair value measurements, ASC Topic 820 establishes a three-tier fair value hierarchy that distinguishes among the following:

•	Level 1—Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.
•	Level 2—Valuations based on quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active and models for which all significant inputs are observable, either directly or indirectly.
•	Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument's level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The Company does not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, the Company has entered into certain financial instruments and contracts, such as detachable common stock warrants and the issuance of preferred stock with detachable common stock warrants with features that are either i) not afforded equity classification or ii) embody risks not clearly and closely related to host contracts. These instruments are required to be carried as derivative liabilities, at fair value.

The Company estimates fair values of these derivatives utilizing Level 3 inputs. The Company uses the Monte Carlo valuation technique for derivatives as it embodies all of the requisite assumptions (including trading volatility, remaining term to maturity, market price, strike price, risk free rates) necessary to fair value these instruments.

Estimating fair values of derivative financial instruments, including Level 3 instruments, require the use of significant and subjective inputs that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are volatile and sensitive to changes in our trading market price, the trading market price of various peer companies and other key assumptions. Since derivative financial instruments are initially and subsequently carried at fair value, our income will reflect this sensitivity of internal and external factors.

Items measured at fair value on a recurring basis include common stock warrants, and embedded derivatives related to the Company’s redeemable convertible preferred stock. During the periods presented, the Company has not changed the manner in which it values liabilities that are measured at fair value using Level 3 inputs. The following fair value hierarchy table presents information about each major category of the Company's financial liabilities measured at fair value on a recurring basis:

	Quoted Prices in
	Active Markets	Significant Other	Significant
	for Identical	Observable Inputs	Unobservable
	Items (Level 1)	(Level 2)	Inputs (Level 3)	Total
December 31, 2015
Liabilities
Series B redeemable convertible preferred stock	$-	$-	$1,493,000	$1,493,000
Warrant liability	-	-	6,000	6,000
Total liabilities	$-	$-	$1,499,000	$1,499,000

December 31, 2014
Liabilities
Series B redeemable convertible preferred stock	$-	$-	$12,320,000	$12,320,000
Warrant liability	-	-	5,826,000	5,826,000
Total liabilities	$-	$-	$18,146,000	$18,146,000

F-12

There were no transfers between Level 1, Level 2 or Level 3 of the fair value hierarchy for the years ended December 31, 2015 and 2014.

The following table sets forth a summary of changes in the fair value of the Company's Series B redeemable convertible preferred stock derivative and warrant liabilities, which represents a recurring measurement that is classified within Level 3 of the fair value hierarchy, wherein fair value is estimated using significant unobservable inputs:

		Series B
	Warrant	Redeemable
	Liability	Preferred Stock
Balance, December 31, 2014	$5,826,000	$12,320,000
Issuances	4,210,000	-
Exercises	(677,000)	-
Conversions to common stock	-	(1,497,000)
Warrants reclassified from liabilities to equity due to amendment of warrants	(5,462,000)	-
Warrants reclassified from liabilities to equity due to increase in authorized shares	(3,281,000)	-
Changes in estimated fair value	(610,000)	(9,330,000)
Balance as of December 31, 2015	$6,000	$1,493,000

The fair value of the warrants on the date of issuance and on each re-measurement date for warrants classified as liabilities is estimated using the Monte Carlo valuation model. For this liability, the Company develops its own assumptions that do not have observable inputs or available market data to support the fair value. This method of valuation involves using inputs such as the fair value of the Company’s common stock, stock price volatility, the contractual term of the warrants, risk–free interest rates and dividend yields. Due to the nature of these inputs, the valuation of the warrants is considered a Level 3 measurement. The following assumptions were used at December 31, 2015 and December 31, 2014:

	December 31, 2015	December 31, 2014
	Series (1)	Series (1)
			June	July	December
	2011	2011	2013	2013	2013
Volatility	112%	155%	155%	155%	151%
Expected term (years)	0.98	1.98	3.49	3.54	3.98
Risk-free interest rate	0.64%	0.67%	1.23%	1.25%	1.37%
Dividend yield	0.00%	0.00%	0.00%	0.00%	0.00%
Exercise price	$23.00	$23.00	$7.00	$7.00	$12.50
Common stock closing price	$3.98	$10.50	$10.50	$10.50	$10.50

(1)	See Note 11 – Warrants below for further description of the respective series of warrants.

The warrant liability is recorded on the accompanying consolidated balance sheets and is marked-to-market at each reporting period, with the change in fair value recorded as a component of change in fair value of warrant liability on the Company’s statements of operations.

The fair value of the Series B preferred stock derivative liability on each measurement date is estimated using the Monte Carlo valuation model. For this liability, the Company develops its own assumptions that do not have observable inputs or available market data to support the fair value. This method of valuation involves using inputs such as the fair value of the Company’s common stock, stock price volatility, the expected term of the Series B Preferred, risk–free interest rates and dividend yields. Due to the nature of these inputs, the valuation of the Series B preferred conversion liability is considered a Level 3 measurement. The following assumptions were used at December 31, 2015 and December 31, 2014:

F-13

	December 31, 2015	December 31, 2014
Volatility	108 to 117%	91%
Expected term (years), weighted average	0.50 to 2.50	1.25
Risk-free interest rate	0.49 to 1.19%	0.36%
Dividend yield	0.00%	0.00%
Exercise price	$7.00	$7.00
Common stock closing price	$3.98	$10.50

The Series B preferred stock derivative liability is recorded on the accompanying consolidated balance sheet and is marked-to-market each reporting period, with the change in fair value recorded as a component of change in fair value of Series B preferred stock derivative liability on the Company’s statements of operations.

5. Net (Loss) Income per Common Share

The following table sets forth the computation of basic and diluted net (loss) income per share for the periods indicated (refer to Note 3 – Significant Accounting Policies for more information regarding the December 31, 2014 restatement):

	Year Ended December 31, 2015			Year Ended December 31, 2014
	Net loss (Numerator)	Shares (Denominator)	Per share amount	Net income (loss) (Numerator)	Shares (Denominator)	Per share amount
Basic net (loss) income per common share:
Net (loss) income and share amounts	$(516,000)	5,411,204		$23,109,000	3,746,639
Accretion of Series B redeemable convertible preferred stock	(10,278,000)	-		(1,285,000)	-
Net (loss) income attributable to common stockholders	(10,794,000)	5,411,204		21,824,000	3,746,639
Adjustment related to preferred stockholders' participation in the Company's undistributed earnings	-	-		(6,067,000)	-
Basic (loss) income per share - restated for the year ended December 31, 2014	$(10,794,000)	5,411,204	$(1.99)	$15,757,000	3,746,639	$4.21
Diluted net loss per common share:
Accretion of Series B redeemable convertible preferred stock	-	-		1,285,000	-
Adjustment related to preferred stockholders' participation in the Company's undistributed earnings	-	-		6,067,000	-
Change in fair value of Series B stock derivative liability	-	-		(27,760,000)	-
Dilutive shares related to Series B	-	-		-	1,748,288
Change in fair value of warrant liability related to dilutive warrants	-	-		(9,066,000)	-
Dilutive shares related to warrants	-	-		-	391,803
Net loss attributable to common stockholders - diluted - restated for the year ended December 31, 2014	$(10,794,000)	5,411,204	$(1.99)	$(13,717,000)	5,886,730	$(2.33)

The following outstanding securities at December 31, 2015 and 2014 have been excluded from the computation of diluted weighted shares outstanding for the years ended December 31, 2015 and 2014, as they would have been anti-dilutive:

	December 31,
		2014
	2015	(restated)
Options	669,769	440,695
Series B redeemable convertible preferred stock	7,527,853	-
Warrants	656,211	167,711

F-14

6. Property and Equipment

Property and equipment consist of the following:

	December 31,
	2015	2014
Laboratory equipment	$1,494,000	$1,454,000
Office and computer equipment	53,000	59,000
Leasehold improvements	188,000	185,000
Total gross fixed assets	1,735,000	1,698,000
Less: accumulated depreciation and amortization	(604,000)	(478,000)
Property and equipment, net	$1,131,000	$1,220,000

Depreciation expense totaled $299,000 and $127,000 for the years ended December 31, 2015 and 2014, respectively.

7. Income Taxes

Significant components of our deferred tax assets and liabilities are as follows:

	December 31,
	2015	2014
Deferred tax assets/(liabilities)
Net operating loss carry-forwards	$65,425,000	$61,332,000
Research and orphan drug credit carry-forwards	5,181,000	3,855,000
Depreciation and amortization	(3,000)	(8,000)
Stock options and other	479,000	1,381,000
Intangible assets	(3,079,000)	(3,155,000)
Net deferred tax assets/(liabilities)	68,003,000	63,405,000
Valuation allowance for deferred tax assets	(71,008,000)	(66,483,000)
Net deferred tax assets/(liabilities)	$(3,005,000)	$(3,078,000)

At December 31, 2015, the Company had U.S. gross net operating loss carry-forwards, or “NOLs”, of approximately $182.3 million, foreign NOLs of $8.5 million, $3.0 million of which was generated in 2015 and domestic research tax credit carry-forwards of approximately $5.2 million. The carry-forwards may be further subject to the application of Section 382 of the Internal Revenue Code of 1986 or the “Code”, as discussed further below. The NOL carry-forwards will begin to expire in 2019. The domestic research tax credit carry-forward will begin to expire in 2019. The Company has provided a valuation allowance to offset the deferred tax assets due to the uncertainty of realizing the benefits of the net deferred tax asset.

	December 31,
	2015	2014
Percent of pre-tax income:
U.S. federal statutory income tax rate	34.0%	34.0%
Warrant liability and preferred stock conversion liability	573.8%	(54.9)%
Difference in foreign vs U.S. statutory rates	(21.8)%	-%
Stock option forfeitures & expirations	(138.2)%	-%
State taxes, net of federal benefit	-%	3.7%
Non-deductible stock issuance costs	(17.9)%	-%
R&D expenses associated with Australian research grants	27.8%	-%
Effect of tax rate changes	12.4%	-%
All other	(2.9)%	1.0%
Subtotal	467.2%	(16.2)%
Change in valuation allowance	(454.8)%	16.2%
Effective income tax rate	12.4%	0.00%

F-15

The Company’s past sales and issuances of common and preferred stock have likely resulted in ownership changes as defined by Section 382 of the Code. The Company has not conducted a Section 382 study to date. It is possible that a future analysis may result in the conclusion that a substantial portion, or perhaps substantially all, of the NOLs and credits will expire due to the limitations of Sections 382 and 383 of the Code. As a result, the utilization of the NOLs and tax credits may be limited and a portion of the carry-forwards may expire unused.

The Company does not have any material unrecognized tax benefits as of December 31, 2015.

The Company is subject to U.S. federal tax examinations by tax authorities for the years 1998 to 2015 due to the fact that NOLs exist going back to 1998 that may be utilized on a current or future year tax return.

The Company has a policy of recognizing tax related interest and penalties as additional tax expense when incurred. During the years ended December 31, 2015 and 2014, the Company did not recognize any interest and penalties.

8. Commitments and Contingencies

Operating Leases

Rent expense under operating leases was $192,000 and $314,000 in 2015 and 2014, respectively.

Future minimum lease payments, including termination fees, under noncancelable lease agreements as of December 31, 2015, are as follows:

Operating
Lease
2016	$76,000
2017	39,000
2018	39,000
2019	5,000
Total minimum lease payments	$159,000

The Company entered into an agreement with Virginia Biotechnology Research Partnership Authority for Richmond, Virginia laboratory space. This agreement has an expiration date of August 31, 2016, with the option to terminate the lease with 60 days’ notice. At December 31, 2015, the Company’s minimum payment commitment for the Richmond laboratory space was $14,000.

In May 2015, the Company entered into an agreement with Virginia Biotechnology Research Partnership Authority for Richmond, Virginia office space. This agreement has an expiration date of October 31, 2016, with the option to terminate the lease with 60 days’ notice. At December 31, 2015, the Company’s minimum payment commitment for the Richmond office space is $18,000.

In June 2015, the Company entered into an agreement with Savills Studley, Inc. for San Diego, California office space. The agreement expired on June 30, 2015, and renews on a monthly basis, until terminated by the Company. At December 31, 2015, the Company’s minimum payment commitment for the San Diego office space was $5,000.

In December 2014, the Company entered into an agreement with Nevis Limited and Charter Limited for laboratory space in Bedfordshire, United Kingdom with an initial expiration date of December 2017. The Company terminated this agreement effective December 31, 2015.

In February 2014, the Company entered into an agreement with Avtotehna d.o.o. for manufacturing and research space in Ljubljana, Slovenia. The lease has a termination date of February 2019, with extension provisions at the option of the Company, and a monthly payment is $3,244. At December 31, 2015, our minimum payment commitment for the Ljubljana space was $122,000. In addition, the Company expended $185,000 in 2014 for leasehold improvements related to this facility. These costs are being amortized on a straight-line basis over the life of the related lease.

The Company is subject to legal claims and actions related to the operations of its business. The Company does not expect the ultimate outcome of any such actions to have a material impact on its consolidated financial position or results of operations.

F-16

9. Collaborative and Other Agreements

In September 2015, the Company entered into a non-exclusive patent license agreement with Takara Bio Inc. (the Takara Agreement). Under this agreement Takara licensed certain patents related to AAV1 Vector gene delivery systems, for which the Company is an exclusive licensor with the University of Pennsylvania. The Company received a $40,000 non-refundable, up-front licensing payment which was recognized in revenue in 2015 and is entitled to receive royalties from Takara of 12.0% of net license product sales and 6.0% of service revenues associated with the licensed products. The agreement calls for minimum annual royalties of $15,000 beginning in 2015 which are payable in arrears in February on each anniversary thereafter. The minimum royalty amount was recognized in revenue in 2015. In addition, the Takara Agreement provides milestone fees to the Company of $30,000 of the first $1,000,000 of licensed product revenues by Takara and an additional $40,000 when cumulative net sales of the licensed product by Takara exceed $2,000,000.

The Company is party to other sub-licensing agreements for its former gene delivery systems. The Company receives annual maintenance fees and royalties based on the activities of the licensees. The amounts are reported in revenues in accordance with our revenue recognition policy.

In June 2013, the Company entered into a Collaborative Research and Development Agreement with the United States Army Medical Research and Materiel Command and the Walter Reed Army Institute of Research. The Collaborative Research and Development Agreement is focused on developing and commercializing bacteriophage therapeutics to treat S. aureus infections. During the year ended December 31, 2015, the Company recorded no payments under the Collaborative Research and Development Agreement. During the year ended December 31, 2014, the Company paid Walter Reed Army Institute of Research $207,000 for services provided under the Collaborative Research and Development Agreement. This amount is included in research and development expense in 2014.

In April 2013, the Company entered into a collaboration agreement with the University of Leicester to develop a phage therapy that targets and kills all toxin types of C. difficile. In August 2013, the Company entered into a collaboration agreement with both the University of Leicester and the University of Glasgow to carry out certain animal model development work. Under these agreements, which are referred to collectively as the Leicester Development Agreements, the Company provides payments to the University of Leicester to carry out in vitro and to the University of Glasgow to carry out animal model development work on the University of Leicester’s development of a bacteriophage therapeutic to resolve C. difficile infections. The Company licensed related patents, materials and know-how from the University of Leicester. Under the Leicester Development Agreements, the University of Leicester will provide the bacteriophage and act as overall project coordinator for the development work. All rights, title and interest to any intellectual property developed under the Leicester Development Agreements belong to the Company. Under the Leicester License Agreement, the Company has exclusive rights to certain background intellectual property of the University of Leicester, for which it will pay the University of Leicester royalties based on product sales and make certain milestone payments based on product development. In November 2015, the Company renewed this collaboration, effective as of November 12, 2015. This agreement expires November 12, 2018. During the year ended December 31, 2015, the Company recorded $265,000 in expenses to the University of Leicester under the Leicester Development Agreements, with cash payments totaling $290,000. During the year ended December 31, 2014, the Company recorded $232,000 in expenses to the University of Leicester under the Leicester Development Agreements, with cash payments totaling $182,000. During the year ended year ended December 31, 2015, the Company paid and expensed amounts to the University of Glasgow under the Leicester Development Agreements of $61,000. During the year ended December 31, 2014, the Company paid and expensed amounts to the University of Glasgow under the Leicester Development Agreements of $184,000.

In March 2013, the Company entered into an Exclusive Channel Collaboration Agreement with Intrexon Corporation. This agreement allows the Company to utilize Intrexon’s synthetic biology platform for the identification, development and production of bacteriophage-containing human therapeutics. The Company paid a one-time technology access fee in 2013 to Intrexon of $3,000,000 in common stock. Pursuant to the agreement, the Company is required to pay Intrexon, in cash or stock to be valued based on the market price of our common stock, milestone fees of $2,500,000 for the initiation and commencement of the first Phase 2 trial and $5,000,000 upon the first regulatory approval of any product in any major market country. With regard to each product sold by the Company, the Company is required to pay, in cash, tiered royalties on a quarterly basis based on net sales of AmpliPhi Products, calculated on a product-by-product basis. No milestones have been met and no milestone payments have been paid or accrued for through December 31, 2015. The Exclusive Channel Collaboration is effective until terminated by either Intrexon or the Company. Intrexon may terminate the Exclusive Channel Collaboration if the Company fails to use diligent efforts to develop and commercialize AmpliPhi Product candidates or if the Company elects not to pursue the development of an AmpliPhi Program identified by Intrexon that is a “Superior Therapy” as defined in the Exclusive Channel Collaboration. The Company has the right to terminate the Exclusive Channel Collaboration upon 90 days’ written notice to Intrexon at any time. Both the Company and Intrexon have the right to terminate the Exclusive Channel Collaboration upon written notice to the other party if the other party commits a material breach of the agreement and fails to cure such breach within 60 days following written notice. During the year ended December 31, 2015, the Company recorded $178,000, in expenses under the Exclusive Channel Collaboration Agreement, with cash payments totaling $125,000. During the year ended December 31, 2014, the Company recorded $862,000, in expenses under the Exclusive Channel Collaboration Agreement, with cash payments totaling $941,000.

10. Redeemable Convertible Preferred Stock

On June 13, 2013, the Company’s Board of Directors approved a resolution designating 10,000,000 shares of Preferred Stock as Series B redeemable convertible preferred stock (Series B) with an initial stated value of $1.40 and par value of $0.01. Each Series B share is convertible into 0.20 shares of common stock and is entitled to the number of votes equal to the number of shares of common stock into which such Series B share may be converted. These Series B shares may be converted to common stock by the holder of the shares at any time. The Series B shares may be automatically converted into common stock upon the election of the holders of at least two-thirds of the outstanding Series B shares. In addition, pursuant to the Company’s Articles of Incorporation, the Series B shares are automatically convertible into common stock upon an underwritten initial public offering by the Company, with aggregate proceeds to the Company of at least $7.0 million and a price per share to the public of at least the Series B stated value of $1.40 per share upon the closing of which the shares of common stock of the Company are listed for trading on a major national stock exchange.

Holders of the Series B shares are entitled to receive cumulative, cash dividends at the rate of 10% of the Series B stated value. Such dividends accrue from day-to-day commencing on the original issue date, whether or not earned or declared by the Board of Directors, and are compounded annually. No dividends have been declared or paid through December 31, 2015.

F-17

At any time on or after June 26, 2018, the holders of at least two-thirds of the outstanding Series B shares may require the Company to redeem all of the outstanding Series B shares for an amount equal to the original issue price per share plus any accrued and unpaid dividends.

Holders of the Series B are entitled to a liquidation preference in an amount equal to the Series B stated value of $1.40 per share plus all accrued and unpaid dividends in the event of a liquidation, dissolution, or winding-up of the Company, or in the event the Company merges with or is acquired by another entity.

As noted in Note 2 – Liquidity, the Company has a disagreement with one of its principal stockholders, Third Security, LLC, regarding the interpretation of the Company’s Amended and Restated Articles of Incorporation. The disagreement relates to whether it is technically possible for the Company to satisfy the requirements for automatic conversion of the Company’s outstanding shares of Series B Redeemable Convertible Preferred Stock (Series B Preferred) pursuant to an underwritten public offering.

In connection with the private placement of Series B, the Company recorded a liability for an embedded derivative that required bifurcation under the applicable accounting guidance. The embedded derivative includes a redemption feature, multiple dividend features, as well as multiple conversion features with specified anti-dilution adjustments for certain financing transactions involving the issuance of securities at a price below a minimum non-diluting issuance price of $7.00 per share.

The following table summarizes the conversions of Series B shares to common stock pursuant to Series B stockholder elections during the year ended December 31, 2015:

			Amount
			Reclassified
	Series B	Common	from Liability
Conversion	Shares	Stock	into Stockholders'
Date	Converted	Issued	Equity (1)
April 8, 2015	107,100	21,420	$219,000
May 4, 2015	23,587	4,717	36,000
May 11, 2015	250,000	50,000	381,000
July 16, 2015	262,500	52,500	318,000
August 13, 2015	500,000	100,000	543,000
Totals	1,143,187	228,637	$1,497,000

(1)	Not inclusive of $9,000 reclassified from Series B redeemable convertible preferred stock and liabilities for dividends payable of $368,000 upon conversion of these shares.

The Company re-measured the fair value of the derivative feature and recorded a gain of $9,330,000 for the year ended December 31, 2015 to adjust the liability associated with the conversion feature to its estimated fair value of $1,493,000 as of December 31, 2015.

At December 31, 2015, the Company reclassified $8,971,000 from additional paid-in capital to Series B redeemable convertible preferred stock to adjust the Series B redeemable convertible preferred stock to its redemption value at that date.

At December 31, 2015, the Company recorded dividends payable of $368,000 to former holders of preferred stock, which are classified as current liabilities on the Company’s Balance Sheet at that date.

11. Warrants

In connection with the March 16, 2015 private placement of 1,575,758 shares of the Company’s common stock at a price per share of $8.25, the Company issued warrants (Series March 2015) to purchase an aggregate of 393,939 shares of common stock at an exercise price of $10.75 per share to the purchasers of the common stock. In addition, the Company issued warrants to purchase an aggregate of 94,545 shares of common stock at an exercise price of $10.75 per share to the placement agents as a cost of issuing the common stock. These warrants expire in March 2020 and provided for a contingent cash payment of $2.5 million in liquidated damages to the holders of the warrants in the event the Company failed to either (i) increase the number of shares of common stock the Company is authorized to issue or (ii) effect a reverse split of the common stock, in either event sufficient to permit the exercise in full of the Warrants in accordance with their terms. Due to these provisions, the Company accounted for these warrants as liability instruments prior to the third quarter of 2015, after these conditions were met. The Company measured the fair value of these warrants on March 16, 2015 and recorded an initial warrant liability of $4,210,000, of which $3,396,000 represented the initial fair value of the warrants issued to investors and $814,000 as the initial fair value of the warrants issued to the placement agents. The Company recorded other expenses of $213,000 for the year ended December 31, 2015 representing a portion of the initial fair value of warrants issued to the placement agents attributable to the initial fair value of the warrants issued.

In connection with the December 2013 private placement of 1,440,140 shares of the Company’s common stock at a price per share of $12.50, the Company issued warrants (Series December 2013) to purchase an aggregate of 86,408 shares of common stock at an exercise price of $12.50 per share to the placement agents. These warrants, which expire December 2018, contain specified anti-dilution adjustment provisions for certain financing transactions involving the issuance of securities below a specified price and contain net settlement provisions. Due to these provisions, the Company accounted for these warrants as liability instruments. As a result of the March 16, 2015 private placement of common stock at a price of $8.25 per share, the anti-dilution adjustment provisions of these warrants resulted in an adjustment to their exercise price to $8.25 as of March 16, 2015.

F-18

In connection with the private placement of Series B, which occurred through two closings on June 26, 2013 and July 15, 2013, the Company issued warrants (Series June 2013 and Series July 2013, respectively) to purchase an aggregate of 600,805 shares of common stock at an exercise price of $7.00 per share. These warrants, which expire in June 2018 and in July 2018, respectively, contain anti-dilution adjustment provisions and contain net settlement provisions. Due to these provisions, the Company accounts for these warrants as liability instruments. The Company measured the fair value of these warrants on June 26, 2013 and July 15, 2013 and recorded initial warrant liabilities of $4,285,000 and $674,000, respectively, as part of the private placement proceeds and expensed $759,000 for warrants issued to the placement agent.

In January 2011, we completed the acquisition of Biocontrol Limited, an antimicrobial biotechnology company based in the United Kingdom, with the goal of developing their phage therapy programs using funding from the sale of our legacy gene therapy assets. On December 22, 2011, in connection with our acquisition of Biocontrol, the Company issued warrants (Series 2011) to purchase up to 27,103 shares of its common stock. These warrants expire in December 2016 and are exercisable at a price of $23.00 per share. As the terms of these warrants require that they be settled in registered shares of common stock, the Company accounts for these warrants as liability instruments.

The Company estimates the fair values of all warrants accounted for as liability instruments using a Monte Carlo valuation model.

From February through May 2013, in connection with the issuance of new convertible promissory notes, the Company issued warrants (Series 2013 Convertible Notes Warrants) to purchase up to 140,608 shares of its common stock. These warrants expire February through May 2018 and are exercisable at a price of $7.00 per share. The Company classifies these warrants as equity instruments.

On April 1, 2015, 52,120 warrants, issued on June 26, 2013, were exercised, resulting in the issuance of 52,120 shares of common stock and $630,000 being reclassified from the warrant liability account and into stockholders’ equity, based on the fair value of the warrants on the exercise date. On April 29, 2015, 4,525 warrants, issued on June 26, 2013, were exercised, resulting in the issuance of 4,525 shares of common stock and $46,000 was reclassified from the warrant liability account and into stockholders’ equity, based on the fair value of the warrants on the exercise date.

On May 8, 2015, the Company, upon approval of more than two-thirds of the holders of the 2013 warrants issued on June 26, 2013, July 15, 2013 and December 23, 2013, amended these warrants to remove certain anti-dilution adjustment provisions. As a result of this amendment, all outstanding warrants from those issuance dates were reclassified as equity instruments resulting in the reclassification of $5,462,000 from the warrant liability to stockholders’ equity, reflecting the fair value of these warrants on the amendment date.

On August 3, 2015, the stockholders of the Company approved a 1-for-50 reverse stock split of the Company’s common stock and increased the number of authorized shares of common stock to 670,000,000. As a result, the warrants issued in conjunction with the March 2015 private placement of common stock were reclassified from liability instruments to equity instruments. Accordingly, $3,281,000 was reclassified from warrant liability to stockholders’ equity, reflecting the fair value of these warrants on the effective date of the reverse split, and the accrued fair value of liquidated damages in the amount of $120,000 was recorded as other income within the caption “Other expense” on the Company’s statement of operations.

The Company re-measured the fair value of the warrant liability and recorded a gain of $610,000 for the year ended December 31, 2015, reflecting a decrease in the liability associated with the warrants at their estimated fair value, which totaled $6,000 as of December 31, 2015.

All exercise prices and share amounts of warrants are after giving consideration to the 1-for-50 reverse split of the Company’s common stock which was effective August 7, 2015.

The following table provides a summary of warrants outstanding, issued or exercised for the year ended December 31, 2015. Also included is the average exercise price per share and the aggregate proceeds to the Company if exercised as of December 31, 2015.

	Series
			June 2013 and July 2013
	March 2015		Series B Warrants		December 2013		2013 Convertible Notes		2011		Totals
												Weighted
												Average
		Exercise		Exercise		Exercise		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price	Shares	Price	Shares	Price	Shares	Price
Balance, December 31, 2014	-	$-	523,691	$7.00	86,408	$12.50	140,608	$7.00	27,103	$23.00	777,810	$8.00
Issuances	488,484	10.75	-	-	-	-	-	-	-	-	488,484	10.75
Exercises	-	-	(56,645)	7.00	-	-	-	-	-	-	(56,645)	7.00
Balance, December 31, 2015	488,484	$10.75	467,046	$7.00	86,408	$8.25	140,608	$7.00	27,103	$23.00	1,209,649	$8.96

Aggregate proceeds if exercised	$5,251,203		$3,269,322		$712,866		$984,254		$623,369		$10,838,453

F-19

12. Stock Incentive Plan Compensation

The Company’s 2013 Stock Incentive Plan (Stock Incentive Plan) provides for the issuance of incentive awards, or awards, in the form of non-qualified and incentive stock options, stock appreciation rights, stock grants and restricted stock units. The awards may be granted by the Company’s Board of Directors to its employees, directors and officers and to consultants, agents, advisors and independent contractors who provide services to the Company. The exercise price for stock options must not be less than the fair market value of the underlying shares on the date of grant. Stock options expire no later than ten years from the date of grant and generally vest and typically become exercisable over a four-year period following the date of grant. Every non-employee member of the Company’s Board of Directors may also receive an annual non-qualified stock option or restricted stock unit grant. Upon the exercise of stock options, the Company issues the resulting shares from shares reserved for issuance under the Stock Incentive Plan.

The Company accounts for stock options and restricted stock units related to its stock incentive plans under the provisions of ASC 718, which requires the recognition of the fair value of stock-based compensation. The fair value of stock options and restricted stock units was estimated using a Black-Scholes option valuation model. This model requires the input of subjective assumptions in implementing ASC 718, including expected dividend, expected life, expected volatility and forfeiture rate of each award, as well as the prevailing risk-free interest rate and the fair value of the underlying common stock on the date of grant. The fair value of equity-based awards is amortized over the vesting period of the award, and the Company has elected to use the straight-line method of amortization. The assumptions used in the Black-Scholes option valuation model for the years ended December 31, 2015 and 2014 are set forth below.

The following are the assumptions for the periods in which we granted stock options:

•	Expected Dividend : The Company does not anticipate paying any dividends on its common stock.
•	Expected Life : The expected life represents the period that the Company expects its stock-based awards to be outstanding. For awards in fiscal 2014, the Company’s expected life was based on historical experience. During fiscal 2015, the Company’s expected life assumption was based on the simplified method set forth in the SEC Staff Accounting Bulletin 110, as the Company determined the use of this method provides a more reasonable estimate of expected life. The Company’s estimation of the expected life for stock options granted to parties other than employees or directors is the contractual term of the option award.
•	Expected Volatility : The Company’s expected volatility represents the weighted average historical volatility of the shares of its common stock for the expected life of the stock options.
•	Risk-Free Interest Rate : The Company bases the risk-free interest rate used on the implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term. Where the expected term of its stock-based awards does not correspond with the terms for which interest rates are quoted, the Company performs a straight-line interpolation to determine the rate from the available term maturities.
•	Forfeiture Rate : The Company applies an estimated forfeiture rate that is derived from historical forfeited shares. If the actual number of forfeitures differs from our estimates, the Company may record additional adjustments to compensation expense in future periods.

The weighted-average assumptions used in the Black-Scholes option pricing model to determine the fair value of the stock option grants were as follows:

	Years Ended December 31,
	2015	2014
Risk-free interest rate	1.55 to 1.78%	1.30%
Expected volatility	139.0%	160.9%
Expected term (in years)	6.0 to 10.0	4.0
Expected dividend yield	0.0%	0.0%

Stock-based compensation expense is reduced by an estimated forfeiture rate derived from historical employee termination behavior. If the actual number of forfeitures differs from the Company’s estimates, the Company may record adjustments to increase or decrease compensation expense in future periods.

The estimated grant-date fair value of the Company’s stock-based awards is amortized ratably over the awards’ service periods. Stock-based compensation expense recognized was as follows:

	Year Ended December 31,
	2015	2014
Research and development	$122,000	$143,000
General and administrative	357,000	632,000
Severance charge	4,000	1,161,000
Total stock-based compensation expense	$483,000	$1,936,000

(1)	The severance charge component of stock incentive plan compensation relates to accelerated vesting of stock options held by the Company’s former Chief Executive Officer and a former executive per the terms of their employment agreements.

F-20

The following table summarizes stock option activity for the year ended December 31, 2015:

		Options Outstanding
				Average
			Weighted	Remaining
	Shares		Average	Contractual
	Available		Exercise	Term	Intrinsic
	For Grant	Shares	Price	(Years)	Value
Balance, December 31, 2014	785,000	440,695	$9.37	8.18	$640,837
Increase in authorized shares	520,000	-	-	-	-
Granted	(596,569)	596,569	8.47	-	-
Exercised	-	(214,815)	8.00	-	(383,994)
Forfeited	4,375	(4,812)	13.64	-	-
Expired	10,625	(147,868)	10.71	-	-
Balance, December 31, 2015	723,431	669,769	$8.68	9.29	$-
Vested or expected to vest at December 31, 2015		552,340	$10.03	9.21	$-
Exercisable at December 31, 2015		67,084	$10.03	6.71	$-

The intrinsic value of options exercisable as of December 31, 2015 was $0.0 million, based on the Company’s closing stock price of $3.98 per share and a weighted average exercise price of $10.03 per share.

The Company uses the Black-Scholes option-pricing model to estimate the fair value of standard stock options at the grant date. The Black-Scholes model requires the Company to make certain estimates and assumptions, including estimating the fair value of the Company’s common stock, assumptions related to the expected price volatility of the Company’s common stock, the period during which the options will be outstanding, the rate of return on risk-free investments and the expected dividend yield for the Company’s common stock. The Company uses Monte Carlo valuation models to estimate the fair value of certain stock options with market-based vesting requirements. This method of option pricing involves the use of inputs such as the market value of the Company’s common stock, stock price volatility, the period during which the options will be outstanding, the rate of return on risk-free investments, expected dividend yield for the Company’s stock, and certain estimates of future value of the Company’s common stock.

During 2015, the Company issued 596,569 common stock options to its executives, board members, and consultants with a weighted average exercise price $8.47 per share. Included in this amount were 399,716 stock options, with an exercise price of $9.45, awarded to its Chief Executive Officer, pursuant to his employment agreement dated April 24, 2015.

As of December 31, 2015, there was $3.6 million of total unrecognized compensation expense related to unvested stock options that will be recognized over the weighted average remaining period of 6.71 years.

Shares Reserved For Further Issuance

As of December 31, 2015, the Company had reserved shares of its common stock for future issuance as follows:

Shares Reserved
Stock options outstanding	669,769
Available for future grants under the Stock Incentive Plan	723,431
Warrants	1,209,649
Total shares reserved	2,602,849

13. Employee Retirement Plan

The Company sponsors an employee retirement plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. All of the Company’s employees who meet minimum eligibility requirements are eligible to participate in the plan. Matching contributions to the 401(k) plan are made at the discretion of the Company’s Board of Directors. The Company suspended matching contributions effective January 1, 2009 and accordingly no matches were approved in 2014 or 2015.

F-21

14. Related Parties

As of December 31, 2015 and December 31, 2014, $56,000 and $3,000, respectively, of current liabilities were due to related parties.

Randal J. Kirk, the father of Julian P. Kirk, a member of our board of directors, directly and through certain affiliates, has voting and dispositive power over a majority of the outstanding capital stock of Intrexon. Randal J. Kirk is also deemed a holder of more than five percent of the shares of our common stock, as described in the section entitled “Security Ownership of Certain Beneficial Owners and Management” in our definitive proxy statement for the 2015 annual meeting of stockholders. In March 2013, the Company entered into an Exclusive Channel Collaboration Agreement with Intrexon Corporation. This agreement allows the Company to utilize Intrexon’s synthetic biology platform for the identification, development and production of bacteriophage-containing human therapeutics. The Company paid a one-time technology access fee in 2013 to Intrexon of $3,000,000 in common stock. The Company is required to pay Intrexon, in cash or stock, milestone fees for the initiation and commencement of the first Phase 2 trial of $2,500,000 and $5,000,000 upon the first regulatory approval of any product in any major market country. With regard to each product sold by the Company, the Company will pay, in cash, tiered royalties on a quarterly basis based on net sales of AmpliPhi Products, calculated on a product-by-product basis. No milestones have been met and no milestone payments have been paid to Intrexon through December 31, 2015. The Company paid $125,000 and $941,000 to Intrexon in 2015 and 2014, respectively, for technical services rendered under the agreement.

15. Stockholders’ Equity

On March 16, 2015, the Company issued and sold 1,575,758 shares of common stock in a private placement at a price of $8.25 per share, for aggregate proceeds of $13.0 million. In conjunction with this private placement, the Company issued warrants to purchase an aggregate of 393,939 shares of common stock at an exercise price of $10.75 per share to the purchasers of the common stock. The Company paid $833,000 in fees to its placement agents, along with the issuance of warrants to purchase an aggregate of 94,545 shares of common stock at an exercise price of $10.75 per share. The Company initially valued these warrants as liability instruments and recorded a liability of $4,210,000 as of March 16, 2015. In the first quarter of 2015, the Company recorded $213,000 of other expenses representing the portion of the initial warrant value of the placement agent warrants related to the initial fair value of the warrants issued to the purchasers of the common stock. The remainder of the initial fair value of the warrants of $3,996,000 was treated as a reduction of additional paid-in-capital. In addition, $218,000 of the fees paid to its placement agent were expensed as other expenses in the year ended December 31, 2015 as they also represented issuance costs related to the initial fair value of the warrants issued to the purchasers of the common stock. The derived value associated with these warrants was reclassified from liabilities to equity in the third quarter of 2015 in connection with the increase in the authorized number of common shares.

16. Severance Charge

In 2015, the Company recorded a severance charge of $289,000 related to the departure of an executive, which included severance period compensation and benefits and stock-based compensation related to the accelerated vesting of stock options.

The Company incurred a severance charge of $1,864,000 in 2014 related to the departure of its Chief Executive Officer in September 2014. The charge consisted of severance-period cash compensation and benefits and non-cash stock-based compensation expense related to the accelerated vesting of stock options, pursuant to his employment agreement with the Company.

The severance accrual related to cash compensation and benefits as of December 31, 2014 and December 31, 2015 is as follows:

Accrued severance, December 31, 2014	$555,000
Cash payments in 2015	(529,000)
Additions in 2015	282,000
Accrued severance, December 31, 2015	$308,000

17. Quarterly Financial Data (Unaudited)

Subsequent to the issuance of the consolidated financial statements for the period ended September 30, 2015, the Company identified errors as described in Note 3 – Significant Accounting Policies that affected the interim consolidated financial statements for the three and six months ended June 30, 2014, three and nine months ended September 30, 2014 and the three months ended June 30, 2015. Accordingly, the previously issued consolidated financial statements for the aforementioned periods have been restated to correct for these errors below and summarized in the tables that follow.

The Company corrected its calculation of basic and diluted income (loss) per share of common stock for the changes to net income (loss) and errors in the calculation of the weighted average diluted shares.

F-22

The following tables present the impact of these corrections:

	Three Months Ended June 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
Basic income per share - as originally reported	$1.58	$5.58	$6.19	$3.69	$0.53
Difference in basic income per share	(0.31)	(1.71)	(1.82)	(1.13)	(0.06)
Basic income per share - restated	$1.27	$3.87	$4.37	$2.56	$0.47

Diluted income per share - as originally reported	$1.17	$3.30	$3.53	$2.09	$0.30
Difference in diluted loss per share	(1.50)	(4.16)	(5.49)	(2.72)	(1.36)
Diluted loss per share - restated	$(0.33)	$(0.86)	$(1.96)	$(0.63)	$(1.06)

Numerator
As originally reported	$8,941,000	$20,884,000	$22,818,000	$13,555,000	$1,934,000
Correction - adjustment related to preferred stockholders' participation in the Company's undistributed earnings	(1,716,000)	(6,391,000)	(6,703,000)	(4,166,000)	(202,000)
Numerator for use in basic income per share, as restated	$7,225,000	$14,493,000	$16,115,000	$9,389,000	$1,732,000
Correction - adjustment related to warrants and preferred stock	(9,707,000)	(19,459,000)	(27,624,000)	(13,131,000)	(8,009,000)
Numerator for use in diluted income (loss) per share, as restated	$(2,482,000)	$(4,966,000)	$(11,509,000)	$(3,742,000)	$(6,277,000)

Denominator
As originally reported	7,658,556	6,319,802	6,472,093	6,497,619	6,514,181
Less antidilutive shares previously incorrectly included in denominator	(113,069)	(532,898)	(587,830)	(591,594)	(585,363)
Denominator for use in diluted loss per share, as restated	7,545,487	5,786,904	5,884,263	5,906,025	5,928,818

The denominator for the basic income per share calculation remains unchanged from the amount previously reported.

The following table summarizes the outstanding securities that have been excluded from the computation of diluted weighted shares outstanding.

	Three Months Ended June 30, 2015	Three Months Ended September 30, 2014	Nine Months Ended September 30, 2014	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
Options, as restated	360,635	436,632	436,632	499,380	499,380
Warrants, as restated	167,711	167,711	140,608	140,608	140,608
Shares in escrow, as restated	-	240,000	240,000	240,000	240,000
Total	528,346	844,343	817,240	879,988	879,988

F-23

The following tables summarize the unaudited quarterly statements of operations for the Company for 2015 and 2014. The tables include all necessary adjustments, consisting only of normal recurring adjustments necessary in the opinion of management for a fair statement of the results for interim periods.

	2015
	Three-Months Ended	Three-Months Ended	Three-Months Ended	Three-Months Ended
	March 31,	June 30,	September 30,	December 31,
Revenue	$102,000	$102,000	$143,000	$128,000
Total operating expenses	2,369,000	2,694,000	2,571,000	3,068,000
Loss from operations	(2,267,000)	(2,592,000)	(2,428,000)	(2,940,000)
Other income (expense), net	(12,226,000)	13,361,000	7,867,000	636,000
Income tax benefit	-	-	-	73,000
Net (loss) income	(14,493,000)	10,769,000	5,439,000	(2,231,000)
Accretion of Series B redeemable convertible preferred stock	(338,000)	(1,828,000)	(7,163,000)	(949,000)
Net (loss) income attributable to common stockholders	(14,831,000)	8,941,000	(1,724,000)	(3,180,000)
Net (loss) income per share of common stock – basic - restated for the three months ended June 30, 2015	(3.49)	1.27	(0.30)	(0.54)
Net loss per share of common stock – diluted - restated for the three months ended June 30, 2015	(3.49)	(0.33)	(0.30)	(0.54)

	2014
	Three-Months Ended	Three-Months Ended	Three-Months Ended	Three-Months Ended
	March 31,	June 30,	September 30,	December 31, (1)
Revenue	$104,000	$101,000	$103,000	$101,000
Total operating expenses	2,638,000	3,849,000	5,334,000	2,698,000
Loss from operations	(2,534,000)	(3,748,000)	(5,231,000)	(2,597,000)
Other income (expense), net	(8,773,000)	17,621,000	26,438,000	1,933,000
Income tax benefit	-	-	-	-
Net (loss) income	(11,307,000)	13,873,000	21,207,000	(664,000)
Accretion of Series B redeemable convertible preferred stock	(314,000)	(318,000)	(323,000)	(330,000)
Net (loss) income attributable to common stockholders	(11,621,000)	13,555,000	20,884,000	(994,000)
Net (loss) income per share of common stock – basic - restated for the three months ended June 30, 2014 and September 30, 2014	(3.18)	2.56	3.87	(0.25)
Net loss per share of common stock – diluted - restated for the three months ended June 30, 2014 and September 30, 2014	(3.18)	(0.63)	(0.86)	(0.44)

(1)	Not previously reported.

18. Subsequent Events

In January 2016, the Company entered into an Asset Purchase Agreement with Novolytics Ltd. (the “Novolytics Purchase Agreement”), to purchase certain tangible and intangible assets. Pursuant to the Novolytics Purchase Agreement, the Company received all rights, title and interest held by Novolytics to three families of patents. In consideration for the assets acquired, the Company paid cash consideration of $146,000 and we issued warrants to purchase up to an aggregate of 170,000 shares of our common stock. The warrants have an exercise price of $12.00 per share and contain certain registration rights. One half of the shares subject to the warrant become exercisable on the date that is the earlier of 30 days following the expiration of the lock-up period for our next public offering, or December 31, 2016. The remaining shares subject to the warrant become exercisable 60 days thereafter. The warrants will expire upon the later of the close of business of the 24-month anniversary of the date the warrants first become exercisable, as described in the preceding sentence, or the 24-month anniversary of the initial effectiveness of a registration statement covering the exercise shares. The fair value of the consideration granted and the allocation to the assets acquired will be determined and reported in the first quarter of 2016.

F-24

PART III

Item 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 9A.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our periodic and current reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and our principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable and not absolute assurance of achieving the desired control objectives. In reaching a reasonable level of assurance, management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures. In addition, the design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, controls may become inadequate because of changes in conditions, or the degree of compliance with policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

Our management, with the participation of our Chief Executive Officer and Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, as of the end of the period covered by this report. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in the reports we file or submit under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. Based on this evaluation, our Chief Executive Officer and Chief Financial Officer, have concluded that our disclosure controls and procedures were not effective at the reasonable assurance level as of the end of the period covered by this report due to the presence of a material weakness in internal control over financial reporting.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for our company. Internal control over financial reporting is defined in Exchange Act Rules 13a-15(f) and 15(d) -15(f) as a process designed by, or under the supervision of, our principal executive and principal financial officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

Because of inherent limitations, internal controls over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risks that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

As of December 31, 2015, our management assessed the effectiveness of our internal control over financial reporting using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework (2013). In adopting the 2013 Framework, management assessed the applicability of the principles within each component of internal control and determined whether or not they have been adequately addressed within the current system of internal control and adequately documented. Based on this assessment, management, under the supervision and with the participation of our principal executive officer and principal financial officer, identified a material weakness in our internal control over financial reporting and concluded that, as of December 31, 2015, our internal control over financial reporting was not effective at the reasonable assurance level based on those criteria.

Specifically, we concluded that we did not maintain adequate and effective internal control in the area of complex and non-routine transactions and in the application of Accounting Standards Codification No. 260, “Earnings Per Share,” or ASC 260, as of December 31, 2015 and 2014. As a result, restatements of our consolidated financial statements have been necessary. Our financial statements have been restated for the year ended December 31, 2014, three and six months ended June 30, 2014, three and nine months ended September 30, 2014 and three months ended June 30, 2015 for the presentation of diluted net income (loss) per share in our consolidated statement of operations.

Remediation of Material Weakness

During 2015 and the first quarter of 2016, we implemented certain improvements to our internal control and financial reporting processes to address the material weaknesses in our internal control over financial reporting in 2015 and 2014 in the area of complex and non-routine transactions. These improvements include the following:

•	appointed an experienced Interim Chief Financial Officer in 2015, who continues to serve as our consultant, with significant experience in public company reporting, multinational operations and multi-location organizational structures;
•	appointed an experienced Chief Financial Officer in January 2016 with significant experience in public company reporting and complex transactions;
•	engaged consultants with experience in the review of unique and complex accounting topics, who consulted with management on complex transactions and reporting;
•	commenced designing additional training programs for relevant personnel and development of specific review procedures regarding the review of complex and non-routine transactions; and
•	implemented standardized financial control and reporting processes.

The remediation actions will be monitored by the Audit Committee of our Board of Directors.

45

Changes in Internal Control Over Financial Reporting.

An evaluation was also performed under the supervision and with the participation of our management, including our principal executive officer and our principal financial officer, of any changes in our internal control over financial reporting that occurred during our last fiscal quarter and that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting. That evaluation did not identify any change in our internal control over financial reporting that occurred during our latest fiscal quarter and that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.	OTHER INFORMATION

None.

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PART III

Item 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

We have adopted a code of ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics is available on our website at http://www.ampliphibio.com under the Corporate Governance section of our Investor Relations page. We will promptly disclose on our website (i) the nature of any amendment to the policy that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals that is required to be disclosed pursuant to SEC rules and regulations, the name of such person who is granted the waiver and the date of the waiver.

MANAGEMENT

The following table sets forth information about our executive officers and directors.

Name	Age	Position(s)

M. Scott Salka	54	Chief Executive Officer, Director
Steve R. Martin	55	Chief Financial Officer
Wendy S. Johnson	64	Interim Chief Operating Officer, Director

Non-Employee Directors
Jeremy Curnock Cook (2) (3)	66	Chairman of the Board
Louis Drapeau (1) (3)	72	Director
Michael S. Perry, Ph.D. (1) (2) (3)	56	Director
Julian P. Kirk	42	Director
Vijay B. Samant (1)	63	Director
Paul C. Grint, M.D. (2)	58	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Executive Officers

M. Scott Salka has served as our Chief Executive Officer and a member of our board of directors since May 18, 2015. Mr. Salka served as the Chief Executive Officer of Aspyrian Therapeutics Inc., a company focused on developing near-infrared photoimmunotherapy therapies, from March 2010 to May 2015. Prior to that, Mr. Salka served as the Chief Executive Officer of Ambit Biosciences Corporation, a publicly traded company that developed a novel platform for discovering small molecule drugs for oncology, autoimmune and inflammatory diseases, that was acquired by Daiichi Sankyo in 2014. During Mr. Salka’s tenure at Ambit, he was responsible for transforming the company from a service contract business to a fully-capable drug discovery and development enterprise. Prior to joining Ambit in 2001, Mr. Salka served as the President and Chief executive officer of two privately-held genomics companies, Arcaris, Inc. and 454 Corporation that was sold to Roche in 2007. He also previously co-founded one of the first commercial genomics companies, Sequana Therapeutics, Inc., a pioneer in the effort to commercialize the international Human Genome Project. From February 2012 to March 2014, Mr. Salka served on the board of directors of Sorrento Therapeutics, Inc. and since 2009, Mr. Salka has served on the board of directors of San Diego State University College of Business Administration. He received his M.B.A. from Carnegie Mellon University and his B.S. in finance from San Diego State University.

Steve R. Martin has served as our Chief Financial Officer since January 2016. Mr. Martin served as Senior Vice President and Chief Financial Officer of Applied Proteomics, Inc., a molecular diagnostics company, from December 2014 to August 2015. From June 2011 to December 2014, Mr. Martin served as Senior Vice President and Chief Financial Officer of Apricus Biosciences, Inc., a publicly traded pharmaceutical company, and served as the Interim Chief Executive Officer of Apricus from November 2012 through March 2013. From 2008 to January 2011, Mr. Martin served as Senior Vice President and Chief Financial Officer of BakBone Software, a publicly traded software company. During his final 10 months with BakBone until the company’s acquisition in January 2011, Mr. Martin also served as BakBone’s Interim Chief Executive Officer. From 2005 to 2007, Mr. Martin served as Chief Financial Officer of Stratagene Corporation, a publicly traded research products and clinical diagnostics company. Mr. Martin’s previous experience also includes serving as Controller with Gen-Probe Incorporated, a publicly traded molecular diagnostics company, as well as 10 years with Deloitte & Touche LLP, a public accounting firm. Mr. Martin holds a B.S. degree from San Diego State University and is a certified public accountant.

Wendy S. Johnson has served as our Interim Chief Operating Officer since September 2014 and has served as a member of our board of directors since May 2014. From 2005 to January 2014, Ms. Johnson served as a venture partner at ProQuest Investments, a venture capital firm. From 2006 to January 2014, Ms. Johnson served as the President and Chief Executive Officer of Aires Pharmaceuticals, a ProQuest portfolio company. Prior to joining ProQuest, she served as Senior Vice President, Corporate Development, at Salmedix Inc., and she held senior business and corporate development positions at WomenFirst Healthcare, Prizm Pharmaceuticals (Selective Genetics Inc.), Cytel Corp., Synbiotics Corp., and Murex Corp. (Cambridge U.K.). Additionally, Ms. Johnson served as Assistant Director with the Center for Devices and Radiological Health at the U.S. Food and Drug Administration. Ms. Johnson received an M.B.A. from Loyola University, an M.S. in clinical microbiology from the Hahnemann Medical School and a B.S. in microbiology from the University of Maryland.

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Non-Employee Directors

Jeremy Curnock Cook has served as a member of our board of directors since July 1995 and as Chairman of the board of directors since February 1998. From September 2014 to May 2015, he served as our Interim Chief Executive Officer. Mr. Curnock Cook has served as Chairman of International Bioscience Managers Limited, a corporate and investment advisory firm, since 2000, and also currently serves as Managing Director of Bioscience Managers Pty Ltd, a medical sciences fund manager. From 1987 to 2000, Mr. Curnock Cook was a director of Rothschild Asset Management Limited, a corporate and investment advisory company, and was responsible for the Rothschild Bioscience Unit. Mr. Curnock Cook founded the International Biochemicals Group in 1975, which was sold in 1985 to Royal Dutch Shell, where he served as Managing Director until 1987. He also serves as a member of the board of directors of Avita Medical Ltd, Nexus6 Ltd and SeaDragon Ltd, all private companies. Mr. Curnock Cook received an M.A. in natural sciences from Trinity College, Dublin.

Louis Drapeau has served as a member of our board of directors since March 2011. Since October 2007 through February 2016, Mr. Drapeau has served in various management positions of InSite Vision, a traded ophthalmology drug development company that was acquired in October 2015, including Vice President and Chief Financial Officer and Chief Executive Officer from November 2008 to December 2010. Prior to InSite Vision, he served as Chief Financial Officer, Senior Vice President, Finance, at Nektar Therapeutics, a biopharmaceutical company, from January 2006 to August 2007. Prior to Nektar, he served as Acting Chief Executive Officer from August 2004 to May 2005 and as Senior Vice President and Chief Financial Officer from August 2002 to August 2005 for BioMarin Pharmaceutical Inc. Previously, Mr. Drapeau spent 30 years at Arthur Andersen, including 19 years as an Audit Partner in Arthur Andersen’s Northern California Audit and Business Consulting practice, which included 12 years as Managing Partner. Since February 2007, Mr. Drapeau has served as a member of the board of Bio-Rad Laboratories, Inc., a publicly traded pharmaceutical company. Mr. Drapeau received a B.S. in mechanical engineering and an M.B.A. from Stanford University.

Michael S. Perry, D.V.M., Ph.D. has served as a member of our board of directors since November 2005. Since January of 2016 Dr. Perry has served as Senior Vice President and Chief Scientific Officer of Business Development and Licensing for Novartis AG. From September 2014 to January 2016 he served as Chief Scientific Officer for the Cell and Gene Therapy Unit of Novartis Pharmaceuticals Corporation and from October 2012 to September 2014, he served as Global Head of Stem Cell Therapy and Vice President of the Integrated Hospital Care Franchise for Novartis Pharmaceuticals Corporation. Prior to rejoining Novartis in October 2012, he was a Venture Partner with Bay City Capital, a venture capital firm, from 2005 to September 2012. While serving in this capacity, he concurrently served as President and Chief Medical Officer at Poniard Pharmaceuticals, Inc., a publicly held drug development company, from 2009 to 2011. Dr. Perry also previously served as Chief Development Officer of VIA Pharmaceuticals, Inc., a publicly held biotechnology company, from 2005 to 2009. Dr. Perry served as Chairman and Chief Executive Officer of Extropy Pharmaceuticals, Inc., a privately held pediatric specialty pharmaceutical company, from 2003 to 2005. From 2002 to 2003, Dr. Perry served as President and Chief Executive Officer of Pharsight Corporation, a publicly held software and consulting services firm. From 2000 to 2002, Dr. Perry served as Global Head of Research and Development for Baxter Healthcare’s BioScience Division (now Baxalta). From 1997 to 2000, Dr. Perry served as President and Chief Executive Officer of SyStemix Inc. and Genetic Therapy Inc., two wholly-owned subsidiaries of Novartis Pharma. Dr. Perry served as Vice President of Regulatory Affairs for Novartis from 1994 to 1997. Prior to 1994, Dr. Perry held various management positions with Syntex Corporation (now Roche), Schering-Plough Corporation (now Merck) and BioResearch Laboratories, Inc. Dr. Perry received a Doctor of Veterinary Medicine (DVM), a Ph.D. in biomedical science-pharmacology specialty and an Honours B.Sc. in physics from the University of Guelph in Ontario, Canada. He is also a graduate of the Harvard Business School International Management Forum. Dr. Perry has served as Adjunct Professor in the Gates Center for Regenerative Medicine at the University of Colorado School of Medicine, Anschutz Medical Campus since November 2013. He has served as a member of the board of directors of Arrowhead Research Corporation since December 2011 and as a member of the board of directors of Avita Medical Ltd since February 2013.

Julian P. Kirk has served as a member of our board of directors since June 2013. Since 1999, Mr. Kirk has served as a Managing Director of Third Security, LLC, where he has worked since the firm’s inception with several portfolio companies of its managed investment funds. He is also involved with oversight of Third Security, LLC’s internal operations. Since October 2012, he has served on the board of directors of Fibrocell Science, Inc. Since August 2010, he has served on the board of directors of the New River Valley Economic Development Alliance. From October 2006 to December 2011, he served as a member of the board of directors of IntelliMat, Inc. and as Co-Chairman of the board of directors from September 2008 to December 2011. From September 2005 to December 2011, Mr. Kirk served as President of Harvest Pharmaceuticals Inc. Mr. Kirk also served as Chairman of the board of managers of ECDS, LLC from June 2008 to March 2010. Mr. Kirk graduated as an Echols Scholar from the University of Virginia.

Vijay B. Samant has served as a member of our board of directors since November 2015. Since November 2000, Mr. Samant has served as President and Chief Executive Officer of Vical, Inc., a developer of biopharmaceutical products for the prevention and treatment of chronic life-threatening infectious diseases. Prior to joining Vical, he had 23 years of diverse U.S. and international sales, marketing, operations, and business development experience with Merck. From 1998 to 2000, he was Chief Operating Officer of the Merck Vaccine Division. From 1990 to 1998, he served in the Merck Manufacturing Division as Vice President of Vaccine Operations, Vice President of Business Affairs and Executive Director of Materials Management. Mr. Samant holds a master’s degree in management studies from the Sloan School of Management at the Massachusetts Institute of Technology, a master’s degree in chemical engineering from Columbia University, and a bachelor’s degree in chemical engineering from the University of Bombay, University Department of Chemical Technology. Mr. Samant has been a member of the board of directors of Vical since 2000, and was a member of the board of directors of Raptor Pharmaceutical Corporation from 2011 to 2014, and was a member of the board of directors for BioMarin Pharmaceutical Inc. from 2002 to 2004. Mr. Samant was a Director of the Aeras Global TB Vaccine Foundation from 2001 to 2010, a member of the Board of Trustees for the National Foundation for Infectious Diseases from 2003 to 2012, and a member of the Board of Trustees for the International Vaccine Institute in Seoul, Korea from 2008 to 2012.

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Paul C. Grint, M.D. has served as a member of our board of directors since November 2015. Since June 2015, Dr. Grint has served as President and Chief Executive Officer of Regulus Therapeutics Inc., a company focused on the discovery and development of microRNA therapeutics. From June 2014 until his appointment as President and Chief Executive Officer, Dr. Grint served as Regulus Therapeutics’ Chief Medical Officer. From February 2011 to June 2014, Dr. Grint served as the President of Cerexa, Inc., a wholly-owned subsidiary of Forest Laboratories, Inc., a pharmaceutical company, where he was responsible for the oversight of anti-infective product development. Before that, Dr. Grint served as Senior Vice President of Research at Forest Research Institute, Inc., the scientific development subsidiary of Forest Laboratories, Inc., from January 2009 to February 2011, as Chief Medical Officer of Kalypsys, Inc., a biopharmaceutical company, from 2006 to 2008, and as Senior Vice President and Chief Medical Officer of Zephyr Sciences, Inc., a biopharmaceutical company, during 2006. Dr. Grint also previously served in similar executive level positions at Pfizer Inc., IDEC Pharmaceuticals Corporation, and Schering-Plough Corporation. Dr. Grint has served on the board of directors of Synedgen, a privately-held bio-pharmaceutical company, since December 2014. Dr. Grint also served on the Board of Directors of Illumina Inc. from April 2005 to May 2013. Dr. Grint received a B.S. in Medical Science from St. Mary’s Hospital in London and his medical degree from St. Bartholomew’s Hospital Medical College at the University of London. Dr. Grint is a Fellow of the Royal College of Pathologists, a member of numerous professional and medical societies, and the author or co-author of over 50 scientific publications.

Board Composition

Our business and affairs are organized under the direction of our board of directors, which currently consists of eight members. The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis and on an ad hoc basis as required.

Under the listing requirements and rules of the NYSE MKT for smaller reporting companies transferring from other markets, independent directors must compose at least 50% of a listed company’s board of directors within a one-year period following such company’s initial listing with the NYSE MKT.

In March 2016, our board of directors undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our board of directors determined that Jeremy Curnock Cook, Louis Drapeau, Michael Perry, Vijay Samant and Paul Grint qualify as “independent” directors within the meaning of the NYSE MKT rules. Our board of directors also concluded that M. Scott Salka and Wendy Johnson were not at such time “independent” directors within the meaning of the NYSE MKT rules given their roles as Chief Executive Officer and Interim Chief Operating Officer, respectively. Our board of directors also concluded that Julian P. Kirk was not independent at such time as a result of his relationship with Randal J. Kirk and Third Security, LLC. See “Risk Factors—We have a disagreement with one of our principal stockholders regarding the interpretation of our Amended and Restated Articles of Incorporation” under Item 1A of this Annual Report.

As required under applicable NYSE MKT rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Our amended and restated bylaws provide that the board of directors will consist of not less than one nor more than nine members, as fixed from time to time by a resolution of the board of directors. The authorized size of our board of directors is currently eight members. Our directors serve under a classified board structure, with each director serving for a three-year term of office. Directors are divided into three classes with one class standing for election every year at our annual meeting of stockholders. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

The classification of the board of directors may have the effect of delaying or preventing changes in control of our company. We expect that additional directorships resulting from an increase in the number of directors, if any, will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Board Leadership Structure

Our board of directors has a chairman, Jeremy Curnock Cook, who has authority, among other things, to call and preside over board meetings, to set meeting agendas and to determine materials to be distributed to the board of directors. Accordingly, the chairman has substantial ability to shape the work of the board of directors. We have a separate chair for each committee of our board of directors. As a general policy, our Board of Directors believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board of Directors as a whole. As such, Mr. Salka serves as our Chief Executive Officer while Mr. Cook serves as our Chairman of the Board of Directors but is not an officer. We expect and intend the positions of Chairman of the Board of Directors and Chief Executive Officer to continue to be held by separate individuals in the future.

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Role of the Board in Risk Oversight

The audit committee of our board of directors is primarily responsible for overseeing our financial risk management processes on behalf of our board of directors. Going forward, we expect that the audit committee will receive reports from management at least quarterly regarding our assessment of risks. In addition, the audit committee reports regularly to our board of directors, which also considers our risk profile. The audit committee and our board of directors focus on the most significant risks we face and our general risk management strategies. While our board of directors oversees our risk management, management is responsible for day-to-day risk management processes. Our board of directors expects management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit committee and our board of directors. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our board of directors leadership structure, which also emphasizes the independence of our board of directors in its oversight of its business and affairs, supports this approach.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee.

Audit Committee

Our audit committee consists of Louis Drapeau, Michael S. Perry and Vijay Samant. Our board of directors has determined that each of the members of our audit committee satisfies the NYSE MKT listing requirements and SEC independence requirements. Mr. Drapeau serves as the chair of our audit committee. The functions of this committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors and to present the committee’s conclusion to our board of directors;
•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•	monitoring the rotation of partners of our independent auditors on our audit engagement team as required by law;
•	prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•	reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our internal control over financial reporting;
•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding internal accounting controls, accounting or auditing matters and other matters;
•	preparing the report that the SEC requires in our annual proxy statement;
•	reviewing and providing oversight of any related-person transactions in accordance with our related-person transactions policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;
•	reviewing on a periodic basis our investment policy; and
•	reviewing and evaluating on an annual basis its own performance, including its compliance with its charter.

Our board of directors has determined that Mr. Drapeau qualifies as an audit committee financial expert within the meaning of SEC regulations. In making this determination, our board has considered Mr. Drapeau’s formal education and previous and current experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

Compensation Committee

Our compensation committee consists of Jeremy Curnock Cook, Paul C. Grint and Michael S. Perry. Dr. Perry serves as the chair of our compensation committee. Our board of directors has determined that each of the members of our compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, is an outside director, as defined pursuant to Section 162(m) of the Code, and satisfies the NYSE MKT listing independence requirements. The functions of this committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;
•	reviewing and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) the compensation and other terms of employment of our executive officers;
•	reviewing and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

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•	reviewing and approving (or if it deems it appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•	evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;
•	reviewing making recommendations to the full board of directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•	establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;
•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•	administering our equity incentive plans;
•	establishing policies with respect to equity compensation arrangements;
•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•	reviewing and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers;
•	reviewing the adequacy of its charter on a periodic basis;
•	reviewing with management and approving our disclosures, if any, under the caption “Compensation Discussion and Analysis” and related tables in our periodic reports or proxy statements to be filed with the SEC;
•	preparing the report that the SEC requires in our annual proxy statement; and
•	reviewing and assessing on an annual basis its own performance.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Jeremy Curnock Cook, Louis Drapeau and Michael S. Perry. Our board of directors has determined that each of the members of this committee satisfies the NYSE MKT listing independence requirements. Mr. Curnock Cook serves as the chair of our nominating and corporate governance committee. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;
•	evaluating director performance on management and the board and applicable committees of the board and determining whether continued service on our board is appropriate;
•	evaluating, nominating and recommending individuals for membership on our board of directors;
•	evaluating nominations by stockholders of candidates for election to our board of directors;
•	considering and assessing the independence of members of our board of directors;
•	developing a set of corporate governance policies and principles, periodically reviewing and assessing these policies and principles and their application and recommending to our board of directors any changes to such policies and principles;
•	reviewing the adequacy of its charter on an annual basis; and
•	annually evaluating the performance of the nominating and corporate governance committee.

We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and NYSE MKT listing requirements. We intend to comply with future requirements to the extent they become applicable to us.

Limitation of Liability and Indemnification

Sections 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act authorize Washington corporations to indemnify directors and officers under certain circumstances against expenses (including legal expenses) and liabilities incurred in legal proceedings in which they are involved by reason of being a director or officer, as applicable. Section 23B.08.560 of the Washington Business Corporation Act authorizes a corporation, if authorized by its articles of incorporation or by a provision in the corporation’s bylaws approved by its stockholders, to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations imposed by Sections 23B.08.510 through 23B.08.550; provided that no such indemnity shall indemnify any director from or on account of (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the director finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act (which section relates to unlawful distributions) or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property or services to which the director was not legally entitled.

Article 11 of our current articles of incorporation, provides that, to the fullest extent that the Washington Business Corporation Act permits the limitation or elimination of the liability of a director, a director shall not be liable to us or our stockholders for monetary damages for conduct as a director. Section 10 of our amended and restated bylaws requires us to indemnify every present or former director or officer against expenses, liabilities and losses incurred in connection with serving as a director or officer, as applicable, and to advance expenses of such director or officer incurred in defending any proceeding covered by the indemnity.

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We maintain a policy of directors’ and officers’ liability insurance that insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. We have also entered into indemnification agreements with our executive officers and directors that provide for the indemnification of directors and executive officers to the fullest extent permitted by the Washington Business Corporation Act against expenses reasonably incurred by such persons in any threatened, pending or completed action, suit, investigation or proceeding in connection with their service as (i) a director or officer or (ii) a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at our request. In addition, the indemnification agreements we are obligated to advance expenses pursuant to the indemnification agreements under certain circumstances and the agreements also provide for procedural protections, including a determination by a reviewing party as to whether the indemnitee is permitted to be indemnified under applicable law. In addition, we have agreed that we will be the indemnitor of first resort should the indemnitee have rights to indemnification provided by other persons.

The limitation of liability and indemnification provisions in our articles of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We believe that these provisions in our articles of incorporation and amended and restated bylaws and our indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Item 11.	EXECUTIVE COMPENSATION

Executive Compensation

Our named executive officers for the year ended December 31, 2015, which consist of all individuals who served as our principal executive officer during 2015, our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers as of December 31, 2015 and one former executive officer who would have been among the most highly compensated executive officers if such individual had been serving as of December 31, 2015, are:

•	M. Scott Salka, our Chief Executive Officer and Director;
•	Jeremy Curnock Cook, our former interim Chief Executive Officer and President and current Chairman of the Board;
•	David E. Bosher, our former Interim Chief Financial Officer and current consultant; and
•	Wendy S. Johnson, our Interim Chief Operating Officer and Director.

In January 2016, Steve Martin commenced employment with us as our Senior Vice President and Chief Financial Officer. Although Mr. Martin is not one of our named executive officers for the year ended December 31, 2015, we have included information regarding Mr. Martin’s compensation in this report where it may be material to an understanding of our executive compensation program.

Summary Compensation Table

The following table provides information regarding the compensation paid during the last two fiscal years to our named executive officers for the year ended December 31, 2015.

					Non-Equity
Name and				Option	Incentive Plan	All Other
Principal Position	Year	Salary	Bonus	Awards (1)	Compensation	Compensation		Total
Michael Scott Salka, Chief Executive Officer (2)	2015	$264,263	$-	$3,469,919	$85,000	$4,925		$3,824,107

Jeremy Curnock Cook, Former Interim Chief Executive Officer and President and Current Chairman of the Board of Directors (3)	2015	$-	$100,000	$223,949	$-	$58,250	(6)	$382,199
	2014	$-	$-	$-	$-	$50,325		$50,325
David E. Bosher, Former Interim Chief Financial Officer and Current Consultant (4)	2015	$308,650	$-	$-	$-	$-		$308,650
	2014	$127,125	$-	$-	$-	$-		$127,125
Wendy S. Johnson, Interim Chief Operating Officer and Director (5)	2015	$270,000	$25,000	$289,373	$-	$30,000	(6)	$614,373
	2014	$60,000	$-	$-	$-	$7,324		$67,324

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(1)	In accordance with SEC rules, this column represents the aggregate grant date fair value of the option awards granted during 2015 and 2014 (if any) computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in the notes to our audited financial statements incorporated herein by reference. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)	Mr. Salka commenced employment with us as Chief Executive Officer on May 18, 2015.
(3)	Mr. Curnock Cook served as interim Chief Executive Officer and President from September 15, 2014 until May 18, 2015. Mr. Curnock Cook did not receive or earn any compensation in 2014 or 2015 for his role as interim Chief Executive Officer, except that in September 2015, he was paid a discretionary lump sum cash payment of $100,000 and awarded an option grant to purchase 31,000 shares of common stock in recognition of his services as interim Chief Executive Officer. Mr. Salka has served as our Chief Executive Officer since May 18, 2015. Mr. Curnock Cook continues to serve as Chairman of our Board of Directors.
(4)	Mr. Bosher served as interim Chief Financial Officer from July 1, 2014 to January 18, 2016. Mr. Bosher continues to serve as a consultant.
(5)	Ms. Johnson has served as interim Chief Operating Officer since her appointment on September 15, 2014. Ms. Johnson joined the Board of Directors on May 19, 2014.
(6)	Represents Board of Director retainers paid to Mr. Curnock Cook and Ms. Johnson in 2015.

Base Salary

The base salary or consulting compensation of our named executive officers, as applicable, is generally determined and approved by our Board of Directors, based on the recommendation of the Compensation Committee. The Board of Directors approved an annual base salary of $425,000 for Mr. Salka, which became effective on May 18, 2015 in connection with his commencement of employment with us.

Mr. Curnock Cook did not receive or earn any base salary or consulting fees in 2015 for his role as interim Chief Executive Officer and President. In September 2015, upon recommendation from the Compensation Committee, the Board of Directors approved a discretionary $100,000 cash payment to Mr. Curnock Cook in recognition of his service as interim Chief Executive Officer from September 2014 to May 2015.

Mr. Bosher and Ms. Johnson were paid monthly consulting fees for their interim officer roles during 2015. During all of 2015, Mr. Bosher was compensated at a rate of $5,000 per month plus $300 for any hours worked in excess of 20 hours per month. Ms. Johnson was compensated at a rate of $20,000 per month for her consulting services as Interim Chief Operating Officer from January 1, 2015 until June 30, 2015, which rate was increased to $25,000 per month effective on July 1, 2015.

Bonus Opportunity

In addition to base salaries, certain of our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. The performance-based bonus a named executive officer may be eligible to receive is generally based on the extent to which we achieve the specified corporate goals that our Board of Directors or Compensation Committee establishes. At the end of the year, the Board of Directors and/or Compensation Committee reviews our performance against the established corporate goals and approves the extent to which we achieved such goals. In addition, we may award a named executive officer a discretionary cash or equity bonus, if our Board of Directors or Compensation Committee determines appropriate based on the circumstances.

The Board of Directors and/or Compensation Committee generally will consider each executive officer’s individual contributions towards reaching our corporate goals and may also establish specific individual goals for our executive officers as it determines appropriate. There is no minimum bonus percentage or amount established for the named executive officers and, as a result, the bonus amounts vary based on corporate and individual performance, as applicable. Under the terms of his offer letter agreement described below, Mr. Salka is eligible to receive an annual performance-based bonus for 2015 equal to, at target, 40% of his annual salary based on our achievement of certain performance goals, pro-rated for Mr. Salka’s services during 2015. Under the terms of her consulting agreement described below, Ms. Johnson is eligible to receive up to $200,000 in cash bonus payments upon achievement of specific goals relating to dosing the first patient in the first and second clinical trials utilizing our drug product. Mr. Bosher is not entitled to any specific target or maximum bonus for company or individual performance in 2015.

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Mr. Salka’s 2015 bonus was based entirely on corporate goals relating to our clinical trial progress, manufacturing capabilities being established, certain organizational achievements and for listing our company on a major stock exchange.

No specific corporate or individual goals were established for Mr. Bosher for 2015.

Ms. Johnson was eligible to earn a bonus of $175,000 upon dosing of the first patient in the first clinical trial utilizing our drug product in 2015 (or alternatively, a bonus of $75,000 if such milestone was met after 2015 and prior to March 31, 2016) and a bonus of $25,000 upon dosing of the first patient the second clinical trial utilizing our drug product before March 31, 2016.

In January 2016, the Compensation Committee reviewed the corporate performance goals for Mr. Salka and determined that on an overall basis, we had achieved 50% of such goals for 2015, based on the evaluation of the results by the Compensation Committee and considering the importance of each goal to our company. The Compensation Committee assessed the goals established for Ms. Johnson’s bonus and determined that she had not met the goals in 2015 because no patients were dosed in 2015. However, the Compensation Committee awarded Ms. Johnson a discretionary bonus of $25,000, in recognition of significant progress towards the goal which was supported by the patient screenings which occurred in 2015, although no patients were dosed until January 2016. Ms. Johnson has earned performance bonuses in 2016 based on the achievement of the established goals and additional achievements in the first quarter of 2016.

Equity-Based Awards

Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our named executive officers. Our Board of Directors or our Compensation Committee approves equity grants. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure. Our executives may be awarded an initial new hire grant upon commencement of service and may receive additional grants, as the Board of Directors or Compensation Committee determines appropriate, in order to incentivize and/or reward such executives.

We have traditionally granted stock options to our named executive officers under our equity incentive plans, the terms of which are described below under “—Equity Benefit Plans.”

In August 2015, our Board of Directors granted an option to purchase 399,716 shares of common stock to Mr. Salka at a per share exercise price of $9.45. One-third of the shares underlying the option vest over a four-year period, subject to Mr. Salka’s continued service with us, and two-thirds of the shares underlying the option vest upon satisfaction of certain business goals relating to a $20M capital raise and human clinical trial milestones for our phage products.

In September 2015, in recognition of his service as interim Chief Executive Officer from September 2014 to May 2015, our Board of Directors granted an option to purchase 31,100 shares of common stock to Mr. Curnock Cook at a per share exercise price of $6.38. The option vests over a four-year period, subject to Mr. Cook’s continued service with us.

In September 2015, pursuant to her consulting agreement, our Board of Directors granted Ms. Johnson an option for 49,965 shares at an exercise price per share of $7.46, half of which vests monthly over a one-year period and half of which vests upon the achievement of certain clinical trial milestones for our drug product, in each case subject to Ms. Johnson’s continued service with us.

Our Board of Directors also granted each of Mr. Curnock Cook and Ms. Johnson stock options for an aggregate of 7,400 shares and 16,200 shares, respectively, in September 2015 for services on our Board of Directors, which is described below under “—Non-Employee Director Compensation”.

In January 2016, pursuant to his offer letter agreement, our Board of Directors granted Mr. Martin an option to purchase 99,919 shares of common stock at a per share exercise price of $2.85. Twenty-five percent of the shares subject to the option vest on the one-year anniversary of Mr. Martin’s commencement of employment with us and the remainder vest in equal monthly installments thereafter, subject to Mr. Martin’s continued service with us.

Agreements with our Named Executive Officers

Below are descriptions of our employment and consulting agreements with our named executive officers governing the terms of their service with us. For a discussion of the severance pay and other benefits that may be provided in connection with a termination of service and/or a change in control under the arrangements with our named executive officers, please see “—Potential Payments and Benefits upon Termination or Change in Control” below.

Mr. Salka. In April 2015, we entered into an offer letter agreement with Mr. Salka, our Chief Executive Officer. Mr. Salka’s employment under the agreement is at will and may be terminated at any time by us or Mr. Salka. Under the terms of the agreement, Mr. Salka is entitled to receive an initial annual base salary of $425,000, an annual target performance bonus of 40% of his annual salary based on our achievement of certain performance objectives and an option to purchase a number of shares of our common stock under our 2013 Plan equal to 4% of the number of shares of common stock outstanding on a fully-diluted basis, which was granted in August 2015 and is described above under “—Equity-Based Awards”.

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Mr. Bosher. Mr. Bosher provides services as an independent contractor on an interim basis as our Interim Chief Financial Officer pursuant to a services agreement between us and The Fahrenheit Group, LLC (of which Mr. Bosher is a managing director) dated June 30, 2014. Under this services agreement, we pay $5,000 per month to The Fahrenheit Group, LLC for Mr. Bosher’s services, up to 20 hours per month, and $300 per hour for any additional services in excess of 20 hours per month. The services may be terminated at any time upon thirty days’ written notice from either party or as otherwise agreed to between us and The Fahrenheit Group, LLC.

Ms. Johnson. We entered into an agreement with Ms. Johnson in September 2014 which provided for Ms. Johnson’s services as an independent contractor on an interim basis as our Chief Operating Officer. The agreement had an original term until December 31, 2014, which was further extended in January 2015 to March 31, 2015. Under the agreement, Ms. Johnson was entitled to compensation at the rate of $20,000 per month. In September 2015, we entered into a consulting agreement with Ms. Johnson, which supersedes her prior agreement, effective July 1, 2015. Under the terms of her consulting agreement, Ms. Johnson is entitled to receive monthly compensation of $25,000 for consulting services of at least 120 hours per month, cash bonus payments up to an aggregate of $200,000 upon the achievement of certain Company milestones and an option to purchase a number of shares of our common stock under our 2013 Plan equal to 0.5% of the number of shares of common stock outstanding on a fully-diluted basis, which was granted in September 2015 and is described above under “—Equity-Based Awards”. The consulting agreement will terminate on July 1, 2016, unless earlier terminated pursuant to its terms. We can terminate the consulting agreement at any time for cause, or for any other reason upon 90 days written notice to Ms. Johnson, provided that no such termination can be effective before March 31, 2016. Ms. Johnson can terminate the agreement upon our material breach upon 30 days written notice, or for any other reason upon 45 days written notice.

Agreements with our Chief Financial Officer

Mr. Martin. In January 2016, we entered into an offer letter agreement with Mr. Martin, our Senior Vice President and Chief Financial Officer. Mr. Martin’s employment under the agreement is at will and may be terminated by us or Mr. Martin at any time. Under the terms of the agreement, Mr. Martin is entitled to receive an initial annual base salary of $320,000, an annual target performance bonus of 35% of his annual salary based on our achievement of certain performance objectives and an option to purchase a number of shares of our common stock equal to 1% of the number of shares of common stock outstanding on a fully-diluted basis, which was granted in January 2016 and is described above under “—Equity-Based Awards”.

Potential Payments and Benefits upon Termination or Change in Control

Mr. Salka. Under the terms of his offer letter agreement, Mr. Salka is entitled to receive 12 months of continued base salary if his employment with us is terminated without cause or if he resigns for good reason, provided that Mr. Salka executes an effective release of claims against us.

Mr. Martin. Under the terms of his offer letter agreement, Mr. Martin is entitled to receive 12 months of continued base salary if his employment with us is terminated without cause or if he resigns for good reason, and additionally, if such termination or resignation occurs in connection with a change in control, full acceleration of his equity awards, provided that in either case Mr. Martin executes an effective release of claims against us.

All of named executive officers hold stock options under our equity incentive plans that were granted subject to the general terms of our equity incentive plans and form of stock option agreements. A description of the termination and change in control provisions in such equity incentive plans and stock options granted thereunder is provided below under “—Equity Benefit Plans” and the specific vesting terms of each named executive officer’s stock options are described below under “—Outstanding Equity Awards at Fiscal Year End.”

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding all outstanding equity awards held by our named executive officers as of December 31, 2015.

				Equity Incentive
				Plan Awards:
	Number of	Number of		Number of
	Securities	Securities		Securities
	Underlying	Underlying		Underlying		Option
	Unexercised	Unexercised		Unexercised		Exercise
	Options	Options		Unearned		Price	Option
Name	(#) Exercisable	(#) Unexercisable		Options (#)		($)	Expiration Date
Mr. Salka	-	133,238	(1)	266,478	(1)	$9.45	8/5/2025
Mr. Curnock Cook	-	6,500	(2)	-		$6.38	9/20/2025
	-	-		900	(3)	$6.38	9/20/2025
	-	31,100	(4)	-		$6.38	9/20/2025
	6,600	2,200	(5)	-		$10.00	10/23/2022
	60	-	(6)	-		$190.00	5/8/2016
	1,800	-	(7)	-		$13.50	5/29/2019
Mr. Bosher	-	-		-		$-	-
Ms. Johnson	10,409	14,574	(8)	24,982	(8)	$7.46	9/8/2025
	-	6,500	(9)	-		$6.38	9/20/2025
	-	-		9,700	(10)	$6.38	9/20/2025

(1)	One-third of the shares underlying the 399,716 share option grant vest over a four-year period commencing on May 18, 2015 (with 25% vesting on the one-year anniversary of the commencement of Mr. Salka’s employment and the balance vesting in monthly installments thereafter), subject to Mr. Salka’s continued service with us, and two-thirds of the shares underlying the 399,716 share option grant vest upon satisfaction of certain business goals relating to a $20M capital raise and human clinical trial milestones for our phage products.
(2)	The shares underlying this option will vest on the one-year anniversary of August 3, 2015, the date of our most recent annual meeting of stockholders. This option was granted to Mr. Cook for his services as a non-employee director and is described below under “—Non-Employee Director Compensation.”
(3)	The shares underlying this option will vest on the date that the market price of our common stock reaches $25.00 per share before the option expires. This option was granted to Mr. Cook for his services as a non-employee director and is described below under “—Non-Employee Director Compensation.”
(4)	The shares underlying this option will vest on an equal monthly basis over a four-year period commencing on May 1, 2015.
(5)	6.25% of the total shares underlying this option vested and became exercisable on January 23, 2013. 6.25% of the total shares underlying this option vests and becomes exercisable on the first business day of each three (3) month period thereafter, subject to continued service through each vesting date.
(6)	100.00% of the total shares underlying this option vested and became exercisable on May 8, 2007.
(7)	25.00% of the total shares underlying this option vested and became exercisable on May 29, 2009. 37.50% of the total shares underlying this option vests and became exercisable on the first business day of each twelve (12) month period thereafter.
(8)	One-half of the shares underlying this option will vest and become exercisable upon the achievement of certain clinical trial milestones for our drug product, and one-half of the shares will vest on an equal monthly basis over the 12 months following July 1, 2015, in each case subject to Ms. Johnson’s continued service through each vesting date.
(9)	The shares underlying this option will vest on the one-year anniversary of August 3, 2015, the date of our most recent annual meeting of stockholders. This option was granted to Ms. Johnson for her services as a non-employee director and is described below under “—Non-Employee Director Compensation.”
(10)	The shares underlying this option will vest on the date that the market price of our common stock reaches $25.00 per share before the option expires. This option was granted to Ms. Johnson for her services as a non-employee director and is described below under “—Non-Employee Director Compensation.”

All of the stock options held by our named executive officers listed in the table above were granted under and subject to the terms of our 2013 Stock Incentive Plan, our 2009 Targeted Genetics Stock Incentive Plan, or our 2012 Stock Incentive Plan, the terms of which are described below under “–Equity Benefit Plans.”

Option Exercises and Stock Vested

Our named executive officers did not exercise any stock option awards during the year ended December 31, 2015.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

Non-Qualified Deferred Compensation

None of our named executive officers participate in or have account balances in qualified or non-qualified defined contribution plans or other non-qualified compensation plans sponsored by us.

Equity Benefit Plans

2013 Stock Incentive Plan

Our 2013 Stock Incentive Plan, or the 2013 Plan, was first approved by our Board of Directors in December 2013 and approved by our stockholders in February 2014, and subsequently amended by our Board of Directors and stockholders effective in August 2015. The 2013 Plan replaces the Targeted Genetics Corporation Stock Incentive Plan and the 2012 Stock Incentive Plan.

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As of December 31, 2015, there were outstanding options to purchase 673,169 shares of common stock and 723,431 shares of common stock remaining available for the grant of new awards under the 2013 Plan, subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

The 2013 Plan permits the granting of stock options (both options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify), restricted stock, restricted stock units, and performance-based awards. The exercise price of each stock option will be determined by our plan administrator but may not be less than 100% of the fair market value of our common stock on the date of grant or, in the case of an incentive stock option granted to a 10% owner, less than 110% of the fair market value of our common stock on the date of grant. The term of each stock option will be fixed by the plan administrator and may not exceed 10 years from the date of grant. The plan administrator will determine at what time or times each option may be exercised.

Under the terms of the 2013 Plan, an option may be exercised following the cessation of a participant’s service with us only to the extent provided in the applicable option agreement. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than disability or death, the participant may generally exercise any vested options for a period of three months following the cessation of service. If a participant’s service relationship with us or any of our affiliates ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested options for a period of 12 months. In no event may an option be exercised beyond the expiration of its term.

The 2013 Plan provides that upon the effectiveness of a corporate transaction (as such term is defined in the 2013 Plan) in the event that all awards are not affirmed by us or assumed by the successor entity, all awards granted under the 2013 Plan shall terminate. In addition, in connection with a corporate transaction or change in control (as such term is defined in the 2013 Plan) the plan administrator may provide the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2013 Plan and the release from restrictions on transfer or forfeiture rights of such awards in connection with such transaction, on such terms and conditions as the plan administrator may specify.

Our Board of Directors may amend or terminate the 2013 Plan at any time. The plan administrator may amend the terms of any outstanding award granted under the 2013 Plan, but no such action may adversely affect the holder’s rights under an outstanding award without the holder’s consent. Certain amendments to the 2013 Plan require the approval of our stockholders. No awards may be granted under the 2013 Plan after the date that is 10 years from the date of adoption by our Board of Directors.

2009 Targeted Genetics Stock Incentive Plan and 2012 Stock Incentive Plan

Our Board of Directors and stockholders adopted the 2009 Targeted Genetics Stock Incentive Plan in March 2009. Our Board of Directors adopted our 2012 Stock Incentive Plan in October 2012. There are no shares of common stock remaining for future awards under the 2009 Targeted Genetics Stock Incentive Plan and the 2012 Stock Incentive Plan. We refer to the 2009 Targeted Genetics Stock Incentive Plan and the 2012 Stock Incentive Plan together as the Former Plans.

The Former Plans provide that upon the effectiveness of a corporate transaction (as such term is defined in each of the Former Plans) in the event that all awards are not assumed or continued or substituted by the successor entity, all awards granted under the Former Plans shall terminate. In addition, in connection with a corporate transaction, the plan administrator may provide the full automatic vesting and exercisability of one or more outstanding unvested awards under the Former Plans in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. Furthermore, in connection with a change in control (as such term is defined in each of the Former Plans), the Former Plans provide for the full automatic vesting and exercisability of any outstanding unvested awards held by certain “key service providers,” which under the terms of the Former Plans is defined as any employee, director or consultant who has been designated as a key service provider by the plan administrator, in the event that any such awards are not assumed or continued or substituted by the successor entity.

Our Board of Directors may amend or terminate the Former Plans at any time. Our Board of Directors may also amend the terms of any outstanding award, provided that no amendment to an award may materially impair any of the rights of a participant under any awards previously granted without his or her written consent.

Non-Employee Director Compensation

The following table and related footnotes show the compensation paid during the year ended December 31, 2015 to our non-employee directors. The only type of stock awards held by any of our non-employee directors as of December 31, 2015 were stock option awards.

	Fees Earned
	or Paid in	Option	All Other
Name	Cash	Awards	Compensation	Total
Louis Drapeau(1)	$47,750	$73,306	$-	$121,056
Michael S. Perry, Ph.D.(2)	$44,750	$68,465	$-	$113,215
Anthony Smithyman, Ph.D.(3)	$10,000	$-	$-	$10,000
Julian P. Kirk (4)	$30,000	$84,927	$-	$114,927
Vijay Samant (5)	$7,028	$83,866	$-	$90,894
Paul C. Grint (6)	$6,875	$83,866	$-	$90,741

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(1)	As of December 31, 2015, Mr. Drapeau held stock options for an aggregate of 16,200 shares, of which 2,100 shares were vested and exercisable.
(2)	As of December 31, 2015, Mr. Perry held stock options for an aggregate of 18,840 shares, of which 5,615 shares were vested and exercisable.
(3)	Dr. Smithyman resigned from our Board of Directors on April 16, 2015. As of December 31, 2015, Mr. Smithyman did not hold any stock options
(4)	As of December 31, 2015, Mr. Kirk held stock options for an aggregate of 16,200 shares, of which no shares were vested and exercisable.
(5)	Mr. Samant joined our Board of Directors in November 2015. As of December 31, 2015, Mr. Samant held stock options for an aggregate of 16,200 shares, of which no shares were vested and exercisable.
(6)	Mr. Grint joined our Board of Directors in November 2015. As of December 31, 2015, Mr. Grint held stock options for an aggregate of 16,200 shares, of which no shares were vested and exercisable.

From January until September 2015, our non-employee directors were paid annual cash retainers for their service on the Board of Directors and committees. The chairman of the Board of Directors received an annual cash retainer of $30,000 and each other non-employee director received an annual cash retainer of $20,000. For the Audit Committee, the committee chair received an additional annual cash retainer of $7,500 and each member received an additional annual cash retainer of $4,000. For the Compensation Committee and Nominating and Corporate Governance Committee, each chair received an additional annual cash retainer of $4,000 and each member received an additional annual cash retainer of $2,500.

During 2015, Mr. Curnock Cook, Mr. Salka and Ms. Johnson served on our Board of Directors. As an employee, Mr. Salka did not receive cash or equity compensation for his services as a director during 2015. Mr. Curnock Cook and Ms. Johnson were compensated for their services as non-employee directors in 2015. As named executive officers, the compensation of each of Messrs. Cook and Salka and Ms. Johnson for services on the Board of Directors and with respect to Mr. Curnock Cook, as Chairman of the Board of Directors, are reflected in the Summary Compensation Table above.

In September 2015, the Board of Directors approved a revised compensation structure for our non-employee directors. Effective as of July 1, 2015, the chairman of the Board will receive an annual cash retainer of $60,000 and each other non-employee director will receive an annual cash retainer of $40,000. For the Audit Committee, the committee chair will receive an additional annual cash retainer of $15,000 and each member will receive an additional annual cash retainer of $6,000. For the Compensation Committee, the committee chair will receive an additional annual cash retainer of $10,000 and each member will receive an additional annual cash retainer of $5,000. For the Nominating and Corporate Governance Committee, the committee chair will receive an additional annual cash retainer of $5,000 and each member will receive an additional annual cash retainer of $3,000.

On September 21, 2015, our Board of Directors granted options to purchase shares of common stock to each of the following members of our Board of Directors as follows:

	Shares Subjected	Shares Subjected
	to	to
Name	Standard Vesting (1)	Performance Vesting (2)
Mr. Curnock Cook	6,500	900
Dr. Perry	6,500	6,300
Mr. Drapeau	6,500	7,300
Mr. Kirk	6,500	9,700
Ms. Johnson	6,500	9,700

(1)	25% of the shares subject to the option will vest one year following the date of grant, and the remaining shares will vest in 36 equal monthly installments thereafter.
(2)	All of the shares will vest upon the market price of our common stock reaching $25.00 per share during the term of the option.

On November 5, 2015, our Board of Directors granted options to purchase shares of common stock to each of the following new members of our Board of Directors, who each commenced services in November 2015, as follows:

Name	Options (1)
Mr. Samant	16,200
Dr. Grint	16,200

(1)	25% of the shares subject to the option will vest one year following the date of grant, and the remaining shares will vest in 36 equal monthly installments thereafter.

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Item 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our current executive officers and directors as a group.

The percentage ownership information in the table below is based on 5,886,503 shares of common stock outstanding as of February 29, 2016.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock, unless otherwise indicated. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before April 29, 2016, which is 60 days after February 29, 2016. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o AmpliPhi Biosciences Corporation, 3579 Valley Centre Drive, Suite 100, San Diego, California 92130.

	Number of	Percentage of
	Shares	Shares
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned †	Owned †

5% or Greater Stockholders
Randal J. Kirk(1)	1,764,199	27.2%
c/o Third Security, LLC
1881 Grove Avenue
Radford, Virginia 24141
Pendinas Limited(2)	946,873	13.9%
Ballacarrick, Pooilvaaish Road
Isle of Man, IM9 4PJ
Broadfin Healthcare Master Fund, LTD(3)	653,814	9.8%
20 Genesis Close
Ansbacher House, Second Floor
Grand Cayman KY1-1108
Cayman Islands
Phillip Asset Management Limited(5)	384,140	6.3%
Level 12, 15 William Street
Melbourne VIC Australia

Directors and Named Executive Officers
M. Scott Salka	4,200	*
Jeremy Curnock Cook(6)	396,450	6.5%
Louis Drapeau(7)	11,951	*
Michael S. Perry, Ph.D.(8)	6,303	*
Julian P. Kirk	-	-
Vijay B. Samant	-	-
Paul C. Grint, M.D.	-	-
Wendy Johnson(9)	19,737	*
David E. Bosher	-	-
All current executive officers and directors as a group (9 persons) (10)	439,552	7.4%

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†	Our Amended and Restated Articles contain potential ambiguities, such as in the provisions of the Amended and Restated Articles of Incorporation relating to anti-dilution rights for the Series B Preferred as well as the rate of converting Series B Preferred into shares of common stock. These potential ambiguities create uncertainty around our capitalization. For purposes of reporting beneficial ownership under Item 12 of this Annual Report on 10-K, each share of Series B Preferred is reflected as being convertible into 0.20 shares of our common stock at the option of the holder.
*	Represents beneficial ownership of less than 1%.
(1)	Based solely upon a Schedule 13D filed with the SEC on March 16, 2015. According to the Schedule 13D and giving effect to the Reverse Stock Split, consists of (a) 758,814 shares of common stock held by NRM VII Holdings I, LLC, which we refer to as NRM VII Holdings, (b) 428,571 shares of common stock issuable upon conversion of Series B redeemable convertible preferred stock held by NRM VII Holdings, (c) 107,143 shares of common stock issuable upon exercise of warrants held by NRM VII Holdings, (d) 758,787 shares of common stock held by Intrexon Corporation, and (e) 69,697 shares of common stock issuable upon exercise of warrants held Intrexon Corporation. Third Security, LLC is the Manager of Third Security Capital Partners VII, LLC, which is the Manager of NRM VII Holdings. Third Security, LLC has sole voting and investment power over the shares beneficially owned by NRM VII Holdings listed in the foregoing clauses (a) and (b), and consequently Third Security beneficially owns approximately 14.6% of our common stock. Randal J. Kirk is the Manager of Third Security, LLC. Shares held by this entity may be deemed to be indirectly beneficially owned (as defined under Rule 13d-3 promulgated under the Exchange Act) by Mr. Kirk. Mr. Kirk disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Randal J. Kirk, directly and through certain affiliates, has voting and dispositive power over a majority of the outstanding capital stock of Intrexon Corporation. Mr. Kirk may therefore be deemed to have voting and dispositive power over the shares of the issuer owned by Intrexon Corporation. Shares held by Intrexon Corporation may be deemed to be indirectly beneficially owned (as defined under Rule 13d-3 promulgated under the Exchange Act) by Mr. Kirk. Mr. Kirk disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(2)	Based solely upon a Form 4 filed with the SEC on February 24, 2014 filed by Gwynn Williams, who may be deemed to control Pendinas Limited. According to the Form 4 and giving effect to the Reverse Stock Split, consists of 645,012 shares of common stock issuable upon conversion of shares of Series B redeemable convertible preferred stock and 301,861 shares of common stock issuable upon exercise of warrants.
(3)	Based solely upon a Schedule 13G filed with the SEC on February 12, 2016. According to the Schedule 13G, this amount consists of 552,000 shares of our common stock and 68,000 shares of common stock issuable upon the exercise of warrants. Broadfin Capital, LLC serves as investment adviser to Broadfin Healthcare Master Fund, LTD with the power to direct investments and/or sole power to vote the shares owned by Broadfin Healthcare Master Fund, LTD. Kevin Kotler is the Managing Member of Broadfin Capital, LLC. Mr. Kotler has voting and dispositive power over the shares held by Broadfin Healthcare Master Fund, LTD. Mr. Kotler disclaims beneficial ownership of all shares beneficially owned, except to the extent of his pecuniary interests in such shares.
(4)	Based solely upon a Schedule 13G filed with the SEC on February 16, 2016. According to the Schedule 13G, this amount consists of (a) an aggregate of 53,600 shares of common stock, (b) an aggregate of 163,717 shares of common stock issuable upon conversion of shares of Series B redeemable convertible preferred stock, (c) and an aggregate of 107,142 shares of common stock issuable upon the exercise of warrants, each held by RA Capital Management, LLC and RA Capital Healthcare Fund, L.P. RA Capital Management, LLC is the sole general partner of RA Capital Healthcare Fund, L.P. Peter Kolchinsky is the manager of RA Capital Management, LLC and may be deemed to have voting and investment power over the shares beneficially owned by RA Capital Healthcare Fund, L.P. and RA Capital Management, LLC. Each of the foregoing persons and entities disclaim beneficial ownership of the securities held by them except to the extent of his or its pecuniary interest therein.
(5)	Consists of (a) 188,455 shares of common stock held by One Fund Management Limited as Trustee for Asia Pacific Healthcare Fund II, which is also known as Phillip Asset Management Limited as Trustee for Asia Pacific Healthcare Fund II (“Phillip Asset Management”), (b) 142,857 shares of common stock issuable upon conversion of Series B redeemable convertible preferred stock held by Phillip Asset Management, and (c) an aggregate of 52,828 shares of common stock issuable upon exercise of warrants held by Phillip Asset Management. Phillip Asset Management holds all securities in its capacity as trustee for Bioscience Managers Pty Ltd. Jeremy Curnock Cook, the Chairman of the Company’s Board of Directors, is a Managing Director and holds an ownership interest in Bioscience Managers Pty Ltd.
(6)	Includes the shares reference in Footnote 5 above and 9,010 shares of common stock that Mr. Cook has the right to acquire from us within 60 days of February 29, 2016, pursuant to the exercise of stock options.
(7)	Includes 1,951 shares of common stock that Mr. Drapeau has the right to acquire from us within 60 days of February 29, 2016, pursuant to the exercise of stock options.
(8)	Includes 2,763 shares of common stock that Dr. Perry has the right to acquire from us within 60 days of February 29, 2016, pursuant to the exercise of stock options.
(9)	Includes 18,737 shares of common stock that Ms. Johnson has the right to acquire from us within 60 days of February 29, 2016, pursuant to the exercise of stock options.
(10)	Consists of (a) 205,855 shares of common stock, (b) 142,857 shares of common stock issuable upon conversion of Series B redeemable convertible preferred stock, (c) 52,828 shares of common stock issuable upon exercise of warrants, and (d) 34,612 shares of common stock exercisable within 60 days of February 29, 2016.

Equity Compensation Plan Information

In March 2009, our board of directors and stockholders adopted the 2009 Stock Incentive Plan, which we refer to as the 2009 Stock Incentive Plan. There are no shares of common stock remaining for future awards under the 2009 Stock Incentive Plan.

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In October 2012, our board of directors approved and adopted the 2012 Stock Incentive Plan, which we refer to as the 2012 Plan. There are no shares of common stock remaining for future awards under the 2012 Stock Incentive Plan.

In December 2013, our board of directors adopted the 2013 Stock Incentive Plan, or the 2013 Plan. Under the 2013 Plan, we are authorized to issue up to 1,320,000 shares of our common stock in stock option and other stock incentive awards to employees, directors and consultants. Our stockholders approved the 2013 Plan in February 2014 and an amendment to the plan in August 2015. The 2013 Plan replaces the 2012 Stock Incentive Plan.

The following table provides information as of December 31, 2015 with respect to our equity compensation plans:

Weighted-
	Number of securities	average
	to be issued upon	exercise	Number of securities remaining
	exercise	price of	available for future issuance
	of outstanding options,	outstanding	under equity compensation plans
	warrants	options, warrants	(excluding securities reflected in
Plan Category	and rights	and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	599,669	$8.52	723,431
Equity compensation plans not approved by security holders (2)	70,100	$10.00	-
Total	669,769	$8.68	723,431

(1)	The 2009 Plan and 2013 Plan.
(2)	The 2012 Plan.

Item 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The following includes a summary of transactions since January 1, 2014 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years,, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described in the sections above entitled “Executive Compensation” and “Non-Employee Director Compensation.”

Sale of Common Stock

In March 2015, in connection with a private placement of our common stock, we sold an aggregate of 68,455 shares and 17,113 shares underlying warrants to One Fund Management Limited as Trustee for Asia Pacific Healthcare Fund II, which is also known as Phillip Asset Management Limited as Trustee for Asia Pacific Healthcare Fund II, or Phillip Asset Management. Jeremy Curnock Cook, our then-interim Chief Executive Officer and the current chairman of our board of directors, is a Managing Director and holds an ownership interest in Bioscience Managers Pty Ltd. Phillip Asset Management Limited is 100% owned by Phillip Capital Holdings Ltd., an Australian stockbroker. Phillip Asset Management holds all shares in its capacity as trustee for Bioscience Managers Pty Ltd.

In addition, in connection with the March 2015 private placement, we sold an aggregate of 278,788 shares and 69,697 shares underlying warrants to Intrexon Corporation. Randal J. Kirk, the father of Julian P. Kirk, a member of our board of directors, directly and through certain affiliates, has voting and dispositive power over a majority of the outstanding capital stock of Intrexon Corporation. Randal J. Kirk is also deemed a holder of more than five percent of the shares of our common stock, as described in the section entitled “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”. In connection with the March 2015 private placement, we entered into a registration rights agreement with Intrexon and certain other purchasers in the private placement, pursuant to which we registered for resale on Form S-1 (File No. 333-203454) 824,848 shares of common stock (on a post-August 2015 reverse split basis) held or issuable upon exercise of warrants by Intrexon.

Exclusive Channel Collaboration

Pursuant to the exclusive channel collaboration with Intrexon, we agreed to pay Intrexon royalties as a percentage in the upper-single digits of the net product sales of a product developed under the collaboration, and may also pay up to $7.5 million in aggregate milestone payments for each product developed. Intrexon owns more than five percent of our common stock.

Employment Agreements

We have entered into compensatory arrangements with our executive officers, as more fully described in the section above entitled “Executive Compensation.”

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Stock Options Granted to Executive Officers and Directors

We have granted stock options to our executive officers and directors, as more fully described in the sections above entitled “Executive Compensation” and “Non-Employee Director Compensation.”

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, as described in the sections above entitled “Executive Compensation” and “Non-Employee Director Compensation.”

Policies and Procedures for Transactions with Related Persons

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000 (or such lower threshold as may be applicable to us from time to time pursuant to the rules and regulations of the SEC or the NYSE MKT).

Transactions involving compensation for services provided to us by an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our board of directors) for approval. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our audit committee or other independent body of our board of directors takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
the terms of the transaction;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

Item 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

We engaged Ernst & Young LLP as our new independent accountant as of January 20, 2015. Prior to such date in 2015 and during the year ended December 31, 2014, PBMares, LLP served as our independent registered public accounting firm.

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2015 and December 31, 2014 by Ernst & Young LLP, our current principal accountant.

	Fiscal Year	Fiscal Year
	Ended	Ended
	December 31,	December 31,
	2015	2014
Audit Fees	$428,588	$382,000
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$428,588	$382,000

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2015 and December 31, 2014 by PBMares, LLP, our former principal accountant.

	Fiscal Year	Fiscal Year
	Ended	Ended
	December 31,	December 31,
	2015	2014
Audit Fees	$51,551	$132,775
Audit Related Fees	-	118,950
Tax Fees	-	-
All Other Fees	-	69,947
Total	$51,551	$321,672

Representatives of Ernst & Young LLP attended all of the meetings of the Audit Committee occurring between and including the dates of January 20, 2015 and December 31, 2015. Representatives of PBMares, LLP attended all of the meetings of the Audit Committee during the period commencing on January 1, 2014 and ending on January 20, 2015.

The Audit Committee approves in advance the engagement and fees of the independent registered public accounting firm for all audit services and non-audit services, based upon independence, qualifications and, if applicable, performance. The Audit Committee may form and delegate to subcommittees of one or more members of the Audit Committee the authority to grant pre-approvals for audit and permitted non-audit services, up to specific amounts. All audit services provided by Ernst & Young LLP and PBMares, LLP for the periods presented were pre-approved by the Audit Committee.

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PART IV

Item 15.	EXHIBITS

1. Financial Statements. We have filed the following documents as part of this Annual Report:

2. Financial Statement Schedules. None.

3. Exhibits. For a list of exhibits filed with this Annual Report on Form 10-K, refer to the Exhibit Index appearing immediately following the signature pages to this Annual Report.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMPLIPHI BIOSCIENCES CORPORATION

By:	/s/ Michael Scott Salka
Name: Michael Scott Salka
Title: Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Steve R. Martin
Name: Steve R. Martin
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: March 30, 2016

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SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Scott Salka and Steve R. Martin, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael Scott Salka	Chief Executive Officer	March 30, 2016
Michael Scott Salka	(Principal Executive Officer)

/s/ Steve R. Martin	Chief Financial Officer	March 30, 2016
Steve R. Martin	(Principal Financial and Accounting Officer)

/s/ Wendy S. Johnson	Interim Chief Operating Officer and Director	March 30, 2016
Wendy S. Johnson

/s/ Jeremy Curnock Cook	Chairman of the Board of Directors	March 30, 2016
Jeremy Curnock Cook

/s/ Louis Drapeau	Director	March 30, 2016
Louis Drapeau

/s/ Michael S. Perry, Ph.D.	Director	March 30, 2016
Michael S. Perry, Ph.D.

	Director	___________, 2016
Julian P. Kirk

/s/ Vijay B. Samant	Director	March 30, 2016
Vijay B. Samant

/s/ Paul C. Grint, M.D.	Director	March 30, 2016
Paul C. Grint, M.D.

65

EXHIBIT INDEX

Exhibit Number	Description of Document
3.1	Amended and Restated Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q, filed on November 16, 2015).

3.2	Amended and Restated Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q, filed on November 16, 2015).

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

4.3	Form of Warrant to Purchase Shares of Common Stock issued to purchasers in June 2013, July 2013 and December 2013 in connection with private placements (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

4.4	Subscription Agreement to Purchase Series B Preferred Stock and Common Stock Warrants, dated June 26, 2013 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

4.5	Registration Rights Agreement, dated December 16, 2013, by and among the Registrant and certain purchasers of the Registrant’s Common Stock (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

4.6	Subscription Agreement to Purchase Common Stock and Warrants, dated December 16, 2013 (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

4.7	Subscription Agreement to Purchase Common Stock and Warrants, dated March 10, 2015 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed March 19, 2015).

4.8	Form of Common Stock Warrant issued to purchasers in March 2015 private placement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed March 19, 2015).

4.9	Registration Rights Agreement, dated March 10, 2015, by and among the Registrant and certain purchasers of the Registrant’s Common Stock (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed March 19, 2015).

4.10	Form of Amendment to Warrants to Purchase Shares of Common Stock issued to purchasers in June 2013, July 2013 and December 2013 in connection with private placements (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed on May 15, 2015).

4.11	Form of Warrant to Purchase Shares of Common Stock issued in connection with the Registrant’s acquisition of Biocontrol Ltd in December 2011.

4.12	Form of Warrant to Purchase Shares of Common Stock issued in connection with the issuance of convertible notes of the Registrant in February 2013, March 2013, April 2013 and May 2013.

4.13	Form of Warrant to Purchase Shares of Common Stock issued in connection with the Registrant’s acquisition of certain assets of Novolytics Limited in February 2016.

10.1	Loan Repayment Deed, dated September 28, 2012, by and among the Registrant, Cellabs Pty Ltd and Special Phage Holdings Pty Ltd. (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

10.2	Exclusive Channel Collaboration Agreement, dated as of March 29, 2013, by and between the Registrant and Intrexon Corporation (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

10.3	Stock Issuance Agreement, dated as of March 29, 2013, by and between the Registrant and Intrexon Corporation (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

10.4*	Collaboration Agreement, dated as of April 24, 2013, by and between the Registrant and the University of Leicester (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

66

10.5*	License, dated as of September 5, 2013, by and between the Registrant and the University of Leicester (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

10.6	Cooperative Research and Development Agreement, dated as of June 13, 2013, by and between the Registrant and United States Army Medical Research and Materiel Command (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

10.7	Agreement of Lease, dated as of February 23, 2011, by and between the Registrant and Virginia Biotechnology Research Partnership Authority (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

10.8	Lease, dated as of December 8, 2011, by and between Biocontrol Limited, Nevis Limited and Charter Limited (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

10.9+	Targeted Genetics Corporation 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

10.10+	AmpliPhi Biosciences Corporation 2012 Stock Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

10.11+	Form of Stock Option Agreement under AmpliPhi Biosciences Corporation 2012 Stock Incentive Plan (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

10.12*	License Agreement, dated as of July 3, 2007, by and between the Registrant and Health Protection Agency, Centre for Emergency Preparedness and Response (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 (File No. 333-193458), filed January 21, 2014, as amended).

10.13	Stockholder Sale Agreement, dated as of September 8, 2012, by and among the Registrant, Anthony Smithyman and Margaret Smithyman, AmpliPhi Australia Pty Ltd, Special Phage Holdings Pty Ltd, and the other parties listed therein (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 (File No. 333-193458), filed January 21, 2014, as amended).

10.14	Agreement and Plan of Merger, dated as of November 12, 2010, by and among the Registrant, Sheffield Acquisition 1, Inc., and Sheffield Acquisition 2, Inc. (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 (File No. 333-193458), filed January 21, 2014, as amended).

10.15+	AmpliPhi Biosciences Corporation 2013 Stock Incentive Plan (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

10.16+	Form of Grant Notice and Stock Option Agreement under AmpliPhi Biosciences Corporation 2013 Stock Incentive Plan.

10.17	Agreement of Lease of Business Premises, dated as of February 21, 2014, by and between Avotehna d.d. and Ampliphi, Biotehnološke Raziskave in Razvoj, d. o. o. (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

10.18	Collaboration Agreement, dated as of November 9, 2014, by and between the Registrant and the University of Leicester (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form 10 (File No. 000-23930), filed December 16, 2013, as amended).

10.19+	Interim Chief Operating Officer Agreement, dated as of September 18, 2014, by and between the Registrant and Wendy S. Johnson (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q filed on November 14, 2014).

10.20+	Amendment to Interim Chief Operating Officer Agreement, dated as of January 15, 2015, by and between the Registrant and Wendy S. Johnson (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1 (File No. 333-203454), filed on April 16, 2015, as amended).

10.21	Agreement of Sublease, dated as of April 17, 2015, by and between the Registrant and Virginia Biotechnology Research Partnership Authority (incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K, as amended, filed on April 30, 2015)

10.22+	Consulting Agreement, dated as of September 3, 2015, by and between the Registrant and Wendy S. Johnson (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q, filed on November 16, 2015)

67

10.23+	Offer Letter, dated as of April 28, 2015, by and between the Registrant and M. Scott Salka.

10.24+	Master Services Agreement, dated as of June 30, 2014, by and between the Registrant and The Fahrenheit Group, LLC.

10.25*	Collaboration Agreement, dated as of November 4, 2015, by and between the Registrant and the University of Leicester.

10.26	Asset Purchase Agreement, dated as of January 4, 2016, by and between the Registrant and Novolytics Limited.

10.27+	Offer Letter, dated as of January 18, 2016, by and between the Registrant and Steve R. Martin (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K, filed on January 19, 2016).

10.28+	Form of Indemnity Agreement with the Registrant’s Directors and Executive Officers (incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K, filed on January 19, 2016).

21.1	Subsidiaries of the Registrant.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (contained on the signature page).

31.1	Certification of Chief Executive Officer Pursuant to Rule 13a-14(a)/15d-14(a).

31.2	Certification of Chief Financial Officer Pursuant to Rule 13a-14(a)/15d-14(a).

32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350.

32.2	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350.

99.1	Letter from DLA Piper LLP (outside counsel to New River Management VII, LP, an affiliate of Third Security, LLC), dated March 15, 2016.

99.2	Letter from DLA Piper LLP (outside counsel to New River Management VII, LP, an affiliate of Third Security, LLC), dated March 28, 2016.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

+	Indicates management contract or compensatory plan or arrangement.

*	Indicates confidential treatment has been requested.

68

Exhibit 4.11

THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SEC RULE 144.

WARRANT TO PURCHASE COMMON STOCK
OF
AMPLIPHI BIOSCIENCES CORPORATION

NO. CW-[●]	December [●], 2011

THIS CERTIFIES THAT, for value received by AMPLIPHI BIOSCIENCES CORPORATION, a Washington corporation (the “Company”), [________________] or its permitted registered assigns (“Holder”), is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after the issuance date of this Warrant (the “Effective Date”), and before 5:00 p.m. Pacific Time on December [●], 2016 (the “Expiration Date”), to purchase from the Company, [●] shares of common stock, par value $0.01 (the “Common Stock”) of the Company at a price per share equal to $[●] (the “Purchase Price”). Both the number of shares of Common Stock purchasable upon exercise of this Warrant and the Purchase Price are subject to adjustment and change as provided herein.

1.            CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

1.1           “Fair Market Value” of a share of Common Stock as of a particular date shall mean:

(a)          If traded on a securities exchange, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the five (5) trading days ending immediately prior to the applicable date of valuation;

(b)          If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the thirty (30)-day period ending immediately prior to the applicable date of valuation; and

(c)          If there is no active public market, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder. Fees and expenses of the valuation firm shall be paid for in equal proportions by the Company and the Holder.

1.

1.2           “Registered Holder” shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

1.3           “Warrant” as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

1.4           “Common Stock” shall mean the Common Stock of the Company and any other securities at any time receivable or issuable upon exercise of this Warrant.

2.            EXERCISE OF WARRANT.

2.1          Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit A (the “Notice of Exercise”), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering

(a)          this Warrant at the principal office of the Company, and

(b)          payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder; or (iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Purchase Price (the “Exercise Amount”).

2.2          Net Issue Exercise. In lieu of the payment methods set forth in Section 2.1(b) above, the Holder may elect to exchange all or some of this Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If Holder elects to exchange this Warrant as provided in this Section 2.2, Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of Holder’s election to exchange some or all of the Warrant, and the Company shall issue to Holder the number of shares of the Common Stock computed using the following formula:

X = Y (A-B)

    A

Where:	X =	the number of shares of Common Stock to be issued to Holder.
	Y =	the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation).
	A =	the Fair Market Value of one share of the Common Stock on the date that the relevant Notice of Exercise is received by the Company.
	B =	Purchase Price (as adjusted to the date of such calculation).

2.3          Stock Certificates; Direct Registration; Fractional Shares. As soon as practicable on or after the date of any exercise of this Warrant, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Common Stock as of such date of exercise. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant. In lieu of providing a stock certificate pursuant to this Section 2.3, the Holder may request that the Company provide the securities in book-entry (uncertificated form) if, at such time, the Company is direct registration eligible.

2.

2.4           Partial Exercise; Effective Date of Exercise. In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the shares of Common Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

3.           VALID ISSUANCE; TAXES. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Common Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due.

4.           ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities or property receivable or issuable upon exercise of this Warrant) and the Purchase Price are subject to adjustment upon occurrence of the following events:

4.1           Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Purchase Price of this Warrant shall be proportionally decreased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally increased to reflect any stock split or subdivision of the Company’s Common Stock. The Purchase Price of this Warrant shall be proportionally increased and the number of shares of Common Stock issuable upon exercise of this Warrant (or any shares of stock or other securities at the time issuable upon exercise of this Warrant) shall be proportionally decreased to reflect any combination of the Company’s Common Stock.

4.2           Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Warrant) payable in (a) securities of the Company or (b) assets (excluding cash dividends), then, in each such case, the Holder of this Warrant on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such additional securities or other assets distributed with respect to such shares as aforesaid during such period giving effect to all adjustments called for by this Section 4.

3.

4.3           Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Purchase Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Common Stock which is the subject of Section 4.5.

4.4           Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Purchase Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

4.5           Conversion of Common Stock. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company’s Certificate of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Holder of this Warrant, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Purchase Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Purchase Price of the maximum number of shares of Common Stock for which this Warrant was exercisable immediately prior to the Termination Date by (y) the number of shares of Common Stock of the Company for which this Warrant is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

4.

5.          CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Purchase Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6.          LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7.          RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company’s Officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

8.          TRANSFER AND EXCHANGE. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any Registered Holder’s parent, subsidiary or affiliate, or, if the Registered Holder is a partnership, to any partner of such Registered Holder, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however, that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

5.

9.           RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) covering the disposition or sale of this Warrant or the Common Stock issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all of this Warrant or such Common Stock, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

10.          COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that he/she/it is an “accredited investor” as that term is defined under Rule 501 of Regulation D, that any shares of stock purchased upon exercise of this Warrant shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the Company; that the Holder is able to bear the economic risk of holding such shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the shares of stock acquired pursuant to the exercise of this Warrant will not be registered under the Securities Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, granted to the Registered Holder) and will be “restricted securities” within the meaning of Rule 144, in its current form, under the Securities Act and that all stock certificates representing shares of stock issued to the Holder upon exercise of this Warrant or upon conversion of such shares may have affixed thereto a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

11.          REGISTRATION RIGHTS.

11.1       Definitions. For purposes of this Section 11:

(a)          Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement

6.

(b)          Registrable Securities. The term “Registrable Securities” means: (1) any Common Stock of the Company issued or to be issued upon exercise of the Warrant and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock described in clause (1) of this subsection (b). Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 11 are not assigned in accordance with this Warrant or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

(c)          Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock of the Company that are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to an exercise of the Warrant or pursuant to conversion of securities issuable pursuant to an exercise of the Warrant.

(d)          Holder. For purposes of this Section 11, the term “Holder” means any person owning of record Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 11 have been duly assigned in accordance with this Warrant.

(e)          SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

11.2       Piggyback Registrations.

(a)          The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

7.

(b)          If a registration statement under which the Company gives notice under this Section 11.2 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 11.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriters). Notwithstanding any other provision of this Section 11, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall include in such offering (i) first, all the securities the Company proposes to register for its own account, and (ii) second, Holder’s Registrable Securities and other shares of Common Stock of the Company requested to be included by other investors having written registration rights agreements with the Company respecting such shares (“Other Registrable Securities”), with Holder and each such investor proposing to sell such shares participating in such registration on a pro rata basis, such participation to be based upon the number of shares of Registrable Securities and Other Registrable Securities then held by the Holder and each such investor, respectively; provided, however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities or Other Registrable Securities and are held by any other person, including, without limitation, any person who is an employee or officer of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities and Other Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

12.          NO RIGHTS OR LIABILITIES AS STOCKHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Common Stock by exercise of this Warrant or Common Stock upon conversion thereof, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a stockholder of the Company for any purpose.

13.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Holder that:

13.1         Due Authorization; Consents. All corporate action on the part of the Company, its officers, directors and stockholders necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Warrant, and (b) the authorization, issuance, reservation for issuance and delivery of all of the Common Stock issuable upon exercise of this Warrant, has been duly taken. This Warrant constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

13.2         Organization. The Company is a corporation duly organized and validly existing under the laws of the State of Washington and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted.

8.

14.         NOTICES. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To the Company: AmpliPhi Biosciences Corporation 601 Union Street Suite 4200 Seattle, WA 98101	To the Holder:

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 14 by giving the other party written notice of the new address in the manner set forth above.

15.         HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

16.         LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Washington, with regard to conflict of law principles of such state.

17.         NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon exercise of this Warrant.

18.         SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

19.         COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

9.

20.         NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company’s securities under any other agreements, except rights that have been waived.

21.         SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:00 p.m. PST the next business day.

22.         ENTIRE AGREEMENT. This Warrant contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Warrant, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Warrant are hereby merged herein.

[Signatures appear on following page.]

10.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the Effective Date.

[________________]	AMPLIPHI BIOSCIENCES CORPORATION

By:	By:
Name:	Name:
Title:	Title:

[SIGNATURE PAGE TO WARRANT TO PURCHASE COMMON STOCK]

EXHIBIT A

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

To: AmpliPhi Biosciences Corporation

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, the securities of the Company, as provided for therein, and (check the applicable box):

☐	tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $___________ for _____________ such securities.

☐	elects the Net Issue Exercise option pursuant to Section 2.2 of the Warrant, and accordingly requests delivery of a net of ______________ of such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:

Address:

Signature:

Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.

EXHIBIT B

ASSIGNMENT

(To be executed only upon assignment of Warrant Certificate)

For value received, hereby sells, assigns and transfers unto _______________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company with respect to the number of Warrants set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	# of Warrants

And if said number of Warrants shall not be all the Warrants represented by the Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the Warrants registered by said Warrant Certificate.

Dated:

Signature:

Notice: The signature to the foregoing Assignment must correspond to the name as written upon the face of this security in every particular, without alteration or any change whatsoever; signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15.

Exhibit 4.12

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Date of Issuance: [●], 2013	Number of Shares: [●]
(subject to adjustment)

AMPLIPHI BIOSCIENCES CORPORATION

Common Stock Purchase Warrant

AMPLIPHI BIOSCIENCES CORPORATION (the “Company”), for value received, hereby certifies that [________] (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 5 below), up to [●] shares (the “Initial Number of Shares”) of Common Stock of the Company (“Common Stock”), at a purchase price of $[●] per share. The shares of Common Stock purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock” and the “Purchase Price,” respectively, and are subject to adjustment as set forth in Section 2, below.

1.	Exercise.

(a)          Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer, the surrender of promissory notes or other instruments representing indebtedness of the Company to the Holder or by net issue exercise pursuant to Section 1(c) below.

(b)          Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c)         Net Issue Exercise.

(i)          In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to such Holder a number of shares of Warrant Stock computed using the following formula:

X = Y (A - B)

A

Where	X = The number of shares of Warrant Stock to be issued to the Holder.

Y = The number of shares of Warrant Stock purchasable under this Warrant (at the date of such calculation).

A = The fair market value of one share of Warrant Stock (at the date of such calculation).

B = The Purchase Price (as adjusted to the date of such calculation).

(ii)         For purposes of this Section 1(c), the fair market value of Warrant Stock on the date of calculation shall mean with respect to each share of Warrant Stock:

(A)         if the exercise is in connection with an initial public offering of the Company’s Common Stock (an “IPO”), and if the Company’s Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value per share shall be the “Price to Public” specified in the final prospectus with respect to the offering;

(B)         if this Warrant is exercised after, and not in connection with, an IPO, and if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market or actively traded over-the-counter:

(1)         if the Company’s Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the average of the closing prices over a thirty (30) day period ending three days before date of calculation; or

(2)         if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the thirty (30) day period ending three days before the date of calculation; or

(C)         if neither (A) nor (B) is applicable, the fair market value of Warrant Stock shall be as determined in good faith by the Company’s Board of Directors, unless the Company is at such time subject to an acquisition as described in Section 2(b) below, in which case the fair market value of Warrant Stock shall be deemed to be the value received by the holders of such stock pursuant to such acquisition.

(d)          Delivery to Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)          a certificate or certificates for the number of shares of Warrant Stock to which such Holder shall be entitled, and

(ii)         in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1(a) or 1(c) above.

2.	Adjustments.

(a)          Stock Splits and Dividends. If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock, securities or other assets shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(b)          Reclassification, Merger, Etc. In case there occurs any reclassification or change of the outstanding securities of the Company or any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant), any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such merger, reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 2.

(c)          Adjustment Certificate. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Company shall promptly mail to the Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

3.	Transfers.

(a)          Transferability of Warrants. This Warrant and all rights hereunder may not be transferred, in whole or in part, without the prior written consent of the Company, provided, however that this Warrant and all rights hereunder may be transferred, in whole or in part, to any Affiliate of the Holder, upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company.

(b)          Warrant Register. The Company will maintain a register containing the names and addresses of the Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Holder may change such Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

4.          No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

5.          Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest of the following dates: (i) the date which is five (5) years following the issue date hereof; or (ii) the date of the closing on a Change in Control (such date, the “Expiration Date”).

6.          Holder Representations. The Holder represents and warrants to the Company as follows: Holder acknowledges that (i) this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of the Securities Act, (ii) the Holder is acquiring this Warrant and the Warrant Stock solely for the account of the Holder, for investment purposes only, and not with a view towards their resale or distribution, (iii) the Holder agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon exercise of this Warrant unless (a) there is an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable U.S. federal or state securities law then in effect, (b) the Company receives an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required or (c) the Company is otherwise satisfied that such registration and qualification is not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect. The Holder also acknowledges that the Holder is an “accredited investor” as such term is defined in Regulation D of the Rules and Regulations promulgated under the Securities Act.

7.	Notices of Certain Transactions. In case:

(a)          the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right,

(b)          of any liquidation or merger, consolidation with or into, or conveyance, transfer, lease or other disposal of all or substantially all of its assets (whether in one transaction or in a series of transactions) to any Person, other than any such transaction in which the shareholders of the Company immediately prior to such transaction or transactions own a majority of the outstanding capital stock and a majority of the voting power of the surviving entity or parent after giving effect to such transaction, or any simultaneous sale of more than a majority of the then outstanding securities of the Company other than a reincorporation transaction to change the Company’s jurisdiction of incorporation (each a “Change in Control”), or

(c)          of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

8.          Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

9.          Exchange of Warrants. Upon the surrender by the Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

10.         Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11.         Mailing of Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or sent by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail, as certified or registered mail (airmail if sent internationally), with postage prepaid, addressed (a) if to the Holder, to the address of the Holder most recently furnished in writing to the Company and (b) if to the Company, to the address set forth below or subsequently modified by written notice to the Holder.

12.         No Rights as Shareholder. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

13.         No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

14.         Amendment or Waiver. This Warrant shall not be amended, modified or waived except by an instrument in writing signed by the Company and holders representing at least a majority of the aggregate number of Warrant Stock issuable upon exercise of all outstanding Warrants. Holder acknowledges that this Warrant may be amended without Holder’s consent.

15.         Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

16.         Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the state of New York, without giving effect to principles of conflicts of law.

Signature Page Follows

SIGNATURE PAGE TO COMMON STOCK PURCHASE WARRANT

AMPLIPHI BIOSCIENCES CORPORATION

By
President & CEO

[___________________]

By

Address:

EXHIBIT A

PURCHASE FORM

To: COMPANY NAME	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase _______ shares of the Common Stock covered by such Warrant and herewith [makes payment of $_________,] or [surrenders __________ shares of Common Stock issuable upon exercise of this Warrant], representing the full purchase price for such shares at the price per share provided for in such Warrant.

The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 6 of the Warrant and by its signature below hereby makes such representations and warranties to the Company. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Warrant.

Signature:

Name (print):

Title:

[HOLDER]

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address/Fax Number	No. of Shares

Dated:_________________	Signature:

Witness:

Exhibit 4.13

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR “BLUE SKY” LAWS, AND THE HOLDER OF THIS WARRANT REPRESENTS AND WARRANTS THAT THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RELEASE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF WILL BE OFFERED ONLY OUTSIDE OF THE UNITED STATES TO NON-U.S. PERSONS PURSUANT TO THE PROVISIONS OF REGULATION S OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICATION EXEMPTION FROM REGISTRATION. NO SALE, ASSIGNMENT, TRANSFER, GIFT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF MAY BE MADE EXCEPT AS SPECIFICALLY SET FORTH IN THIS WARRANT.

WARRANT TO PURCHASE SHARES

OF

COMMON STOCK

OF

AMPLIPHI BIOSCIENCES CORPORATION

Warrant No. 2016-[●]

Issue Date: [●], 2016

THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED, [_______________], a [_______________] (“Holder”), is entitled, subject to the terms set forth below, to purchase from AmpliPhi Biosciences Corporation, a Washington corporation (the “Company”), [__________]1 shares of the Company’s Common Stock, USD$0.01 par value per share (the “Common Stock”), subject to adjustment as provided in Section 9 (the “Warrant Shares”), at the Purchase Price set forth in Section 3.

1.          Issuance. This Warrant is issued to Holder by the Company pursuant to that certain Asset Purchase Agreement between the Company and Novolytics Limited (the “Asset Purchase Agreement”). The Holder represents and warrants to the Company that (i) the Warrant is being acquired for the account of the Holder for investment and not with a view to, or for resale in connection with, the distribution thereof and that the Holder has no present intention of distributing or reselling the Warrant; (ii) the undersigned understands that the Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such securities have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (iii) the undersigned is aware that the Warrant and the Warrant Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of Rule 144 is the availability of current information to the public about the Company; and (iv) the undersigned agrees not to make any disposition of all or any part of Warrant or the Warrant Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required. Holder further represents that the Holder is not a “U.S. person” within the meaning of Rule 902 of Regulation S (“Regulation S”) promulgated under the Securities Act, nor is the Holder acquiring the Warrant or the Warrant Shares for the account or benefit of any U.S. person, and Holder will not offer, sell, transfer or otherwise dispose of this Warrant or any Warrant Shares unless the transaction (1) complies with Regulation S, (2) is pursuant to an effective registration statement under the Securities Act or (3) is exempt from registration under the Securities Act in the opinion of counsel satisfactory to the Company. Holder warrants and agrees not to engage in any hedging transaction with regard to the Warrants or the Warrants Shares unless in compliance with the Securities Act and all other applicable regulations.

[1]The	Holder’s “pro rata” share of 170,000 shares of Common, the number agreed to by the Parties.

2.          Covenants as to Warrant Shares. The Company has reserved, and at all times during the period this Warrant is outstanding shall reserve, a sufficient number of shares of Common Stock for issuance upon the exercise of this Warrant. The Warrant Shares are duly authorized, and, when issued to the Holder pursuant to the terms of this Warrant and the Purchase Agreement, will be validly issued, fully paid and nonassessable and, assuming the accuracy of the representations and warranties of Holder hereunder, will be issued in compliance with the registration and qualification requirements of all applicable securities laws.

3.          Exercisability; Purchase Price; Number of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled to exercise this Warrant, commencing as follows: (a) for one-half of the Warrant Shares, on the date that is the earlier of (i) 30 days after the expiration of the Lock-Up Period (as such term is defined below), or (ii) December 31, 2016 (such date, the “Vesting Date”); and (b) for the remaining one-half of the Warrant Shares, 60 days after the date as will be determined pursuant to Section 3(a), and such exercise may be effected thereafter up to the Expiration Date (as defined in Section 8), upon surrender of this Warrant and the delivery of the Exercise Notice attached hereto as Attachment I (the “Exercise Notice”), fully completed and duly executed, each at the office of the Company, or such other address as the Company shall notify the Holder of in writing, to purchase from the Company up to the number of Warrant Shares (as adjusted pursuant to Section 9) as are then exercisable at a fixed price per share of USD$12 (the “Purchase Price” per Common Share), as such purchase price may be adjusted as provided in Section 9. Until such time as this Warrant is exercised in full or expires pursuant to the terms hereof, the Purchase Price and the number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment pursuant to Section 9. The Company shall notify the Holder of the Vesting Date promptly after it occurs. The Company agrees to use commercially reasonable efforts to have a registration statement (the “Registration Statement”) on either Form S-1 or S-3, as applicable, covering resale of all shares underlying the Warrant effective no later than December 31, 2016 and that Company shall use commercially reasonable efforts to keep the Registration Statement effective with respect to the shares underlying this Warrant at all times during the period in which this Warrant may be exercised. It shall be a condition to the Company’s obligations to take any action with respect to the registration of the Warrant Shares that Holder shall promptly furnish to the Company such information regarding Holder, the Warrant Shares, and the intended method of disposition of such Warrant Shares as may reasonably be requested by Company. In connection therewith, Holder shall be required to represent to the Company that all such information which is given is both complete and accurate when made.

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As used herein, the “Lock-Up Period” means any period of “lock-up” or similar restriction on sale of Company stock imposed on the directors, officers and/or existing shareholders of the Company (or a subset of them) by the underwriters in the Company’s first public offering of its securities (after issuance of this Warrant) in the United States, in connection with such offering.

4.          Payment of Purchase Price. Subject to the conditions set forth in Section 3, this Warrant may be exercised in full or in part by the Holder by payment in cash, by wire transfer or by certified or official bank check payable to the order of the Company, for the purchase price of the Warrant Shares to be purchased hereunder. Any exercise of this Warrant shall be in accordance with Regulation S and, if required thereunder, shall be accompanied by (a) written certification that Holder is not a U.S. person and the Warrant is not being exercised on behalf of a U.S. person, or (b) a written opinion of counsel to the effect that the Warrant and the Warrant Shares delivered upon exercise thereof have been registered under the Securities Act or are exempt from registration thereunder.

5.          Partial Exercise. For any partial exercise pursuant to Section 4 hereof, the Holder shall designate in the Exercise Notice the number of Warrant Shares that it wishes to purchase. On any such partial exercise, the Company at its expense shall forthwith issue and deliver to the Holder a new warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of Warrant Shares which have not been purchased upon such exercise.

6.          Issuance; Issuance Date. As soon as practicable after the exercise of this Warrant, and in any event within five (5) business days thereafter, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the number of Warrant Shares purchased or acquired by the Holder as a result of such exercise, rounded down to the nearest whole number. The person or entity or persons or entities in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

7.          Warrant Shares. The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

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THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED UNLESS THE TRANSACTION (1) COMPLIES WITH REGULATION S UNDER THE SECURITIES ACT, (2) IS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (3) IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY.

8.          Expiration Date; Automatic Exercise. This Warrant shall expire (the “Expiration Date”) at the later of (i) the close of business on the 24 month anniversary of the date of initial exercisability established in Section 3(a) or (ii) the 24 month anniversary of the initial effectiveness of the Registration Statement, and shall be void thereafter.

9.          Adjustment of Number of Warrant Shares Issuable Pursuant to this Warrant or the Purchase Price.

(a)          Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date of issuance of this Warrant (the “Original Issue Date”) effect a subdivision of the outstanding Common Stock, the number of Warrant Shares issuable hereunder shall be proportionately increased and the Purchase Price shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable hereunder shall be proportionately decreased and the Purchase Price shall be proportionately increased. Any adjustment under this Section 9(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)          Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the number of Warrant Shares issuable hereunder shall be proportionately increased and the Purchase Price shall be proportionately decreased, as of the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the number of Warrant Shares issuable hereunder and the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter shall be adjusted pursuant to this Section 9(b) to reflect the actual payment of such dividend or distribution.

(c)          Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than as a result of a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation in which the Company is the continuing entity and which does not result in any change in the Common Stock) in any such event this Warrant shall be exercisable for the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock for which this Warrant could have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

4

(d)          Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Issue Date, there is a Change in Control transaction or other capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares), as a part of such Change in Control transaction or capital reorganization, this Warrant shall be deemed exercised and provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon exercise of this Warrant would have been entitled on such Change in Control transaction or capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 9 with respect to the rights of the Holder after the Change in Control transaction or capital reorganization to the effect that the provisions of this Section 9 shall be applicable after that event and be as nearly equivalent as practicable.

10.         Conversion or Redemption of Common Stock. Should all of the Company’s Common Stock be, or if outstanding would be, at any time prior to the expiration of this Warrant or any portion thereof, redeemed or converted into another class shares of the Company’s stock, or if there shall be any reclassification, capital reorganization or change of the Common Stock, or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company or any of its subsidiaries, taken as a whole, then the Company shall mail or cause to be mailed to the Holder a notice specifying the date on which any such record is to be taken for the purpose of such event and stating the material provisions of such event, including the date upon which such event shall be consummated. Such notice shall be mailed at least ten (10) days prior to the earlier of the record date or the date specified in such notice on which any such action is to be taken.

11.         Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of this Warrant and the number of shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full Warrant Share, as determined by the Company’s Board of Directors.

5

12.         Notices of Record Date, Etc. In the event of: (1) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive a dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property; (2) any reclassification or recapitalization of capital stock; or (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to the Holder a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which any such reclassification, reorganization, consolidation, merger, sale or conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (C) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of the proposed issue or grant and the person or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least ten (10) days prior to the date specified in such notice on which any such action is to be taken.

13.         No Shareholder Rights. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

14.         Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the holders representing at least two thirds of the aggregate number of shares of Common Stock issuable upon the exercise of all outstanding warrants issued pursuant to the Asset Purchase Agreement.

15.         Transfers, Substitute Warrant.

(a)          This Warrant may only be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (each, a “Transfer”) by the Holder (i) pursuant to an effective registration statement under the Securities Act or (ii) to an Affiliate (as defined below) of the Holder that is not a U.S. person with the Company’s prior written consent, provided that (w) the Holder or the Holder’s Affiliate delivers to the Company an opinion of qualified counsel in form and substance satisfactory to the Company setting forth that such Transfer is exempt from the registration requirements of the Securities Act and does not otherwise violate federal or state securities laws (the “Opinion”), (x) the Holder’s Affiliate delivers a representation letter (the “Representation Letter”) in form and substance satisfactory to the Company, (y) the Holder’s Affiliate agrees to resell the Warrant any the Warrant Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration and (z) agrees not to engage in hedging transactions with regard to the Warrant or any Warrant Shares unless in compliance with the Securities Act and all other applicable regulations, and the Warrant contains a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from such registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act. In furtherance of the foregoing, in order to affect the Transfer, the Holder shall deliver to the Company this Warrant, the assignment form attached hereto as Attachment II properly endorsed, and the Opinion and the Representation Letter. Upon delivery of the foregoing, for Transfer of this Warrant in its entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon delivery of the foregoing, for Transfer with respect to a portion of the Warrant Shares purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to the Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been Transferred.

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(b)          In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

(c)          The Holder acknowledges and agrees that (i) the Company will refuse to register any transfer of this Warrant or any Warrant Shares not made in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act, provided however, that if foreign law prevents the Company from refusing to register such transfers, the Company will implement other reasonable procedures to prevent any such transfer not made in accordance with Regulation S, and (ii) with respect to the Warrant Shares, such shares may not be delivered within the United States upon exercise, other than in offerings deemed to meet the definition of and “offshore transaction” pursuant to Rule 902(h) of Regulation S, unless registered under the Securities Act or an exemption from such registration is available.

16.         Assistance. In partial consideration of the rights granted to Holder under this Warrant, the Holder covenants and agrees that, in the event that, and for so long as, the Company or any of its officers, directors, employees, shareholders, assigns, successors or Affiliates (any such party, a “Subject Party”) is actively contesting or defending against any charge, complaint, action, suit, audit, proceeding, hearing, investigation, claim or demand in connection with (i) any asset sale or other transaction contemplated by the Asset Purchase Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date related to the Purchased Assets or the Business (as such terms are defined in the Asset Purchase Agreement), the Holder shall cooperate fully with and provide reasonable assistance to such Subject Party or its counsel in the contest or defense, as requested by such Subject Party, including making available its personnel and providing such testimony and access to its books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the Subject Party. Further, each of Holder and Company agree that it shall not publicly disparage the other party.

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17.         Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflicts of laws principles.

18.         Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Company’s successors and assigns and shall be binding upon and inure to the benefit of the Holder’s successors, legal representatives and permitted assigns.

19.         Business Days. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a federal holiday, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a federal holiday.

20.         Notices. All notices, requests, claims, demands, disclosures and other communications required or permitted by this Warrant shall be in writing and shall be deemed to have been given at the earlier of the date (a) when delivered personally or by messenger, or (b) upon confirmed delivery as evidenced by the delivery receipt of an nationally recognized overnight delivery service or registered or certified United States mail, postage prepaid, return receipt requested, in all cases addressed to the person or entity for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 20:

If to Holder:

[Name]

[Address]

Attention: [__________]

Facsimile: [__________]

With a copy to (which shall not constitute notice):

[Name]

[Address]

Attention: [__________]

Facsimile: [__________]

If to Company:

AmpliPhi Biosciences Corporation

3579 Valley Centre Dr, Suite 100

San Diego, CA 92130 United States

Attention: M. Scott Salka

Facsimile: (858) 800-4869

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With a copy to (which shall not constitute notice):

Cooley LLP

4401 Eastgate Mall
San Diego, CA 92121

Attention: Tom Coll

Facsimile: (858) 550-6420

20.         Termination. This Warrant will terminate and have no further force and effect if the Vesting Date does not occur on or before the twelve month anniversary of the Closing (as defined in the Asset Purchase Agreement).

21.         Counterparts.         This Warrant may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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Dated: ___, 2016

AMPLIPHI BIOSCIENCES CORPORATION

By:
M. Scott Salka
Chief Executive Officer

UNDERSTOOD AND AGREED:

Holder:

Name:

[Signature Page to Warrant]

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Attachment I

[FORM OF EXERCISE NOTICE]

(TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

To: AmpliPhi Biosciences Corporation Date:___________________

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase and subscribe for, _________ shares of Common Stock of AmpliPhi Biosciences Corporation (the “Company”) covered by this Warrant. The undersigned herewith makes payment of USD$_______ thereof. The certificate(s) for such shares (the “Shares”) shall be issued in the name of the undersigned as is specified below:

________________________

(Name)

________________________

________________________

(Address)

The undersigned represents that: (i) the undersigned is not a “U.S. person” within the meaning of Rule 902 of Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), nor is the undersigned acquiring any of the Shares for the account or benefit of any U.S. person; (ii) the undersigned will not offer, sell, transfer or otherwise dispose of the Shares unless the transaction (1) complies with Regulation S, (2) is pursuant to an effective registration statement under the Securities Act or (3) is exempt from registration under the Securities Act in the opinion of counsel satisfactory to the Company; (iii) the undersigned warrants and agrees not to engage in any hedging transaction with regard to the Shares unless in compliance with the Securities Act and all other applicable regulations; (iv) the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares; (v) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (vi) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (vii) unless the Shares have been registered for resale under an effective registration statement under the Securities Act, the undersigned understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein, and, because such Shares have not been registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (viii) the undersigned is aware that the aforesaid Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144, that among the conditions for use of Rule 144 is the availability of current information to the public about the Company; and (ix) the undersigned agrees not to make any disposition of all or any part of the aforesaid Shares unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required. The undersigned acknowledges and agrees that (i) the Company will refuse to register any transfer of Shares not made in accordance with Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from such registration, provided however, that if foreign law prevents the Company from refusing to register such transfers, the Company will implement other reasonable procedures to prevent any such transfer not made in accordance with Regulation S, and (ii) the Shares may not be delivered within the United States upon exercise, other than in offerings deemed to meet the definition of and “offshore transaction” pursuant to Rule 902(h) of Regulation S, unless registered under the Securities Act or an exemption from such registration is available.

Signature (must conform to name of Holder as specified on the face of the Warrant)

Fed Tax ID # (if applicable)

[Signature Page to Exercise Notice]

Attachment II

[FORM OF ASSIGNMENT]

(TO BE SIGNED ONLY ON TRANSFER OF WARRANT)

For value received the undersigned hereby desires to sell, assign and transfer unto

_________________________________________________________________

_________________________________________________________________

Please print or typewrite name and address of Assignee and include Fed Tax ID # of Assignee

_________________________________________________________________

the within Warrant, and does hereby irrevocably constitute and appoint ______________________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:_________________________

(Signature must conform to name of Holder as specified on the face of the Warrant)

Signed in the Presence of:

Exhibit 10.16

AMPLIPHI BIOSCIENCES CORPORATION 2013 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

Grantee’s Name and Address:

You (the “Grantee”) have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the AmpliPhi Biosciences Corporation 2013 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number

Date of Award

Vesting Commencement Date

Exercise Price per Share

Total Number of Shares Subject
to the Option (the “Shares”)

Total Exercise Price

Type of Option:	______ Incentive Stock Option

______ Non-Qualified Stock Option

Expiration Date:

Post-Termination Exercise Period:	[Three (3) Months]

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

[12.5% of the Shares subject to the Option shall vest six (6) months after the Vesting Commencement Date, and 1/42 of the remaining unvested Shares subject to the Option shall vest on each of the next forty-two (42) monthly anniversaries of the Vesting Commencement Date thereafter.

During any authorized leave of absence, the vesting of the Option as provided in this schedule shall be suspended after the leave of absence exceeds a period of three (3) months. Vesting of the Option shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity. The Vesting Schedule of the Option shall be extended by the length of the suspension.]

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

AmpliPhi Biosciences Corporation a Washington corporation

By:

Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Option Agreement shall be resolved by the Administrator in accordance with Section 13 of the Option Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 14 of the Option Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated: ______________________	Signed:
Grantee

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Award Number: ___________

ampliphi biosciences corporation 2013 STOCK INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

1.            Grant of Option. AmpliPhi Biosciences Corporation, a Washington corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2013 Stock Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, notwithstanding such designation, the Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares subject to such options shall be determined as of the grant date of the relevant option.

2.            Exercise of Option.

(a)          Right to Exercise. The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction or Change in Control. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares.

(b)          Method of Exercise. The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price and all applicable income and employment taxes required to be withheld. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price and all applicable withholding taxes.

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(c)          Taxes. No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Shares. Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Option, the Grantee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Grantee is an employee of the Company at that time.

(d)          Section 16(b). Notwithstanding any provision of this Option Agreement to the contrary, other than termination of the Grantee’s Continuous Service for Cause, if a sale within the applicable time periods set forth in Sections 5, 6 or 7 herein of Shares acquired upon the exercise of the Option would subject the Grantee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such Shares by the Grantee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Grantee’s termination of Continuous Service, or (iii) the date on which the Option expires.

3.            Method of Payment. Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law:

(a)          cash;

(b)          check; or

(c)          a combination of the foregoing.

4.            Restrictions on Exercise. The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws. If the exercise of the Option within the applicable time periods set forth in Section 5, 6 and 7 of this Option Agreement is prevented by the provisions of this Section 4, the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

5.            Termination or Change of Continuous Service. In the event the Grantee’s Continuous Service terminates, the Grantee may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”). The Post-Termination Exercise Period shall commence on the Termination Date. In no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice. In the event of the Grantee’s change in status from Employee, Director or Consultant to any other status of Employee, Director or Consultant, the Option shall remain in effect and the Option shall continue to vest in accordance with the Vesting Schedule set forth in the Notice; provided, however, that with respect to any Incentive Stock Option that shall remain in effect after a change in status from Employee to Director or Consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following such change in status. Except as provided in Sections 6 and 7 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

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6.            Disability of Grantee. In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months commencing on the Termination Date (but in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the Termination Date. To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate. Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

7.            Death of Grantee. In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 8 may exercise the portion of the Option that was vested at the date of termination within twelve (12) months commencing on the date of death (but in no event later than the Expiration Date). To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

8.            Transferability of Option. The Option, if an Incentive Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee. The Option, if a Non-Qualified Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that a Non-Qualified Stock Option may be transferred during the lifetime of the Grantee to the extent and in the manner authorized by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Incentive Stock Option or Non-Qualified Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Following the death of the Grantee, the Option, to the extent provided in Section 7, may be exercised (a) by the person or persons designated under the deceased Grantee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

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9.            Term of Option. The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

10.          Tax Consequences. The Grantee may incur tax liability as a result of the Grantee’s purchase or disposition of the Shares. THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

11.          Entire Agreement: Governing Law. The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Virginia without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Virginia to the rights and duties of the parties. Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12.          Construction. The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

13.          Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

14.          Venue and Waiver of Jury Trial. The Company, the Grantee, and the Grantee’s assignees pursuant to Section 8 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Eastern District of Virginia (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Virginia state court in the County of Henrico) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 14 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

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15.          Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

END OF AGREEMENT

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EXHIBIT A

AMPLIPHI BIOSCIENCES CORPORATION 2013 STOCK INCENTIVE PLAN

EXERCISE NOTICE

AmpliPhi Biosciences Corporation

4870 Sadler Road, Suite 300

Glen Allen, Virginia 23060

Attention: Secretary

1.             Exercise of Option. Effective as of today, ______________, ___ the undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase ___________ shares of the Common Stock (the “Shares”) of AmpliPhi Biosciences Corporation (the “Company”) under and pursuant to the Company’s 2013 Stock Incentive Plan, as amended from time to time (the “Plan”) and the [  ] Incentive [  ] Non-Qualified Stock Option Award Agreement (the “Option Agreement”) and Notice of Stock Option Award (the “Notice”) dated ______________, ________. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

2.             Representations of the Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.             Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

4.             Delivery of Payment. The Grantee herewith delivers to the Company the full Exercise Price for the Shares as provided in Section 3(e) of the Option Agreement.

5.             Tax Consultation. The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

6.             Taxes. The Grantee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations. In the case of an Incentive Stock Option, the Grantee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Date of Award or within one (1) year from the date the Shares were transferred to the Grantee.

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7.             Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

8.             Construction. The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

9.             Administration and Interpretation. The Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

10.           Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Virginia without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Virginia to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11.           Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

12.           Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

13.           Entire Agreement. The Notice, the Plan and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

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Submitted by:	Accepted by:

GRANTEE:	AMPLIPHI BIOSCIENCES CORPORATION

By:

Title:
(Signature)

Address:	Address:

4870 Sadler Road, Suite 300
Glen Allen, Virginia 23060

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Exhibit 10.23

April 24, 2015

Scott Salka

14778 El Rodeo Court

Rancho Santa Fe, CA 92067

Dear Scott:

We are pleased to confirm our offer of employment with Ampliphi Biosciences Corporation (the “Company”), in the position of Chief Executive Officer.

Position. As Chief Executive Officer, you will be responsible for managing the day to day operations and strategy of the Company and you will report directly to the Board of Directors of the Company. In addition, you will be appointed to the Board of Directors upon your commencement of employment. You agree to devote your full business time and attention to your work for the Company. Except upon the prior written consent of the Board of Directors, you will not, during your employment with the Company, (i) accept or maintain any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with your duties and responsibilities as a Company employee or create a conflict of interest with the Company. However, the Company agrees that you may continue to serve in the capacity of Chief Executive Officer of Aspyrian Therapeutics, Inc. (“Aspyrian”) for a period of up to six (6) months from the date of this letter, provided that you seek to wind-down such activities and such activities do not interfere with your duties and responsibilities as a Company employee or create a conflict of interest with the Company. In addition, the Company agrees that you can continue to serve on the Board of Directors of Aspyrian so long as such activities do not interfere with your duties and responsibilities as a Company employee or create a conflict of interest with the Company.

Salary. Your initial base salary will be $425,000 per year, less applicable withholdings. Your salary will be reviewed from time to time by the Board of Directors or its compensation committee, and may be adjusted in the sole discretion of the Board of Directors or its compensation committee.

Bonus. You will be eligible to earn an annual performance bonus based on achievement of Company performance objectives to be established by the Board of Directors or its compensation committee, which for 2015 will be substantially as set forth in the Company’s communications to investors regarding plans for the year, as previously provided to you. For 2015, your annual target performance bonus will equal 40% of your base salary, although the amount of any payment will be dependent upon actual performance as determined by the Board of Directors or its compensation committee. You must be employed by the Company through the date on which bonuses are paid in order to be eligible to receive a bonus. In order to receive a 2015 bonus, you also must have terminated your relationship with Aspyrian Therapeutics, Inc. in accordance with this letter agreement, and your bonus for 2015 will be pro-rated for the partial year of service.

US: 4870 Sadler Rd. Suite 300, Glen Allen, VA 23060

AU: Unit 7 27 Dale Street, Brookvale 2100 NSW

Scott Salka

Equity Award. Promptly after the earlier of (i) the completion by the Company of a reverse stock split that results in the Company having additional authorized but unissued shares of Common Stock and (ii) an increase in the number authorized but unissued shares of Common Stock, in either case, which results in the number of authorized but unissued shares of Common Stock equaling or exceeding the number of shares available for issuance under the Company’s 2013 Stock Incentive Plan (the “Plan”) at the time of such increase, the Board of Directors will grant you an option to purchase a number of shares of Common Stock of the Company equal to four percent (4%) of the then current fully diluted number of shares of Common Stock (assuming conversion or exercise of all outstanding convertible or exercisable securities, and including shares available for issuance pursuant to the Plan). The exercise price of such option will be the fair market value on the date of grant, as determined by the Board of Directors. The options shall vest with respect to one-third of the total number of shares on the date of achievement of each milestone or as otherwise set forth on Exhibit A. Vesting will depend on your continued employment with the Company on the date on which vesting would occur. If the milestones set forth in (a) on Exhibit A do not occur by the date specified in such section, the option shall terminate with respect to the shares that would have otherwise vested on the attainment of such milestone. The option shall be subject to the terms and conditions of the Plan and the option agreement to be entered between you and the Company. The Company agrees that it will take such actions as are reasonably required so that the conditions set forth in (i) or (ii) above are satisfied.

Benefits: You will be eligible to participate in the benefits made generally available by the Company to its senior executives, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company’s sole discretion.

At-Will Employment; Severance: The Company is an “at-will” employer. Accordingly, either you or the Company may terminate the employment relationship at any time, with or without advance notice, and with or without cause. Upon any termination of your employment, you will be deemed to have resigned, and you hereby resign, from the Company’s Board of Directors and from all offices and directorships then held with the Company or any subsidiary. In the event the Company terminates your employment without Cause,1 or you terminate your employment for Good Reason,2 you will be eligible to receive an amount equal to twelve (12) months of your base salary, payable in the form of salary continuation (“Severance Pay”). Your eligibility for this Severance Pay is conditioned upon your execution of a release of claims in a form provided by the Company (the “Release”) within forty-five (45) days following your termination date and non-revocation of the Release during any applicable statutory revocation period. If you comply with these conditions, the Severance payments will commence on the sixtieth (60th) day following your termination date. In order to be eligible for any Severance Pay, you also must have terminated your relationship with Aspyrian Therapeutics, Inc. in accordance with this letter agreement.

1 For purposes of this paragraph, “Cause” means (1) your gross negligence or willful failure substantially to perform your duties and responsibilities to the Company or deliberate violation of a Company policy; your commission of any act of fraud, embezzlement or dishonesty against the Company or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; your unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom you owe an obligation of nondisclosure as a result of your relationship with the Company; or (iv) your willful breach of any of your obligations under any written agreement or covenant with the Company, including without limitation your obligation to cease serving as Chief Executive Officer of Aspyrian Therapeutics, Inc. within six (6) months from the date of this letter, and that such activities do not interfere with your duties and responsibilities as a Company employee or create a conflict of interest with the Company.

2 For the purposes of this paragraph, “Good Reason” means the occurrence at any time of any of the following without your prior written consent: (a) removal from the position of Chief Executive Officer with respect to the Company resulting in the material diminution in your authority, duties or responsibilities (other than a mere change in title following any merger or consolidation of the Company with another entity); (b) the assignment of duties or responsibilities materially inconsistent with those customarily associated with the position of Chief Executive Officer or a material diminution of your position, authority, duties or responsibilities (other than a mere change in title following any merger or consolidation of the Company with another entity); (c) a material reduction in your overall compensation, including your base salary and potential to earn incentive or equity compensation; or (d) any willful failure or willful breach by the Company of any of the material obligations of this Agreement. For purposes of this subsection, no act, or failure to act, on the Company’s part shall be deemed “willful” unless done, or omitted to be done, by the Company not in good faith and without reasonable belief that the Company’s act, or failure to act, was in the best interest of the Company. You may terminate your employment under this Agreement for Good Reason at any time on or prior to the 180th day after the initial occurrence of any of the foregoing Good Reason events; provided, however, that, within ninety (90) days of any such events having first occurred, you shall have provided the Company with notice that such event(s) have occurred and afforded the Company thirty (30) days to cure same.

US: 4870 Sadler Rd. Suite 300, Glen Allen, VA 23060

AU: Unit 7 27 Dale Street, Brookvale 2100 NSW

Scott Salka

Taxes: All amounts paid under this letter shall be paid less all applicable state and federal tax withholdings (if any) and any other withholdings required by any applicable jurisdiction or authorized by you. Notwithstanding any other provision of this letter whatsoever, the Company, in its sole discretion, shall have the right to provide for the application and effects of Section 409A of the Code (relating to deferred compensation arrangernents) and any related administrative guidance issued by the Internal Revenue Service. The Company shall have the authority to delay the payment of any amounts under this Agreement to the extent it deems necessary or appropriate to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “key employees” of publicly-traded companies); in such event, any such amount to which you would otherwise be entitled during the six (6), month period immediately following your termination of employment with the Company will be paid in a lump sum on the date six (6) months and one (1) day following the date of your termination of employment with the Company (or the next business day if such date is not a business day), provided that you have complied with the requirements for such payment. You shall be treated as having a termination of employment under this Agreement only if such termination meets the requirements of a “separation from service” as that term is defined in Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treas. Regs. Section l.409A-1(h), and as amplified by any other official guidance. This Agreement is intended to comply with the provisions of Code Section 409A; provided, however, that the Company makes no representation that the amounts payable under this Agreement will comply with Code Section 409A and makes no undertaking to prevent Code Section 409A from applying to amounts payable under this Agreement or to mitigate its effects on any deferrals or payments made under this Agreement.

Entire Agreement. Please let us know of your decision to join the Company by signing a copy of this offer letter and returning it to us not later than May 1, 2015. This letter sets forth our entire agreement and understanding regarding the terms of your employment with the Company and supersedes any prior representations or agreements, whether written or oral. This letter may not be modified in any way except in a writing signed by a duly authorized member of the Company’s Board of Directors and you. It shall be governed by California law, without regard to principles of conflicts of laws. Your employment is contingent upon your execution of the Company’s Proprietary Information and Invention Assignment Agreement.

US: 4870 Sadler Rd. Suite 300, Glen Allen, VA 23060

AU: Unit 7 27 Dale Street, Brookvale 2100 NSW

Scott Salka

Sincerely,

/s/ Jeremy Curnock Cook
Jeremy Curnock Cook
Chairman of the Board of Directors

ACCEPTED AND AGREED:

/s/ Scott Salka
Scott Salka

28Apr15
Date

US: 4870 Sadler Rd. Suite 300, Glen Allen, VA 23060

AU: Unit 7 27 Dale Street, Brookvale 2100 NSW

Scott Salka

Exhibit A

Option Vesting Milestones

(a)	The date on or before June 30, 2016, when the Company shall have secured at least $20 million in capital after the start of your employment, either through financings, licenses, grants or other means, to fund the Company’s operations according to a plan approved by the Board of Directors into the second quarter of 2018.

(b)	The date on which the Company shall have completed one Phase 1 human clinical trial of its phage products (delivery of final trial report) and had the first patient dosing of a second human clinical trial, in the same or a different indication, as determined by the Board of Directors.

(c)	With respect to one-third of the total number of shares subject to your option (the “Vesting Shares”), the option shall vest with respect to 25% of the Vesting Shares on the one-year anniversary of the start of your employment with the Company, and thereafter with respect to 1/48th of the total number of Vesting Shares on each monthly anniversary of the start of your employment with the Company.

US: 4870 Sadler Rd. Suite 300, Glen Allen, VA 23060

AU: Unit 7 27 Dale Street, Brookvale 2100 NSW

Exhibit 10.24

June 30, 2014

Mr. Philip J. Young

President and Chief Executive Officer

AmpliPhi Biosciences Corporation

4870 Sadler Road, Suite 300

Glen Allen, Virginia 23060

The Fahrenheit Group, LLC appreciates the opportunity to provide services to AmpliPhi Biosciences Corporation ("Purchaser") and is pleased to confirm the following terms. Our organization consists of three business lines, Fahrenheit Finance, LLC; Fahrenheit Advisors, LLC; and Fahrenheit HR, LLC (collectively, "Supplier"), all designed to serve the needs of our clients.

This letter will serve as the Master Services Agreement (this "Agreement"). As such, the parties agree as follows.

This Agreement shall commence as of the above date (the "Effective Date"). This Agreement shall remain in effect until this Agreement is terminated by either party upon thirty (30) days written notice or as otherwise mutually agreed. Each Statement of Work (as defined below) associated with this Agreement will remain valid and in force for the specified length of time provided in each Statement of Work, or until this Agreement is terminated, whichever occurs first.

Services:

Consulting, Fractional Financial Management and Temporary Staffing Services: For each engagement of such services, Supplier will provide to Purchaser an attachment to this Agreement (each, a "Statement of Work") that will describe, as applicable, the services Supplier will provide, the consultants Supplier will assign, Supplier's fee and other arrangements, as appropriate.

Direct Hire or Contract-to-Hire Placement Services: All direct hire or contract-to-hire placement fees are contingent on the hiring of a candidate referred to or vetted by Supplier. Supplier will pre-screen all candidates prior to submitting candidates to Purchaser. However, Purchaser is solely responsible for the hiring and the adequacy of the hiring of any candidate provided by Supplier.

Services provided pursuant to this Agreement shall be performed as outlined on the applicable Statement of Work. Acceptance of a Statement of Work shall be made in writing by both parties. To the extent the terms and conditions of any Statement of Work are inconsistent with the terms and conditions of this Agreement, the terms and conditions of the Statement of Work shall be controlling. For direct hire engagements, unless the terms of the engagement are different than those outlined in this Agreement no Statement of Work shall be completed.

During the performance of any Statement of Work, Supplier may not sign any contracts, administer any employee benefit plans or have sign-off authority on final business decisions on behalf of the Purchaser.

Fees and Invoices:

Consulting, Fractional Financial Management and Temporary Staffing Services: Invoices shall be submitted by Supplier to Purchaser every two weeks, unless other arrangements are agreed-upon in the Statement of Work. Payment of invoices shall be made within fifteen (15) days of the invoice date.

Direct Hire and Conversion Placement Fees: Such fees are based upon the agreed annualized first year base compensation of a placed candidate. All amounts for direct hire and conversion placement services are payable net fifteen (15) days from the starting date of employment. The fees and applicable sales and service taxes are the responsibility of Purchaser.

If Supplier is required by law to pay overtime, the billing rate for overtime hours will be adjusted in the same proportion as the employee's pay. For example. if the employee is entitled to receive 1 ½ times base pay for overtime hours, the billing rate for those hours will be 1 ½ times the amount provided in the applicable Statement of Work.

Failure to make timely payments shall constitute grounds for termination of this Agreement. In the event of a late payment of an undisputed amount, Supplier may impose an interest charge of 6% per annum if an amount is more than 60 days delinquent. In addition, if collection becomes necessary. Purchaser agrees to pay reasonable costs of collection including attorney fees.

Hiring of Supplier Candidates, Consultants and Employees:

Supplier expends considerable cost and effort to advertise, recruit, evaluate and, as applicable, retain its, employees, consultants and candidate pool. as applicable. Therefore, unless otherwise agreed upon in a signed Statement of Work:

•	For direct hire, temporary staffing and "temp to perm" engagements, if Purchaser wishes to hire a Supplier candidate or a candidate vetted by Supplier. Purchaser agrees to pay Supplier a placement fee calculated in accordance with this paragraph (the "Placement Fee"). The Placement Fee is a percentage of the candidate's first year annual base salary, or if hourly, the equivalent of the hourly rate times the number of hours worked on an annual basis. The percentage shall be 25% for direct hire candidates.
•	For temporary staffing and "temp to perm" engagements, the percentage shall be (a) 25% if the candidate is hired by Purchaser during the first 180 days after the candidate commences providing services for Purchaser and (b) 0% commencing 180 days after the candidate commences providing services for Purchaser and at any time thereafter.
•	For all other engagements, including advisory, consulting, fractional and temporary staffing of a core, full time Supplier employee or contractor, if Purchaser wishes to hire a Supplier employee or contractor under any circumstance, such Placement Fee shall be increased from 25% to 50%, as calculated above, unless otherwise agreed to in writing between Purchaser and Supplier.

Purchaser may not solicit Supplier employees for hire. The foregoing does not prevent Purchaser from placing general advertisements not specifically directed at Supplier employees. If Purchaser wishes to hire a Restricted Supplier Employee (as defined below), Purchaser must first obtain Partner level approval from Supplier before approaching or holding such discussions with such employee.

If Purchaser or any Affiliate (as defined below) of Purchaser hires (a) any Supplier consultants or candidates that Supplier introduced, whether directly or indirectly, within a twelve month period from the date of introduction, or (b) any core, full time Supplier employee whether or not introduced to Purchaser by the Supplier, (each, a "Restricted Supplier Employee"), Purchaser agrees to pay Supplier the Placement Fee. Further, during the period of each engagement that continues beyond twelve months of introduction or within twelve months following the termination of any consultant's services to Purchaser under this Agreement, Purchaser agrees to pay Supplier the Placement Fee if Purchaser or any Affiliate of Purchaser hires or engages, whether directly or indirectly, any such consultant. For purposes hereof, "Affiliate" means any person or entity controlled in part of in full by Purchaser.

Change in Engagement, Roles, Responsibilities, and Duties:

If Purchaser wishes to extend, change the working date and/or materially change the job duties under this Agreement or a Statement of Work, or hire on a full time basis any Supplier consultant, Purchaser shall negotiate such arrangements with a Supplier Partner, Managing Director or Director and not directly with the consultant.

Confidentiality:

Supplier acknowledges that in the course of performing services under this Agreement, its employees and/or independent contractors will have access to Confidential Information (as defined below) about Purchaser's business, operations, potential business partners, suppliers and customers. Supplier agrees that, except as directed by Purchaser in writing, Supplier and its employees and/or independent contractors shall not at any time during or after the term of this Agreement (a) disclose any Confidential Information to any third party, (b) permit any third party to examine and/or make copies of any reports, documents or electronic data containing Confidential Information (whether prepared by Supplier or provided to Supplier) or (c) use any Confidential Information for any reason other than in the performance of services under this Agreement. Upon termination of this Agreement, Supplier shall return to Purchaser, or at Purchaser's request, destroy all reports, documents, electronic data, and other matter in Supplier's possession or under Supplier's control that contain or relate to Confidential Information. Supplier shall inform all of its employees and/or independent contractors of their confidentiality obligations under this Agreement and Supplier shall be solely responsible for the actions of its employees and/or independent contractors and shall use its best efforts to ensure its employees and/or independent contractors comply with their confidentiality obligations.

For purposes hereof, "Confidential Information" means any information that is not already generally available to the public concerning the business, operations, potential business partners, suppliers, and customers of Purchaser and its Affiliates. Confidential Information shall include information relating to business operations (including without limitation customers, suppliers, equipment, services of employees, financial information or methods of operation), know-how, trade secrets, technical and economic data, computer programs, systems documentation, designs, procedures, formulas, improvements, ideas (including without limitation patent information), copyrights or publications of a confidential nature pertaining to Purchaser, its products and services or its potential business partners, suppliers and customers.

Equal Employment and Safety:

Both parties agree to comply with all applicable equal employment opportunity laws, including but not limited to, Title VII of the 1964 Civil Rights Act, the Civil Rights Act of 1991, The Americans with Disabilities Act, and if applicable, the affirmative action requirements of the Executive Order 11246, the Rehabilitation Act of 1973, as amended, and the Vietnam Era Veterans Readjustment Assistance Act of 1974, as amended. Supplier agrees to defend, reimburse, indemnify and hold Purchaser and its Affiliates harmless from all fines, claims, judgment or penalties and reasonable attorneys' fees incurred by Purchaser and its Affiliates as a result of alleged violations by Supplier, or its employees or agents of federal, state or local laws or ordinances, including, without limitation, those related to equal employment opportunity. Purchaser confirms that its premises comply with all government requirements regarding safe working conditions and that Supplier's professionals working on Purchaser's premises will be given any required safety training and information. In addition, Purchaser agrees to defend. reimburse, indemnify and hold Supplier harmless from all fines, claims, judgment or penalties and reasonable attorneys' fees incurred by Supplier as a result of alleged violations by Purchaser, or its employees or agents (other than Supplier's consultants) of federal, state or local laws or ordinances relating to the health, safety and wellbeing of staff assigned at Purchaser's facility.

Guarantees:

Consulting, Fractional Financial Management and Temporary Staffing Services: Supplier's services provided hereunder shall be delivered in a professional and workmanlike manner and in keeping with the standards prevalent in the industry and any person providing services for Purchaser will have the credentials stated on such person's resume or as otherwise described by Supplier, If for any reason Purchaser is not satisfied with a consultant assigned during the engagement. Supplier will immediately remove that person and furnish a replacement as soon as possible. Except as specifically set forth in this Agreement, Supplier makes no other warranty, either expressed or implied. Supplier will not be liable for incidental, indirect or consequential damages or lost profits, and Supplier's maximum liability for any specific engagement, in any case, will not exceed the fees actually paid to Supplier for that engagement.

Direct Hire Placement Services: If the Placement Fee is paid in full within fifteen (15) calendar days after the starting date of employment, a one hundred eighty (180) day guarantee will be in effect. If the employee's employment terminates for any reason within the guarantee period, Supplier will issue a credit memo for a portion of the fee towards a replacement hire or any future direct hire placement service or conversion fee. If the employment is terminated within thirty (30) calendar days after the starting date of employment, the credit will equal the amount of the Placement Fee. If the employment is terminated between thirty-one (31) and one hundred eighty (180) calendar days after the starting date of employment, the credit will be equal to equal (x) the amount of the Placement Fee multiplied by (y) 1/180 multiplied by (z) the number of days remaining in the guarantee period as of the last day of employment.

Independent Contractor:

The parties agree that the relationship between them is that of independent contractor and that neither party shall have any authority to represent or bind the other and that neither party shall hold itself out or have any authority as an agent of the other for any purpose whatsoever. Nothing herein shall be construed as creating a principal and agent, joint venture, or any other type of relationship besides independent contractor between Purchaser and Supplier. Supplier shall remain solely responsible for the payment of all wages and benefits for each of its employees and consultants, including those assigned to Purchaser, and Purchaser shall not be responsible for the withholding or payment of any payroll deductions or taxes, or the provision of workers' compensation or unemployment insurance coverage, for or on behalf of employees or consultants of Supplier or for any payment or expense in respect of claims arising under any employee benefit plans of any person. As between Supplier and Purchaser, Supplier shall remain solely responsible for any applicable federal, state or local withholding or income taxes, paying Social Security taxes, and providing unemployment compensation and workers' compensation insurance or coverage for its employees and contractors providing services in accordance with this Agreement or any Statement of Work.

Indemnification:

Indemnity by Purchaser: Purchaser will indemnify, defend and hold harmless Supplier and its affiliates and their respective officers, directors, employees, agents, servants and invitees from and against all losses, damages, demands, claims, suits, and other liabilities, including attorney fees and other expenses of litigation in connection with performance of the services contemplated hereunder and arising out of the acts or omissions of Purchaser, its employees or agents (other than Supplier and its employees and agents).

Indemnity by Supplier: Supplier will indemnify, defend and hold harmless Purchaser and its affiliates and their respective officers, directors, employees, agents, servants and invitees from and against all losses, damages, demands, claims, suits, and other liabilities, including attorney fees and other expenses of litigation in connection with performance of the services contemplated hereunder and arising out of the acts or omissions of Supplier, its employees or agents.

Limitation of Liability: Except in connection with the indemnification obligations set forth in this Section, in no event shall either party be liable to the other for any indirect, incidental, consequential, or punitive damages even if such party or its representative has been advised of the possibility of such loss. The forgoing provisions shall be enforceable to the maximum extent permitted by applicable law. Supplier's maximum monetary liability for any Statement of Work, in any case, will not exceed the fees actually paid to Supplier for that engagement.

Insurance:

Supplier shall provide written evidence of the existence and maintenance of insurance policies upon Purchaser's request. If any of such insurance policies are to be modified or canceled during the term of this Agreement in a way which would materially affect the coverage required hereunder. Supplier shall provide written notice to the Purchaser at least thirty (30) days prior to such modification or cancellation.

Purchaser shall maintain the following insurance that shall provide coverage to the Supplier and the individual serving as an interim Chief Financial Officer ("CFO): Directors' & Officers' insurance; Commercial General Liability insurance; and Employment Practices Liability insurance. Purchaser shall ensure that these insurance policies provide coverage for the interim CFO working for the Purchaser during the duration of this contract and tail or extended reporting coverage for all claims made policies for actions undertaken during the contract period. For purposes of this section, the Purchaser shall agree to indemnify the interim CFO and Supplier in the same manner and to the same degree as it does for full-time officers.

Entire Agreement; Assignments, etc.:

This Agreement, including each Statement of Work, constitutes the entire understanding between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, of the parties. There are no warranties, representations, promises, covenants, or other agreements between the parties other than those expressly mentioned in this Agreement. No supplement, modification, or amendment of this Agreement or any Statement of Work shall be binding unless executed in writing by an authorized representative of each party.

Neither party may assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of the other, provided that each party may assign and otherwise transfer this Agreement in whole and without the consent of the other party as part of a merger or sale of all or substantially all of its assets, whether by way of merger, acquisition of stock or assets or operation of the law. This Agreement will bind and inure to the benefit of each party's successors and permitted assigns.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to the conflict of law. No action arising out of this Agreement, regardless of the form thereof, may be brought by either party more than two years after the cause of action has accrued or, if later, one year after the date upon which the party entitled to bring such action becomes aware of the facts or other circumstances underlying or otherwise providing the basis for such action.

Notices:

All notices required under this Agreement shall be deemed given, if and when delivered personally or via courier in writing to the party or its designated agent, or three (3) business days after being mailed by United States certified mail, return receipt requested, postage prepaid and properly addressed, Notices shall be addressed as follows:

If to Supplier:	If to Purchaser:
Mr. J. Keith Middleton	Mr. Philip J. Young
Partner	President and Chief Executive Officer
The Fahrenheit Group, LLC	AmpliPhi Biosciences Corporation
1700 Bayberry Court, Suite 201	4870 Sadler Road, Suite 300
Richmond, VA 23226	Glen Allen, Virginia 23060

Counterparts; Electronic Delivery:

This Agreement may be executed and delivered in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument, Facsimile, photostatic and POF copies of signatures to this Agreement (including copies received as attachments to electronic mail) shall be deemed to be originals and may be relied upon with the same force and effect as originals,

IN WITNESS WHEREOF, the parties have executed this Agreement, under the hands of their duly authorized officers or managing agents, as of the Effective Date.

AmpliPhi Biosciences Corporation		The Fahrenheit Group, LLC

By:	/s/ Philip Young	By:	/s/ Rick Reinecke

Name:	Philip Young	Name:	Rick Reinecke

Title:	CEO	Title:	Partner

Statement of Work #1

Purchaser: AmpliPhi Biosciences Corporation Date of Master Agreement: June 30, 2014

Fahrenheit Advisors, LLC, an affiliate of The Fahrenheit Group ("Supplier") and AmpliPhi Biosciences Corporation ("Purchaser") enter into this Statement of Work #1 on June 30, 2014, 2014. This Statement of Work is governed by the terms of the letter agreement dated June 30, 2014 (the "Master Agreement") by and between Supplier and Purchaser. Unless otherwise defined in this Statement of Work, terms set forth in initial uppercase letters shall have the meanings ascribed to them in the Master Agreement. This Statement of Work contains details regarding an engagement of the services of Supplier pursuant to the Master Agreement.

•	Professionals assigned to this engagement:
o	Dave Bosher will be responsible for the services provided to Purchaser under the scope of services as outlined below.
o	Supplier may utilize other resources in the delivery of services, if and as needed, with pre-approval by Purchaser.

•	Services to be Provided: Supplier shall provide interim Chief Financial Officer duties as agreed-upon.

•	Limitation of Services:
o	Supplier personnel will not make final business decisions on behalf of Purchaser.

•	Start Date: June 30, 2014

•	Approximate End Date: To be determined. Supplier requires a 30-day notice for discontinuation of services.

•	Fees:

Resource

Dave Bosher, Managing Director

Commencement date through 6/30/14 - $300 per hour

Commencing July 1, 2014	- $5,000 per month for up to 20 hours (Hours in any calendar month in excess of 20 hours to be billed at $300 per hour)

If other resources are required, the following, outlines our typical rates.

Partner/Managing Director	$300
Director	$150 - $195
Senior Consultant/Consultant	$90 - $150
Accounting Staff/Analyst	$60 - $90

If Purchaser wishes to change the terms of this Statement of Work, arrangements must be made in writing with a Fahrenheit Partner or Managing Director.

Purchaser			Fahrenheit Advisors, LLC

By:	/s/ Philip Young	Date: 6/30/14	By:	/s/ Rick Reinecke	Date: 6/30/14

Name:	Philip Young		Name:	Rick Reinecke

Title:	CEO		Title:	Partner

Exhibit 10.25

***Text Omitted and Filed Separately

With Securities and Exchange Commission

Confidential Treatment Requested

Under 17 C.F.R. Section 200.80(b)(4)

and 240.24b-2

DATED 4th November 2015 (“Agreement Date”)

(1)	AmpliPhi Bioscience Corporation

(2)	The University of Leicester

COLLABORATION Agreement

COLLABORATION Agreement

(the ‘Agreement’)

BETWEEN:

(1)	AmpliPhi Biosciences Corporation, having offices at 3579 Valley Centre Drive, Suite 100, San Diego, CA 92130 (“APHB”) (the ‘Sponsor’); and

(2)	The University of Leicester of University Road, Leicester LE1 7RH, United Kingdom (‘Leicester’).

Each a ‘Party’ and together the ‘Parties’.

INTRODUCTION

(A)	Leicester through its employee Prof Martha Clokie has materials and know-how for use in the study of bacteriophages specific for C. difficile.

(B)	AmpliPhi wish to develop a phage therapeutic to resolve C. difficile infections and are funding Leicester to carry out development work.

AGREED

1	Interpretation and Defined Terms in this Agreement

In this Agreement, the terms set out below will have the following meanings:-

1.1	‘Arising IP’ means all (or any part) of the IP written, originated, conceived or made in the conduct of the Project by, or on behalf of, or jointly with Leicester.

1.2	‘Background IP’ means:-

1.2.1	any IP owned by either Party at the start of the Project; and

1.2.2	any specific IP necessary to the Project which the owning Party agrees in writing to make available.

1.3	‘Confidential Information’ means any commercial, technical and other information and data (of whatever nature and form) proprietary to the Party disclosing it (the ‘Disclosing Party’) which is directly or indirectly disclosed or made available by or on behalf of the Disclosing Party to the other Party (the ‘Receiving Party’), whether in writing, orally, in drawings, by site visits, by access to computer software or data or in any other manner.

1.4	‘Contract Period’ means from 13th November 2015 until 12th November 2018.

1.5	‘Costs’ means the contribution of the Sponsor to the costs of the Project as set out in Annex 2.

1.6	‘Intellectual Property’ and ‘IP’ means all patents, registered designs, trademarks and service marks (whether registered or not), copyright, database rights, plant breeders rights, design right, know-how, information and all similar property including that subsisting (in any part of the world) in inventions, designs, performances, computer programs, semiconductor topographies, confidential information, business names, goodwill and the styles of presentation of goods or services and in applications for protection of them in any jurisdiction.

1.7	‘Licence Agreement’ means the licence agreement between Leicester and the Sponsor dated 17th September 2013.

1.8	‘Principal Investigator’ means Professor Martha Clokie (or such other employee or employees of Leicester as the Parties reasonably agree).

1.9	‘Project’ means the project as described in Annex 1 under the direction of the Principal Investigator.

1.10	‘Results’ means any results generated by or on behalf of a Party under the Project including materials, data and information and other outputs in any format.

1.11	References to ‘including’ in this Agreement in the context of a list or description of items shall be construed as meaning ‘including without limiting the generality of the foregoing’, such that the items following are merely examples of items which are included and/or items which are identified as being included for the avoidance of any doubt as to their inclusion, and such items are not descriptive of the class of items which may be included.

1.12	The headings in this Agreement are for ease of reference only and shall not affect its interpretation.

2	Research Work

2.1	Leicester will start to perform the Project promptly after the commencement date of the Contract Period and will use its reasonable endeavours to perform the Project substantially in accordance with Annex 1. The Sponsor acknowledges that the Project is research based and experimental in nature and as such, specific results cannot be guaranteed.

3	Reports and Conferences

3.1	Leicester will submit a final report to the Sponsor within three (3) months of:-

3.1.1	the end of the Contract Period; or if earlier

3.1.2	the termination of this Agreement.

3.2	During the term of this Agreement, representatives of Leicester will meet or otherwise communicate with representatives of the Sponsor at agreed times and places to discuss the progress and Results, ongoing plans and proposed changes in the Project. In addition to the Costs, the Sponsor will pay travel costs reasonably incurred by Principal Investigators or other Leicester representatives as may be required to attend such meetings with representatives of the Sponsor.

4	Costs, Billings and other Support

4.1	Leicester will invoice the Sponsor, in pounds Sterling, quarterly in advance, for the costs outlined in Annex 2, except that any costs incurred under Clause 3.2 will be paid in arrears.

4.2	The Costs will be paid by the Sponsor within 30 days of the date of Leicester’s invoice. The Sponsor will also pay VAT at the prevailing rate, if applicable.

4.3	If the Sponsor fails to pay any Costs on the due date, Leicester may, without prejudice to its other rights and remedies, charge the Sponsor interest in respect of the sum overdue in accordance with The Late Payment of Commercial Debts (Interest) Act 1998 from the due date for payment to the date of actual payment (both dates inclusive) and Leicester will be entitled to reimbursement of all expenses (including legal fees) incurred with respect to collection of overdue Costs.

4.4	The Sponsor shall provide support and contribute to the Project as set out in Annex 1.

Leicester shall not be liable for any delay or non-performance of its obligations hereunder where such delay or non-performance is as a result of the Sponsor’s failure to provide its support or contribution including but not limited to the Costs.

5	Publicity

5.1	The Sponsor will not use the name of Leicester, nor of any member of Leicester’s Project staff, in any publicity, advertising or news release without the prior written approval of an authorised representative of Leicester. Other than for annual reporting purposes, Leicester will not use the name of the Sponsor, nor any employee of the Sponsor, in any publicity without the prior written approval of the Sponsor. Notwithstanding the foregoing, Sponsor may disclose any information, including the name of Leicester, required to be disclosed under applicable laws or regulations, including regulations of the United States Securities and Exchange Commission or any applicable stock exchange.

6	Confidentiality

6.1	Each Party will not during the Agreement and for a period of three (3) years after the date of termination of this Agreement disclose the other Party’s Confidential Information.

6.2	Leicester will treat Arising IP and the Results as Confidential Information of the Sponsor and, except as set forth in Clause 8, shall obtain the prior written consent of the Sponsor before disclosing the same to any third party, such consent not to be unreasonably withheld or delayed.

6.3	The obligations in Clauses 6.1 and 6.2 shall not apply or shall cease to apply to Confidential Information which:

6.3.1	has been received from a third party who are not bound by an obligation of confidentiality to the Disclosing Party;

6.3.2	was already in the Receiving Party’s possession prior to its acquisition from the Disclosing Party as evidenced by written records;

6.3.3	was independently generated by the Receiving Party as evidenced by written records;

6.3.4	is in or comes into the public domain other than by reason of a breach of this Agreement;

6.3.5	is required to be disclosed by law or a court or other competent authority including, but not limited to, disclosures required under the Freedom of Information Act 2000, the Freedom of Information (Scotland) Act 2002 and the Environmental Information Regulations 2004; or

6.3.6	is disclosed with prior written consent of the Disclosing Party.

7	Anti-Corruption and Bribery Act

7.1	Each Party:

7.1.1	shall comply with all applicable laws, statutes, regulations relating to anti-bribery and anti-corruption including, but not limited to, the Bribery Act 2010 and not engage in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010 if such activity, practice or conduct had been carried out in the UK;

7.1.2	warrants and represents (without limiting the generality of 7.1.1) to the other that it has not offered to give or agreed to give to any person any gift or consideration of any kind as an inducement or reward for doing or forbearing to do or for having done or forborne to do any act in relation to the obtaining or execution of this Agreement or for showing or forbearing to show favour or disfavour to any person in relation to this Agreement;

7.1.3	shall procure that any person who is performing services or providing goods in connection with this Agreement abides by the terms of this Agreement.

7.2	The Sponsor shall:

7.2.1	promptly report to Leicester any request or demand which if complied with would amount to a breach of either this Agreement or the Bribery Act 2010.

7.3	The obligations of the Parties under this Agreement impose no further obligation on either Party:

7.3.1	to prescribe, provide favourable status for, or otherwise support the other Party’s or a third party’s products or services; or

7.3.2	to supply services or to provide anything other than that which is set out in this Agreement.

7.4	Breach of this Clause 7 shall be deemed a material breach of this Agreement.

8	Publications

8.1	The Sponsor recognises that Leicester staff will normally wish to publish the Results and/or Arising IP. Leicester will:

8.1.1	provide to Sponsor a draft of any proposed paper or article at least 30 days prior to its submission for publication; and

8.1.2	provide a draft of any proposed oral presentation to the Sponsor at least 30 days prior to the date of the oral presentation; and

8.1.3	acknowledge all contributors to the Results and/or Arising IP within the paper, article and/or presentation.

8.2	Within 30 days of the date of provision to the Sponsor under Clause 8.1, the Sponsor may in writing:-

8.2.1	notify Leicester of its approval; or

8.2.2	request reasonable amendments to protect the Sponsor’s commercial interests; and/or

8.2.3	request a reasonable delay to publication (limited to a maximum of 30 days from the date of receipt of the Sponsor’s response) to the extent required to file patent applications in such Arising IP.

8.3	If Leicester receives no notification under Clause 8.2 within 30 days of the date of provision to the Sponsor, the Sponsor will be deemed to have given approval. Leicester will comply with any reasonable requests provided timely pursuant to Clause 8.2.

8.4	The Sponsor will not publish the Results and/or Arising IP without the prior written consent of Leicester, such consent at Leicester’s sole discretion but not to be unreasonably withheld.

9	Intellectual Property

9.1	All Background IP used in connection with the Project shall remain the property of the Party to whom it belonged prior to the commencement of the Project. For the avoidance of doubt, any IP licenced to AmpliPhi under the Licence Agreement shall remain subject to the Licence Agreement.

9.2	All rights to Arising IP under the Project shall belong in the first instance to the Sponsor. Leicester hereby assigns to Sponsor all right, title and interest to any Arising IP.

9.3	The Sponsor may, at its sole cost, apply for patent or other IP protection in the Sponsor’s name for any Arising IP. Leicester will cooperate with the Sponsor in executing such documents as may be reasonably required in the prosecution of such application(s).

9.4	The Sponsor will pay all reasonable costs incurred by Leicester for any assistance that Leicester provides to the Sponsor in respect of Clause 9.3 and/or in support of any application for patent or other IP protection.

9.5	The Sponsor will not allow to lapse its rights to apply for protection of or prosecution or maintenance of the protection of the Arising IP without first notifying Leicester in writing of its intention not to apply for protection of, or prosecution or maintenance of the protection of, the Arising IP and without offering rights to the Arising IP and rights to protect, prosecute and maintain the protection of the Arising IP to Leicester free of charge. Leicester will then be free to file or continue prosecution or maintain any such application(s) and to maintain any protection in any jurisdiction at Leicester’s sole expense.

9.6	The Sponsor will grant to Leicester a perpetual, non-exclusive, sub-licensable, royalty free licence to use the Arising IP and the Results for academic research and teaching purposes.

10	Grant of Rights

10.1	The Sponsor grants to Leicester a non-exclusive, sub-licensable, royalty-free licence to use the Arising IP and Results to the extent necessary for the purposes of the Project.

10.2	The Parties grant to each other a royalty-free right to use each other’s Background IP to the extent required for the purpose of the Project (during the Contract Period only) and subject to any third party rights to such Background IP.

10.3	If the Sponsor requires access to Background IP owned by Leicester (that is not already licenced to Sponsor under the Licence Agreement), Leicester expresses its willingness to grant a separate non-exclusive licence:

10.3.1	only to the extent required to commercialise the Results and/or Arising IP;

10.3.2	upon fair and reasonable commercial terms to be agreed; and

10.3.3	subject to any third party rights to such Background IP.

11	Term and Termination

11.1	This Agreement will continue until the end of the Contract Period unless terminated in accordance with this Clause 11 or by mutual written agreement of the Parties.

11.2	Either Party may terminate this Agreement on written notice forthwith, if:

11.2.1	the other Party commits a material breach of this Agreement which has not been remedied after 90 days written notice of the breach (such notice expressly referring to possible termination of this Agreement); or

11.2.2	the Principal Investigator becomes unable or unwilling to continue the Project, and a mutually acceptable substitute is not available (such an event not to be treated as a breach of this Agreement).

11.3	Leicester may terminate this Agreement forthwith if the Sponsor enters into any arrangement or composition with its creditors, commits any act of bankruptcy or (being a corporation) if an order is made or an effective resolution is passed for its winding up (except for the purposes of amalgamation or reconstruction), or if a petition is presented to court, or if a receiver and manager, receiver, administrative receiver or administrator is appointed in respect of the whole, or any part of, the Sponsor’s undertaking or assets or there are reasonable grounds for anticipating the occurrence of any of these events within the foreseeable future.

11.4	Either Party may terminate this Agreement upon written notice to Leicester according to the following schedule:

Contract Year	Cancellation Notice Period[1]
November 13, 2015-November 12, 2016	12 months
November 13, 2016-November 12, 2018	6 months

1Earliest date termination can take effect is November 13, 2016

11.5	On termination of this Agreement (except for termination by the Sponsor under Clause 11.2.1) the Sponsor will pay all Costs falling due for payment prior to termination and any non-cancellable costs incurred after the date of termination arising from commitments reasonably incurred and/or entered into by Leicester in connection with the performance of the Project prior to the date of termination.

11.6	Subject to Clause 9, termination of the Agreement by either Party for any reason shall not affect the rights and obligations of the Parties accrued prior to the effective date of termination of this Agreement. No termination of this Agreement, for any reason, shall affect the Sponsor’s rights and duties under Clause 9. Those clauses of this Agreement which are expressly or impliedly intended to continue after termination shall continue in effect after termination. Clauses 4, 6, 9 and 10 will expressly continue after the termination of this Agreement.

12	Independent Contractor

12.1	In the performance of the Project under this Agreement Leicester shall be deemed to be and shall be an independent contractor and, as such, Leicester will not be entitled to any benefits applicable to employees of the Sponsor.

12.2	Neither Party is authorised or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, or representation as to any matter. Neither shall be bound by the acts or conduct of the other.

13	Liabilities

13.1	Notwithstanding any other provisions in this Agreement, nothing in this Agreement shall exclude or limit either Party’s liability for the following:

13.1.1	death or personal injury resulting from negligence;

13.1.2	fraud or statements made fraudulently;

13.1.3	any other acts or omissions for which the governing law prohibits the exclusion or limitation of liability.

13.2	Save as provided in Clause 13.1, Leicester will not be liable for any loss of profit, loss of business, loss of goodwill, loss of savings, claims by third parties, loss of anticipated savings, indirect loss or consequential loss whatsoever and howsoever caused including but limited to in relation to the supply of Materials (even if caused by Leicester’s negligence and/or breach of contract and even if Leicester was advised that such loss would probably result).

13.3	Subject to Clause 13.1 of this Agreement, Leicester’s total liability for any claims, losses, damages or expenses whatsoever and howsoever caused (even if caused by Leicester’s negligence and/or breach of contract) shall be limited for each event or series of linked events as follows:

13.3.1	in relation to liability arising out of a breach or negligence in connection with this Agreement to a maximum sum equal to the total Costs payable by the Sponsor to Leicester under the Agreement, or £400,000 whichever is the greater;

13.3.2	in relation to liability outside the scope of Clause 13.3.1, to £400,000.

13.4	Whilst Leicester will use all reasonable endeavours to ensure the accuracy of the work performed and any information and Results given, Leicester makes no warranty, express or implied, as to accuracy and, subject to Clause 13.1 will not be held responsible for any consequence arising out of any inaccuracies or omissions unless such inaccuracies or omissions are the result of Leicester’s negligence.

13.5	The Sponsor acknowledges that the nature of the Project is research based and the application of any Results will not be thoroughly tested. Accordingly, subject to Clause 13.1, Leicester will not be liable for any claims, losses, damages or expenses whatsoever and howsoever caused arising out of any use (or interpretation) by the Sponsor or any other party of the Results (or any product or process generated out of them), notwithstanding that the formulation of such product or process may be based upon the Results.

14	Third Party Rights

14.1	The Parties to this Agreement do not intend that any of its terms will be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person not a Party to it.

15	Entire Agreement

15.1	Each Party acknowledges that this Agreement and the Annexes contains the whole agreement between the Parties in respect of its subject matter and supersedes all prior arrangements agreements and understandings between them relating to the subject matter. It is acknowledged that the Annexes form part of this Agreement. For the avoidance of doubt, this Agreement is not intended to supersede the Licence agreement between the Parties dated 17th September 2013.

16	Force Majeure

16.1	Any failure or delay by either Party in the performance of its obligations pursuant to this Agreement which is due to a force majeure event will not be deemed a default of this Agreement or a ground for termination.

17	Assignment

17.1	This Agreement shall not be assigned by either Party without the prior written consent of the other, such consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, Sponsor may assign this Agreement in connection with any merger, consolidation or sale of all or substantially all of the assets of Sponsor to which this Agreement relates.

18	Variation

18.1	Any variation to this Agreement (and/or the Project) shall be in writing and signed by authorised signatories for both Parties.

19	Severability

19.1	If any provision of this Agreement is declared void or unenforceable, such provision shall be severed from this Agreement, which shall otherwise remain in full force and effect.

20	Waiver

20.1	No failure, delay relaxation or indulgence on the part of either Party in exercising or partial exercise of any right hereunder shall operate as a waiver of such rights.

21	Notices

21.1	Any notice, demand or communication in connection with this Agreement will be in writing and may be delivered by hand, first class post, Special Delivery post but not by email addressed to the recipient below (or another person which the recipient has notified in writing to the sender in accordance with this Clause 21.1, to be received by the sender not less than seven days before the notice is despatched).

21.1.1	For Leicester — to Head of Commercial Contracts, Enterprise and Business Development Office, University of Leicester, University Road, Leicester, LE1 7RH, United Kingdom

21.1.2	For the Sponsor — M. Scott Salka, CEO, AmpliPhi Biosciences 3579 Valley Centre Drive, Suite 100, San Diego, CA 92130 with copies to:

21.1.3	Tom Coll, Cooley LLP, 4401 Eastgate Mall, San Diego, CA 92121

21.2	The notice, demand or communication will be deemed to have been duly served:

21.2.1	if delivered by hand, at the time of delivery;

21.2.2	if delivered by first class post or Special Delivery post, 48 hours after being posted (excluding days other than business days in England).

21.3	The contacts for academic issues and day to day management of the Project will be:

21.3.1	For Leicester: - Dr Martha Clokie, Dept Infection, Immunity & Inflammation, University of Leicester, Maurice Shock Medical Sciences Building, University Road. Leicester, LE1 9HN, United Kingdom

21.3.2	For the Sponsor: - Dr, Sandra Morales, AmpliPhi Pty, Unit 7, 27 Dale Street, 2100 Brookvale, Australia,

22	Disputes

22.1	All disputes will initially be referred by either Party to a representative of each Party responsible for the overall performance of this Agreement, who will meet as soon as reasonably practicable to discuss the dispute. If those representatives are unable to resolve the dispute after meeting, the dispute shall be referred to the Managing Director of the Sponsor and the Director of the Enterprise and Business Development Office of Leicester. The Directors will meet within 20 working days and attempt to resolve the dispute.

22.2	If any dispute arises out of this Agreement which the Directors are unable to resolve within 5 working days of their meeting pursuant to Clause 22.1, the Parties will attempt to settle it by mediation in accordance with the Centre for Dispute Resolution (CEDR) Model Mediation Procedure.

22.3	To initiate a mediation a Party must give notice in writing to the other Party requesting a mediation (the ‘ADR Notice’) and send a copy of the ADR Notice to CEDR.

22.4	If there is any point in the conduct of the mediation (including nomination of the mediator) upon which the Parties cannot agree within 14 days from the date of the ADR Notice, CEDR will, at the request of either Party, decide that point for the Parties, having consulted with them.

22.5	The mediation will start not later than 28 days after the date of the ADR Notice.

22.6	Neither Party may commence any court proceedings in relation to any dispute arising out of this Agreement until they have attempted to settle it by mediation and such attempt has been unsuccessful, provided that nothing in this Agreement will prevent either Party seeking injunctive relief to prevent or stay a breach of any provision of this Agreement.

23	Governing Law

23.1	This Agreement is governed by English law and the Parties submit to the exclusive jurisdiction of the courts of England and Wales.

Annex 1

The Project

‘Development of Phage for the treatment of C. difficile infections’

Leicester’s contribution to the Project

Project program

Subject to the the Party’s mutual written agreement and ongoing approval, Leicester shall perform the project broadly in accordance with the below:

Planned work

•           Defining the actual mix. Have already identified the top 4 phage combinations that Leicester thinks is optimal. Leicester will validate this in vitro and in model systems in multiple strains.

•           Establish if the mix can be improved by the substitution of new phages. PhD students in Leicester’s lab have independently isolated new C. difficile phages. Leicester will determine if these phage can improve the final mixture.

•           Determine efficacy on biofilms. Use SEM/confocal /biofilm mass assays and enumeration of cfu’s of spores and vegetative cells to establish efficacy of phage treatment.

•           Develop the Galleria mellonella model, to inform hamster work.

•           Phage therapy as adjunct to antibiotic treatment (desired r/t essential). This would be carried out in vitro, and in model systems.

•           Quantify variability within phages following propagation. Pick 32 plaques and determine variability using RFLPs/Sequence profiles.

•           Develop PCR based assay to distinguish phages in ultimate mix. Multiplex if possible.

Ongoing work

•           Viability at different pHs and temperatures (and to storage, 4 , -20 and -80°)

•           Media development to meet GMP standards.

Work on modified phages

•           Purify modified phages through several rounds of single plaque purification

•           Establish production parameters for modified phages.

•           Test spectrum of activity (host range) on clinical isolates compare data to original phages

•           Sequence new phages and hosts

•           Annotate genomes (to ascertain the new phages are devoid of integrases and non-desirable genes)

•           Determine possible rates of resistance from phage treatments on clinical strains.

•           Set up stability of phages on final mix

Dr Janet Nale will fulfil the role of Postdoctoral Research assistant for the project.

Sponsor’s contribution to the Project

In addition to funding the work, AmpliPhi will provide advice throughout the project through regular telecons, e-mails and meetings, AmpliPhi will provide modified phages and manufacturing hosts to Leicester as part of the collaboration. In the future (year 2 and beyond), manufacturing process development, analytical development and scale —up will take place at AmpliPhi.

Materials

Leicester and AmpliPhi may provide materials (including bacterial strains, phages, manufacturing hosts, DNA, etc.) to each other to be used in the Project. Any and all materials provided by the Parties under this Agreement shall be “Material” and subject to the following terms:

a.	The transferred Materials are to be used only for the Project.

b.	The Parties shall not transfer each other’s Materials to any third party without the express written permission of the respective Party (with the exception that AmpliPhi can transfer Leicester materials to Intrexon as part of a research sublicense agreement provided that AmpliPhi shall ensure that Intrexon adhere to the terms and conditions contained herein and where applicable to the terms of the License Agreement).

c.	The transfer of all Materials must be agreed in advance in writing by an authorised representative of AmpliPhi, Professor Martha Clokie and the designated technology transfer representative of Leicester. For the purposes of this Clause, agreement by e-mail is acceptable.

d.	The transferred Materials shall remain the Background IP of the Party introducing such Materials.

e.	The Party receiving the Materials accepts and agrees that the Materials are experimental in nature, may have hazardous properties, and they are supplied on an ‘as is’ basis. The Party supplying the Materials makes no representation and gives no warranty or undertaking in relation to them whatsoever and excludes all implied warranties to the fullest extent permitted by law.

f.	In particular, the Party supplying the Materials makes no representations or warranties, express or implied (i) as to title, quality or fitness for a particular purpose or use of the Materials; (ii) that the supply by the supplying Party or the use by the receiving Party of the Materials will not infringe the IP rights of any third party; and (iii) in respect of third party rights that may be infringed by the manufacture, use, sale or transfer of, or with respect to title in, the Materials.

g.	The Party receiving the Materials warrants that, in relation to the Materials and their use they will comply with all relevant legislation and regulations.

Annex 2

Financial

[…***…]

***Confidential Treatment Requested

Signed	/s/ Wendy Johnson	Signed	/s/ Dr. Katherine Hetherington
Authorised Signature for and on behalf of Sponsor		Authorised Signature for and on behalf of Leicester
Name	Wendy Johnson	Name	Dr. Katherine Hetherington
Position	Interim COO	Position	Commercial Contracts Manager
Dated	Oct. 30, 2015	Dated	4th November 2015

I have read and understood this Agreement

Signed	/s/ Martha Clokie
Name	Professor Martha Clokie
Dated	25/11/15

Exhibit 10.26

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of January 4, 2016, by and among (i) AmpliPhi Biosciences Corporation, a Washington corporation (the “Purchaser”) and (ii) Novolytics Limited, a company organized under the laws of England and Wales (the “Company”). The Purchaser and the Company may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company has been engaged in the business of developing products that use or incorporate phages for human therapeutics use (the “Business”), and now is proposed to be wound up (the “Wind Up”); and

WHEREAS, upon the terms and subject to the conditions set forth herein, prior to the Wind Up, the Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, certain assets of the Company in exchange for the consideration set forth herein (the “Asset Purchase”).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, the Parties agree as follows:

ARTICLE I
PURCHASE AND SALE OF PURCHASED ASSETS

1.1           Purchased Assets. On the terms and subject to the conditions of this Agreement, and on the basis of the representations, warranties, covenants and agreements herein contained, the Company hereby agrees to sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser hereby agrees to purchase, accept and take from the Company, all of the rights title and interest in and to the following assets, properties, interests and other rights (collectively, the “Purchased Assets”):

(a)          all of the Company’s S. aureus phage-related tangible and intangible assets as generally set forth on Schedule 1.1(a); and

(b)          all of the Intellectual Property Rights as generally set forth in Schedule 1.1(b).

1.2           Excluded Assets. The Purchased Assets shall exclude any assets, properties, interests or other rights of the Company not set forth in Section 1.1 (such excluded assets, the “Excluded Assets”).

1.3           No Assumption of Liabilities. Notwithstanding any other provision of this Agreement, the Purchaser will not assume, whether as a transferee or successor, by contract or otherwise, any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created.

1.4           Asset Transfer; Purchase Price. At the Closing, the Company shall transfer and convey to the Purchaser good and marketable title to the Purchased Assets, free and clear of any Encumbrances. In consideration for the sale, conveyance, assignment, transfer and delivery to the Purchaser of the Purchased Assets, and subject to all of the terms and conditions of this Agreement, the Purchaser shall pay, for the benefit of the Company to its designees, a purchase consideration of up to ninety-six Thousand eight Hundred Pounds Sterling (£96,800) in cash to cover actual expenses reasonably incurred by the Company in connection with the Wind Up (the “Cash Consideration”), which such expenses as are set forth on the reasonably detailed statement of affairs delineating how such funds will be used by the Company, attached hereto as Schedule 1.4 (the “Wind Up Statement”), and provided that Company shall provide to Purchaser an accounting of such payments incurred in accordance with such Wind Up Statement.

1.5           Issue of Warrants. Within thirty (30) days after the date on which the Company appoints a liquidator and in consideration for the Release, and Non-Solicitation Agreements, Purchaser shall issue to the Company shareholders (the “Shareholders”) in proportion to their ownership, or according to another methodology approved by the Company’s shareholders or required by applicable law, warrants (with half of such warrants to be exercisable on the date that is the earlier of (i) 30 days after expiration of the Lock-Up Period (as defined in such warrant) or (ii) December 31, 2016, and the other half to be exercisable 60 days later), for an aggregate of 170,000 shares of Purchaser common stock. The warrants, in the form attached hereto as Exhibit E, will become exercisable in accordance with this Section 1.5 and shall remain exercisable through the Expiration Date (as defined in such warrant).

ARTICLE II
CLOSING

2.1           Time and Place of the Closing. The Closing shall take place at the offices of the Purchaser at 3579 Valley Centre Dr. Suite 100, San Diego, California, United States or by electronic means, simultaneously with the execution of this Agreement or as soon as the conditions to closing set forth herein have been satisfied or waived.

2.2           Closing Deliveries. At the Closing, (i) the Company shall deliver to the Purchaser the various certificates, instruments and documents referred to in Section 6.1, (ii) the Purchaser shall deliver to the Company the various certificates, instruments and documents referred to in Section 6.2, and (iii) the Purchaser shall deliver the Cash Consideration to the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to the Purchaser to enter into this Agreement and the other agreements contemplated hereby to which the Purchaser is a party and to consummate the transactions contemplated hereby and thereby, the Company represents and warrants to the Purchaser, as of the date hereof, as follows:

3.1           Authority for Agreement. The Company has full power, authority and legal right to enter into and perform its obligations under this Agreement and the other agreements contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The board of directors of the Company has unanimously approved, and the shareholders of the Company have approved to the extent required by law, this Agreement and the other agreements contemplated hereby to which the Company is a party and the transactions contemplated hereby and thereby, and have authorized the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which the Company is a party and the consummation of the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company or its shareholders are necessary to approve and authorize the execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby. This Agreement and the other agreements contemplated hereby to which the Company is a party have been duly executed and delivered by the Company and are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general or by general principles of equity (whether considered in a proceeding in equity or at law).

3.2           No Violation to Result. The execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby to which the Company is a party, the consummation by the Company of the transactions contemplated hereby and thereby, and the fulfillment by the Company of the terms hereof and thereof, do not and will not, directly or indirectly (with or without notice or lapse of time or both): (i) violate, breach, conflict with, constitute a default under, or accelerate or permit the acceleration of the performance required by (x) any note, debt instrument, security agreement, mortgage or any other Contract to which the Company is a party or by which the Company or its assets or properties is bound, including any Purchased Contract, (y) any law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any Government Authority applicable to the Company, or (z) any of the terms of the organizational or constitutional documents of the Company (in each case, as amended from time to time) or any resolution adopted by the board of directors or shareholders of the Company; (ii) give any Person the right to exercise any remedy under any Contract or to cancel, terminate or modify any Contract; (iii) give any Government Authority or other Person the right to challenge any of the transactions contemplated by this Agreement; (iv) give any Government Authority the right to revoke, withdraw, suspend, cancel, terminate or modify any permit, franchise or license held by the Company; or (v) result in the creation or imposition of any Encumbrance in favor of any Person upon any of the properties or assets of the Company. No notice to, filing with or consent of any Person is necessary in connection with the execution, delivery or performance by the Company of this Agreement and the other agreements contemplated hereby or the consummation by the Company of the transactions contemplated hereby or thereby.

3.3           Organization and Corporate Power.

(a)          The Company is a corporation duly organized, validly existing and in good standing under the laws of England and Wales and is qualified to do business and in good standing in each jurisdiction where the character or location of its assets or properties owned, leased or operated by it, or the nature of its activities, makes such qualification necessary. The Company has full power and authority and all material licenses, permits and authorizations necessary to own and operate its properties and to perform its obligations under any Contracts to which it is a party. The copies of the organizational and constitutional documents (in each case, as amended from time to time) of the Company that have been furnished to the Purchaser reflect all amendments made thereto and are true, correct and complete. The copies of minute books containing the records of meetings of the shareholders and board of directors of the Company and the record books of the Company that have been furnished to the Purchaser are true, correct and complete. There have been no meetings or other proceedings or actions of the board of directors or shareholders of the Company that are not reflected in such minute books. The Company is not in default under or in violation of any provision of its organizational or constitutional documents (in each case, as amended from time to time) or any resolution adopted by the members or managers of the Company.

3.4           Taxes. The Company has filed all Tax Returns that it is required to have filed. All such Tax Returns are true, correct and complete in all respects. There are no Encumbrances on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to timely pay any Tax. No audit or other proceeding concerning any Tax Return or Tax Liability relating to the Company is currently pending or threatened. There are no existing circumstances which reasonably may be expected to result in the assertion of any claim for Taxes against the Company by any Government Authority with respect to any period for which Tax Returns are required to have been filed or Tax is required to have been paid. No claim has ever been made by any Government Authority in a jurisdiction where Company does not file Tax Returns that the Company is or may be subject to taxation (including obligations to withhold amounts in respect of Tax) in a taxable year for which the Company did not file a Tax Return in that jurisdiction in connection with the activities of the Company. The Company has not conducted activities in any jurisdiction that will require it to pay Taxes or file Tax Returns in a jurisdiction of a type that it had not paid or filed in the most recently ended preceding taxable period for which Tax or a Tax Return of such type would be due. No Tax withholding is required with respect to any of the payments required to be made under this Agreement.

3.5           Title to Purchased Assets. The Company has, and will convey to the Purchaser, good and marketable title to the Purchased Assets, free and clear of any and all Encumbrances and defects in title. There are no facts or conditions affecting the Purchased Assets which could, individually or in the aggregate, interfere in any material respect with the use or operation of the Purchased Assets as currently used, occupied or operated, or their adequacy for such use.

3.6           Litigation. Except as set forth on Schedule 3.6, there is no litigation, suit, proceeding, action, claim, demand or investigation, at law or in equity, pending or threatened against or affecting the Company before any court, agency, Government Authority or arbitration tribunal, in each case related to the Purchased Assets or the Business. The Company has not received any opinion or legal advice in writing to the effect that it is exposed from a legal standpoint to any Liability related to the Purchased Assets or the Business. To the knowledge of the Company, there are no facts that would reasonably be expected to result in any such litigation, suit, proceeding, action, claim or investigation. The Company is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, Government Authority or arbitration tribunal, in each case related to the Purchased Assets or the Business.

3.7           Compliance with Laws. The Company has complied and is currently in compliance in all material respects with all laws, regulations, rules, orders, permits, judgments, decrees and other requirements and policies imposed by any Government Authority that are applicable to the Company, the Purchased Assets or the Business.

3.8           Transfer of Employment. The TUPE Regulations will not apply to either the execution of this Agreement or any transaction or arrangement contemplated by it.

3.9           Intellectual Property.

(a)          Schedule 3.9(a) lists all material items of Company Intellectual Property Rights. The Company has delivered to the Purchaser true, correct and complete copies of all registrations and applications and all licenses, sublicenses and agreements related to the Company Intellectual Property Rights, each as amended to date. The Company is not a party to any oral license, sublicense or other agreement which, if reduced to written form, would be required to be listed in Schedule 3.9(a) under the terms of this Section 3.9(a).

(b)          Except as set forth in Schedule 3.9(b), the Company holds all right, title and interest in and to, and is the exclusive owner of, all Company Intellectual Property Rights, free and clear of any Encumbrances and any other rights or claims of any other Person, and the Company has not misappropriated, is not in conflict with, and is not infringing upon, the Intellectual Property Rights of any Person. To the knowledge of the Company, none of the Company Intellectual Property Rights is being infringed by activities, products or services of, or is being misappropriated by, any Person.

(c)          Except as set forth in Schedule 3.9(c), the Company is not obligated to make any royalty, commission or other executory payment related to any Intellectual Property Rights of any Person.

(d)          The Company has used its best efforts to protect and enforce any trade secrets and otherwise to safeguard and maintain the secrecy and confidentiality of all Company Intellectual Property Rights. All Employees and Contractors who have had access to trade secrets or proprietary information of the Company or any customer of the Company have executed and delivered to the Company agreements (copies of which have been delivered to the Purchaser) to maintain the confidentiality of such trade secrets and proprietary information and to assign to the Company all Intellectual Property Rights arising from the services performed for the Company by such Employee or Contractor. No current or prior Employees or Contractors have claimed any ownership interest in any Company Intellectual Property Rights or any work product delivered to any customer of the Company as a result of having been involved in the development of such property or work product while providing services to the Company or otherwise. To the knowledge of the Company, there has been no violation of any confidentiality or nondisclosure agreement related to any such trade secrets or proprietary information or to the Company Intellectual Property Rights. Except as set forth in Schedule 3.9(d), all Company Intellectual Property Rights have been developed by the Company or its Employees.

(e)          No funding from any Government Authority or university or college facilities were used in the authorship, creation or development of any Company Intellectual Property Rights.

3.10         Solvency. The Company is not entering into the Asset Purchase with the intent to hinder, delay or defraud any Person to which the Company is, or may become, indebted. The Purchase Price is not less than the reasonably equivalent value of the Purchased Assets. The Company’s assets, at a fair valuation, exceed the Company’s liabilities, and after the Closing and after giving effect to the Asset Purchase and the other transactions contemplated hereby, the Company will not be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair salable value of its assets will be less than the amount required to pay its probable Liability on debts as they become absolute and matured).

3.11         Brokers. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Purchaser or the Company for any commission, fee or other compensation payable as a finder or broker.

3.12         Disclosure. To the knowledge of the Company, no representation or warranty by the Company contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, the Purchaser by the Company pursuant to this Agreement or any other document contemplated hereby, contains or will contain any untrue statement of a fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

As a material inducement to the Company to enter into this Agreement and the other agreements contemplated hereby to which the Company is a party and to consummate the transactions contemplated hereby and thereby, the Purchaser represents and warrants to the Company, as of the date hereof, as follows:

4.1           Authority for Agreement. The Purchaser has full power, authority and legal right to enter into and perform its obligations under this Agreement and the other agreements contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby. The board of directors of the Purchaser has duly approved this Agreement and the other agreements contemplated hereby and the transactions contemplated hereby and thereby, and have authorized the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Purchaser are necessary to approve and authorize the execution, delivery and performance by the Purchaser of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party and the consummation by the Purchaser of the transactions contemplated hereby and thereby. This Agreement and the other agreements contemplated hereby to which the Purchaser is a party have been duly executed and delivered by the Purchaser and are legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general or by general principles of equity (whether considered in a proceeding in equity or at law).

4.2           No Violation to Result. The execution, delivery and performance by the Purchaser of this Agreement and the other agreements contemplated hereby to which the Purchaser is a party, the consummation by the Purchaser of the transactions contemplated hereby and thereby, and the fulfillment by the Purchaser of the terms hereof and thereof, do not and will not, directly or indirectly (with or without notice or lapse of time or both): (i) violate, breach, conflict with, constitute a default under, or accelerate or permit the acceleration of the performance required by (x) any note, debt instrument, security agreement, mortgage or any other contract to which the Purchaser is a party or by which the Purchaser or its assets or properties is bound, (y) any law, judgment, decree, order, rule, regulation, permit, license or other legal requirement of any Government Authority applicable to the Purchaser, or (z) any of the terms of the certificate of incorporation, bylaws or other governing documents of the Purchaser (in each case, as amended from time to time) or any resolution adopted by the shareholders or directors of the Purchaser; or (ii) give any Government Authority or other Person the right to challenge any of the transactions contemplated by this Agreement. No notice to, filing with or consent of any Person is necessary in connection with the execution, delivery or performance by the Purchaser of this Agreement and the other agreements contemplated hereby or the consummation by the Purchaser of the transactions contemplated hereby or thereby.

ARTICLE V
ADDITIONAL AGREEMENTS

5.1           Access to Properties and Records. After the date hereof, the Company shall provide the Purchaser and its Representatives with access, at reasonable times, on reasonable notice and during ordinary business hours, to such information related to the Purchased Assets in the Company’s possession as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns, reports or forms, or the defense of any Tax claim or assessment, and the Purchaser and its Representatives shall be permitted to make extracts from, or take copies of, any books, records or other documentation related to the Purchased Assets as may be reasonably necessary for such purposes.

5.2           Publicity and Disclosure. The Company shall not make any disclosure of this Agreement or the existence, terms and conditions hereof (whether or not in response to an inquiry related to the existence or subject matter of this Agreement) unless such disclosure has been approved by the Purchaser, except to the extent required by or advisable under applicable law, regulation or court order and except to its attorneys, accountants and other financial advisors.

5.3           Intentionally omitted.

5.4           Solvent Liquidation. As soon as practicable after the Closing, and in any event no later than seven business days of the Closing, the Company shall enter into, and thereafter pursue diligently, a solvent liquidation process to effect and complete the Wind Up.

5.5           Further Assurances. The Company shall execute such further documents, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be required by the Purchaser to consummate the transactions contemplated by this Agreement and the other agreements contemplated hereby, to vest the Purchaser with full title to all of the Purchased Assets, free and clear of all Encumbrances, or to effect any of the other purposes of this Agreement or the other agreements contemplated hereby. The Company shall notify Purchaser immediately of any claims made against the Company in the liquidation process.

5.6           Transfer of Records. Within ninety (90) days of the execution of this Agreement, the Company shall deliver to Purchaser, at Purchaser’s expense, all documents and records related to the Purchased Assets, including without limitation all documents and records related to the ownership, creation or development of the Company Intellectual Property.

5.7           Bulk Transfer Provisions. The Company and the Purchaser hereby waive compliance with the provisions of any applicable bulk transfer law, if any.

5.8           TUPE Releases. The Company shall enter into release agreements with each of its employees, which agreements shall be signed by the legal advisors of such employees, releasing the Company from all claims and obligations under TUPE Regulations, in form reasonably acceptable to Purchaser. If requested by Purchaser, Purchaser shall be a party to such releases.

5.9           Registration Rights. If, at any time after the earlier of (i) the consummation of the Purchaser’s first underwritten public offering, or (ii) December 31, 2016, if a registration statement covering the resale of all shares underlying the warrants contemplated in Section 1.5 hereof has not been filed as of such date, the Purchaser proposes and initiates formal actions to prepare and file a registration statement under the Securities Act or any other rule or regulation applying to the registration of the Purchaser’s securities for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans or Rule 145 transactions or a registration statement that does not permit secondary sales (a “Registration Statement”), then each such time, the Purchaser shall give written notice of such intention to file a Registration Statement (a “Piggyback Notice”) to each holder of Warrants hereunder (each, a “Shareholder”) at least five (5) days before the anticipated filing date. The Piggyback Notice shall describe the number of shares to be registered and the intended method of distribution and offer each Shareholder the opportunity to register pursuant to such Registration Statement such shares of Common Stock issued upon exercise of the Warrant held by such Shareholder (the “Registrable Shares”) as such Shareholder may request in writing to the Purchaser within five (5) days after the date such Shareholder first received the Piggyback Notice (a “Piggyback Registration”). The foregoing Piggyback Registration rights shall be subject ratably (amongst the Shareholders) to potential underwriter’s limitations or cutbacks set forth herein. The Purchaser shall take reasonable steps to include in the Registration Statement the Registrable Shares which the Purchaser has been so requested to register by the Shareholders. The Purchaser shall be entitled to suspend or withdraw a Registration Statement prior to its becoming effective, whether or not any Shareholders have elected to include Registrable Shares in such Registration Statement. If the Registration Statement is being filed in connection with an underwritten offering and the managing underwriter with respect to such an offering advises the Purchaser in writing that the inclusion of all or any portion of the Registrable Shares which the Shareholders have requested to be included in the Registration Statement would materially jeopardize the success of the offering, then the Purchaser shall be required to include in the underwriting only that number of Registrable Shares which the underwriter advises the Purchaser in writing may be sold without materially jeopardizing the offering. Any cut back of shares included in the Registration Statement will apply, first, to the Shareholders and will be pro rata among Shareholders who have elected to have shares included in the Registration Statement according to the number of Registrable Shares held by each; second, to the shareholders of the Purchaser entitled to registration rights prior to the date hereof and who have elected to have shares included in the Registration Statement; and third, to any shares to be offered by the Purchaser therein. Any shares so excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. In any underwritten offering, each Shareholder participating in such offering shall, as a condition to the inclusion of such Shareholder’s Registrable Shares in the offering, enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Purchaser. If the any Shareholder disapproves of the terms of any such underwriting, it may elect to withdraw its Registrable Shares from such offering by written notice to the Purchaser and the underwriter, delivered at least five (5) days prior to the effective date of the Registration Statement. Each Shareholder also agrees to be subject to any lock-up agreements reasonably requested by a managing underwriter and to any other limitations on the resale of securities or use of the Registration Statement agreed by the participants in the offering who are not Shareholders. All costs of Purchaser of the registrations referenced herein shall be at the Purchaser’s sole expense (the holders of Warrants, or Common Stock issued upon exercise thereof, shall be responsible for any costs and expenses they may incur in participating in any such registration).

ARTICLE VI
CLOSING DELIVERIES

6.1           Closing Deliveries of the Company. At the Closing, the Company shall deliver the following documents to the Purchaser, subject to waiver, in part or in full, by the Purchaser:

(a)          the Company shall execute and deliver a Bill of Sale in the form attached hereto as Exhibit A;

(b)          the Company shall execute and deliver a Patent Assignment in the form attached hereto as Exhibit B;

(c)          the Company shall deliver the Wind Up Statement in a form reasonably acceptable to Purchaser, attached hereto as Schedule 1.4;

(d)          the Company shall deliver a certificate of its secretary setting forth the resolutions of its board of directors and shareholders (or other evidence reasonably satisfactory to the Purchaser) authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which the Company is a party and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect; and

(e)          the Company, each employee and Purchaser, if applicable, shall have executed and delivered the TUPE Releases described in Section 5.8.

(f)          each Company shareholder shall execute and deliver an agreement (i) releasing of all claims for the benefit of the Company, the Purchaser and their Affiliates and (ii) containing non-solicitation and non-competition covenants in form attached as Exhibit D (collectively, the “Release and Non-Solicitation Agreements”).

6.2           Closing Deliveries of the Purchaser. At the Closing, the Purchaser shall execute and deliver the following documents to the Company, subject to waiver, in part or in full, by the applicable Company:

(a)          the Purchaser will deliver the Cash Consideration.

ARTICLE VII
INDEMNITY

7.1           General Indemnification. The Company covenants and agrees to indemnify, defend, protect and hold harmless the Indemnified Parties from, against and in respect of all Losses that may be suffered, sustained, incurred or paid by any Indemnified Party, whether or not involving a third party claim, in each case in connection with, resulting from or arising out of, directly or indirectly: (i) the inaccuracy or breach of any representation or warranty made by the Company in this Agreement or in any other agreement or other document delivered in connection with this Agreement or the consummation of the transactions contemplated hereby; (ii) the non-fulfillment or breach of any covenant or agreement on the part of the Company in this Agreement or in any other agreement or other document delivered in connection with this Agreement or the consummation of the transactions contemplated hereby; (iii) the existence of, or the failure of the Company to pay, perform or discharge when due, any Liability; (iv) any Excluded Asset; (v) any act or omission of the Company or any Representative of the Company on or prior to the Closing Date; (vi) any and all Liabilities resulting from any litigation, suit, proceeding, action, claim, demand or investigation pending or threatened related to the ownership or use of the Purchased Assets by the Company or the conduct of the Business by the Company; (vii) the bulk transfer or bulk sales provisions of any applicable law; (viii) any and all Liabilities for Taxes in connection with or arising out of the ownership of the Purchased Assets on or prior to the Closing Date or the operation of the Business on or prior to the Closing Date; (ix) any and all Liabilities in connection with or arising out of the employment or engagement, or termination of employment or engagement, of any person employed or engaged by the Company at any time, any act or omission of the Company prior to the Closing Date which by virtue of the TUPE Regulations is deemed to be an act or omission of the Purchaser or in relation to which liability transfers to the Purchaser, and any claim relating to either Party’s failure to comply with its obligations to inform and/or consult under the TUPE Regulations; and (x) enforcing the Indemnified Party’s rights hereunder. The indemnification provided hereunder will terminate twenty one (21) days after publication of the liquidator’s notice to creditors published in the London Gazette so long as the Company has complied with Section 5.4, provided that indemnification shall survive with respect to any claims arising prior to such date to the extent such claim is made on or before such date.

7.2           Indemnification Procedures. In the event of the assertion or commencement by any Person of any claim or legal proceeding (whether against the Purchaser or against any other Person) with respect to which any Indemnified Party may be entitled to indemnification pursuant to this ARTICLE VII, the Purchaser shall have the right, at its election, to proceed with the defense (including settlement or compromise) of such claim or legal proceeding on its own; provided, however, that if the Purchaser settles or compromises any such claim or legal proceeding without the consent of the Company, such settlement or compromise shall not be conclusive evidence of the amount of Losses incurred by the Indemnified Party in connection with such claim or legal proceeding (it being understood that if the Purchaser requests that the Company consent to a settlement or compromise, the Company shall act reasonably in determining whether to provide such consent). The Purchaser shall give the Company prompt notice after it becomes aware of the commencement of any such claim or legal proceeding; provided, however, that any failure on the part of the Purchaser to so notify the Company shall not limit any of the obligations of the Company, or any of the rights of any Indemnified Party, under this ARTICLE VII (except to the extent that such failure materially adversely prejudices the defense of such claim or legal proceeding). If the Purchaser does not elect to proceed with the defense of any such claim or legal proceeding, the Company may proceed with the defense of such claim or legal proceeding with counsel reasonably satisfactory to the Purchaser; provided, however, that the Company may not settle or compromise any such claim or legal proceeding without the prior written consent of the Purchaser (which consent may not be unreasonably withheld). No Indemnified Party (other than the Purchaser or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Purchaser (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy. Nothing herein shall be deemed to prevent an Indemnified Party from making a claim hereunder, and an Indemnified Party may make a claim hereunder, for potential or contingent claims or demands, provided, however, that the notice of such claim shall set forth the basis for any such potential or contingent claim or demand to the extent then reasonably feasible.

7.3           Survival of Representations, Warranties and Covenants. Each representation, warranty, covenant and agreement contained in this Agreement or in any other agreement or document delivered in connection with this Agreement shall survive the Closing and be enforceable until such covenant or agreement has been fully performed. All representations and warranties contained in this Agreement or in any other agreement or document delivered in connection with this Agreement shall survive the Closing until the fifth anniversary of the Closing Date and shall thereafter expire, except that any representation or warranty with respect to which a claim has been made for a breach thereof prior to such date shall survive until such claim is resolved.

7.4           Limitations on Indemnification. The indemnification obligations of the Company for breaches of representations and warranties set forth in ARTICLE III and ARTICLE IV of this Agreement shall be limited to an amount equal to the Purchase Price and the value of the Warrants (or the Common Stock issued upon exercise of the Warrants); provided that the foregoing limitation shall not apply to any claim based on fraud, intentional misrepresentation or willful misconduct, which claims shall not be limited in amount and with respect to which no Losses shall count in determining whether the foregoing limitation has been met or exceeded.

ARTICLE VIII

DEFINED TERMS

(1)         “Affiliate” means (i) as to any Party that is an entity, any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Party, and (ii) as to any Party who is a natural person, the spouse, parents, siblings and lineal descendants of such Party. For purposes of this definition, an entity will be deemed to be “controlled by” a Person if the Person possesses, directly or indirectly, power either to (A) vote twenty percent (20%) or more of the securities (including convertible securities) having ordinary voting power or (B) direct or cause the direction of the management or policies of such entity, whether by contract or otherwise.

(2)         “Closing Date” means the date on which the Closing occurs.

(3)         “Code” shall mean the Internal Revenue Code of 1986, as amended.

(4)         “Company” has the meaning given to such term in the preamble to the Agreement.

(5)         “Company Intellectual Property Rights” means the Intellectual Property Rights used in the conduct of the Business, including Intellectual Property Rights owned by, and licensed from third parties by, the Company.

(6)         “Encumbrance” means any claim, lien, pledge, assignment, option, charge, easement, security interest, right-of-way, encumbrance, mortgage or other right (including any right of first refusal, put, call or other restriction on transfer).

(7)         “Government Authority” means any nation or government, any state or other instrumentality or political subdivision thereof (including any county or city), and any entity exercising executive, legislative, judicial, military, regulatory or administrative functions of or pertaining to government.

(8)          “Indemnified Parties” means the Purchaser and its officers, directors, employees, shareholders, assigns, successors and Affiliates, and “Indemnified Party” means any of the foregoing Persons.

(9)         “Intellectual Property Rights” means all (i) patents, patent applications and patent disclosures, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, together with all authors’ and moral rights, (iv) mask works and registrations and applications for registration thereof, (v) computer software (including source code, object code, macros, scripts, objects, routines, modules and other components), data, databases and documentation thereof, (vi) the Confidential Information and other trade secrets and confidential or proprietary information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, formulations, products, processes, techniques, methods, research and development information and results, drawings, specifications, designs, plans, proposals, technical data, marketing plans and customer, prospect and supplier lists and information), (vii) any other intellectual property rights, and (viii) copies and tangible embodiments of any of the foregoing set forth in clauses (i) to (vii) (in whatever form or medium).

(10)        “Liability” means any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, mature or unmature, secured or unsecured.

(11)        “Losses” means all Liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, Taxes, interest (including interest from the date of such damages) and costs and expenses (including reasonable attorneys’ fees and disbursements of every kind, nature and description).

(12)        “Person” means any natural person, limited liability company, corporation, partnership, trust, unincorporated organization, association, joint stock company, business, group, Government Authority or other entity.

(13)        “Representatives” means, with respect to a Party, the officers, directors, employees, consultants, advisors, accountants, agents, attorneys and other authorized representatives of such Party.

(14)        “Tax” means any federal, state, local or foreign tax, duty or similar governmental fee, levy, assessment or charge of any kind whatsoever, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, capital gains, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, unclaimed property, escheat, sales, use, transfer, registration, alternative or add-on minimum or estimated taxes and customs duties, and including any interest, penalty or additional amounts arising with respect to the foregoing or the obligation to file Tax Returns, whether disputed or not.

(15)        “Tax Return” means any report, return, statement, claim for refund, election, declaration or other information with respect to any Tax required to be filed, or actually filed, with a taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

(16)        “TUPE Regulations” means the United Kingdom Transfer of Undertakings (Protection of Employment) Regulations 2006, as amended, or any other national law which implements the Acquired Rights Directive 2001/23/EC.

ARTICLE IX
MISCELLANEOUS

9.1           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns.

9.2           Governing Law. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of California, without regard to its conflicts of laws principles. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of California in each case located in the City of San Diego, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

9.3           Specific Performance; Remedies Not Exclusive. Each Party acknowledges that the other Parties shall be irreparably harmed and that there shall be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to, but not in lieu of, any other remedies which may be available upon the breach or threatened breach of any such covenant or agreement, each Party shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, such covenant or agreement. All rights and remedies of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

9.4           Severability. Each article, section, subsection, paragraph or clause of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. If any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

9.5           Amendment. This Agreement may be amended, supplemented or modified only by execution of an instrument in writing signed by all of the Parties.

9.6           Waiver. Any Party may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of any other Party, (ii) waive any inaccuracies in the representations and warranties of any other Party contained in this Agreement or any other document contemplated hereby, or (iii) waive compliance with any of the agreements of any other Party contained in this Agreement or any other document contemplated hereby. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any Party of any provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other provision of this Agreement on any future occasion.

9.7           Notices. All notices, requests, consents, waivers and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) if personally delivered, upon delivery or refusal of delivery, (ii) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery, (iii) if sent by facsimile with proof of successful transmission, on receipt by the recipient, or (iv) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, requests, consents, waivers and other communications required or permitted to be given hereunder shall be addressed as follows:

If to the Purchaser: AmpliPhi Biosciences Corporation 3579 Valley Centre Drive, Suite 100 San Diego, California 92130 Attention: Michael Scott Salka Facsimile: (858) 800-4869	If to the Company: Novolytics Limited c/o RSM, Bluebell House Brian Johnson Way, Preston PR2 5PE, United Kingdom Facsimile: +44 (0) 1772-216001

with a copy, which shall not constitute notice, to: Cooley LLP 4401 Eastgate Mall, San Diego, CA 92121 Attention: Tom Coll Facsimile: (858) 550-6420

or at such other address or addresses or facsimile number or numbers as the Party addressed may from time to time designate in writing pursuant to notice given in accordance with this Section 9.7.

9.8           Expenses. Except as otherwise provided in Schedule 1.4, all costs and expenses incurred by the Company (including, without limitation, financial advisory fees, legal fees and expenses, broker and finder fees, and fees and expenses of accountants) in connection with the transactions contemplated hereby shall be borne by the Company, and all costs and expenses incurred by the Purchaser (including, without limitation, financial advisory fees, legal fees and expenses, broker and finder fees, and fees and expenses of accountants) in connection with the transactions contemplated hereby shall be borne by the Purchaser.

9.9           Consent to Jurisdiction. Each of the Parties hereby irrevocably and unconditionally submits to the jurisdiction of any state court of the State of California and any federal court sitting in the State of California and irrevocably agrees that all actions, suits or other proceedings arising out of or related to this Agreement or the other documents contemplated hereby, the transactions contemplated hereby and thereby, or the enforcement of any provision hereof or thereof, shall be litigated exclusively in such courts. Each of the Parties agrees not to commence any such actions, suits or other proceedings except in such courts. Each of the Parties irrevocably waives any objection which such Party may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding anything to the contrary set forth herein, it is expressly understood that this Section 9.9 may not be construed as a consent to the matters contained herein with respect to any shareholder, officer, director or employee of the Company.

9.10         Attorneys’ Fees. If any action, suit or other proceeding related to this Agreement or the other documents contemplated hereby, the transactions contemplated hereby and thereby, or the enforcement of any provision hereof or thereof, is brought by any Party against any other Party, the Indemnified Party or the non-breaching Party in such action, suit or other proceeding shall be entitled to recover its reasonable attorneys’ fees, costs and disbursements incurred in the course of such proceeding from the Indemnifying Party or the breaching Party, in addition to any other relief to which the Indemnified Party or the non-breaching Party may be entitled. Notwithstanding anything to the contrary set forth in this Agreement, it is expressly understood that this Section 9.10 may not be construed as to hold any shareholders, directors, officers or employees of the Company liable for any attorneys’ fees hereunder.

9.11         Complete Agreement. This Agreement, those documents expressly referred to herein, including all exhibits and schedules hereto, and the other documents contemplated by this Agreement embody the complete agreement and understanding among the Parties with respect to the subject matter hereof and thereof, and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof and thereof.

9.12         Absence of Third Party Beneficiary Rights. No provision of this Agreement is intended, nor shall any such provision be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any creditor, client, customer, Affiliate, stockholder, member, manager or employee of any Party hereto or any other Person other than (i) the successors and assigns of a Party, and (ii) the Indemnified Parties.

9.13         Mutual Drafting. This Agreement and the other documents contemplated hereby are the mutual product of the Parties, and each provision hereof and thereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for or against any Party by virtue of the authorship of this Agreement or such other documents.

9.14         Further Representations. Each Party acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to his or its legal rights from such counsel. Each Party further represents that he or it is being independently advised as to the Tax consequences of the transactions contemplated by this Agreement and is not relying on any representations or statements made by any other Party as to such Tax consequences.

9.15         Interpretation. Unless the context clearly indicates otherwise, (i) where appropriate the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give the terms defined herein or the terms otherwise used in this Agreement the proper meanings, and (ii) occurrences of the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.” The Company shall be deemed to have knowledge of any action, omission, fact, condition, occurrence or event if any director or officer of the Company has knowledge of such action, omission, fact, condition, occurrence or event.

9.16         Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

9.17         Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original, and all of which, taken together, shall constitute the same agreement. This Agreement and any document, exhibit or schedule contemplated hereby may be executed by facsimile signature, which shall be considered legally binding for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Asset Purchase Agreement as of the day and year first above written.

PURCHASER:

AMPLIPHI BIOSCIENCES CORPORATION,
a Washington corporation

By:	/s/ M. Scott Salka

Name:	M. Scott Salka

Title:	Chief Executive Officer

COMPANY:

NOVOLYTICS LIMITED,
a company organized under the laws of England and Wales

By:	/s/ Geoffrey M. Orme

Name:	Geoffrey M. Orme

Title:	Director

EXHIBIT INDEX

Exhibit A	Bill of Sale

Exhibit B	Patent Assignment

Exhibit C	[Reserved]

Exhibit D	Release, Confidentiality and Non-Solicitation Agreement

Exhibit E	Warrant

Exhibit 21.1

Subsidiaries of AmpliPhi Biosciences Corporation

The following companies are direct or indirect wholly owned subsidiaries of AmpliPhi Biosciences Corporation:

Name	Jurisdiction
Biocontrol Limited	United Kingdom
AmpliPhi Australia Pty Ltd	Australia
Special Phage Holdings Pty Ltd	Australia
Special Phage Services Pty Ltd	Australia
Ampliphi, Biotehnološke Raziskave in Razvoj, d.o.o	Slovenia

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-203455), pertaining to the 2012 Stock Incentive Plan and 2013 Stock Incentive Plan of AmpliPhi Biosciences Corporation, of our report dated March 30, 2016, with respect to the consolidated financial statements of AmpliPhi Biosciences Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Richmond, Virginia

March 30, 2016

Exhibit 31.1

AMPLIPHI BIOSCIENCES CORPORATION

CERTIFICATION

I, Michael Scott Salka, certify that:

1.	I have reviewed this annual report on Form 10-K of AmpliPhi Biosciences Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 30, 2016

/s/ Michael Scott Salka
Michael Scott Salka
Chief Executive Officer

Exhibit 31.2

AMPLIPHI BIOSCIENCES CORPORATION

CERTIFICATION

I, Steve R. Martin, certify that:

1.	I have reviewed this annual report on Form 10-K of AmpliPhi Biosciences Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 30, 2016

/s/ Steve R. Martin
Steve R. Martin
Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 32.1

AMPLIPHI BIOSCIENCES CORPORATION

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of AmpliPhi Biosciences Corporation (the “Company”) on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission (the “Report”), I, Michael Scott Salka, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: March 30, 2016

/s/ Michael Scott Salka
Michael Scott Salka
Chief Executive Officer (Principal Executive Officer)

Exhibit 32.2

AMPLIPHI BIOSCIENCES CORPORATION

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of AmpliPhi Biosciences Corporation (the “Company”) on Form 10-K for the year ended December 31, 2015 as filed with the Securities and Exchange Commission (the “Report”), I, Steve R. Martin, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: March 30, 2016

/s/ Steve R. Martin
Steve R. Martin
Chief Financial Officer (Principal Financial and Accounting Officer)

 Exhibit 99.1

March 15, 2016

VIA EMAIL (COLLTA@COOLEY.COM)

Tom Coll, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121-1909

Re:	AmpliPhi Biosciences Corporation

Dear Mr. Coll:

This firm represents New River Management VII, LP ("NRM"), a holder of Series B Preferred Stock in AmpliPhi Biosciences Corporation ("AmpliPhi" or the "Company"). I write to you concerning a proposed risk factor that you have informed NRM and its affiliate, Third Security, LLC, may be included in AmpliPhi's upcoming Form 10-K.

The proposed risk factor pertains to Section 4.4.4(b) of the Company's Amended and Restated Articles of Incorporation, which provides for automatic conversion of the Company's Series B Preferred Stock into Common Shares if certain conditions are met. The proposed risk factor maintains that the Company contends that a future underwritten public offering by AmpliPhi "that otherwise meets the specified parameters" will cause an automatic conversion under clause (i) of section 4.4.4(b). The proposed risk factor does not discuss the "specified parameters" or explain how they could be met. It also fails to explain or cite any authority supporting the proposition that a company whose shares are already publicly traded and listed on a national exchange could conduct an "initial public offering."

Clause (i) of section 4.4.4(b) provides that the Series B shares are convertible into common shares:

upon the closing of an underwritten initial public offering with aggregate offering proceeds to the Corporation of at least $7,000,000 (after reduction for underwriting discounts and commissions) and a price per share to the public of at least the Series B Stated Value (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) upon the closing of which the shares of Common Stock of the Corporation shall be listed for trading on the national securities exchanges operated by the New York Stock Exchange or NASDAQ Stock Market[.]

Clause (i), thus, establishes three conditions that must be met to perfect the Company's automatic conversion right. First, there must be "an underwritten initial public offering with aggregate offering proceeds to the Corporation of at least $7,000,000 (after reduction for underwriting discounts and commissions)." Second, the "price per share to the public [must be] at least the Series B Stated Value (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares)." Third, "upon the closing of [offering,] the shares of Common Stock of the Corporation shall be listed for trading on the national securities exchanges operated by the New York Stock Exchange or NASDAQ Stock Market."

As noted in the proposed risk factor, the Company's common shares began trading on the NYSE MKT Exchange in August 2015. Consequently, any future public offering by the Company would not result in "the shares of Common Stock of the Corporation [being] listed for trading on the national securities exchanges operated by the New York Stock Exchange or NASDAQ Stock Market." Any argument by the Company that a future public offering can trigger automatic conversion would require the clause "upon the closing of which" to be written out of the Company's Amended and Restated Articles of Incorporation. These facts are material to understanding whether an actual dispute exists over the Company's ability to automatically convert the Series B Preferred Shares into Common Shares. The omission of these facts renders the proposed risk factor materially misleading.

Likewise, Rule 12f-2(c) [17 CFR § 240.12f-2(c)] defines an "initial public offering" as follows: "An initial public offering commences at such time as is described in section 12(f)(1)(G)(ii) of the [Securities Exchange] Act [of 1934]." Section 12(f)(1)(G)(ii) [15 U.S.C.A. § 781(f)(1)(G)(ii)] explains "an initial public offering of such security commences at the opening of trading on the day on which such security commences trading on the national securities exchange with which such security is registered." Thus, the statutory definition of an "initial public offering" shows that an initial public offering is coincident with the commencement of trading on a national securities exchange. Consequently, a company whose common shares are publicly traded cannot conduct an "initial public offering" of common shares. Therefore, the suggestion in the proposed risk factor that a future public offering may trigger automatic conversion under clause (i) of section 4.4.4(b) and the omission of this information also render the proposed risk factor materially misleading.

Finally, in order to trigger an automatic conversion under clause (i) of section 4.4.4(b), the price per share of the offering must be "at least the Series B Stated Value (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares)". The stated value of Series B shares is $1.40. On August 5, 2015, the Company announced "a 1-for-50 reverse stock split." As a result of the reverse stock split, the adjusted stated value of the Series B shares is $70. Nowhere in the proposed risk factor is this fact mentioned. Today, AmpliPhi's stock opened at $4.12 per share, making the achievement of this condition practically impossible. The omission of the adjusted stated value of the Series B shares makes the proposed risk factor materially misleading.

If the Management and the Board of the Company knowingly causes the Company to make a materially misleading statement in its Form 10-K, they will not only have violated, along with the Company, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, they will have also breached their fiduciary duties to the Company and its shareholders. Because of this, we are informed that Julian Kirk, a member of the Board, will not sign or consent to the filing of the Form 10-K if it includes the materially misleading risk factor.

Very truly yours,

DLA Piper LLP (US)

Robert W. Brownlie

Partner

Admitted to practice in California

RWB

cc:	Mr. Julian Kirk
Tad Fisher, Esq.

 Exhibit 99.2

March 28, 2016

VIA EMAIL (COLLTA@COOLEY.COM)

Tom Coll, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121-1909

Re:	AmpliPhi Biosciences Corporation

Dear Mr. Coll:

We understand that there is a Board of Directors' Meeting scheduled for later today at which AmpliPhi Biosciences Corporation's ("AmpliPhi's" or the "Company's") Form 10-K will be discussed and possibly approved for filing. We have reviewed the draft Form 10-K and offer the following observations that we ask that you share with the Board. Overall, like the proposed risk factor addressed in my letter of March 15 to you, the draft Form 10-K contains materially false and misleading statements concerning the ability of the Company to force a conversion of the Series B shares.

It is apparent that the Company has attempted to dodge liability by couching its position regarding the ability of the Company to force a conversion of the Series B shares as a statement of belief or opinion. This gambit will not work.

Under the Federal Securities Laws, a statement of belief contains at least three implicit factual assertions: (1) that the statement is genuinely believed; (2) that there is a reasonable basis for that belief; and (3) that the speaker is not aware of any undisclosed facts tending to seriously undermine the accuracy of the statement. A statement of belief may be actionable to the extent that any one of these implied factual assertions is inaccurate. The statements in the Form 10-K are actionable under this analysis.

The plain language of clause (i) of Section 4.4.4(b) undermines the accuracy of the Company's "disagreement" with the interpretation of the clause. A plain reading of the clause shows that the Company cannot automatically convert the Series B shares through an underwritten public offering. This is explained in my previous letter to you.

Moreover, it is not enough to merely quote the language of Section 4.4.4(b) and leave it to the Company's stockholders and potential purchasers of the Company's stock to figure out why the Company contends there is a dispute. For example, since the language shows that the Company cannot satisfy the condition that "upon the closing of which [i.e., the offering,] the shares of Common Stock of the Corporation shall be listed for trading on the national securities exchanges operated by the New York Stock Exchange or NASDAQ Stock Market" — because the stock is already listed — the belief that the Company disagrees with the interpretation of clause (i) cannot be "genuinely believed" and, at a minimum, there cannot be a "reasonable basis for that belief."

Likewise, the Company's position that the language of clause (i) and, in particular, the language concerning the minimum price per share for a public offering are ambiguous, is similarly actionable. The clause requires "a price per share to the public of at least the Series B Stated Value (subject to adjustment in the event of any ... stock split . .)." There is nothing ambiguous about this language. The statement that it is ambiguous also cannot be genuinely believed and lacks a reasonable basis.

Further, the Form 10-K's singular focus on Third Security, Randal J. Kirk, and Julian Kirk is also materially misleading. As admitted in the Form 10-K, NRM is a holder of only 28.5% of the Series B shares. The Form 10-K says nothing about the positions of the other 71.5% of the Series B shareholders.

Other Series B shareholders obviously must adhere to a plain reading of Section 4.4.4(b) just as NRM. Otherwise, they could force a conversion to common shares under clause (ii) of Section 4.4.4(b) because, collectively, they own more than the requisite two-thirds of the Series B shares. The Company's focus on NRM and its affiliates, and the omission of the views of the other Series B shareholders, also renders the draft Form 10-K materially misleading.

Please keep in mind that while a shareholder would be required to provide evidence of the lack of a genuine belief, reasonable basis or the Company's (Management's and the Board's) awareness of undisclosed facts tending to seriously undermine the accuracy of the statement — only one of which needs to be proved to prevail — such a claim will survive a motion to dismiss and summary judgment.

Since the Company seems determined to publish materially misleading statements about the Series B Preferred Shareholder rights, NRM intends to file an amendment to its Schedule 13D to make its position clear. So that the filing does not come as a surprise to the Company and the members of the Board other than Julian Kirk, a copy of NRM's draft Schedule 13D/A is attached.

Very truly yours,

DLA Piper LLP (US)

Robert W. Brownlie

Partner

Admitted to practice in California RWB

cc:	Mr. Julian Kirk
Tad Fisher, Esq.
Mike Hird, Esq.

Item 4. Purpose of Transaction.

The information set forth in Items 3 and 6 is incorporated herein by reference.

The Reporting Persons acquired the shares disclosed hereunder for investment purposes.

Based on the recent conduct of Management and the members of the Company’s Board of Directors (other than Julian Kirk), the Reporting Persons are reexamining their relationship with and investment in the Company. On March __, 2016, the Company filed with the United States Securities and Exchange Commission its annual report on Form 10-K. In the Form 10-K, the Company represented it has a dispute with the Reporting Persons regarding the interpretation of Section 4.4.4(b) of Article 4 of the Company’s Amended and Restated Articles of Incorporation and the Company’s ability to automatically convert the Shares of Series B Preferred into Common Shares under clause (i) Section 4.4.4(b). Before the Company filed the Form 10-K, the Reporting Persons informed the Company, in writing, that the Company’s representations in the Form 10-K regarding the alleged dispute are materially misleading for the following reasons.

Clause (i) of Section 4.4.4(b) provides, in relevant part, that the Series B shares are convertible into Common Shares:

upon the closing of an underwritten initial public offering with aggregate offering proceeds to the Corporation of at least $7,000,000 (after reduction for underwriting discounts and commissions) and a price per share to the public of at least the Series B Stated Value (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) upon the closing of which the shares of Common Stock of the Corporation shall be listed for trading on the national securities exchanges operated by the New York Stock Exchange or NASDAQ Stock Market[.]

In the Form 10-K, the Company represents that this language in Section 4.4.4(b) is ambiguous. But, the Company fails to explain why it believes Section 4.4.4(b) is ambiguous.

The Company also represents in the Form 10-K that “We believe that at such time as we consummate our first underwritten public offering that otherwise meets the specified parameters for a Qualified Public Offering set forth in Section 4.4.4(b)(i) of our Amended and Restated Articles of Incorporation, the Series B Preferred should automatically convert into Common Shares.” The Company offers no support in its Form 10-K for this conclusion.

A reading of the plain language of clause (i) of Section 4.4.4(b) shows that it establishes three conditions that must be met to perfect the Company’s automatic conversion right. First, there must be “an underwritten initial public offering with aggregate offering proceeds to the Corporation of at least $7,000,000 (after reduction for underwriting discounts and commissions).” Second, the “price per share to the public [must be] at least the Series B Stated Value (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares).” Third, “upon the closing of which [referring to the offering,] the shares of Common Stock of the Corporation shall be listed for trading on the national securities exchanges operated by the New York Stock Exchange or NASDAQ Stock Market.”

SEC Rule 12f-2(c) [17 CFR § 240.12f-2(c)] defines an “initial public offering” as follows: “An initial public offering commences at such time as is described in section 12(f)(l)(G)(ii) of the [Securities Exchange] Act [of 1934].” Section 12(f)(l)(G)(ii) of the Securities Exchange Act of 1934 [15 U.S.C.A. § 78l(f)(1)(G)(ii)] explains “an initial public offering of such security commences at the opening of trading on the day on which such security commences trading on the national securities exchange with which such security is registered.” Thus, the statutory definition of an “initial public offering” shows that an initial public offering is coincident with the commencement of trading on a national securities exchange. Consequently, a company whose common shares are publicly traded cannot conduct an “initial public offering” of common shares.

Here, the Company’s Common Shares began trading on the New York Stock Exchange’s NYSE MKT Exchange (NYSE MKT) in August 2015. Since the Company’s Common Shares are already trading on a national securities exchange, it cannot, at some point in the future, consummate an “initial public offering.” Because the Company cannot, in the future, complete an “initial public offering,” the Company, for this reason alone, cannot automatically convert its Series B Preferred Shares into Common Shares. These facts are omitted from the Form 10-K.

Automatic conversion under clause (i) of Section 4.4.4(b) also requires that the price per share of the offering must be “at least the Series B Stated Value (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares)”. In its Form 10-K, the Company claims that this language is “ambiguous.” However, nowhere in the Form 10-K does the Company explain how or why the language is ambiguous.

The Stated Value of the Series B shares is $1.40. On August 5, 2015, the Company announced “a 1-for-50 reverse stock split.” Under the plain language of clause (i) of Section 4.4.4(b), adjusting the Stated Value of the Series B Shares for the reverse stock split increases the Stated Value of the Series B Shares to $70. Thus, in order to trigger automatic conversion under clause (i) of Section 4.4.4(b), the price per share for the underwritten initial public offering – assuming that it were even possible for the Company to conduct an “initial public offering” – must be, at least, $70 per share. These facts are omitted from the Company’s Form 10-K.

Automatic conversion also requires that “upon the closing of which [referring to the offering], the shares of Common Stock of the Corporation shall be listed for trading on the national securities exchanges operated by the New York Stock Exchange or NASDAQ Stock Market.” As noted above, the Company’s common shares began trading on the NYSE MKT Exchange in August 2015. Consequently, any future public offering by the Company would not result in “the shares of Common Stock of the Corporation [being] listed for trading on the national securities exchanges operated by the New York Stock Exchange or NASDAQ Stock Market.” Therefore, the Company cannot satisfy this condition without rewriting Section 4.4.4(b) to delete the clause “upon the closing of which.” These facts are omitted from the Company’s Form 10-K.

The Company’s Form 10-K singles out the Reporting Persons in this alleged dispute. As represented in the Company’s Form 10-K, the Reporting Persons hold 28.5% of the Company’s outstanding Series B Preferred Shares. The Company acknowledges in its Form 10-K that under clause (ii) of Section 4.4.4(b), automatic conversion of Series B Preferred Shares into Common Shares can result from “the election of the holders of two-thirds (2/3) of the then outstanding shares of Series B Preferred.”

Yet, the Company says nothing about the positions of the other 71.5% of the Series B shareholders. It is reasonable to infer from the Company’s silence that other Series B shareholders share the Reporting Persons’ plain language reading of Section 4.4.4(b). Otherwise, the Company would know that upon the completion of what the Company describes in the Form 10-K as an “underwritten public offering that otherwise meets the specified parameters for a Qualified Public Offering set forth in Section 4.4.4(b)(i),” the other Series B shareholders would allow the conversion of their Series B Shares into Common Shares thereby forcing an automatic conversion of the remaining Series B Shares into Common Shares under clause (ii) of Section 4.4.4(b) because, collectively, the other Series B shareholders own more than the requisite two-thirds of the Series B Shares.

Because the Company’s Form 10-K omits the material facts discussed above, Julian Kirk, a member of the Company’s Board of Directors, withheld his approval of and signature on the Form 10-K.

The Reporting Persons may, from time to time, depending upon market conditions and other factors deemed relevant by the Reporting Persons, acquire shares of Common Stock or other capital stock of the Company outside of those contemplated by the Subscription Agreement. The Reporting Persons reserve the right to, and may in the future choose to, change their purpose with respect to the investment and take such actions as they deem appropriate in light of the circumstances including, without limitation, to dispose of, in the open market, in a privately negotiated transaction, by transfer, by exchange or by gift, all or a portion of the shares of Common Stock or other securities of the Company that they now own or may hereafter acquire. Any decision of the Reporting Persons to increase their holdings in Common Stock or securities convertible into Common Stock, will depend, however, on numerous factors including, without limitation, the price of shares of Common Stock, the terms and conditions related to their purchase and sale, the prospects and profitability of the Company, other business and investment alternatives of the Reporting Persons, tax considerations and general economic and market conditions. At any time, the Reporting Persons, or any of them, may determine to dispose of some or all of their holdings of Common Stock depending on those and other considerations.

At the date of this Statement, none of the Reporting Persons have present plans or proposals which would result in:

(a) The acquisition by any person of additional securities of the Company, or the disposition of securities of the Company;

(b) An extraordinary corporate transaction such as a merger, reorganization or disposition, involving the Company or any of its subsidiaries;

(c) A sale or transfer of a material amount of assets of the Company or any of its subsidiaries;

(d) Any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board;

(e) Any material change in the present capitalization or dividend policy of the Company;

(f) Any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940;

(g) Changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person;

h) Causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association;

(i) A class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934; or

(j) Any action similar to any of those actions enumerated above.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2016

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

800 East Leigh Street, Suite 209, Richmond, Virginia 23219

(Address of principal executive offices)

804-827-2524

(Registrant’s Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 4, 2016, AmpliPhi Biosciences Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Novolytics Limited, a company organized under the laws of England and Wales (“Novolytics”), pursuant to which the Company acquired all tangible and intangible assets of Novolytics’ S. aureus phage-related business (the “Acquired Assets”).

Pursuant to the Agreement, the Company paid £98,100 in cash to Novolytics, which amount will be used to cover Novolytics’ expenses in connection with the winding up of its business. In addition, in exchange for the Company’s receipt of release and non-solicitation agreements in favor of the Company from the shareholders of Novolytics, the Company agreed to issue warrants (“Warrants”) to purchase up to an aggregate of 170,000 shares of the Company’s Common Stock, par value $0.01 per share, to such shareholders within 30 days after the date Novolytics appoints a liquidator to effect the wind up. The Warrants will have an exercise price of $12.00 per share and will contain certain registration rights. The Company agreed to use commercially reasonable efforts to cause the shares issuable upon exercise of the Warrants to be registered by December 31, 2016.

The Warrants will be issued in a private placement transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D and/or Regulation S thereunder. This report shall not constitute an offer to sell or the solicitation of an offer to buy the foregoing securities, nor shall there be any offer, solicitation or sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which will be attached as an exhibit to a subsequent filing with the Securities and Exchange Commission.

Forward Looking Statements

Statements contained in this report that are not statements of historical fact are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning the winding up of Novolytics’ business and matters relating to the Warrants. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words.  These forward-looking statements are based upon the Company’s current expectations and involve a number of risks and uncertainties, including the risks and uncertainties described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, as filed with the Securities and Exchange Commission. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2016	AmpliPhi Biosciences Corporation

	By:	/s/ M. Scott Salka
	Name:	M. Scott Salka
	Title:	Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2016

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

800 East Leigh Street, Suite 209, Richmond, Virginia 23219

(Address of principal executive offices)

804-827-2524

(Registrant’s Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c)

On January 18, 2016, AmpliPhi Biosciences Corporation (the “Company”) appointed Steve R. Martin as its Chief Financial Officer, principal financial officer and principal accounting officer, effective January 18, 2016, replacing David E. Bosher in those capacities. Mr. Bosher remains employed with the Company as a consultant.

Mr. Martin, age 54, served as Senior Vice President and Chief Financial Officer of Applied Proteomics, Inc., a molecular diagnostics company, from December 2014 to August 2015. From June 2011 to December 2014, Mr. Martin served as Senior Vice President and Chief Financial Officer of Apricus Biosciences, Inc., a publicly traded pharmaceutical company, and served as the Interim Chief Executive Officer of Apricus from November 2012 through March 2013. From 2008 to January 2011, Mr. Martin served as Senior Vice President and Chief Financial Officer of BakBone Software, a publicly traded software company. During his final 10 months with BakBone until the company’s acquisition in January 2011, Mr. Martin also served as BakBone’s Interim Chief Executive Officer. From 2005 to 2007, Mr. Martin served as Chief Financial Officer of Stratagene Corporation, a publicly traded clinical diagnostics company. Mr. Martin’s previous experience also includes serving as Controller with Gen-Probe Incorporated, a publicly traded molecular diagnostics company, as well as 10 years with Deloitte & Touche LLP, a public accounting firm. Mr. Martin holds a Bachelors of Science degree from San Diego State University and is a certified public accountant.

In connection with Mr. Martin’s appointment, the Company entered into an offer letter agreement with Mr. Martin, dated January 18, 2016. Pursuant to the offer letter, the Company agreed to provide Mr. Martin with the following compensation: (i) annual base salary of $320,000; (ii) eligibility to receive annual performance-based bonuses, with an initial target bonus of 35% of his base salary; and (iii) the grant of a stock option to purchase 99,919 shares of the Company’s common stock at an exercise price of $2.85 per share, which is equal to the closing price of the Company’s common stock on the NYSE MKT on January 15, 2016. Twenty-five percent of the shares underlying the option vest on the one-year anniversary of the commencement of Mr. Martin’s employment with the Company, and the balance of the shares vest in equal monthly installments over the following 36 months, subject to Mr. Martin’s continued service with the Company. In the event Mr. Martin is terminated without “cause” or resigns for “good reason” (as those terms are defined in the offer letter) within one month before or 12 months after a change in control of the Company, any shares subject to the option that remain unvested at the time of such termination or resignation will become vested. Mr. Martin’s option grant is subject to the terms of the Company’s 2013 Stock Incentive Plan and stock option grant notice and option agreement thereunder. In addition, the offer letter provides that if Mr. Martin is terminated without cause or resigns for good reason from his employment with the Company, Mr. Martin will be entitled to receive severance benefits in the form of salary continuation at the rate of his base salary in effect at the time of his termination or resignation for a period of 12 months, subject to the Company’s timely receipt of an effective release and waiver of claims.

The foregoing description of the offer letter with Mr. Martin does not purport to be complete and is qualified in its entirety by reference to the offer letter, a copy of which is attached as Exhibit 99.1 to this report.

Mr. Martin will also be entitled to enter into the Company’s standard form of indemnity agreement with its directors and executive officers, a copy of which is attached hereto as Exhibit 99.2.

(e)

On January 13, 2016, the Company’s Board of Directors approved the payment of an annual performance bonus to M. Scott Salka, the Company’s Chief Executive Officer, in the amount of $85,000. The foregoing bonus was awarded to Mr. Salka based on the partial achievement of corporate performance objectives and the terms of Mr. Salka’s offer letter with the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Offer Letter, dated January 18, 2016, by and between AmpliPhi Biosciences Corporation and Steve R. Martin

99.2	Form of Indemnity Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2016	AmpliPhi Biosciences Corporation

	By:	/s/ M. Scott Salka
	Name:	M. Scott Salka
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Offer Letter, dated January 18, 2016, by and between AmpliPhi Biosciences Corporation and Steve R. Martin

99.2	Form of Indemnity Agreement

Exhibit 99.1

Steve Martin

January 18, 2016

Steve Martin

PO Box 3223

La Jolla, CA 92038

Dear Steve:

We are pleased to confirm our offer of employment with AmpliPhi Biosciences Corporation (the “Company”), in the position of Senior Vice President, Chief Financial Officer on the terms set forth in this letter agreement (the “Agreement”).

1.                  Position. As Senior Vice President, Chief Financial Officer, you will be responsible for managing the financial affairs of the Company and you will report directly to the Chief Executive Officer of the Company. You agree to devote your full business time and attention to your work for the Company. Except upon the prior written consent of the Board of Directors of the Company (the “Board”), you will not, during your employment with the Company, (i) accept or maintain any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with your duties and responsibilities as a Company employee or create a conflict of interest with the Company.

2.                  Salary. Your initial base salary will be $320,000 per year, less applicable withholdings. Your salary will be reviewed from time to time by the Board or its compensation committee, and may be adjusted in the sole discretion of the Board or its compensation committee.

3.                  Bonus. You will be eligible to earn an annual performance bonus based on achievement of Company performance objectives to be established by the Board or its compensation committee and provided to you. Your annual target performance bonus will initially be equal to 35% of your base salary, although the amount of any payment will be dependent upon actual performance as determined by the Board or its compensation committee. You must be employed by the Company through the date on which bonuses are paid in order to be eligible to receive a bonus. Your annual target performance bonus percentage is subject to modification from time to time in the discretion of the Board or its compensation committee.

4.                  Equity Award. Upon your commencement of employment with the Company, you will be granted an option under the Company’s 2013 Stock Incentive Plan (the “Plan”) to purchase 99,919 shares of Common Stock of the Company, which you and the Company agree is equivalent to one percent (1%) of the then current fully diluted number of shares of Common Stock (assuming conversion or exercise of all outstanding convertible or exercisable securities, and including shares available for issuance pursuant to the Plan) (the “Option”). The Option shall vest with respect to one-fourth of the total number of shares on the one-year anniversary of the start date of your employment with the Company and monthly thereafter for the following three years, subject to your continued services to the Company. The Option shall be subject to the terms and conditions of the Plan, stock option grant notice and option agreement to be entered into between you and the Company.

Steve Martin

5.                  Benefits. You will be eligible to participate in the benefits made generally available by the Company to its senior executives, in accordance with the benefit plans established by the Company, and as may be amended from time to time in the Company’s sole discretion.

6.                  At-Will Employment. The Company is an “at-will” employer. Accordingly, either you or the Company may terminate the employment relationship at any time, with or without advance notice, and with or without cause.

7.                  Termination. Upon any termination of your employment, you will be deemed to have resigned, and you hereby resign, from all offices and directorships, if any, then held with the Company or any subsidiary. In the event of termination of your employment with the Company, regardless of the reasons for such termination, the Company shall pay your base salary and accrued but unused vacation up to and through the date of termination, less applicable payroll and tax withholdings (the “Accrued Obligations”).

8.                  Severance. You shall be eligible for the severance benefits described in this Section 8.

a.                  In the event (i) the Company terminates your employment without Cause (as defined below and other than due to your death or disability), or (ii) you terminate your employment for Good Reason (as defined below), and provided in either case of (i) or (ii) such termination or resignation constitutes a “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a “Separation from Service”) (such termination or resignation, an “Involuntary Termination”), then, in addition to the Accrued Obligations, subject to your obligations below, you shall be entitled to receive an amount equal to twelve (12) months of your then current base salary (ignoring any decrease in base salary that forms the basis for Good Reason), less all applicable withholdings and deductions, paid on the schedule described below (the “Severance Pay”).

b.                  The Severance Pay is conditional upon (i) your continuing to comply with your obligations under your PIIA (as defined in Section 11) during the period of time in which you are receiving the Severance Pay; (ii) your delivering to the Company an executed separation agreement and general release of claims in favor of the Company, in a form attached hereto as Exhibit A, within the time period set forth therein, which becomes effective in accordance with its terms, which shall be no later than sixty (60) days following your Separation from Service (the “Release”). The Severance Pay will be paid in equal installments on the Company’s regular payroll schedule over the period outlined above following the date of your Separation from Service; provided, however, that no payments will be made prior to the sixtieth (60th) day following your Separation from Service. On the sixtieth (60th) day following your Separation from Service, the Company will pay you in a lump sum the amount of the Severance Pay that you would have received on or prior to such date under the original schedule but for the delay while waiting for the sixtieth (60th) day, with the balance of the Severance Pay being paid as originally scheduled.

c.                   “Cause” for purposes of your Severance Pay means (i) your gross negligence or willful failure substantially to perform your duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) your commission of any act of fraud, embezzlement or dishonesty against the Company or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) your unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom you owe an obligation of nondisclosure as a result of your relationship with the Company; or (iv) your willful breach of any of your obligations under any written agreement or covenant with the Company, including without limitation this Agreement and your PIIA.

Steve Martin

d.                  “Good Reason” for purposes of your Severance Pay means the occurrence at any time of any of the following without your prior written consent: (i) a material reduction in your authority, duties or responsibilities (other than a mere change in title following any merger or consolidation of the Company with another entity); (ii) a material reduction in your base salary; or (iii) any willful failure or willful breach by the Company of any of its material obligations under this Agreement. For purposes of this subsection, no act, or failure to act, on the Company’s part shall be deemed “willful” unless done, or omitted to be done, by the Company not in good faith and without reasonable belief that the Company’s act, or failure to act, was in the best interest of the Company. In order to terminate your employment under this Agreement for Good Reason, you must (1) provide written notice to the Company within ninety (90) days of the first occurrence of the events described above, (2) allow the Company at least thirty (30) days from such receipt of such written notice to cure such event, and (3) if such event is not reasonably cured within such period, resign from all position you then hold with the Company effective not later than the one-hundred eightieth (180th) day after the initial occurrence of such event.

9.                  Change in Control. If your Involuntary Termination occurs within one (1) month prior to, or twelve (12) months following a Change in Control (as defined in the Plan), the vesting of all of your outstanding equity awards (including the Option) that are subject to time-based vesting requirements shall accelerate in full such that all such equity awards shall be deemed fully vested as of the date of such Involuntary Termination (or Change in Control, if later).

10.              Taxes: All amounts paid under this Agreement shall be paid less all applicable state and federal tax withholdings (if any) and any other withholdings required by any applicable jurisdiction or authorized by you.

a.                  Section 409A. The Severance Pay provided in this Agreement is intended to qualify for an exemption from application of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance thereunder and any state law of similar effect (collectively “Section 409A”) or to comply with its requirements to the extent necessary to avoid adverse personal tax consequences under Section 409A, and any ambiguities herein shall be interpreted accordingly. Each installment of Severance Pay is a separate “payment” for purposes of Treasury Regulations Section 1.409A-2(b)(2)(i), and the Severance Pay is intended to satisfy the exemptions from application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9). However, if such exemptions are not available and you are, upon Separation from Service, a “specified employee” for purposes of Section 409A, then, solely to the extent necessary to avoid adverse personal tax consequences under Section 409A, the timing of the Severance Pay shall be delayed until the earlier of (i) six (6) months and one day after your Separation from Service, or (ii) your death. Except to the minimum extent that payments must be delayed because you are a “specified employee”, all amounts of Severance Pay will be paid as soon as practicable in accordance with the schedule provided herein and in accordance with the Company’s normal payroll practices.

b.                  Section 280G. If any payment or benefit you will or may receive from the Company or otherwise (a “280G Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then any such 280G Payment pursuant to this Agreement or otherwise (a “Payment”) shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction shall occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for you. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”).

Steve Martin

Notwithstanding the foregoing, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A that would not otherwise be subject to taxes pursuant to Section 409A, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, shall be modified so as to avoid the imposition of taxes pursuant to Section 409A as follows: (A) as a first priority, the modification shall preserve to the greatest extent possible, the greatest economic benefit for you as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without cause), shall be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A shall be reduced (or eliminated) before Payments that are not deferred compensation within the meaning of Section 409A.

Unless you and the Company agree on an alternative accounting firm, the accounting firm engaged by the Company for general tax compliance purposes as of the day prior to the effective date of the change of control transaction triggering the Payment shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the change of control transaction, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The Company shall use commercially reasonable efforts to cause the accounting firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to you and the Company within fifteen (15) calendar days after the date on which your right to a 280G Payment becomes reasonably likely to occur (if requested at that time by you or the Company) or such other time as requested by you or the Company.

If you receive a Payment for which the Reduced Amount was determined pursuant to clause (x) of the first paragraph of this Section 10(b) and the Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, you shall promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of the first paragraph of this this Section 10(b) so that no portion of the remaining Payment is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) in the first paragraph of this this Section 10(b), you shall have no obligation to return any portion of the Payment pursuant to the preceding sentence.

11.              Other. As a condition of employment, you must read, sign and comply with the Company’s Proprietary Information and Invention Assignment Agreement (“PIIA”), which (among other provisions) prohibits any unauthorized use or disclosure of Company proprietary, confidential or trade secret information. As required by law, this offer is subject to satisfactory proof of your identity and right to work in the United States. Further, if requested by the Company, this offer is contingent upon your successful completion of a background check to the satisfaction of the Company. If the Company desires that you complete a background check, you will be required to give your consent for the Company, through an outside firm, to complete a criminal background check and verification of information provided on your employment application.

Steve Martin

12.              Entire Agreement. Please let us know of your decision to join the Company by signing a copy of this Agreement and returning it to us not later than January 18, 2016. This Agreement, together with your PIIA, sets forth our entire agreement and understanding regarding the terms of your employment with the Company and supersedes any prior representations or agreements, whether written or oral. This Agreement may not be modified in any way except in a writing signed by the Company’s Chief Executive Officer (or another duly authorized officer of the Company) upon due authorization by the Board or its compensation committee and you. It shall be governed by California law, without regard to principles of conflicts of laws.

Sincerely,

/s/ Scott Salka

Scott Salka
Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Steve Martin
Steve Martin

1/18/16
Date

Steve Martin

Exhibit A

SEPARATION AGREEMENT AND RELEASE

I enter into this Separation Agreement and Release (the “Release”) pursuant to Section 8 of the Offer Letter Agreement between AmpliPhi Biosciences Corporation (the “Employer”), and me dated January 18, 2016 (the “Agreement”). I acknowledge that my timely execution and return and my non-revocation of this Release are conditions to the payments and benefits pursuant to Section 8 of the Agreement. I therefore agree to the following terms:

1.                  Release of Claims. I voluntarily release and forever discharge the Employer, its affiliated and related entities, its and their respective predecessors, successors and assigns, its and their respective employee benefit plans and fiduciaries of such plans, and the current and former officers, directors, stockholders, members, employees, attorneys, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (“Claims”) that, as of the date when I sign this Release, I have, ever had, now claim to have or ever claimed to have had against any or all of the Releasees. This release includes, without limitation, all Claims:

•	relating to my employment by the Employer and/or any affiliate of the Employer and the termination of my employment;
•	of wrongful discharge;
•	of breach of contract;
•	of retaliation or discrimination under federal, state or local law (including, without limitation, Claims of age discrimination or retaliation under the Age Discrimination in Employment Act, Claims of disability discrimination or retaliation under the Americans with Disabilities Act, Claims of discrimination or retaliation under Title VII of the Civil Rights Act of 1964, Claims of any form of discrimination or retaliation that is prohibited by the California Fair Employment and Housing Act;
•	under any other federal or state statute;
•	of defamation or other torts;
•	of violation of public policy;
•	for wages, bonuses, incentive compensation, stock, stock options, vacation pay or any other compensation or benefits (except for such wages, bonuses, incentive compensation, stock, stock options, vacation pay or other compensation or benefits otherwise due to me under the Agreement); and
•	for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees;

I agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Release, under any ongoing Company benefit plans or for indemnification under any indemnification agreement, the Company’s Bylaws or applicable law. This release does not release claims that cannot be released as a matter of law, including, but not limited to, my right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give me the right to recover any monetary damages against the Company; my release of claims herein bars me from recovering such monetary relief from the Company).

Steve Martin

I agree that I shall not seek or accept damages of any nature, other equitable or legal remedies for my own benefit, attorney’s fees, or costs from any of the Releasees with respect to any Claim released by this Release. I represent that I have not assigned to any third party and I have not filed with any agency or court any Claim released by this Release.

2.                  Ongoing Obligations. I reaffirm my ongoing obligations under the Agreement, including without limitation my obligations under Section 11 with respect to the Proprietary Information and Invention Assignment Agreement.

3.                  No Assignment. I represent that I have not assigned to any other person or entity any Claims against any Releasee.

4.                  Right to Consider and Revoke Release. I acknowledge that I have been given the opportunity to consider this Release for a period of twenty-one (21) days from the date when it is tendered to me. In the event that I executed this Release within less than twenty-one (21) days, I acknowledge that such decision was entirely voluntary and that I had the opportunity to consider this Release until the end of the twenty-one (21) day period. To accept this Release, I shall deliver a signed Release to the Employer’s General Counsel within such twenty-one (21) day period; provided that I acknowledge that the Employer may change the designated recipient by notice. For a period of seven (7) days from the date when I execute this Release (the “Revocation Period”), I shall retain the right to revoke this Release by written notice that is received by the Employer’s General Counsel or other Employer-designated recipient on or before the last day of the Revocation Period. This Release shall take effect only if it is executed within the twenty-one (21) day period as set forth above and if it is not revoked pursuant to the preceding sentence. If those conditions are satisfied, this Release shall become effective and enforceable on the date immediately following the last day of the Revocation Period (the “Effective Date”).

5.                  California Civil Code Section 1542. I acknowledge that I have been advised to consult with legal counsel and am familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Steve Martin

I, being aware of said code section, agree to expressly waive any rights I may have thereunder, as well as under any other statute or common law principles of similar effect.

6.                  Other Terms.

(a)                Legal Representation; Review of Release. I acknowledge that I have been advised to discuss all aspects of this Release with my attorney, that I have carefully read and fully understand all of the provisions of this Release and that I am voluntarily entering into this Release.

(b)               Binding Nature of Release. This Release shall be binding upon me and upon my heirs, administrators, representatives and executors.

(c)                Amendment. This Release may be amended only upon a written agreement executed by the Employer and me.

(d)               Severability. In the event that at any future time it is determined by an arbitrator or court of competent jurisdiction that any covenant, clause, provision or term of this Release is illegal, invalid or unenforceable, the remaining provisions and terms of this Release shall not be affected thereby and the illegal, invalid or unenforceable term or provision shall be severed from the remainder of this Release. In the event of such severance, the remaining covenants shall be binding and enforceable.

(e)                Governing Law and Interpretation. This Release shall be deemed to be made and entered into in the State of California, and shall in all respects be interpreted, enforced and governed under the laws of the State of California, without giving effect to the conflict of laws principles of such State. The language of all parts of this Release shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either the Employer or me.

(f)                Entire Agreement; Absence of Reliance. I acknowledge that I am not relying on any promises or representations by the Employer or any of its agents, representatives or attorneys regarding any subject matter addressed in this Release.

So agreed.

Steve Martin	Date

Exhibit 99.2

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”) dated as of ___________ _____, 20__, is made by and between AmpliPhi Biosciences Corporation (the “Company”), and _________________ (“Indemnitee”).

Recitals

A. The Company desires to attract and retain the services of highly qualified individuals as directors, officers, employees and agents.

B. The Company’s Amended and Restated Bylaws (the “Bylaws”) require that the Company indemnify its directors and officers, and empowers the Company to indemnify its employees and other agents, as authorized by the corporation law of the Company’s state of incorporation, as amended (the “Code”), under which the Company is organized and such Bylaws expressly provide that the indemnification provided therein is not exclusive and contemplates that the Company may enter into separate agreements with its directors, officers and other persons to set forth specific indemnification provisions.

C. Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents and available insurance as adequate under the present circumstances, and the Company has determined that Indemnitee and other directors, officers, employees and agents of the Company may not be willing to serve or continue to serve in such capacities without additional protection.

D. The Company desires and has requested Indemnitee to serve or continue to serve as a director, officer, employee or agent of the Company, as the case may be, and has proffered this Agreement to Indemnitee as an additional inducement to serve in such capacity.

E. Indemnitee is willing to serve, or to continue to serve, as a director, officer, employee or agent of the Company, as the case may be, if Indemnitee is furnished the indemnity provided for herein by the Company.

Agreement

Now Therefore, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                  Definitions.

(a)               Agent. For purposes of this Agreement, the term “agent” of the Company means any person who: (i) is or was a director, officer, employee or other fiduciary of the Company or a subsidiary of the Company; or (ii) is or was serving at the request or for the convenience of, or representing the interests of, the Company or a subsidiary of the Company, as a director, officer, employee or other fiduciary of a foreign or domestic corporation, partnership, joint venture, trust or other enterprise.

9.

(b)               Expenses. For purposes of this Agreement, the term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature), actually and reasonably incurred by Indemnitee in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, the Code or otherwise, and amounts paid in settlement by or on behalf of Indemnitee or in respect of any judgment, fine or penalty. The term “expenses” shall also include reasonable compensation for time spent by Indemnitee for which he or she is not compensated by the Company or any subsidiary or third party (i) for any period during which Indemnitee is not an agent, in the employment of, or providing services for compensation to, the Company or any subsidiary; and (ii) if the rate of compensation and estimated time involved is approved by the directors of the Company who are not parties to any action with respect to which expenses are incurred, for Indemnitee while an agent of, employed by, or providing services for compensation to, the Company or any subsidiary.

(c)                Proceedings. For purposes of this Agreement, the term “proceeding” shall be broadly construed and shall include, without limitation, any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, and whether formal or informal in any case, in which Indemnitee was, is or will be involved as a party or otherwise (including as a witness) by reason of: (i) the fact that Indemnitee is or was a director or officer of the Company; (ii) the fact that any action taken by Indemnitee or of any action on Indemnitee’s part while acting as director, officer, employee or agent of the Company; or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses may be provided under this Agreement.

(d)               Subsidiary. For purposes of this Agreement, the term “subsidiary” means any corporation or limited liability company of which more than 50% of the outstanding voting securities or equity interests are owned, directly or indirectly, by the Company and one or more of its subsidiaries, and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

(e)                Independent Counsel. For purposes of this Agreement, the term “independent counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “independent counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

10.

2.                  Inducement to Serve.

The Company acknowledges that it has entered into this Agreement and assumes the obligations imposed on it hereby, in addition to and separate from its obligations to Indemnitee under the Bylaws, to induce Indemnitee to serve, or continue to serve, as a director, officer, employee or agent of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, employee or agent of the Company.

3.                  Indemnification.

(a)               Indemnification in Third Party Proceedings. Subject to Section 10 below, the Company shall indemnify Indemnitee to the fullest extent permitted by the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits Indemnitee to broader indemnification rights than the Code permitted prior to adoption of such amendment), if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding, for any and all expenses, actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding.

(b)               Indemnification in Derivative Actions and Direct Actions by the Company. Subject to Section 10 below, the Company shall indemnify Indemnitee to the fullest extent permitted by the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits Indemnitee to broader indemnification rights than the Code permitted prior to adoption of such amendment), if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any proceeding by or in the right of the Company to procure a judgment in its favor, against any and all expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement, or appeal of such proceedings.

4.                  Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, including the dismissal of any action without prejudice, the Company shall indemnify Indemnitee against all expenses actually and reasonably incurred in connection with the investigation, defense or appeal of such proceeding.

5.                  Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses actually and reasonably incurred by Indemnitee in the investigation, defense, settlement or appeal of a proceeding, but is precluded by applicable law or the specific terms of this Agreement to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6.                  Advancement of Expenses. To the extent not prohibited by law, the Company shall advance the expenses incurred by Indemnitee in connection with any proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) and upon request of the Company, an undertaking to repay the advancement of expenses if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. Advances shall be unsecured, interest free and without regard to Indemnitee’s ability to repay the expenses. Advances shall include any and all expenses actually and reasonably incurred by Indemnitee pursuing an action to enforce Indemnitee’s right to indemnification under this Agreement, or otherwise and this right of advancement, including expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee acknowledges that the execution and delivery of this Agreement shall constitute an undertaking providing that Indemnitee shall, to the fullest extent required by law, repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. The right to advances under this Section shall continue until final disposition of any proceeding, including any appeal therein. This Section 6 shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 10(b).

11.

7.                  Notice and Other Indemnification Procedures.

(a)               Notification of Proceeding. Indemnitee will notify the Company in writing promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any proceeding or matter which may be subject to indemnification or advancement of expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

(b)               Request for Indemnification and Indemnification Payments. Indemnitee shall notify the Company promptly in writing upon receiving notice of any demand, judgment or other requirement for payment that Indemnitee reasonably believes to be subject to indemnification under the terms of this Agreement, and shall request payment thereof by the Company. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, except to the extent the Company is prejudiced by such failure to notify. Indemnification payments requested by Indemnitee under Section 3 hereof shall be made by the Company no later than sixty (60) days after receipt of the written request of Indemnitee. Claims for advancement of expenses shall be made under the provisions of Section 6 herein.

(c)                Application for Enforcement. In the event the Company fails to make timely payments as set forth in Sections 6 or 7(b) above, Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing Indemnitee’s right to indemnification or advancement of expenses pursuant to this Agreement. In such an enforcement hearing or proceeding, the burden of proof shall be on the Company to prove that indemnification or advancement of expenses to Indemnitee is not required under this Agreement or permitted by applicable law. Any determination by the Company (including its Board of Directors, stockholders or independent counsel) that Indemnitee is not entitled to indemnification hereunder, shall not be a defense by the Company to the action nor create any presumption that Indemnitee is not entitled to indemnification or advancement of expenses hereunder.

12.

(d)               Indemnification of Certain Expenses. The Company shall indemnify Indemnitee against all expenses incurred in connection with any hearing or proceeding under this Section 7 unless the Company prevails in such hearing or proceeding on the merits in all material respects.

8.                  Assumption of Defense. In the event the Company shall be requested by Indemnitee to pay the expenses of any proceeding, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, or to participate to the extent permissible in such proceeding, with counsel reasonably acceptable to Indemnitee. Upon assumption of the defense by the Company and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that Indemnitee shall have the right to employ separate counsel in such proceeding at Indemnitee’s sole cost and expense. Notwithstanding the foregoing, if Indemnitee’s counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or the Company shall not, in fact, have employed counsel or otherwise actively pursued the defense of such proceeding within a reasonable time, then in any such event the fees and expenses of Indemnitee’s counsel to defend such proceeding shall be subject to the indemnification and advancement of expenses provisions of this Agreement.

9.                  Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company or of any subsidiary (“D&O Insurance”) Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

10.              Exceptions.

(a)               Certain Matters. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of any proceeding with respect to (i) remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law (and, in this respect, both the Company and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication, as indicated in Section 10(d) below); (ii) a final judgment rendered against Indemnitee for an accounting, disgorgement or repayment of profits made from the purchase or sale by Indemnitee of securities of the Company against Indemnitee or in connection with a settlement by or on behalf of Indemnitee to the extent it is acknowledged by Indemnitee and the Company that such amount paid in settlement resulted from Indemnitee's conduct from which Indemnitee received monetary personal profit, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or other provisions of any federal, state or local statute or rules and regulations thereunder; (iii) a final judgment or other final adjudication that Indemnitee’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination); or (iv) on account of conduct that is established by a final judgment as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee is not legally entitled. For purposes of the foregoing sentence, a final judgment or other adjudication may be reached in either the underlying proceeding or action in connection with which indemnification is sought or a separate proceeding or action to establish rights and liabilities under this Agreement.

13.

(b)               Claims Initiated by Indemnitee. Any provision herein to the contrary notwithstanding, the Company shall not be obligated to indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought by Indemnitee against the Company or its directors, officers, employees or other agents and not by way of defense, except (i) with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or under any other agreement, provision in the Bylaws or the Company’s articles/certificate of incorporation (the “Certificate of Incorporation”) or applicable law, or (ii) with respect to any other proceeding initiated by Indemnitee that is either approved by the Board of Directors or Indemnitee’s participation is required by applicable law. However, indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors determines it to be appropriate.

(c)                Unauthorized Settlements. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected without the Company’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold or delay consent to any proposed settlement; provided, however, that the Company may in any event decline to consent to (or to otherwise admit or agree to any liability for indemnification hereunder in respect of) any proposed settlement if the Company is also a party in such proceeding and determines in good faith that such settlement is not in the best interests of the Company and its stockholders.

(d)               Securities Act Liabilities. Any provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), or in any registration statement filed with the SEC under the Act. Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K currently generally requires the Company to undertake in connection with any registration statement filed under the Act to submit the issue of the enforceability of Indemnitee’s rights under this Agreement in connection with any liability under the Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. Indemnitee specifically agrees that any such undertaking shall supersede the provisions of this Agreement and to be bound by any such undertaking.

14.

11.              Nonexclusivity and Survival of Rights. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may at any time be entitled under any provision of applicable law, the Certificate of Incorporation, Bylaws or other agreements, both as to action in Indemnitee’s official capacity and Indemnitee’s action as an agent of the Company, in any court in which a proceeding is brought, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors, administrators and assigns of Indemnitee. The obligations and duties of the Company to Indemnitee under this Agreement shall be binding on the Company and its successors and assigns until terminated in accordance with its terms. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her corporate status prior to such amendment, alteration or repeal. To the extent that a change in the Code, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under the Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, by Indemnitee shall not prevent the concurrent assertion or employment of any other right or remedy by Indemnitee.

12.              Term. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or and/or officer, employee or agent of the Company; or (b) one (1) year after the final termination of any proceeding, including any appeal then pending, in respect to which Indemnitee was granted rights of indemnification or advancement of expenses hereunder.

No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against an Indemnitee or an Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five-year period; provided, however, that if any shorter period of limitations is otherwise applicable to such cause of action, such shorter period shall govern.

15.

13.              Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

14.              Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

15.              Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 14 hereof.

16.              Amendment and Waiver. No supplement, modification, amendment, or cancellation of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17.              Notice. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if by overnight delivery, courier or personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified at the addresses set forth on the signature page of this Agreement (or such other address(es) as a party may designate for itself by like notice). If to the Company, notices and demands shall be delivered to the attention of the Secretary of the Company.

18.              Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of California as applied to contracts between California residents entered into and to be performed entirely within California.

19.              Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

16.

20.              Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

21.              Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, Bylaws, the Code and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.

17.

In Witness Whereof, the parties hereto have entered into this Agreement effective as of the date first above written.

COMPANY

By:
Name:
Title:

INDEMNITEE

Signature of Indemnitee

Print or Type Name of Indemnitee

(AmpliPhi Biosciences Corporation Signature Page to the Indemnity Agreement)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2016

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive

San Diego, California 92130

(Address of principal executive offices)

804-827-2524

(Registrant’s Telephone number)

800 East Leigh Street, Suite 209

Richmond, Virginia 23219

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review .

(a)

On March 28, 2016, the Audit Committee of the Board of Directors (the “Audit Committee”) of AmpliPhi Biosciences Corporation (the “Company”) concluded that the Company’s consolidated statements of operations for the year ended December 31, 2014, three and six months ended June 30, 2014, three and nine months ended September 30, 2014 and three months ended June 30, 2015 should no longer be relied upon due to errors in accounting for basic and diluted income (loss) per share. The errors relate to the misapplication of Accounting Standards Codification No. 260, Earnings Per Share (ASC No. 260), as a result of (i) the failure to consider the participating component of the Company’s Series B redeemable convertible preferred stock in computing basic income (loss) per share and (ii) the failure to make certain adjustments to diluted income (loss) per share required by the change in fair value of the liability classified warrants and the change in fair value of the Series B redeemable convertible preferred stock derivative.

The Audit Committee, in consultation with the Company’s Chief Financial Officer, has determined that the financial statements referred to above should be restated in order to give proper application to ASC No. 260. The Company anticipates including such restated financial statements within the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

The Audit Committee discussed the matters described under this Item 4.02(a) with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Forward Looking Statements

Statements contained in this report that are not statements of historical fact are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning the anticipated restatement of specified historical financial statements within the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words.  These forward-looking statements are based upon the Company’s current expectations and involve a number of risks and uncertainties, including the risks and uncertainties described in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, as filed with the Securities and Exchange Commission. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2016	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2016

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive

San Diego, California 92130

(Address of principal executive offices)

804-827-2524

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The information contained under Item 8.01 of this report regarding the issuance of the Shares (as defined below) and the potential issuance of additional shares of Common Stock in the future pursuant to the terms of the Agreement (as defined below) is incorporated by reference under this Item 3.02.

The Shares were issued in a private placement transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Holders acquired the Shares for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the Shares. Each of the recipients was an “accredited investor” under Rule 506 of Regulation D of the Securities Act.

Item 8.01 Other Events.

On April 8, 2016, certain holders (the “Holders”) of over two-thirds of our then-outstanding shares of Series B Convertible Preferred Stock (“Series B Preferred”) elected to automatically convert all outstanding shares of Series B Preferred into shares of Common Stock in accordance with Section 4.4.4(b)(ii) of our Amended and Restated Articles of Incorporation, as amended (the “Conversion”). As a result of the Conversion, the 7,527,853 shares of Series B Preferred outstanding as of immediately prior to the Conversion have been converted into an aggregate of 1,505,560 shares of our Common Stock.

On April 8, 2016, we entered into a Common Stock Issuance Agreement (the “Agreement”) with the Holders pursuant to which we agreed to issue the Holders an aggregate of 853,465 shares of our Common Stock (the “Shares”). Pursuant to the Agreement, we and the Holders also agreed to amend the Common Stock warrants issued to the Holders pursuant to that certain Subscription Agreement, dated June 25, 2013, in order to reduce the exercise price of such warrants from $7.00 per share to $4.05 per share and extend the expiration date thereof from June 26, 2018 to March 31, 2021 (the “Warrant Amendments”). As consideration for the Shares and the Warrant Amendments, the Holders waived their right to receive approximately $2.2 million in aggregate cash payments to which they were entitled upon the Conversion in respect of accrued dividends on their former shares of Series B Preferred. The Holders also waived their registration rights with respect to certain future registration statements that may be filed, and certain future public offerings that may be conducted, by us.

Pursuant to the Agreement, if in the future we conduct one or more bona fide equity financings in which we sell shares of our Common Stock or Preferred Stock at a price less than $4.05 per share (each, a “dilutive financing”), we will be required to issue to the Holders additional shares of Common Stock based on a specified formula. Our obligation to issue additional shares in the event of any such dilutive financing (i) only applies to the lowest priced financing conducted after the date of the Agreement, (ii) is subject to limitations under applicable NYSE MKT rules relating to the issuance of additional shares in a private placement at a price less than the greater of book or market value and (iii) will expire at such time as we have raised $10.0 million in gross proceeds from the sale of our Common Stock and/or Preferred stock in a bona fide financing or financings or June 30, 2018, whichever occurs first. We have agreed to seek shareholder approval of the issuance of up to 1,037,053 shares of Common Stock to the Holders in the future as required by the Agreement in connection with one or more dilutive financings. To the extent we are not permitted by applicable NYSE MKT rules to issue any additional shares of Common Stock that would otherwise be required to be issued pursuant to the terms of the Agreement as a result of a dilutive financing, we have agreed to pay the Holders a cash payment equal to the difference between the price per share in such dilutive financing and $4.05 for each share issued to the Holders pursuant to the Conversion.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this report as Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Common Stock Issuance Agreement, dated April 8, 2016, by and among AmpliPhi Biosciences Corporation and the persons and entities listed on Exhibit A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2016	AmpliPhi Biosciences Corporation

	By:	/s/ M. Scott Salka
	Name:	M. Scott Salka
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Common Stock Issuance Agreement, dated April 8, 2016, by and among AmpliPhi Biosciences Corporation and the persons and entities listed on Exhibit A thereto.

Exhibit 4.1

AMPLIPHI BIOSCIENCES CORPORATION

COMMON STOCK ISSUANCE AGREEMENT

This Common Stock Issuance Agreement (this “Agreement”) is made as of April 8, 2016, by and among AmpliPhi Biosciences Corporation, a Washington corporation (the “Company”), and the persons and entities listed on Exhibit A hereto (each, a “Holder” and collectively, the “Holders”).

Recitals

Whereas, the Holders have delivered to the Company the Automatic Conversion Election attached hereto as Exhibit B, and as a result all shares of Series B Convertible Preferred Stock of the Company (“Series B Preferred”) that were outstanding as of immediately prior to the delivery of the Automatic Conversion Election were automatically converted (the “Automatic Conversion”) into shares of Common Stock of the Company ( “Common Stock”) pursuant to Section 4.4.4(b)(ii) of the Company’s Amended and Restated Articles of Incorporation, as amended from time to time (the “Articles of Incorporation”);

Whereas, as a result of the Automatic Conversion and pursuant to Section 4.4.4(d) of the Articles of Incorporation, each Holder is entitled to receive, to the extent permitted by law, a cash payment in an amount equal to all dividends accrued and unpaid on such Holder’s shares of Series B Preferred converted pursuant to the Automatic Conversion (each, a “Cash Payment” and collectively, the “Cash Payments”); and

Whereas, the Company and the Holders desire for the Company to issue Common Stock and provide certain other consideration to the Holders as set forth herein and, in exchange, the Holders desire to waive their respective rights to receive the Cash Payments and to agree to the waivers, covenants and other terms of this Agreement.

Agreement

Now, Therefore, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders, severally and not jointly, hereby agree as follows:

1.          Waiver of Cash Dividends; Certain Accommodations Provided by Holders; Issuance of Common Stock; Amendment of Warrants.

(a)          Acknowledgement. Each Holder acknowledges that all shares of Series B Preferred previously held by such Holder have been converted pursuant to the Automatic Conversion and are no longer outstanding. Each Holder further acknowledges that all rights with respect to such shares of Series B Preferred terminated immediately upon the effectiveness of the Automatic Conversion Election (notwithstanding any failure of such Holder to surrender any certificate(s) evidencing such Series B Preferred), other than the right of such Holder to receive (i) the shares of Common Stock set forth opposite such Holder’s name on Annex 1 of the Automatic Conversion Election (the “Conversion Shares”) and (ii) to the extent permitted by law, a Cash Payment pursuant to Section 4.4.4(d) of the Articles of Incorporation. Each Holder hereby waives and releases the Company from any and all rights such Holder may have or may become entitled to in the future to claim or to receive any additional shares of Common Stock or other additional consideration in connection with the conversion of the Series B Preferred pursuant to the Automatic Conversion, and agrees that under no circumstances will the Company be liable to such Holder for any additional shares of Common Stock or other additional consideration in connection with such conversion of the Series B Preferred.

1.

(b)          Waiver of Cash Payments. Subject to the terms and conditions of this Agreement, each Holder hereby waives any and all rights such Holder has to receive the Cash Payment to which such Holder is otherwise entitled to receive pursuant to Section 4.4.4(d) of the Articles of Incorporation

(c)          Waiver of Registration Rights. Each Holder hereby waives any Notice Rights and Registration Rights (each as defined below) to which such Holder is entitled (i) in connection with the filing by the Company on or before December 31, 2016 of a registration statement on Form S-1 or Form S-3 relating to any proposed offer and sale by the Company of its securities, and any amendment to the same, and (ii) in connection with the first underwritten public offering of Common Stock by the Company that is consummated following the Closing Date (as defined below) and in which the aggregate gross proceeds to the Company are not less than $7,000,000 (the “Offering”), and the filing of any registration statement in connection therewith, and any amendment to the same. For the purposes of this Section 1(c), “Notice Rights” means any rights of the Holder to receive written notice from the Company pursuant to Section 7.3 of the Subscription Agreement (as defined below). For the purposes of this Section 1(c), “Registration Rights” means any rights of the Holder pursuant to Section 7.3 of the Subscription Agreement to include certain shares of Common Stock on certain registration statements under the Securities Act of 1933, as amended (the “Act”).

(d)          Issuance of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue to each Holder the number of shares of Common Stock set forth opposite such Holder’s name on Exhibit A hereto (the “Shares”). For clarity, the Shares are not inclusive of the Conversion Shares.

(e)          Amendment to Warrants. Contingent and effective upon the Closing, each then outstanding warrant to purchase shares of Common Stock held by a Holder who is a party to this Agreement and issued pursuant to that certain Subscription Agreement, dated June 25, 2013, by and among the Company and the purchasers listed on Exhibit A thereto (the “Subscription Agreement”) shall be amended such that (i) the Purchase Price (as defined in such warrant) per share of Common Stock exercisable thereunder shall be changed to $4.05 (subject to future adjustment pursuant to the terms of such warrant) and (ii) the Expiration Date (as defined in such warrant) will be March 31, 2021.

2.

2.          Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) will take place remotely via the exchange of documents and signatures on the date of this Agreement (the “Closing Date”), or at such other time and place as shall be agreed upon by the Company and each of the Holders. Promptly following the Closing, each Holder will surrender the certificate or certificates representing the shares of Series B Preferred, duly endorsed, to the office of the Company or its transfer agent (or, if such Holder notifies the Company that any such certificate has been lost, stolen or destroyed, such Holder agrees to execute an agreement to indemnify the Company from any loss incurred by it in connection with any such certificate). Thereafter, the Company will instruct its transfer agent to deliver to such Holder the Shares set forth opposite such Holder’s name on Exhibit A hereto either through electronic book entry credit or the issuance of a physical stock certificate as specified for such Holder pursuant to the Delivery Instructions on such Holder’s signature page to this Agreement. Notwithstanding anything to the contrary set forth herein, the issuance of the Shares pursuant to this Section 2 shall occur on the Closing Date (and, for purposes of clarity, to the extent the Closing Date occurs on the same date as the Automatic Conversion, the issuance of the Shares shall occur following the effectiveness of the Automatic Conversion).

3.          Right to Receive Additional Shares Upon Certain Dilutive Financings.

(a)          If, at any time or from time to time after the Closing Date and prior to the Price Protection Expiration Date (defined below), the Company sells and issues shares of its Common Stock or Preferred Stock to investors in an Equity Financing (as defined below) at a price per share that is less than the Conversion Price (as defined below) (a “Diluting Issuance”), then, in such event, unless the Holders of at least ninety-five percent (95%) of the then-outstanding Shares issued to the Holders at the Closing (the “Requisite Holders”) affirmatively elect in writing to waive the treatment of such Diluting Issuance as a Diluting Issuance within 10 business days after the Diluting Issuance, the Company shall issue to each Holder at a closing (each, an “Additional Closing”) within 15 business days after the date of such Diluting Issuance an additional number of shares of Common Stock (which shares will be deemed “Shares” for all purposes under this Agreement as of, and will be deemed issued upon, the date of such issuance) equal to the lesser of (i) (A) the product, rounded down to the nearest whole share, of (x) such Holder’s Price Protection Share Number (as defined below) multiplied by (y) a fraction, the numerator of which is the Conversion Price and the denominator of which is the Effective Price (as defined below) less (B) such Holder’s Price Protection Share Number and all additional Shares issued previously to such Holder pursuant to this Section 3 (for clarity, in the event the subtraction of any such previously issued shares would result in a negative number, then no shares will be issued in connection with such Diluting Issuance), and (ii) the product, rounded down to the nearest whole share, of (x) the applicable NYSE Maximum Number (as defined below) multiplied by (y) a fraction, the numerator of which is the number of Shares issued to such Holder at the Closing and the denominator of which is the aggregate number of Shares issued to all Holders at the Closing. For the avoidance of doubt, in no event will the Company be obligated to issue, nor will it issue, any shares of Common Stock pursuant to any Diluting Issuance in excess of the applicable NYSE Maximum Number. The Company agrees to use its commercially reasonable efforts to obtain the approval of the Company’s shareholders at the Company’s 2016 Annual Meeting of Shareholders of the Company’s issuance to the Holders pursuant to this Section 3 of up to, in the aggregate, the aggregate number of Conversion Shares issued to the Holders pursuant to the Automatic Conversion (as set forth on Schedule 1 to the Automatic Conversion Election), and such commercially reasonable efforts will include (I) a recommendation by the Company’s board of directors that the Company’s shareholders approve such proposal and (II) the Company’s retention of a third-party proxy solicitation firm, on commercially reasonable and market terms, to assist the Company in obtaining approval of the Company’s shareholders of such proposal, the related costs and expenses for which shall be borne by the Company. If the Company’s shareholders fail to approve such proposal at the 2016 Annual Meeting of Shareholders, then, in such event, in lieu of issuing any shares of Common Stock that would have been required to be issued to a Holder pursuant to the operation of this Section 3 but for the limitations imposed by the NYSE Maximum Number (the “Excess Shares”), the Company will, to the extent legally permitted, pay to such Holder (1) for the first Diluting Issuance (other than any Diluting Issuance for which treatment as such is waived by the Requisite Holders) a cash amount per Excess Share equal to the difference between the Conversion Price and the Effective Price for such Diluting Issuance and (2) for each subsequent Diluting Issuance (other than any Diluting Issuance for which treatment as such is waived by the Requisite Holders), a cash amount per Excess Share equal to the difference between the Conversion Price and the Effective Price for such Diluting Issuance, less any cash payment per share previously made to such Holder pursuant to this Section 3 (for clarity, in the event the subtraction of any such previously made per share cash payment would result in a negative number, then no cash payment will be due by the Company in connection with such Diluting Issuance).

3.

(b)          For purposes of this Section 3, the following definitions shall apply:

(i)          “Conversion Price” means $4.05, subject to proportionate adjustment for any stock splits or combinations, dividends, distributions, reclassifications, exchanges, substitutions or similar events that are effectuated after the Closing Date.

(ii)         “Effective Price” means the lowest price per share paid by investors purchasing shares of Common Stock or Preferred Stock of the Company in the Equity Financing in which the Diluting Issuance occurs.

(iii)        “Equity Financing” means a bona fide equity financing transaction for the principal purpose of raising capital in which investors purchase shares of Common Stock or Preferred Stock of the Company. For clarity, the issuance of Common Stock and/or Preferred Stock in connection with any of the following transactions or arrangements will not constitute an Equity Financing: (1) a merger, consolidation, acquisition, strategic alliance or similar business combination involving the Company; (2) any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial or lending institution; (3) strategic transactions (e.g., joint ventures, manufacturing, marketing, distribution, technology transfer or development arrangements) involving the Company and any other entity approved by the Company’s Board of Directors; or (4) equity incentive arrangements with employees or directors of or consultants to the Company.

(iv)        “NYSE Limited Shares” means any shares of Common Stock (or securities convertible into Common Stock) sold by the Company or its officers, directors or principal shareholders in a transaction that is not a public offering (under the rules of the NYSE MKT or NYSE MKT staff interpretations thereof) at a price less than the greater of the Company’s book value per share or the market value per share (i.e., the most recently reported closing price of the Common Stock reported on the NYSE MKT, or other exchange on which the Common Stock is then listed, prior to entering into the definitive agreement to issue such securities).

4.

(v)         “NYSE Maximum Number” means with respect to any Diluting Issuance (i) the maximum number of shares of Common Stock issuable to the Holders pursuant to this Section 3 in connection with such Diluting Issuance without exceeding 19.99% of the outstanding shares of Common Stock as of immediately prior to such Diluting Issuance, reduced by any other NYSE Limited Shares issued or potentially issuable in connection with such Diluting Issuance or (ii) such greater number of shares as may be approved for issuance by the requisite shareholders of the Company, in accordance with applicable NYSE MKT rules and regulations, pursuant to the provisions of this Section 3 without further shareholder approval less the number of shares of Common Stock issued from time to time to the Holders pursuant to this Section 3.

(vi)        “Price Protection Expiration Date” means the earlier of (a) the date on which the Company has raised at least $10,000,000 in gross proceeds from the sale of its Common Stock and/or Preferred Stock in a bona fide financing or financings conducted after the Closing Date and (b) June 30, 2018.

(vii)       “Price Protection Share Number” for each Holder is equal to the number of Conversion Shares issued to such Holder pursuant to the Automatic Conversion (as set forth opposite such Holder’s name on Schedule 1 of the Automatic Conversion Election). The Price Protection Share Number will be subject to proportionate adjustment for any stock splits or combinations, dividends, distributions, reclassifications, exchanges, substitutions or similar events that are effectuated after the Closing Date.

4.          Legends.

(a)          All book entry credits or certificates representing the Shares shall have endorsed thereon legends in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)          Any Holder who is not an affiliate of the Company may request that the Company remove, and the Company agrees to authorize the removal of, any legend from the Shares held by Holder (i) following any sale of such Shares pursuant to Rule 144 under the Act (“Rule 144”), or (ii) if such Shares are eligible for sale under Rule 144 following the expiration of the one-year holding requirement under subparagraphs (b)(1)(i) and (d) thereof. Following the time a legend is no longer required for the Shares under this Section 4(b), the Company will, no later than three business days following the delivery by a Holder to the Company or the Company’s transfer agent of a legended certificate representing such securities, deliver or cause to be delivered to such Holder a certificate or book entry credit representing such securities that is free from all restrictive and other legends.

5.

5.          Representations and Warranties of Holders.

Each Holder, severally and not jointly, hereby represents and warrants to the Company on the date hereof, at the Closing and at each Additional Closing as follows:

(a)          Requisite Power and Authority. Such Holder has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Such Holder has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of such Holder enforceable in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”).

(b)          Investment Representations. Such Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D under the Act. Such Holder is acquiring the Shares for its own account and not with a present view toward the public sale or distribution thereof and has no intention of selling or distributing any of such Shares or any arrangement or understanding with any other persons or entities regarding the sale or distribution of such Shares except as would not result in a violation of the Act. Such Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except pursuant to and in accordance with the Act.

(c)          Information. Such Holder has been furnished with all relevant materials relating to the business, finances and operations of the Company necessary to make an investment decision, and materials relating to the acquisition of the Shares, that have been requested by such Holder, including, without limitation, all reports, schedules, forms, statements and other documents filed by it with the Securities and Exchange Commission (“SEC”), including all exhibits thereto, financial statements and schedules therein and other information incorporated therein, as applicable (the “SEC Filings”). Such Holder has had the opportunity to review the SEC Filings and has been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other investigation conducted by or on behalf of such Holder or its representatives or counsel shall modify, amend or affect such Holder’s right to rely on the truth, accuracy and completeness of the SEC Filings. Such Holder acknowledges that the Company makes no representation to such Holder in connection with any of the transactions contemplated by this Agreement other than as specifically stated in this Agreement.

6.

(d)          Acknowledgement of Risk.

(i)          Such Holder acknowledges and understands that the acquisition of the Shares involves a significant degree of risk, including, without limitation, (i) the Company remains a development stage business with limited operating history and requires substantial additional funding; (ii) an acquisition of the Company’s shares is speculative, and only Holders who can afford the loss of their entire value of their consideration should consider acquiring such Shares; (iii) such Holder may not be able to liquidate the Shares; (iv) transferability of the Shares is extremely limited; (v) in the event of a disposition of the Shares, such Holder could sustain the loss of the entire value of its consideration; and (vi) the Company does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the SEC Filings.

(ii)         Such Holder is able to bear the economic risk of holding the Shares for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the acquiring the Shares.

(iii)        Such Holder has, in connection with such Holder’s decision to acquire the Shares, not relied upon any representations or other information (whether oral or written) other than as set forth in the information disclosed in the SEC Filings, and such Holder has, with respect to all matters relating to this Agreement and the acquisition of the Shares, relied solely upon the advice of such Holder’s own counsel and has not relied upon or consulted any counsel to the Company.

(iv)        Such Holder specifically understands and acknowledges that, on the date of this Agreement, the Closing Date and the date of any Additional Closing, the Company may have in its possession non-public information that could be material to the market price of the Common Stock that it has not disclosed to such Holder. Such Holder hereby represents and warrants that, in entering into this Agreement and consummating the transactions contemplated hereby, it does not require the disclosure of such non-public information to it by the Company in order to make an investment in the Common Stock, and hereby waives all present or future claims arising out of or relating to the Company’s failure to disclose such non-public information to such Holder. Such Holder also specifically acknowledges that the Company would not enter into this Agreement or any related documents in the absence of such Holder’s representations and acknowledgments set out in this Agreement, and that this Agreement, including such representations and acknowledgments, are a fundamental inducement to the Company, and a substantial portion of the consideration provided by such Holder, in this transaction, and that the Company would not enter into this transaction but for this inducement.

(e)          Government Review. Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an acquisition thereof.

(f)          Transfer or Resale.

(i)          Such Holder understands that the Shares have not been and are not being registered under the Act or any applicable state securities laws and, consequently, such Holder may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Act; (ii) such Holder has delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144, or any successor rule.

7.

(ii)         Such Holder understands that any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person or entity through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Act) may require compliance with some other exemption under the Act or the rules and regulations of the SEC thereunder.

(iii)        Such Holder acknowledges that neither the Company nor any other person or entity is under any obligation to register the resale of the Shares under the Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)          Residency. Unless such Holder has otherwise notified the Company in writing, such Holder is a resident of the jurisdiction set forth immediately below such Holder’s name on Exhibit A hereto.

(h)          Broker’s Fees. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Holder for any commission, fee or other compensation pursuant to any transaction contemplated by this Agreement entered into by or on behalf of such Holder.

(i)          Insider Information. Such Holder hereby acknowledges and agrees that (i) such Holder has been advised by the Company that it may have in its possession information that may be material (as such term is used in Sections 11 and 12 of the Act, and in Rule 10b-5 of the Securities Exchange Act of 1934, as amended), non-public information relating to the Company and the Common Stock as of the date of this Agreement and may continue to have in its possession such information prior to the filing of the Form 8-K (as defined below) (such material non-public information, if any, being referred to as the “Material Non-Public Information”); (ii) prior to the filing of the Form 8-K, while such Holder is in possession of Material Non-Public Information, such Holder is prohibited from purchasing or selling, directly or indirectly, any securities of the Company (including entering into hedge transactions involving such securities), or from communicating such Material Non-Public Information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell any securities of the Company; (iii) such Holder has not used and will not use nor permit any third party to use, and has used and will use its reasonable best efforts to assure that no representative, agent or affiliate of such Holder has used or will use or permit any third party to use, any of the Material Non-Public Information of the Company provided in connection with the transactions contemplated by this Agreement in contravention of U.S. securities laws; (iv) such Holder has used and will use such Material Non-Public Information only in connection with Holder’s evaluation of the transactions contemplated by this Agreement and not for any other purpose or in any manner that would constitute a violation of any laws or regulations; (v) all such Material Non-Public Information has been and will continue to be held in confidence by such Holder and its officers, directors, partners, employees, agents and financial and legal advisors and has not been and shall not be disclosed to any other person without the Company’s prior written consent or except as may be required by law, regulation or legal process, until such Material Non-Public Information becomes publicly available upon the filing of the Form 8-K; and (vi) such Holder will be liable and responsible for any breach of this Section 5(i) by such Holder or any of its officers, directors, partners, employees, agents and financial and legal advisors and for any other action or conduct on the part of such representatives that is inconsistent with any provision of this Section 5(i).

8.

6.          Covenants, Representations and Warranties of the Company.

(a)          Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the issuance of the Shares contemplated hereby.

(b)          Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. Subject to the terms and conditions of this Agreement, the issuance of the Shares at the Closing and any Additional Closing will not violate, conflict with or result in a breach of or default under (i) the Articles of Incorporation or the Company’s bylaws, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

(c)          Valid Issuance of the Common Stock. The Shares to be issued to the Holders at the Closing and any Additional Closing (a) are duly authorized and, upon their issuance at the Closing or such Additional Closing, will be validly issued, fully paid and non-assessable, (b) will not, at the Closing or Additional Closing at which such Shares are issued, be subject to any preemptive, participation, rights of first refusal or other similar rights, and (c) assuming the accuracy of each Holder’s representations and warranties hereunder, will be issued in a private placement transaction exempt from the registration requirements of the Act pursuant to Section 4(a)(2) of the Act.

(d)          Listing. Upon issuance the Shares issued hereunder shall be listed on each national securities exchange upon which the Common Stock is then listed.

(e)          Disclosure. The Company shall file a Current Report on Form 8-K (the “Form 8-K”) with the SEC within four business days following the date of this Agreement describing the terms of the transactions contemplated hereby.

7.          Miscellaneous.

(a)          Fees and Expenses. The Company and each Holder is liable for, and will pay, its own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

9.

(b)          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed email, telex or facsimile if sent during normal business hours of the recipient, and if sent at a time other than the normal business hours of the recipient, on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The addresses for such communications are:

If to the Company:	AmpliPhi Biosciences Corporation
3579 Valley Centre Drive
San Diego, CA 92130
Attn: Chief Financial Officer

If to a Holder:	To the address set forth immediately below such Holder’s name on Exhibit A hereto.

Each party shall provide 10 days’ advance written notice to the other parties of any change in its address.

(c)          Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holders and no Holder may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. This Agreement will terminate upon the consummation of a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction.

(d)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

(e)          Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(f)          No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.

(g)          Entire Agreement; Amendment. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. Except as otherwise specified herein, no provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement. Any amendment or waiver by a party effected in accordance with this Section 7(g) shall be binding upon such party, including with respect to any Shares acquired under this Agreement at the time outstanding and held by such party and each future holder of all such Shares.

(h)          Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

(i)          Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

(j)          Counterparts. This Agreement may be executed in counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or e-mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

[Signature Pages Follow]

11.

In Witness Whereof, the parties hereto have executed this Common Stock Issuance Agreement as of the day and year first above written.

Company:

AmpliPhi Biosciences Corporation

By:	/s/ Michael Scott Salka

Name:	Michael Scott Salka

Title:	Chief Executive Officer

In Witness Whereof, the parties hereto have executed this Common Stock Issuance Agreement as of the day and year first above written.

Holder:

Pendinas Limited

By:	/s/ Gwynn R. Williams

Name:	Gwynn R. Wiliiams

Title:	Chairman

Delivery Instructions

Please issue the Shares in the following name and to the following address:

Name:

Address:

Facsimile Number:

Email Address:

Please reflect the issuance of the Shares in the following (check one):

Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

In Witness Whereof, the parties hereto have executed this Common Stock Issuance Agreement as of the day and year first above written.

Trustee limitation of liability

The parties acknowledge and agree that:

(a)	the Trustee enters into this document in the capacity as trustee of the Trust and in no other capacity;
(b)	except in the case of any liability of the Trustee under or in respect of this document resulting from the Trustee's fraud, negligence or wilful default, the recourse for any person to the Trustee in respect of any obligations and liabilities of the Trustee under or in respect of this document is limited to the extent to which the Trustee is entitled to be and is in fact indemnified from the Assets of the Trust. This limitation of the Trustee’s liability applies despite any other provisions of this document and extends to all liabilities and obligations of the Trustee in any way connected with any representation, warranty, past and future conduct, omission, agreement or transaction related to this document; and
(c)	if any party (other than the Trustee) does not recover the full amount of any money owing to it arising from non-performance by the Trustee of any of its obligations, or non-payment by the Trustee of any of its liabilities, under or in respect of this document by enforcing the rights referred to in clause 1.1(b) above that party may not (except in the case of fraud, negligence or wilful default by the Trustee) seek to recover the shortfall by:
(i)	bringing proceedings against the Trustee in its personal capacity;
(ii)	seeking to appoint a liquidator, an administrator, a receiver or any similar person to the Trustee (except in relation to the Assets of the Trust); or
(iii)	applying to have the Trustee wound up.

Holder:

One Funds Management Limited ATF Asia Pacific Healthcare Fund II

By:	/s/ Frank John Tearle

Name:	Frank John Tearle

Title:	Director

Delivery Instructions

Please issue the Shares in the following name and to the following address:

Name:

Address:

Facsimile Number:

Email Address:

Please reflect the issuance of the Shares in the following (check one):

Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

In Witness Whereof, the parties hereto have executed this Common Stock Issuance Agreement as of the day and year first above written.

Holder:

David S. Nagelberg 2003 Revocable Trust Dtd. 7/2/03

By:	/s/ David S. Nagelberg

Name:	David S. Nagelberg

Title:	Trustee

Delivery Instructions

Please issue the Shares in the following name and to the following address:

Name:

Address:

Facsimile Number:

Email Address:

Please reflect the issuance of the Shares in the following (check one):

Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

In Witness Whereof, the parties hereto have executed this Common Stock Issuance Agreement as of the day and year first above written.

Holder:

Delphi Derivatives

By:	/s/ Mark William

Name:	Mark William

Title:	Managing Director

Delivery Instructions

Please issue the Shares in the following name and to the following address:

Name:

Address:

Facsimile Number:

Email Address:

Please reflect the issuance of the Shares in the following (check one):

Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

In Witness Whereof, the parties hereto have executed this Common Stock Issuance Agreement as of the day and year first above written.

Holder:

Penelope Langran

Signed :	/s/ Penelope Langran

Delivery Instructions

Please issue the Shares in the following name and to the following address:

Name:

Address:

Facsimile Number:

Email Address:

Please reflect the issuance of the Shares in the following (check one):

Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

In Witness Whereof, the parties hereto have executed this Common Stock Issuance Agreement as of the day and year first above written.

Holder:

Isabelle Harper

Signed:	/s/ Isabelle Harper

Delivery Instructions

Please issue the Shares in the following name and to the following address:

Name:

Address:

Facsimile Number:

Email Address:

Please reflect the issuance of the Shares in the following (check one):

Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

Exhibit A

Name And Address	Shares
Pendinas Limited	584,556

One Funds Management Limited Atf Asia Pacific Healthcare Fund II	171,298

David S. Nagelberg 2003 Revocable Trust Dtd. 7/2/03	60,960

Delphi Derivatives	25,440

Penelope Langran	6,424

Isabelle Harper	4,787

Total:	853,465

Exhibit B

[Attached]

AUTOMATIC CONVERSION ELECTION

Election to Effectuate Automatic Conversion of All Shares of Series B Convertible Preferred Stock of AmpliPhi Biosciences Corporation

To: AmpliPhi Biosciences Corporation

The undersigned holders (each a “Holder” and collectively, the “Holders”) of Series B Convertible Preferred Stock (“Series B Preferred”) of AmpliPhi Biosciences Corporation, a Washington corporation (the “Company”), constituting at least two-thirds of the currently outstanding shares of Series B Preferred, hereby irrevocably elect to have all outstanding shares of Series B Preferred automatically converted into fully paid and non-assessable shares of Common Stock of the Company (“Common Stock”) in accordance with Section 4.4.4(b)(ii) of the Company’s Amended and Restated Articles of Incorporation, as amended from time to time and in effect as of the date hereof (the “Articles of Incorporation”), effective immediately (the “Automatic Conversion”). With respect to each undersigned Holder, the shares of Common Stock issuable to such Holder pursuant to the Automatic Conversion (the “Conversion Shares”) shall be issued in accordance with the instructions set forth on such Holder’s signature page hereto.

This Automatic Conversion Election will be effective upon the Company’s receipt of signature pages hereto signed by the Holders of at least two-thirds of the outstanding shares of Series B Preferred as of immediately prior to the effectiveness of this Automatic Conversion Election. Each Holder acknowledges that all outstanding shares of Series B Preferred shall be converted automatically and immediately pursuant to the Automatic Conversion upon the effectiveness of this Automatic Conversion Election, without any further action by the Holders or any other holders of Series B Preferred and whether or not the certificates representing (or formerly representing) shares of Series B Preferred are surrendered to the Company or its transfer agent. Each Holder also acknowledges that all shares of Series B Preferred converted pursuant to the Automatic Conversion will no longer be deemed to be outstanding and all rights with respect to such shares of Series B Preferred will immediately cease and terminate other than the right of such Holder to receive (i) the number of Conversion Shares set forth opposite such Holder’s name on Schedule 1 hereto and (ii) to the extent permitted by law, an accompanying cash payment in an amount equal to all dividends accrued and unpaid on such Holder’s shares of Series B Preferred converted pursuant to the Automatic Conversion.

Each Holder agrees to surrender the certificate or certificates representing the shares of Series B Preferred held by such Holder as of immediately prior to the Automatic Conversion, duly endorsed, to the office of the Company or its transfer agent (or, if such Holder notifies the Company that such certificate or certificates have been lost, stolen or destroyed, such Holder agrees to execute an agreement to indemnify the Company from any loss incurred by it in connection with any such certificate).

This Automatic Conversion Election may be executed in counterparts, all of which will be considered one and the same instrument. Executed signature pages to this Automatic Conversion Election delivered to the Company by facsimile, .PDF or other format constituting a reliable reproduction thereof will be as effective as the delivery of the corresponding original executed signature pages.

[Signature Pages Follow]

2

In Witness Whereof, the undersigned Holder has executed this Automatic Conversion Election as of the 8th day of April, 2016.

Pendinas Limited

By:	/s/ Gwynn R. Williams

Name:	Gwynn R. Wiliiams

Title:	Chairman

Delivery Instructions

Please issue the Conversion Shares in the following name and to the following address:

Name:

Address:

Facsimile Number:

Email Address:

Please reflect the issuance of the Conversion Shares in the following (check one):

Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

In Witness Whereof, the undersigned Holder has executed this Automatic Conversion Election as of the 8th day of April, 2016.

One Funds Management Limited ATF Asia Pacific Healthcare Fund II

By:	/s/ Frank John Tearle

Name:	Frank John Tearle

Title:	Director

Delivery Instructions

Please issue the Conversion Shares in the following name and to the following address:

Name:

Address:

Facsimile Number:

Email Address:

Please reflect the issuance of the Conversion Shares in the following (check one):

Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

In Witness Whereof, the undersigned Holder has executed this Automatic Conversion Election as of the 8th day of April, 2016.

David S. Nagelberg 2003 Revocable Trust Dtd. 7/2/03

By:	/s/ David S. Nagelberg

Name:	David S. Nagelberg

Title:	Trustee

Delivery Instructions

Please issue the Conversion Shares in the following name and to the following address:

Name:

Address:

Facsimile Number:

Email Address:

Please reflect the issuance of the Conversion Shares in the following (check one):

Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

In Witness Whereof, the undersigned Holder has executed this Automatic Conversion Election as of the 8th day of April, 2016.

Delphi Derivatives

By:	/s/ Mark William

Name:	Mark William

Title:	Managing Director

Delivery Instructions

Please issue the Conversion Shares in the following name and to the following address:

Name:

Address:

Facsimile Number:

Email Address:

Please reflect the issuance of the Conversion Shares in the following (check one):

Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

In Witness Whereof, the undersigned Holder has executed this Automatic Conversion Election as of the 8th day of April, 2016.

Penelope Langran

Signed:	/s/ Penelope Langran

Delivery Instructions

Please issue the Conversion Shares in the following name and to the following address:

Name:

Address:

Facsimile Number:

Email Address:

Please reflect the issuance of the Conversion Shares in the following (check one):

Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

In Witness Whereof, the undersigned Holder has executed this Automatic Conversion Election as of the 8th day of April, 2016.

Isabelle Harper

Signed:	/s/ Isabelle Harper

Delivery Instructions

Please issue the Conversion Shares in the following name and to the following address:

Name:

Address:

Facsimile Number:

Email Address:

Please reflect the issuance of the Conversion Shares in the following (check one):

Common Stock Certificate	☐

Electronic Book Entry Credit	☐

Authorization:
By:
Title:

Dated:

DTC Participant Number and Name (if electronic book entry transfer):

Account Number (if electronic book entry transfer):

SCHEDULE 1

TO

AUTOMATIC CONVERSION ELECTION

Name of Holder	Number of shares of Series B Preferred Held	Number of Conversion Shares
Pendinas Limited	3,551,529	710,305

One Funds Management Limited ATF Asia Pacific Healthcare Fund II	1,040,753	208,150

David S. Nagelberg 2003 Revocable Trust Dtd. 7/2/03	370,321	74,064

Delphi Derivatives	154,564	30,912

Penelope Langran	39,026	7,805

Isabelle Harper	29,086	5,817

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2016

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive

San Diego, California 92130

(Address of principal executive offices)

804-827-2524

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On April 13, 2016, we provided written notice to Intrexon Corporation (“Intrexon”) of our election to voluntarily terminate that certain Exclusive Channel Collaboration Agreement, dated as of March 29, 2013, by and between us and Intrexon (the “ECC Agreement”). The effective date of termination (the “Termination Date”) will be 90 days following delivery of the termination notice. We will not incur any early termination penalties as a result of the termination of the ECC Agreement.

The ECC Agreement is directed towards the research, development and commercialization of new bacteriophage-based therapies for the treatment of bacterial infections caused by P. aeruginosa and C. difficile. A summary of the material terms of the ECC Agreement is contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2016, under Item 1. Business—Exclusive Channel Collaboration with Intrexon, and is incorporated herein by reference.

We elected to terminate the ECC Agreement based on our belief that meaningful progress has not been made under the collaboration program and our desire to avoid incurring further expenses or financial obligations under the ECC Agreement.

Intrexon, together with its affiliates, is one of our principal stockholders. In connection with our entry into the ECC Agreement, on March 29, 2013 we entered into a Stock Issuance Agreement (the “Stock Issuance Agreement”) with Intrexon, pursuant to which we issued Intrexon 480,000 shares of our common stock as an upfront technology access fee. The Stock Issuance Agreement provides Intrexon with certain piggyback registration rights in the event we file a registration statement with respect to an underwritten offering by us. On March 10, 2015, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Intrexon and the other investors in our March 2015 private placement financing, under which we granted to Intrexon certain piggyback registration rights in the event we file a registration statement relating to the offering of our securities for our account or the account of others in certain circumstances, subject to customary exceptions.

The foregoing descriptions of the ECC Agreement, the Stock Issuance Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to such agreements, copies of which are filed, respectively, as Exhibit 10.2 to our Registration Statement on Form 10 (File No. 000-2390) (the “Form 10 Registration Statement”), filed with the SEC on December 16, 2013, Exhibit 10.3 to the Form 10 Registration Statement and Exhibit 10.3 to our Current Report on Form 8-K, filed with the SEC on March 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2016	AmpliPhi Biosciences Corporation

	By:	/s/ M. Scott Salka
	Name:	M. Scott Salka
	Title:	Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2016

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive

San Diego, California 92130

(Address of principal executive offices)

804-827-2524

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On April 15, 2016, Julian Kirk resigned as a member of our board of directors (the “Board”), effective immediately. Mr. Kirk did not hold a position on any committee of our Board. By letter dated April 15, 2016 (“Resignation Letter”), Mr. Kirk informed us that he resigned because Third Security, LLC (“Third Security”), one of our principal shareholders and of which entity Mr. Kirk is a managing director, has lost faith in our management and the direction of our company. The Resignation Letter cites the recent automatic conversion of all of our then-outstanding shares of Series B Convertible Preferred Stock (“Series B Shares”) into shares of Common Stock (“Common Shares”) in accordance with Section 4.4.4(b) of our Amended and Restated Articles of Incorporation (the “Restated Articles”) on April 8, 2016, which he asserts was conducted in bad faith. We disagree with this assertion. A copy of the Resignation Letter is attached to this report as Exhibit 99.1.

On April 8, 2016, certain holders (the “Holders”) of over two-thirds of our then-outstanding Series B Shares elected to automatically convert all outstanding Series B Shares into Common Shares in accordance with Section 4.4.4(b)(ii) of the Restated Articles. Also on April 8, 2016, we issued the Holders an aggregate of 853,465 Common Shares (the “Shares”) pursuant to a Common Stock Issuance Agreement (the “Common Stock Issuance Agreement”) and agreed to amend certain Common Stock warrants issued to the Holders to reduce the exercise price of such warrants from $7.00 per share to $4.05 per share and extend the expiration date thereof from June 26, 2018 to March 31, 2021 (the “Warrant Amendments”). As consideration for the Shares and the Warrant Amendments, the Holders waived their right to receive approximately $2.2 million in aggregate cash payments to which they were entitled upon the conversion in respect of accrued dividends on their former Series B Shares. The Holders also waived their registration rights with respect to certain future registration statements that may be filed, and certain future public offerings that may be conducted, by us.

On April 14, 2016, NRM VII Holdings I, LLC (“NRM”), an affiliate of Third Security, filed a complaint against us and the members of our Board (other than Mr. Kirk), as described below.

The foregoing descriptions of the Restated Articles, the Common Stock Issuance Agreement and the Resignation Letter are not complete and are qualified in their entirety by reference to such documents, copies of which are filed, respectively, as Exhibit 3.1 to our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) on November 16, 2015, Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on April 8, 2016, and Exhibit 99.1 to this report.

In accordance with Item 5.02(a)(3) of Form 8-K, on April 19, 2016 we provided Mr. Kirk with a copy of the disclosures we are making pursuant to this Item 5.02(a), and provided Mr. Kirk with the opportunity to furnish to us a letter addressed to us stating whether Mr. Kirk agrees with the statements made by us pursuant to this Item 5.02(a) and, if not, stating the respects in which Mr. Kirk does not agree. On April 19, 2016, Mr. Kirk provided us with a letter in response, a copy of which is attached hereto as Exhibit 99.2 to this report.

Item 8.01 Other Events.

On April 14, 2016, NRM filed a complaint against us and the members of our Board (other than Mr. Kirk) in the Superior Court of California, County of San Diego.  The complaint alleges that we breached the implied covenant of good faith by entering into a scheme to force NRM to convert its Series B Shares into Common Shares.  The complaint further alleges that the members of the Board who were named as defendants breached their fiduciary duty of good faith owed to NRM, as one of our shareholders, by participating in this transaction. The complaint seeks unspecified monetary damages and other relief. We plan to vigorously defend against the claims advanced.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Resignation Letter, dated April 15, 2016
99.2	Letter from Julian Kirk to AmpliPhi Biosciences Corporation, dated April 19, 2016

Forward Looking Statements

Statements contained in this report that are not statements of historical fact are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements concerning the complaint filed by NRM. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words.  These forward-looking statements are based upon our current expectations and involve a number of risks and uncertainties, including the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2016	AmpliPhi Biosciences Corporation

	By:	/s/ M. Scott Salka
	Name:	M. Scott Salka
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Resignation Letter, dated April 15, 2016
99.2	Letter from Julian Kirk to AmpliPhi Biosciences Corporation, dated April 19, 2016

Exhibit 99.1

Julian Kirk

c/o Third Security, LLC

The Governor Tyler

1881 Grove Ave

Radford, Virginia 24141

April 15, 2016

Via Electronic-Mail Delivery & Federal Express Delivery

Jeremy Curnock Cook

Chairman of the Board

AmpliPhi Bioscience Corporation

3579 Valley Centre Drive, Suite 100

San Diego, CA 92130

Re:	Board Resignation

Dear Jeremy:

I write to inform you that effective immediately, I am resigning from the Board of Directors of AmpliPhi Biosciences Corporation (“AmpliPhi” or the “Company”).

I am resigning because Third Security, LLC (“Third Security”) has lost faith in the management and direction of the Company. The recent, alleged dispute over the interpretation of clause (i) of Section 4.4.4(b) of Article 4 of the Company’s Amended and Restated Articles of Incorporation, which provides for automatic conversion of Series B Preferred after an underwritten initial public offering meeting the conditions set forth therein, was a ruse to conceal from Third Security that the Company had concocted a transaction to deprive Third Security of its rights as a Series B Preferred Shareholder. Through that transaction, the Company essentially bribed certain individuals to acquire shares of Series B Preferred and then immediately convert those shares into Common Stock in exchange for 30% more shares of Common Stock, which the Company itself refers to as “inducement common shares,” than those individuals would be entitled to receive for converting under Article 4 of the Company’s Amended and Restated Articles of Incorporation. As a result of this bad faith conduct toward one of the Company’s largest investors, Third Security no longer trusts the Company’s management or Board and has no faith in their ability to create value for the Company’s shareholders.

After my resignation, and once Third Security has determined that neither Third Security nor I have possession of any material, non-public information regarding AmpliPhi, Third Security intends to liquidate its investment in the Company. Third Security intends to file an amended Schedule 13D, reflecting this decision.

Sincerely,
/s/ Julian Kirk
Julian Kirk

cc: M. Scott Salka

Exhibit 99.2

Julian Kirk

c/o Third Security, LLC

The Governor Tyler

1881 Grove Ave

Radford, Virginia 24141

April 19, 2016

Via Electronic-Mail Delivery & Federal Express Delivery

Matt Dansey

AmpliPhi Bioscience Corporation

3579 Valley Centre Drive, Suite 100

San Diego, CA 92130

Re:	Draft Form 8-K on Board Resignation

Dear Matt:

I write to inform you I object to the draft Form 8-K regarding my resignation from the Board of Directors of AmpliPhi Biosciences Corporation (“AmpliPhi” or the “Company”). The draft 8-K fails to disclose that my resignation letter also explains that Third Security not only no longer trusts the Company’s management and Board, but it has also lost faith in their ability to create value for the Company’s shareholders. Moreover, the draft 8-K fails to disclose that once Third Security has determined that neither Third Security nor I have possession of any material, non-public information regarding AmpliPhi, Third Security intends to liquidate its investment in the Company. The omission of these facts in the Form 8-K cause it to be materially misleading.

Sincerely,
/s/ Julian Kirk
Julian Kirk